FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228375-05

BANK 2020-BNK30

Free Writing Prospectus

Structural and Collateral Term Sheet

$814,473,443

 (Approximate Total Mortgage Pool Balance)

$683,801,000

 (Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Wells Fargo Bank, National Association

 Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association

 National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

 Series 2020-BNK30

December 8, 2020

BofA SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-228375) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS Morningstar/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAA(sf)/AAAsf/AAA(sf)	$33,289,000	30.000%	(7)	2.61	1-59	17.1%	35.2%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$4,146,000	30.000%	(7)	4.90	59-59	17.1%	35.2%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$34,929,000	30.000%	(7)	7.07	59-109	17.1%	35.2%
Class A-3(8)	AAA(sf)/AAAsf/AAA(sf)	(8)(9)	30.000%	(7)	(9)	(9)	17.1%	35.2%
Class A-4(8)	AAA(sf)/AAAsf/AAA(sf)	(8)(9)	30.000%	(7)	(9)	(9)	17.1%	35.2%
Class X-A	AAA(sf)/AAAsf/AAA(sf)	$541,624,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	AA(low)(sf)/A-sf/NR	$142,177,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAA(sf)/AAAsf/Aa2	$55,130,000(8)	22.875%	(7)	9.98	120-120	15.5%	38.8%
Class B	AA(high)(sf)/AA-sf/NR	$56,097,000	15.625%	(7)	9.98	120-120	14.2%	42.4%
Class C	A(high)(sf)/A-sf/NR	$30,950,000	11.625%	(7)	9.98	120-120	13.5%	44.4%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS Morningstar/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB(high)(sf)/BBB-sf/NR	$36,753,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BBB(low)(sf)/BB-sf/NR	$16,442,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	BB(sf)/B-sf/NR	$7,738,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$29,015,771(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	A(low)(sf)/BBBsf/NR	$21,278,000	8.875%	(7)	9.98	120-120	13.1%	45.8%
Class E	BBB(sf)/BBB-sf/NR	$15,475,000	6.875%	(7)	9.98	120-120	12.9%	46.8%
Class F	BB(high)(sf)/BB-sf/NR	$16,442,000	4.750%	(7)	9.98	120-120	12.6%	47.9%
Class G	BB(low)(sf)/B-sf/NR	$7,738,000	3.750%	(7)	9.98	120-120	12.4%	48.4%
Class H	NR/NR/NR	$29,015,771	0.000%	(7)	9.98	120-120	12.0%	50.3%

Privately Offered Loan-Specific Certificates(12)

Class	Expected Ratings (Fitch)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(14)	Certificate Principal to Value Ratio(15)
Class MCD-D	A-sf	$9,975,000	35.629%	(13)	9.90	119-119	75.2%	6.5%
Class MCD-X	BBB-sf	$33,725,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class MCD-E	BBB-sf	$23,750,000	26.677%	(13)	9.90	119-119	22.3%	22.0%
Class MCD-F	BB-sf	$36,765,000	12.819%	(13)	9.90	119-119	10.6%	46.1%
Class MCD-G	B-sf	$34,010,000	0.000%	(13)	9.90	119-119	7.2%	68.3%

Non-Offered Eligible Vertical Interest(12)

Class or Interest	Expected Ratings (DBRS Morningstar/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass- Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$40,723,672.19	N/A	(16)	9.36	1-120	N/A	N/A
McRR Interest	NR/NR/NR	$5,500,000.00	N/A	(16)	9.90	119-119	N/A	N/A

(1)	Ratings shown are those of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class MCD-X certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H or Class MCD-X certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the pooled certificates (other than the Class V and Class R Certificates and the RR Interest), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). The McRR Interest provides credit support only to the limited extent that it is allocated 5.0% of any losses incurred on the McDonald’s Global HQ subordinate companion loan. The approximate initial credit support percentages shown in the table above for the pooled principal balance certificates do not include the subordination provided by the McDonald’s Global HQ subordinate companion loan (the “Trust Subordinate Companion Loan”) to the McDonald’s Global HQ mortgage loan. The Privately Offered Loan-Specific Certificates will not provide credit support to any class of pooled certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the loan-specific certificates each represent an interest) to the McDonald’s Global HQ mortgage loan included in the mortgage pool. See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of pooled principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate or principal balance of all the pooled principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-3, Class A-4 or Class A-S certificates, the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of pooled principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate or principal balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-3, Class A-4 or Class A-S certificates, the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate or principal balance of all the pooled principal balance certificates (other than the RR Interest).

(6)	Certificate Principal to Value Ratio for any class of pooled principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-3, Class A-4 or Class A-S certificates, the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate or principal balance of all the pooled principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (which, together with the other classes of Exchangeable Certificates with a certificate balance and the RR Interest, are referred to as the “pooled principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4 and Class A-S certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class MCD-D, Class MCD-E, Class MCD-F and Class MCD-G certificates, together with the RR Interest, the McRR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.”

(9)	The exact initial principal balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial principal balance of the Class A-3 and Class A-4 trust components is expected to be approximately $469,260,000, subject to a variance of plus or minus 5%. In the event that the Class A-4 trust component is issued with an initial certificate balance of $469,260,000, the Class A-3 trust component will not be issued and the Class A-4 trust component will be renamed Class A-3. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$0 - $300,000,000	N/A-9.60	N/A / 109-119
Class A-4	$169,260,000 - $469,260,000	9.73-9.97	109-120 / 119-120

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class MCD-X certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate certificate or principal balance of the Class A-S trust component and the Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-“ has the same alphabetical designation as the subject class of Class X certificates. The notional amount of the Class MCD-X certificates will be equal to the aggregate certificate balance of the Class MCD-D and Class MCD-E certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class, Class A-2 and A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1 and Class A-S-X2 trust components and Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. The pass-through rate for the Class MCD-X certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the net mortgage interest rate on the Trust Subordinate Companion Loan for the related distribution date, over (b) the weighted average of the pass-through rates on the Class MCD-D and Class MCD-E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculations above, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(13)	The pass-through rate for each of the Class MCD-D, Class MCD-E, Class MCD-F and Class MCD-G certificates (which, together with the McRR Interest, are referred to as the “loan-specific principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date, or (iv) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date minus a specified percentage.

(14)	Certificate Principal UW NOI Debt Yield for any class of loan-specific principal balance certificates shown in the table above (other than the McRR Interest) is calculated as the product of (a) the UW NOI Debt Yield for the McDonald’s Global HQ Whole Loan (calculated based on the Cut-off Date Balance of the McDonald’s Global HQ Whole Loan, including the Trust Subordinate Companion Loan), multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the loan-specific principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of loan-specific principal balance certificates and all other classes of loan-specific principal balance certificates (other than the McRR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the McRR Interest, multiplied by the applicable McRR Interest Computation Percentage. With respect to any class of loan-specific principal balance certificates, the “McRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate balance of the subject class of loan-specific principal balance certificates and all other classes of loan-specific principal balance certificates (other than the McRR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate balance of all the loan-specific principal balance certificates (other than the McRR Interest).

(15)	Certificate Principal to Value Ratio for any class of loan-specific principal balance certificates shown in the table above (other than the McRR Interest) is calculated as the product of (a) the Cut-off Date LTV Ratio of the McDonald’s Global HQ Whole Loan (calculated based on the Cut-off Date Balance of the McDonald’s Global HQ Whole Loan, including the Trust Subordinate Companion Loan), multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of loan-specific principal balance certificates and all other classes of loan-specific principal balance certificates (other than the McRR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the McRR Interest, multiplied by the applicable McRR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate balance of all the loan-specific principal balance certificates.

(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest or McRR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans or the net mortgage rate on the Trust Subordinate Companion Loan, respectively, for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Issue Characteristics

Offered Certificates:	$683,801,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 14 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B and Class C) and 8 interest-only classes (Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S-X1 and Class A-S-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and National Cooperative Bank, N.A.
Rating Agencies:	DBRS Morningstar, Fitch and Moody’s
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Greystone Servicing Company LLC and National Cooperative Bank, N.A.
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund V, L.P. or its affiliate
Risk Retention Consultation Parties:	Bank of America, National Association will be the “pooled risk retention consultation party” and the “loan-specific risk retention consultation party”
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors or any other party to this transaction intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates in a manner prescribed by Article 6 of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under such regulation.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2020 (or, in the case of any mortgage loan that has its first due date after December 2020, the date that would have been its due date in December 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of December 7, 2020
Expected Closing Date:	December 22, 2020
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in January 2021.
Rated Final Distribution Date:	The distribution date in December 2053
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2020-BNK30<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Pooled Non-Retained Certificates:

The aggregate amount available for distributions to the holders of the pooled certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3, Class A-4 and Class A-S Exchangeable Certificates, referred to herein as the “Pooled Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Pooled Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, Class A-2 certificates, the Class A-3 trust component, the Class A-4 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of pooled principal balance certificates and trust components other than the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB certificates and the Class A-3 and Class A-4 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to each class of the Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Seventh, to the Class R certificates, any remaining amounts.

Principal and interest payable on the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Pooled Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Pooled Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Pooled Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

No class of pooled certificates will be entitled to distributions from amounts paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advances on and allocated to the Trust Subordinate Companion Loan in accordance with the intercreditor agreement relating to the McDonald’s Global HQ whole loan.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-S	$55,130,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation) or the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2

The maximum certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-3 trust component, the maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4 trust component, and the maximum certificate balance or notional amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-S trust component. The maximum certificate balances of Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-3 Trust Component, Class A-4 Trust Component or Class A-S Trust Component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3 Certificates, Class A-4 Certificates or Class A-S Certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (a) with respect to Greystone Servicing Company LLC, the greater of (i)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

0.25000% per annum and (ii) the per annum rate that would result in a special servicing fee for the related month of $3,500 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% per annum and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the Pooled Non-Retained Certificates, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class C, Class D and Class E certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date;

(b) to the holders of the Class A-3-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment;

(c) to the holders of the Class A-3-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment;

(d) to the holders of the Class A-4-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment;

(e) to the holders of the Class A-4-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment;

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment;

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment;

(h) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above;

(i) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B and Class C certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates and the Class B and Class C certificates as described above; and

(j) to the holders of the Class X-D certificates, any remaining portion of the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1); and

(2) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium. All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of pooled principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the pooled principal balance certificates after giving effect to distributions of principal on that distribution date. The Pooled Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates and the Class A-S trust component, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-3, Class A-4 or Class A-S trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The certificate balances of the Class MCD-D, Class MCD-E, Class MCD-F and Class MCD-G certificates and the McRR Interest will each be reduced without distribution on any distribution date as a write off to the extent of any loss realized on the Trust Subordinate Companion Loan allocated to such class of certificates on such distribution date. On each distribution date, the non-retained percentage of any such loss realized on the Trust Subordinate Companion Loan will be applied to the loan-specific certificates (other than the McRR Interest) in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class MCD-G certificates; then, to the Class MCD-F certificates; then, to the Class MCD-E certificates; and, finally, to the Class MCD-D certificates. The remaining portion of such loss realized will be applied to the McRR Interest until the related McRR Interest balance has been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: 605 Third Avenue, McClellan Park, McDonald’s Global HQ, ExchangeRight Net Leased Portfolio #41 and Fresh Pond Cambridge. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan (other than the Trust Subordinate Companion Loan) is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Miami Design District whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related Note A-1; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. With respect to the servicing shift whole loan, after the securitization of the related Note A-1, such servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Coleman Highline, Grace Building, 250 West 57th Street, The Arboretum, 1890 Ranch and 711 Fifth Avenue. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, (ii) with respect to each other mortgage loan (other than the McDonald’s Global HQ Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% (by

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder, and (iii) with respect to the McDonald’s Global HQ whole loan, the MCD Directing Holder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“MCD Directing Holder” means (x) for so long as no MCD Control Appraisal Period exists, the MCD Controlling Class Representative and (y) for so long as an MCD Control Appraisal Period exists, the Directing Certificateholder with respect to the Mortgage Loans.

The “MCD Controlling Class Representative” will be the MCD Controlling Class Certificateholder (or its representative) selected by more than 50% of the MCD Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until an MCD Controlling Class Representative is so selected, or (3) upon receipt of a notice from a majority of the MCD Controlling Class Certificateholders, by Certificate Balance, that an MCD Controlling Class Representative is no longer designated, then the MCD Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the MCD Controlling Class (with evidence of ownership), or its representative, will be the MCD Controlling Class Representative; provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the MCD Controlling Class, then there will be no MCD Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the MCD Controlling Class Representative has not changed until such parties receive written notice of a replacement of the MCD Controlling Class Representative from a party holding the requisite interest in the MCD Controlling Class, or the resignation of the then-current MCD Controlling Class Representative.

After the occurrence and during the continuance of an MCD Control Appraisal Period, there will be no MCD Controlling Class Representative.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note (or, with respect to the Miami Design District mortgage loan, promissory note A-1), the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note (or, with respect to the Miami Design District mortgage loan, promissory note A-1), there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H certificates.

The “MCD Controlling Class” will be, as of any time of determination, the most subordinate class of MCD Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial certificate balance of that class. The MCD Controlling Class as of the Closing Date will be the Class MCD-G certificates.

The “MCD Control Eligible Certificates” will be any of the Class MCD-D, Class MCD-E, Class MCD-F or Class MCD-G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur, with respect to any Mortgage Loan and the McDonald’s Global HQ Whole Loan, when (i) the Class G certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

continuing in the event that the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that a Control Termination Event as described above may only occur with respect to the McDonald’s Global HQ Whole Loan if an MCD Control Appraisal Period exists.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur, with respect to any Mortgage Loan and the McDonald’s Global HQ Whole Loan, when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor majority holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that a Consultation Termination Event as described above may only occur with respect to the McDonald’s Global HQ Whole Loan if an MCD Control Appraisal Period exists.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to a Risk Retention Consultation Party or the holder of the majority of the RR Interest or McRR Interest, as applicable, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the majority of the RR Interest or McRR Interest, as applicable, is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan (other than the McDonald’s Global HQ whole loan), for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan or Trust Subordinate Companion Loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan or Trust Subordinate Companion Loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan or Trust Subordinate Companion Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Pooled Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates and the Class A-S trust component, in that order, and then pro rata to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to each of the Class A-3, Class A-4 or Class A-S trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

As a result of calculating an Appraisal Reduction Amount that is allocated to the Trust Subordinate Companion Loan, the amount of any required debt service advances with respect to the Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the loan-specific certificates then-outstanding in reverse sequential order of payment priority.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation. Additionally, a Government-Sponsored Relief Modification will not constitute an appraisal reduction event.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

requires full repayment of deferred payments, reserves and escrows by the date that is 24 months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity.

A “Government-Sponsored Relief Modification” for any mortgage loan or serviced whole loan means any modification, waiver or amendment of the related mortgage loan or serviced whole loan that is necessary to facilitate a borrower’s ability to take advantage of any government-sponsored COVID-specific relief or stimulus program applicable to the mortgage loan or serviced whole loan, related mortgaged property or related borrower; provided that (A) any such action would not constitute a “significant modification” of such mortgage loan or companion loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the servicing standard), (B) agreeing to such action would be consistent with the servicing standard, and (C) agreeing to such action would not violate the terms, provisions or limitations of the Pooling and Servicing Agreement or any intercreditor agreement. For the avoidance of doubt, a Government-Sponsored Relief Modification may only be entered into by the applicable special servicer on behalf of the issuing entity.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates or, with respect to the Trust Subordinate Companion Loan, the MCD Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class or MCD Controlling Class, as applicable, until such time, if any, as such class is reinstated as the Controlling Class or MCD Controlling Class, as applicable, and the rights of the Controlling Class or MCD Controlling Class, as applicable, will be exercised by the next most senior class of Control Eligible Certificates or MCD Control Eligible Certificates, as applicable, that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the related pooling and servicing agreement and applicable intercreditor agreement) and the applicable special servicer (for any serviced mortgage loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any serviced mortgage loan) receipt of information from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”),

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

the Directing Certificateholder, a Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2020-BNK30 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

A pooled risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace such risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest, such risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

A loan-specific risk retention consultation party may be appointed by the holder or holders of more than 50% of the McRR Interest, by certificate balance. The majority McRR Interest holder will have a continuing right to appoint, remove or replace such risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the McRR Interest, such risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of Special Servicers:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, either special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of pooled principal balance certificates evidencing not less than 25% of the pooled voting rights of all classes of pooled certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of pooled principal balance certificates evidencing at least a majority of the aggregate pooled voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

balances) of all pooled principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the McDonald’s Global HQ whole loan prior to an MCD Control Appraisal Period) or the asset representations reviewer, the holders of pooled certificates evidencing at least 50% of the aggregate pooled voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the pooled certificates) of all classes of pooled certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans (other than the McDonald’s Global HQ whole loan) as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the BANK 2020-BNK30 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

“MCD Control Appraisal Period” means a “Control Appraisal Period”, as defined in the McDonald’s Global HQ Intercreditor Agreement.

Servicing Standard:	Each master servicer and each special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. For avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or, if a non-recoverability determination was made, delinquent interest that would not have been advanced as a result of Appraisal Reduction Amounts in the absence of such non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of Special Servicers”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the pooled voting rights of all pooled certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the pooled voting rights of all pooled certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of pooled certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the pooled voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the pooled voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate pooled voting rights represented by all certificates that have pooled voting rights.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Structural Overview

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan or Trust Subordinate Companion Loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan or Trust Subordinate Companion Loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	12	13	$283,340,737	34.8%
Morgan Stanley Mortgage Capital Holdings LLC	7	28	$251,610,000	30.9%
Bank of America, National Association	7	7	$236,627,265	29.1%
National Cooperative Bank, N.A.(2)	14	14	$42,895,442	5.3%
Total:	40	62	$814,473,443	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$814,473,443
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$20,361,836
Number of Mortgaged Properties:	62
Average Cut-off Date Balance per Mortgaged Property:	$13,136,668
Weighted Average Mortgage Rate:	3.1292%
% of Pool Secured by 5 Largest Mortgage Loans:	44.2%
% of Pool Secured by 10 Largest Mortgage Loans:	70.6%
% of Pool Secured by ARD Loans(3):	7.5%
Weighted Average Original Term to Maturity (months)(3):	120
Weighted Average Remaining Term to Maturity (months)(3):	118
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	16.3%
% of Pool Secured by Refinance Loans:	58.9%
% of Pool Secured by Acquisition Loans:	34.4%
% of Pool Secured by Recapitalization Loans:	6.8%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	74.4%
% of Pool with Subordinate Mortgage Debt(4):	35.0%
% of Pool with Mezzanine Debt:	9.8%

Credit Statistics(5)(6)
Weighted Average UW NOI DSCR:	3.39x
Weighted Average UW NOI Debt Yield(7):	12.0%
Weighted Average UW NCF DSCR:	3.23x
Weighted Average UW NCF Debt Yield(7):	11.4%
Weighted Average Cut-off Date LTV Ratio(7)(8):	50.3%
Weighted Average Maturity Date LTV Ratio(3)(7)(8):	45.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months)(9):	337
Weighted Average Remaining Amortization Term (months)(9):	336
% of Pool Interest Only through Maturity:	59.6%
% of Pool Amortizing Balloon:	25.2%
% of Pool Interest Only followed by Amortizing Balloon:	7.8%
% of Pool Interest Only ARD:	7.5%

Lockboxes
% of Pool with Hard Lockboxes:	77.4%
% of Pool with Springing Lockboxes:	13.0%
% of Pool with No Lockboxes:	5.3%
% of Pool with Soft Lockboxes:	4.3%

Reserves
% of Pool Requiring Tax Reserves:	47.6%
% of Pool Requiring TI/LC Reserves(10):	64.2%
% of Pool Requiring Replacement Reserves:	38.8%
% of Pool Requiring Insurance Reserves:	10.4%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	57.8%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	17.3%
% of Pool with no lockout period. Yield maintenance followed by defeasance or yield maintenance until open period:	9.2%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.4%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	5.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	3.1%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2020.

(2)	Ten (10) of the fourteen (14) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	Thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(7)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio or Maturity Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(8)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable. With respect to Mortgage Loan No.

4, McDonald’s Global HQ, the Original Amortization Term and Remaining Amortization Term of 270 months and 269 months, respectively, is for the McDonald’s Global HQ Whole Loan. The McDonald’s Global HQ Senior Loan fully amortizes in 186 periods. See amortization schedule for the McDonald’s Global HQ Mortgage Loan set forth in Annex A-4 in the Preliminary Prospectus.

(10)	Excludes hospitality, multifamily and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Collateral Overview

COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID Considerations” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Collateral Overview

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	Debt Service Current as of November Payment (Y/N)	Debt Service Current as of December Payment (Y/N)	Forbearance, Loan Modification or other Debt Service Relief Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full October Rent Payment (% NRA/Units)(1)	Tenants Making Full October Rent Payment (% of UW rent)(1)	Tenants Making Full November Rent Payment (% NRA/ Units)(1)	Tenants Making Full November Rent Payment (% of UW rent)(1)
1	MSMCH	11/24/2020	11/20/2020	605 Third Avenue	Office	N/A(3)	N/A(3)	N	Y(5)	96.4%	97.0%	96.4%	97.0%
2	WFB	11/20/2020	11/13/2020	McClellan Park	Industrial	N/A(3)	N/A(3)	N	Y(6)	99.0%	99.0%	97.0%	97.0%
3	BANA	11/6/2020	2/28/2020	Miami Design District	Retail	Y	Y	Y(7)	Y(8)	77.1%	77.2%	78.9%	78.6%
4	BANA	12/1/2020	10/29/2020	McDonald’s Global HQ	Office	N/A(2)	Y	N	Y(9)	100.0%	100.0%	100.0%	100.0%
5	WFB	11/4/2020	10/30/2020	Coleman Highline	Office	N/A(2)	Y	N	N	100.0%	100.0%	100.0%	100.0%
6	BANA	12/2/2020	11/17/2020	Grace Building	Office	N/A(3)	N/A(3)	N	Y(10)	98.0%	97.1%	98.0%	97.1%
7	MSMCH	11/30/2020	11/12/2020	250 West 57th Street	Office	N/A(3)	N/A(3)	N	Y(11)	90.4%	91.8%	91.5%	92.9%
8	MSMCH	11/24/2020	11/24/2020	ExchangeRight Net Leased Portfolio #41	Various	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
9	MSMCH	11/19/2020	10/27/2020	Fresh Pond Cambridge	Retail	N/A(2)	Y	N	Y(12)	97.0%	96.4%	99.5%	99.5%
10	WFB	11/30/2020	11/3/2020	York Marketplace	Retail	N/A(2)	(4)	N	Y(13)	100.0%	100.0%	99.6%	98.8%
11	WFB	11/10/2020	10/1/2020	The Arboretum	Retail	Y	(4)	N	Y(14)	93.9%	95.7%	92.8%	91.9%
12	WFB	11/13/2020	2/19/2020	Hilton Garden Inn Salt Lake City Airport	Hospitality	Y	(4)	Y(15)	N	(16)	(16)	(16)	(16)
13	MSMCH	11/24/2020	11/20/2020	Walgreens Portfolio	Retail	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
14	MSMCH	11/30/2020	3/6/2020	1890 Ranch	Retail	Y	Y	Y(17)	Y(18)	88.2%	89.9%	91.9%	88.7%
15	WFB	12/1/2020	11/20/2020	Town Center Jeffersonville	Retail	N/A(3)	N/A(3)	N	Y(19)	75.8%	91.0%	100.0%	100.0%
16	WFB	11/25/2020	12/2/2020	80 Grand - CA	Office	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
17	BANA	12/1/2020	3/6/2020	711 Fifth Avenue	Mixed Use	Y	Y	N	Y(20)	100.0%	100.0%	100.0%	100.0%
18	WFB	12/1/2020	11/23/2020	ClimaStor 5	Self Storage	N/A(3)	N/A(3)	N	N	N/A	97.4%	N/A	97.2%
19	BANA	11/3/2020	12/16/2019	Comfort Suites – Moab, UT	Hospitality	Y	Y	Y(21)	N	(22)	(22)	(22)	(22)
20	WFB	11/16/2020	11/17/2020	Oakwood Village	Retail	N/A(3)	N/A(3)	N	Y(23)	100.0%	100.0%	100.0%	100.0%
21	NCB	11/30/2020	10/30/2020	Bay Terrace Cooperative Section XII, Inc.	Multifamily	N/A(2)	(2)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
22	NCB	11/12/2020	11/18/2020	Barocrest Apartments Owners Corp.	Multifamily	N/A(3)	N/A(3)	N	N	95.4%	N/A(28)	N/A(27)	N/A(28)
23	WFB	11/6/2020	11/10/2020	CVS Montgomery & Douglas Portfolio	Retail	N/A(2)	(4)	N	N	100.0%	100.0%	100.0%	100.0%
24	WFB	11/17/2020	11/17/2020	Kroger Distribution Center	Industrial	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
25	BANA	11/10/2020	11/16/2020	Cardiff Reef	Mixed Use	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
26	MSMCH	11/19/2020	11/19/2020	541 Bronx River Road	Multifamily	N/A(3)	N/A(3)	N	N	90.6%	90.6%	N/A	N/A
27	NCB	12/4/2020	10/30/2020	645 Owners Corp.	Multifamily	N/A(2)	(2)	N	N	92.3%(27)	N/A(28)	92.3(27)	N/A(28)
28	NCB	12/2/2020	11/19/2020	Glen Manor Apartments Corp.	Multifamily	N/A(3)	N/A(3)	N	N	98.5%(27)	N/A(28)	98.5%(27)	N/A(28)
29	WFB	11/23/2020	10/30/2020	Extra Space Storage-San Jacinto	Self Storage	N/A(2)	(4)	N	Y(24)	(25)	(25)	(25)	(25)
30	NCB	12/1/2020	10/30/2020	277 Bronx River Road Owners, Inc.	Multifamily	N/A(2)	Y	N	N	92.9%(27)	N/A(28)	91.8%(27)	N/A(28)
31	NCB	12/4/2020	10/29/2020	P.M.A. Corporation	Multifamily	N/A(2)	(2)	N	N	98.7%(27)	N/A(28)	97.4%(27)	N/A(28)
32	NCB	11/2/2020	11/20/2020	14 Soundview Owners Corp.	Multifamily	N/A(3)	N/A(3)	N	N	100.0%(27)	N/A(28)	N/A(27)	N/A(28)
33	BANA	10/30/2020	11/12/2020	Roseville North Highlands Self Storage	Self Storage	N/A(3)	N/A(3)	N	N	91.7%	91.7%	(26)	(26)
34	NCB	11/30/2020	10/29/2020	40 W. 22nd St. Tenants Cooperative Corp.	Multifamily	N/A(2)	(2)	N	N	100.0%(27)	N/A(28)	N/A(27)	N/A(28)
35	NCB	12/1/2020	11/20/2020	11 Bronx River Road Owners, Inc.	Multifamily	N/A(3)	N/A(3)	N	N	95.9%(27)	N/A(28)	94.6%(27)	N/A(28)
36	NCB	12/1/2020	11/20/2020	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	Multifamily	N/A(3)	N/A(3)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
37	NCB	12/1/2020	11/30/2020	Elizabeth Gardens Corp.	Multifamily	N/A(3)	N/A(3)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
38	NCB	12/4/2020	10/30/2020	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.(29)	Multifamily	N/A(2)	(2)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
39	NCB	12/1/2020	11/30/2020	Roblinn Corp.(29)	Multifamily	N/A(3)	N/A(3)	N	N	95.7%(27)	N/A(28)	95.7%(27)	N/A(28)
40	NCB	11/10/2020	11/30/2020	7520 Ridge Owners Corp.	Multifamily	N/A(3)	N/A(3)	N	N	98.5%(27)	N/A(28)	N/A(27)	N/A(28)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Collateral Overview

(1)	Tenants Making Full October Rent Payment (% NRA/Units), Tenants Making Full October Rent Payment (% of UW rent), Tenants Making Full November Rent Payment (% NRA/Units) and Tenants Making Full November Rent Payment (% of UW rent) is based on occupied space.

(2)	The related mortgage loan has its first due date in December 2020. The first payment date for the related NCB mortgage loans is December 1, 2020 (That payment is subject to a 10-day grace period and therefore may not be received until the 10th day of each month).

(3)	The related mortgage loan has its first due date in January 2021.

(4)	The related mortgage loan has scheduled debt service payments on the 11th of each month.

(5)	With respect to the 605 Third Avenue mortgaged property, five tenants (14.0% of NRA and 12.6% of UW base rent) have been granted deferrals by the borrower. Four of the five tenants (13.3% of NRA and 11.5% of UW base rent) were granted between 3 and 5 months of deferred rent with repayment over fixed periods commencing on various dates in 2020 and 2021. One of the five tenants (0.7% of NRA and 1.1% of UW base rent) was granted deferred rent from August through December 2020, of which 50% was forgiven, and the remaining deferred amount ($196,829) is required to be repaid across 24 monthly installments beginning January 1, 2021.

(6)	With respect to the McClellan Park mortgaged property, six tenants (5.7% of NRA and 4.4% of UW rent) have requested rent relief. In addition, the November information assumes all federal and state tenants have paid rent, which they usually pay in arrears in the first week of the following month.

(7)	With respect to the Miami Design District mortgaged property, as of April 29, 2020, the borrower entered into a loan modification to defer debt service payments for May, June and July 2020, which are payable earlier of maturity date or when the loan is paid in full. On December 1, 2020, the borrower deposited $10,474,740 as a debt service reserve which, provided that no event of default is continuing, will be applied to supplement any debt service payments beginning as early as January 1, 2021.

(8)	With respect to the Miami Design District mortgaged property, eighteen tenants (16.1% of NRA and 23.0% of UW rent) fully or partially abated their rent for October 2020. Sixteen tenants (14.5% of NRA and 21.5% of UW rent) fully or partially abated their rent for November 2020. Two tenants (4.2% of NRA and 3.1% of UW rent) partially deferred their rent for October and November 2020.

(9)	With respect to the McDonald’s Global HQ mortgaged property, the second largest tenant, Politan Row (1.8% of NRA and 2.1% of UW rent), closed from April to July, in compliance with local COVID-19 regulations. The tenant re-opened for outdoor dining in August, and recently announced that it was closing temporarily for the winter, with plans to re-open in the spring of 2021.

(10)	With respect to the Grace Building mortgage loan, four retail tenants (2.0% of NRA and 2.9% of UW rent) have not made rent payments for the last few months. The borrower is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under the lease. The borrower is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls.

(11)	With respect to the 250 West 57th Street mortgaged property, ten tenants (16.2% of NRA and 16.8% of UW base rent) requested rent relief and five of such tenants (9.4% of NRA and 10.6% of UW base rent) were granted rent relief. Three of the five tenants (6.1% of NRA and 6.6% of UW base rent) were granted between 1 and 3 months of deferred rent with repayment over fixed periods. One of the five tenants (3.2% of NRA and 3.9% of UW base rent) is in discussions with the borrower regarding a rent deferral plan. One of the five tenants (0.1% of NRA and 0.1% of UW base rent) is paying 25% of its monthly gross sales from April to December 2020 and is required to resume paying fixed rent in January 2021.

(12)	With respect to the Fresh Pond Cambridge mortgage loan, the borrower has reported that three tenants were granted some form of rent relief. TJ Maxx/Homegoods (15.6% of NRA and 21.6% of UW rent) was granted deferred rent from June to August 2020 with repayment expected in six equal installments starting in January 2021. Mattress Firm (2.0% of NRA and 3.0% of UW rent) was granted deferred rent from March to May 2020, of which 50% was forgiven and the remaining deferred amount is required to be repaid across six equal installments starting in January 2021. All Dental (1.1% of NRA and 1.9% of UW rent) was granted rent relief from April to May 2020 and repayment was received in October 2020.

(13)	With respect to the York Marketplace mortgaged property, one tenant (6.5% of NRA and 9.6% of UW rent) did not pay May 2020 rent. One tenant (3.0% of NRA and 4.9% of UW rent) did not pay April or May 2020 rent; the landlord agreed to forgive this unpaid rent in exchange for an early 5-year lease renewal. One tenant (1.0% of NRA and 2.4% of UW rent) did not pay May, June and August 2020 rent. One tenant (0.6% of NRA and 1.7% of UW rent) did not pay April and May 2020 base rent. One tenant (0.5% of NRA and 1.1% of UW rent) did not pay May and June 2020 rent. One tenant (0.5% of NRA and 1.3% of UW rent) is currently in negotiations with the borrower to forgive rent for May and June 2020. One tenant (0.4% of NRA and 0.9% of UW rent) did not pay rent from April through October 2020; the landlord agreed to a $9,000 lump sum payment and to forgive approximately $8,924 in arrears under the condition the tenant meet all other contractual obligations during the remaining lease term.

(14)	With respect to The Arboretum mortgaged property, 31 tenants (27.5% of UW rent) were granted rent deferrals ranging from one to four months with leases extended by the number of months deferred.

(15)	With respect to the Hilton Garden Inn Salt Lake City Airport mortgage loan, the mortgage loan has been modified to (a) waive the springing cash management debt yield trigger from May 2020 through April 2021, (b) waive the monthly FF&E reserve from May through October 2020 and increase the monthly FF&E reserve from November 2020 through October 2022 by $3,187 and (c) include a $455,000 debt service reserve, representing approximately 6 months of interest-only payments.

(16)	With respect to the Hilton Garden Inn Salt Lake City Airport mortgaged property, the September and October 2020 occupancy, ADR and RevPAR information was 62.9%, $83.35 and $52.47 and 56.4%, $79.08 and $44.63, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, November 2020 information is not available.

(17)	With respect to the 1890 Ranch mortgage loan, the borrower entered into a forbearance agreement on May 29, 2020. The lender agreed to 3 months of forbearance of all interest payments and reserve fund payments due on the June, July and August 2020 payment dates. The 1890 Ranch mortgage loan is current as of the December debt service payment and is not subject to any forbearance, modification or debt service relief request. The borrower has repaid all deferred interest, replenished reserve accounts, and established a 3-month debt service reserve.

(18)	With respect to the 1890 Ranch mortgaged property, the borrower has reported that 23.5% of tenants by occupied NRA were granted some form of rent relief in past months and have returned to paying full rent and 9.9% of tenants by occupied NRA were granted some form of rent relief and are still paying abated rent. One tenant Gold’s Gym International, Inc. filed for Chapter 11 bankruptcy protection in May 2020. The tenant was bought out of bankruptcy in August 2020 by German fitness company RSG Group GmbH and is currently open for business.

(19)	With respect to the Town Center Jeffersonville mortgaged property, two tenants (24.2% of NRA and 17.9% of UW rent) received a 50% rent deferral from May through October 2020 to be paid back over 12 months beginning in February 2021.

(20)	With respect to the 711 Fifth Avenue mortgaged property, as of May 18, 2020, the borrower entered into a rent deferral agreement with the sixth largest tenant at the mortgaged property, The Swatch Group (4.2% of NRA and 37.3% of UW rent). For the months of April, May and June 2020, The Swatch Group base rent was reduced to 50%. The abated 50% of base rent is required to be repaid by December 31, 2020 (50%) and March 31, 2021 (50%). All tenants have paid rent for October and November 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Collateral Overview

(21)	With respect to Comfort Suites – Moab, UT mortgaged property, the loan has been modified to (a) waive the springing cash management period (due solely to the debt service coverage trigger) until October 1, 2021 and (b) include a $283,929 debt service reserve, representing approximately six months of payments.

(22)	With respect to Comfort Suites – Moab, UT mortgaged property, the September and October 2020 occupancy, ADR and RevPAR information was 88.4%, $152.42 and $134.75 and 92.2%, $166.20 and $153.25, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, November 2020 information is not available.

(23)	With respect to the Oakwood Village mortgaged property, one tenant (6.6% of NRA and 9.8% of UW rent) received a 50% rent abatement for April and May 2020, which was forgiven. Two tenants (5.8% of NRA and 10.8% of UW rent) requested rent relief in March 2020 but never followed through; thus rent relief was not granted. One tenant (1.1% of NRA, 1.9% of UW Rent) received 3 months of deferred rent from May through July 2020 to be paid back over 5 months starting December 2020.

(24)	With respect to the Extra Space Storage-San Jacinto mortgaged property, one customer was offered rent relief.

(25)	With respect to the Extra Space Storage-San Jacinto mortgaged property, as of October 19, 2020, approximately 0.5% of annual UW base rent was 31-60 days delinquent, and 0.5% of UW base rent was over 60 days delinquent.

(26)	With respect to the Roseville North Highlands Self Storage mortgaged property, given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in November is not available.

(27)	For residential cooperatives properties, the percentages reported were determined based on available cooperative maintenance receivables reports provided from the borrowers (although the borrowers were not required, pursuant to the loan documents, to furnish those reports). Generally, this information is not tracked for residential cooperative properties and the borrowers are not required, pursuant to the loan documents, to report this data on a monthly basis.

(28)	This information is not presented for residential cooperative properties. The base rent represented in the cash flow for residential cooperative properties is the hypothetical income derived from the appraisal. Residential cooperative properties are structured to allow for an increase in unit owner maintenance charges or the assessment of additional charges to cover operating deficits, including deficits resulting from unpaid or delinquent rents or maintenance charges.

(29)	For the Roblinn Corp. and Via Magna Corp. f/k/a CLXXXII Via Magna Corp., mortgaged properties, the related cooperative borrowers have entered into a primary master lease with their respective cooperative sponsors. The cooperative sponsors are current on their rental obligations under those primary master leases. Generally, information regarding subleases under a primary master lease are not tracked for residential cooperative properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	605 Third Avenue	New York	NY	Office	$80,000,000	9.8%	1,027,736	$224.77	6.61x	13.9%	33.7%	33.7%
2	WFB	McClellan Park	McClellan	CA	Industrial	$75,000,000	9.2%	6,925,484	$51.69	2.90x	10.5%	60.2%	60.2%
3	BANA	Miami Design District	Miami	FL	Retail	$75,000,000	9.2%	497,094	$804.68	2.14x	9.3%	46.7%	46.7%
4	BANA	McDonald’s Global HQ	Chicago	IL	Office	$69,698,070	8.6%	575,018	$294.37	1.45x	11.8%	41.4%	17.1%
5	WFB	Coleman Highline	San Jose	CA	Office	$60,700,000	7.5%	357,106	$469.61	3.18x	9.2%	56.5%	56.5%
6	BANA	Grace Building	New York	NY	Office	$60,000,000	7.4%	1,556,972	$567.13	4.25x	11.8%	41.1%	41.1%
7	MSMCH	250 West 57th Street	New York	NY	Office	$55,000,000	6.8%	543,743	$331.04	3.49x	11.1%	54.5%	54.5%
8	MSMCH	ExchangeRight Net Leased Portfolio #41	Various	Various	Various	$40,000,000	4.9%	332,181	$199.70	2.60x	8.8%	61.3%	61.3%
9	MSMCH	Fresh Pond Cambridge	Cambridge	MA	Retail	$30,000,000	3.7%	226,730	$220.53	3.34x	11.4%	44.2%	44.2%
10	WFB	York Marketplace	Springettsbury Township	PA	Retail	$29,500,000	3.6%	306,749	$96.17	2.74x	9.7%	66.1%	66.1%
		Total/Wtd. Avg.				$574,898,070	70.6%			3.36x	10.9%	49.1%	46.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF and Balance per SF figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	605 Third Avenue	$80,000,000	$151,000,000	$231,000,000	BANK 2020-BNK30	Wells Fargo	Greystone	BANK 2020-BNK30	6.61x	13.9%	33.7%
2	WFB	McClellan Park	$75,000,000	$283,000,000	$358,000,000	BANK 2020-BNK30	Wells Fargo	Greystone	BANK 2020-BNK30	2.90x	10.5%	60.2%
3	BANA	Miami Design District	$75,000,000	$325,000,000	$400,000,000	(2)	Wells Fargo	Greystone	(2)	2.14x	9.3%	46.7%
4	BANA	McDonald’s Global HQ	$69,698,070	$99,568,671	$169,266,741	BANK 2020-BNK30	Wells Fargo	Greystone	BANK 2020-BNK30	1.45x	11.8%	41.4%
5	WFB	Coleman Highline	$60,700,000	$107,000,000	$167,700,000	BANK 2020-BNK29	Wells Fargo	Rialto	BANK 2020-BNK29	3.18x	9.2%	56.5%
6	BANA	Grace Building	$60,000,000	$823,000,000	$883,000,000	GRACE 2020-GRCE	Wells Fargo	Situs	GRACE 2020-GRCE	4.25x	11.8%	41.1%
7	MSMCH	250 West 57th Street	$55,000,000	$125,000,000	$180,000,000	BANK 2020-BNK29	Wells Fargo	Rialto	BANK 2020-BNK29	3.49x	11.1%	54.5%
8	MSMCH	ExchangeRight Net Leased Portfolio #41	$40,000,000	$26,338,000	$66,338,000	BANK 2020-BNK30	Wells Fargo	Greystone	BANK 2020-BNK30	2.60x	8.8%	61.3%
9	MSMCH	Fresh Pond Cambridge	$30,000,000	$20,000,000	$50,000,000	BANK 2020-BNK30	Wells Fargo	Greystone	BANK 2020-BNK30	3.34x	11.4%	44.2%
11	WFB	The Arboretum	$24,921,564	$74,764,693	$99,686,258	BANK 2020-BNK29	Wells Fargo	Rialto	BANK 2020-BNK29	1.70x	9.6%	58.6%
14	MSMCH	1890 Ranch	$20,610,000	$30,000,000	$50,610,000	BANK 2020-BNK29	Wells Fargo	Rialto	BANK 2020-BNK29	2.17x	12.0%	66.2%
17	BANA	711 Fifth Avenue	$15,000,000	$530,000,000	$545,000,000	GSMS 2020-GC47	Wells Fargo	KeyBank	GSMS 2020-GC47	2.90x	9.4%	54.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The initial directing holder is the holder of the related Note B until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(2)	Whole Loan UW NOI Debt Yield(2)	Whole Loan Cut-off Date LTV(2)
1	MSMCH	605 Third Avenue	$80,000,000	$224.77	$78,000,000	6.61x	13.9%	33.7%	4.30x	10.4%	45.1%
3	BANA	Miami Design District	$75,000,000	$804.68	$100,000,000	2.14x	9.3%	46.7%	1.72x	7.4%	58.4%
4	BANA	McDonald’s Global HQ	$69,698,070	$294.37	$110,000,000	1.45x	11.8%	41.4%	1.17x	7.2%	68.3%
6	BANA	Grace Building	$60,000,000	567.13	$367,000,000	4.25x	11.8%	41.1%	3.00x	8.3%	58.1%

(1)	In addition, thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Cut-off Date Mezzanine Debt Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
1.00	MSMCH	605 Third Avenue	$80,000,000	$224.77	$91,000,000	6.61x	13.9%	33.7%	2.58x	8.0%	58.4%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and mezzanine note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($4,146,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
23	WFB	CVS Montgomery & Douglas Portfolio	AL,GA	Retail	$5,305,338	0.7%	$4,382,516	105.7%	22,850	$232.18	1.38x	10.0%	61.0%	50.4%	0	59
		Total/Wtd. Avg.			$5,305,338	0.7%	$4,382,516	105.7%			1.38x	10.0%	61.0%	50.4%	0	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(3)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)	Prior Securitization
6	BANA	Grace Building	New York	NY	Office	$60,000,000	7.4%	1,556,972	$567.13	4.25x	11.8%	41.1%	41.1%	GRCE 2014-GRCE
9	MSMCH	Fresh Pond Cambridge	Cambridge	MA	Retail	$30,000,000	3.7%	226,730	$220.53	3.34x	11.4%	44.2%	44.2%	JPMDB 2016-C4
11	WFB	The Arboretum	Charlotte	NC	Retail	$24,921,564	3.1%	555,912	$179.32	1.70x	9.6%	58.6%	45.7%	WFRBS 2011-C2
23.01	WFB	CVS Montgomery	Montgomery	AL	Retail	$2,805,122	0.3%	11,970	$232.18	1.38x	10.0%	61.0%	50.4%	WFCM 2015-C31
23.02	WFB	CVS Douglas	Douglas	GA	Retail	$2,500,216	0.3%	10,880	$232.18	1.38x	10.0%	61.0%	50.4%	WFCM 2015-C31
29	WFB	Extra Space Storage-San Jacinto	San Jacinto	CA	Self Storage	$3,194,834	0.4%	119,560	$26.72	4.92x	27.6%	21.3%	16.6%	WFRBS 2011-C4
34	NCB	40 W. 22nd St. Tenants Cooperative Corp.	New York	NY	Multifamily	$2,500,000	0.3%	15	$166,666.67	23.82x	81.0%	4.1%	4.1%	WFRBS 2014-C23
37	NCB	Elizabeth Gardens Corp.	Farmingdale	NY	Multifamily	$1,750,000	0.2%	78	$22,435.90	8.99x	48.4%	12.2%	9.5%	WFRBS 2013-C12
		Total				$127,671,737	15.7%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

(3)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	10	$358,987,213	44.1%	2.6880%	3.72x	11.4%	46.4%	41.4%
CBD	4	$264,698,070	32.5%	2.5564%	4.07x	12.3%	41.7%	35.3%
Suburban	1	$60,700,000	7.5%	2.8675%	3.18x	9.2%	56.5%	56.5%
Medical	5	$33,589,143	4.1%	3.4001%	1.95x	8.6%	65.4%	61.5%
Retail	28	$259,947,759	31.9%	3.5508%	2.27x	9.9%	56.2%	51.4%
Anchored	6	$132,231,564	16.2%	3.2729%	2.41x	10.6%	59.5%	52.5%
Luxury Retail	1	$75,000,000	9.2%	4.1325%	2.14x	9.3%	46.7%	46.7%
Single Tenant	21	$52,716,195	6.5%	3.4201%	2.09x	9.1%	61.6%	55.1%
Industrial	2	$80,244,000	9.9%	3.3136%	2.89x	10.5%	60.2%	60.2%
Warehouse	2	$80,244,000	9.9%	3.3136%	2.89x	10.5%	60.2%	60.2%
Multifamily	15	$47,395,442	5.8%	3.2098%	6.44x	29.7%	19.9%	17.2%
Cooperative	14	$42,895,442	5.3%	3.2465%	6.72x	31.6%	17.2%	14.3%
Mid Rise	1	$4,500,000	0.6%	2.8600%	3.84x	11.7%	45.2%	45.2%
Hospitality	2	$32,729,195	4.0%	3.8330%	2.09x	13.1%	62.8%	53.2%
Select Service	1	$23,175,000	2.8%	3.6900%	2.11x	12.9%	63.0%	54.2%
Limited Service	1	$9,554,195	1.2%	4.1800%	2.03x	13.5%	62.4%	50.8%
Mixed Use	2	$19,725,000	2.4%	3.1346%	2.99x	9.6%	50.9%	50.9%
Office/Retail	1	$15,000,000	1.8%	3.1600%	2.90x	9.4%	54.5%	54.5%
Multifamily/Retail	1	$4,725,000	0.6%	3.0540%	3.28x	10.2%	39.4%	39.4%
Self Storage	3	$15,444,834	1.9%	3.5844%	2.53x	13.1%	53.3%	43.9%
Self Storage	3	$15,444,834	1.9%	3.5844%	2.53x	13.1%	53.3%	43.9%
Total/Wtd. Avg.	62	$814,473,443	100.0%	3.1292%	3.23x	12.0%	50.3%	45.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	19	$257,395,442	31.6%	2.6094%	5.15x	15.5%	38.5%	38.0%
California	6	$165,769,834	20.4%	3.1701%	2.89x	10.1%	58.4%	57.5%
California – Northern(2)	4	$157,850,000	19.4%	3.1699%	2.84x	9.8%	59.7%	58.9%
California – Southern (2)	2	$7,919,834	1.0%	3.1750%	3.94x	17.2%	32.1%	30.2%
Florida	1	$75,000,000	9.2%	4.1325%	2.14x	9.3%	46.7%	46.7%
Illinois	2	$71,621,502	8.8%	2.9423%	1.48x	11.7%	41.9%	18.3%
Utah	3	$40,329,195	5.0%	3.8136%	2.09x	13.0%	60.7%	50.8%
Pennsylvania	3	$31,941,280	3.9%	3.2447%	2.73x	9.6%	65.7%	65.7%
Massachusetts	1	$30,000,000	3.7%	3.1500%	3.34x	11.4%	44.2%	44.2%
Louisiana	6	$28,490,481	3.5%	3.5927%	1.67x	9.0%	62.6%	49.8%
Texas	5	$25,612,774	3.1%	3.1929%	2.25x	11.4%	65.2%	57.3%
North Carolina	1	$24,921,564	3.1%	3.3580%	1.70x	9.6%	58.6%	45.7%
Indiana	2	$20,173,331	2.5%	3.2973%	1.77x	10.1%	69.8%	54.5%
Arizona	2	$9,506,196	1.2%	3.2050%	2.60x	8.8%	61.3%	61.3%
Virginia	2	$7,952,654	1.0%	3.2050%	2.60x	8.8%	61.3%	61.3%
Alabama	2	$7,613,703	0.9%	3.4625%	2.15x	9.2%	61.2%	57.3%
Wisconsin	2	$5,983,782	0.7%	3.3584%	2.77x	10.0%	60.2%	60.2%
Michigan	1	$3,881,944	0.5%	3.5600%	1.66x	9.2%	62.2%	48.8%
Georgia	2	$3,828,124	0.5%	3.6615%	1.80x	9.6%	61.1%	54.2%
Arkansas	1	$2,361,753	0.3%	3.2050%	2.60x	8.8%	61.3%	61.3%
Ohio	1	$2,089,883	0.3%	3.2050%	2.60x	8.8%	61.3%	61.3%
Total/Wtd. Avg.	62	$814,473,443	100.0%	3.1292%	3.23x	12.0%	50.3%	45.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,100,000 - 5,000,000	16	44,472,996	5.5
5,000,001 - 10,000,000	7	50,795,813	6.2
10,000,001 - 20,000,000	3	54,100,000	6.6
20,000,001 - 30,000,000	6	149,706,564	18.4
30,000,001 - 60,000,000	3	155,000,000	19.0
60,000,001 - 70,000,000	2	130,398,070	16.0
70,000,001 - 80,000,000	3	230,000,000	28.2
Total:	40	$814,473,443	100.0%
Min: $1,100,000 Max: $80,000,000 Avg: $20,361,836

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	19	257,395,442	31.6
California	6	165,769,834	20.4
California – Northern(3)	4	157,850,000	19.4
California – Southern (3)	2	7,919,834	1.0
Florida	1	75,000,000	9.2
Illinois	2	71,621,502	8.8
Utah	3	40,329,195	5.0
Pennsylvania	3	31,941,280	3.9
Massachusetts	1	30,000,000	3.7
Louisiana	6	28,490,481	3.5
Texas	5	25,612,774	3.1
North Carolina	1	24,921,564	3.1
Indiana	2	20,173,331	2.5
Arizona	2	9,506,196	1.2
Virginia	2	7,952,654	1.0
Alabama	2	7,613,703	0.9
Wisconsin	2	5,983,782	0.7
Michigan	1	3,881,944	0.5
Georgia	2	3,828,124	0.5
Arkansas	1	2,361,753	0.3
Ohio	1	2,089,883	0.3
Total:	62	$814,473,443	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	10	358,987,213	44.1
CBD	4	264,698,070	32.5
Suburban	1	60,700,000	7.5
Medical	5	33,589,143	4.1
Retail	28	259,947,759	31.9
Anchored	6	132,231,564	16.2
Luxury Retail	1	75,000,000	9.2
Single Tenant	21	52,716,195	6.5
Industrial	2	80,244,000	9.9
Warehouse	2	80,244,000	9.9
Multifamily	15	47,395,442	5.8
Cooperative	14	42,895,442	5.3
Mid Rise	1	4,500,000	0.6
Hospitality	2	32,729,195	4.0
Select Service	1	23,175,000	2.8
Limited Service	1	9,554,195	1.2
Mixed Use	2	19,725,000	2.4
Office/Retail	1	15,000,000	1.8
Multifamily/Retail	1	4,725,000	0.6
Self Storage	3	15,444,834	1.9
Self Storage	3	15,444,834	1.9
Total:	62	$814,473,443	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.9375 - 2.9999	6	329,898,070	40.5
3.0000 - 3.4999	26	313,340,840	38.5
3.5000 - 4.1800	8	171,234,533	21.0
Total:	40	$814,473,443	100.0%
Min: 1.9375% Max: 4.1800% Wtd Avg: 3.1292%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	1	5,305,338	0.7
120	39	809,168,105	99.3
Total:	40	$814,473,443	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 114	6	148,644,533	18.3
115 - 120	34	665,828,910	81.7
Total:	40	$814,473,443	100.0%
Min: 59 mos. Max: 120 mos. Wtd Avg: 118 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	545,819,000	67.0
240	2	8,296,545	1.0
270	1	69,698,070	8.6
300	1	2,700,000	0.3
360	18	177,470,593	21.8
480	2	10,489,236	1.3
Total:	40	$814,473,443	100.0%
Min: 240 mos. Max: 480 mos. Wtd Avg: 337 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	545,819,000	67.0
239 - 299	3	77,994,614	9.6
300 - 479	21	190,659,829	23.4
Total:	40	$814,473,443	100.0%
Min: 239 mos. Max: 479 mos. Wtd Avg: 336 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	12	283,340,737	34.8
MSMCH	7	251,610,000	30.9
BANA	7	236,627,265	29.1
NCB	14	42,895,442	5.3
Total:	40	$814,473,443	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	15	485,119,000	59.6
Amortizing Balloon	21	205,369,443	25.2
Partial Interest Only	3	63,285,000	7.8
Interest Only, ARD	1	60,700,000	7.5
Total:	40	$814,473,443	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.1 - 40.0	17	130,815,276	16.1
40.1 - 45.0	3	159,698,070	19.6
45.1 - 50.0	2	79,500,000	9.8
50.1 - 55.0	4	80,250,000	9.9
55.1 - 65.0	10	275,000,098	33.8
65.1 - 70.0	4	89,210,000	11.0
Total:	40	$814,473,443	100.0%
Min: 4.1% Max: 70.0% Wtd Avg: 50.3%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.0 - 30.0	16	115,788,346	14.2
30.1 - 45.0	5	182,325,000	22.4
45.1 - 50.0	4	125,921,564	15.5
50.1 - 55.0	8	139,884,533	17.2
55.1 - 60.0	3	86,554,000	10.6
60.1 - 66.1	4	164,000,000	20.1
Total:	40	$814,473,443	100.0%
Min: 4.0% Max: 66.1% Wtd Avg: 45.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.38 - 1.70	6	150,524,972	18.5
1.71 - 2.20	6	155,539,195	19.1
2.21 - 2.80	3	74,744,000	9.2
2.81 - 3.20	4	153,350,000	18.8
3.21 - 4.00	5	98,717,513	12.1
4.01 - 23.82	16	181,597,763	22.3
Total:	40	$814,473,443	100.0%
Min: 1.38x Max: 23.82x Wtd Avg: 3.23x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.4 - 9.0	3	69,100,000	8.5
9.1 - 10.0	7	231,926,902	28.5
10.1 - 11.0	4	104,569,000	12.8
11.1 - 13.0	9	273,233,070	33.5
13.1 - 17.0	3	95,554,195	11.7
17.1 - 81.0	14	40,090,276	4.9
Total:	40	$814,473,443	100.0%
Min: 8.4% Max: 81.0% Wtd Avg: 12.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

MANHATTAN
East Side
Murray Hill
Kips Bay
East River
605 Third Avenue
605 Third Avenue
New York, NY 10158
5TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
E. 53rd St.
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
Consulate General of Hungary
E. 52nd St.
345 Park
E. 51st St.
51ST ST/ LEXINGTON
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51 Hotel
E. 50th St.
The Benjamin
Saks Fifth Avenue
ITT-American Building
Palmolive Building
E. 49th St.
Residence Inn By Marriott NY Midtown East
Consulate General of Nepal
Tower 49
Inter Continental NY Barclay
E. 48th St.
The Lexington Hotel
Roger Smith Hotel
Consulate General of Jamaica
British Consulate General NY
JPMorgan Chase Tower
E. 47th St.
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
E. 46th St.
The Roosevelt Hotel
E. 45th St.
Club Quarters Grand Central
2 Grand Central Tower
450 Lexington Avenue
Fitzpatrick Grand Central
MetLife Building
Millennium Hilton NY One UN Plaza
E. 44th St.
Permanent Mission of Sri Lanka
Consulate General of Malaysia
UNITED NATIONS
Grand Central Terminal
Winstar Building
Hampton Inn Manhattan Grand Central
E. 43rd St.
505 Fifth Ave.
Chrysler Building
Consulate General of Ecuador
E. 42nd St.
QUEENS-MIDTOWN TUNNEL
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Consulate General of Australia
The Westin NY Grand Central
Daily News
E. 41st St.
Robert Moses Playground
495
Consulate General of Switzerland
E. 40th St.
Consulate General of South Africa
E. 39th St.
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
E. 38th St.
Consulate General of Romania
Consulate General of Poland
The Kitano New York
Shelbourne Hotel & Suites
E. 37th St.
The Morgan Library & Museum
Consulate General of El Salvador
Yeshiva Univ. Stern College for Women
E. 36th St.
St. Vartan's Park
E. 35th St.
China Mission
Ferry
E. 34th St.
180 Madison Ave.
E. 33rd St.
LONG ISLAND RAILROAD
KIDS of NY Pediatric Emergency Care Center
325 Fifth Ave.
33RD ST/ LEXINGTON
E. 32nd St.
HGU New York
The Marmara Park Ave.
NYU Medical Center
Tisch Hospital
E. 31st St.
Textile Building
E. 30th St.
NYU Langone Health Science Bldg.
NYU School of Medicine
FDR Drive
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
West Side
East Side
Long Island City
Weehawken
Midtown
Union City
Chelsea
Greenpoint
MANHATTAN
HUDSON COUNTY
Greenwich Village
Williamsburg
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – 605 Third Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	A (low)/BBB-sf/Baa3			Location:	New York, NY 10158
Original Balance(1):	$80,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1965/2018
Borrower Sponsors:	RP 605 Acquisition; FB 605 Equity			Size:	1,027,736 SF
	LLC, FB 605 Corp.; Hadwin LLC			Cut-off Date Balance PSF(1):	$225
Guarantor(2):	N/A			Maturity Date Balance PSF(1):	$225
Mortgage Rate(3):	1.93752%			Property Manager:	Fisher Brothers Management Co.
Note Date:	11/20/2020				LLC (borrower-related)
First Payment Date:	1/5/2021
Maturity Date:	12/5/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(8)(9)
IO Period:	120 months			UW NOI(9):	$32,130,565
Seasoning:	0 months			UW NOI Debt Yield(1):	13.9%
Prepayment Provisions(4):	YM1 (24); DEF/YM1 (89); O (7)			UW NOI Debt Yield at Maturity(1):	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	6.61x
Additional Debt Type(1)(5):	Pari Passu/Subordinate/Mezzanine			Most Recent NOI(9):	$23,869,945 (9/30/2020 TTM)
Additional Debt Balance(1)(5):	$151,000,000/$78,000,000/$91,000,000			2nd Most Recent NOI(9):	$8,013,280 (12/31/2019)
Future Debt Permitted (Type)(6):	Yes (Mezzanine)			3rd Most Recent NOI:	$10,798,472 (12/31/2018)
Reserves(7)				Most Recent Occupancy:	97.2% (10/1/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.7% (12/31/2019)
RE Taxes :	$0	Springing	N/A	3rd Most Recent Occupancy:	76.6% (12/31/2018)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$685,000,000 (11/1/2020)
Replacement Reserve:	$0	Springing	$411,096	Appraised Value PSF:	$667
TI/LC Reserve:	$1,092,905	Springing	$4,000,000	Cut-off Date LTV Ratio(1):	33.7%
Free Rent Reserve:	$934,456	Springing	N/A	Maturity Date LTV Ratio(1):	33.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$231,000,000	57.8%	Loan Payoff:	$189,965,577	47.5%
Subordinate Loan Amount:	$78,000,000	19.5%	Return of Equity:	$201,920,067	50.5%
Mezzanine Loan:	$91,000,000	22.8%	Closing Costs:	$6,086,995	1.5%
			Reserves:	$2,027,361	0.5%
Total Sources:	$400,000,000	100.0%	Total Uses:	$400,000,000	100.0%

(1)	The 605 Third Avenue Mortgage Loan (as defined below) is part of the 605 Third Avenue Whole Loan (as defined below), which is comprised of five pari passu senior promissory notes with an aggregate original principal balance of $231,000,000 (collectively, the “605 Third Avenue Senior Loans”) and three promissory notes that are subordinate to the 605 Third Avenue Senior Loans with an aggregate original principal balance of $78,000,000 (collectively, the “605 Third Avenue Subordinate Companion Loans”, and together with the 605 Third Avenue Senior Loans, the “605 Third Avenue Whole Loan”). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the 605 Third Avenue Senior Loans, without regard to the 605 Third Avenue Subordinate Companion Loans or the 605 Third Avenue Mezzanine Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire 605 Third Avenue Whole Loan are $301, $301, 10.4%, 10.4%, 4.30x, 45.1% and 45.1%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the 605 Third Avenue Whole Loan and the 605 Third Avenue Mezzanine Loan are $389, $389, 8.0%, 8.0%, 2.58x, 58.4% and 58.4%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 605 Third Avenue Whole Loan.

(3)	Reflects the 605 Third Avenue Senior Loans only. The 605 Third Avenue Subordinate Companion Loans bear interest at the rate of 3.0780% per annum.

(4)	Defeasance of the 605 Third Avenue Whole Loan is permitted at any time after the earlier of (i) November 20, 2023, or (ii) two years from the closing date of the securitization that includes the last note evidencing a portion of the 605 Third Avenue Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2020. In addition, prepayment of the 605 Third Avenue Whole Loan is permitted at any time, subject to, prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.

(5)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(6)	See “Mezzanine Loan and Preferred Equity” below for further discussion of the permitted future mezzanine debt.

(7)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(8)	The novel coronavirus pandemic is an evolving situation and could impact the 605 Third Avenue Whole Loan more severely than assumed in the underwriting of the 605 Third Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(9)	See “Operating History and Underwritten Net Cash Flow” for information regarding the increases in NOI from 2nd Most Recent NOI to Most Recent NOI and from Most Recent NOI to UW NOI.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The Mortgage Loan. The largest mortgage loan (the “605 Third Avenue Mortgage Loan”) is part of the 605 Third Avenue Whole Loan in the original principal balance of $309,000,000. The 605 Third Avenue Whole Loan is secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “605 Third Avenue Property”). The 605 Third Avenue Whole Loan was originated by Morgan Stanley Bank, N.A., as to the 605 Third Avenue Senior Loans, and by Morgan Stanley Mortgage Capital Holdings LLC, as to the 605 Third Avenue Subordinate Companion Loans. The 605 Third Avenue Whole Loan is comprised of the 605 Third Avenue Senior Loans, consisting of five pari passu senior promissory notes in the aggregate original principal balance of $231,000,000, and the 605 Third Avenue Subordinate Companion Loans, consisting of three subordinate promissory notes in the aggregate original principal balance of $78,000,000. The non-controlling senior Note A-1, with an original principal balance of $80,000,000, represents the 605 Third Avenue Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The remaining senior promissory notes, with an aggregate original principal balance of $151,000,000 (collectively, the “605 Third Avenue Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. The 605 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

605 Third Avenue Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2020-BNK30	No(1)
A-2	$60,000,000	$60,000,000	MSBNA	No
A-3	$40,000,000	$40,000,000	MSBNA	No
A-4	$31,000,000	$31,000,000	MSBNA	No
A-5	$20,000,000	$20,000,000	MSBNA	No
B-1	$40,600,000	$40,600,000	Third party holder	Yes(1)
B-2	$20,000,000	$20,000,000	Third party holder	No(1)
B-3	$17,400,000	$17,400,000	Third party holder	No(1)
Total Whole Loan	$309,000,000	$309,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsors. The borrower is 605 Third Avenue Fee LLC (the “605 Third Avenue Borrower”), a Delaware limited liability company structured with two independent directors. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 605 Third Avenue Whole Loan. The 605 Third Avenue Borrower is owned by a joint venture between affiliates of Fisher Brothers (approximately 50.5%) and the Commingled Pension Trust Fund (Special Situation Property) (the “Fund”) of JP Morgan Chase Bank, N.A. (approximately 49.0%). The borrower sponsors are RP 605 Acquisition LLC (which is indirectly owned by the Fund), and FB 605 Equity LLC, FB 605 Corp. and Hadwin LLC (all of which are indirectly owned by members of the Fisher family and/or their family trusts). Fisher Brothers has been a builder, owner and operator of commercial real estate in New York City for over 100 years. The company has developed, owned and managed more than 10 million SF of Class-A commercial space, with 1.5 million SF of space under development. Fisher Brothers developed the 605 Third Avenue Property in 1963 and has operated the 605 Third Avenue Property ever since. The related Whole Loan documents generally permit transfers of interests in the 605 Third Avenue Borrower among the owners of the joint venture and certain of their affiliates, including affiliates of Fisher Brothers and certain affiliates of JP Morgan Chase Bank, N.A. and related funds.

The Property. The 605 Third Avenue Property is a Class A, 44-story office property totaling 1,027,736 SF, including 16,340 SF of retail space, located in New York City. The 605 Third Avenue Property was built in 1965 and most recently renovated in 2018. Since 2014, the borrower sponsor spent approximately $104.3 million in capital expenditures at the 605 Third Avenue Property. Capital expenditures included modifications to the building lobby, elevator modernization, the creation of a bike room, the creation of a marketing and messenger center, fire alarm upgrades, and tenant improvement allowances, as well as base building upgrades.

The 605 Third Avenue Property was 97.2% leased as of October 1, 2020 to 25 office tenants and 5 retail tenants. The tenant mix includes financial technology, financial and diplomatic mission tenants, including the three largest tenants: Univision Communications, Inc. (“Univision”), United Nations Population Fund (“UNPF”) and Broadridge Financial Solutions, Inc. (“Broadridge”). The office component of the 605 Third Avenue Property is 97.1% leased to a mixture of tenants, anchored by seven tenants that exceed 50,000 SF. Aside from the three largest tenants at the 605 Third Avenue Property, no other tenant accounts for more than 6.7% of underwritten rent or 7.6% of total SF. The 605 Third Avenue Property contains a retail component that comprises 1.6% of the total NRA and accounts for approximately 3.6% of underwritten rent. The retail component is currently 100.0% leased to Orangetheory Fitness (5,761 SF), Wagamama (5,418 SF), HSBC (3,161 SF), Starbucks (1,800 SF) and J&J News, Inc. (200 SF).

Approximately 230,000 SF have been leased in the building since January 2019. Tenants that have signed leases over the past two years include Broadridge (85,089 SF), Permanent Mission of Japan to the United Nations (50,391 SF), Deluxe Financial Services, LLC (21,229 SF), Katsky Korins LLP (19,871 SF) and Wellspring Capital Management Group LLC (14,698 SF).

Major Tenants.

Univision (194,701 SF, 18.9% of NRA, 18.0% of underwritten rent). Univision is the leading Spanish language media company in the United States. The company provides news, sports and entertainment content across broadcast and cable television, audio and digital platforms. Univision has been a tenant at the 605 Third Avenue Property since 2013 and has a lease expiration of December 31, 2028. Univision has two, 5-year renewal options or one, 10-year renewal option, upon notice of at least 18 months prior to the expiration of the current term. Univision may only exercise its renewal option with respect to at least 37,000 rentable SF. The fixed annual rent for each extension term is required to be an amount equal to 95% of the market value rent. Univision is currently subleasing space to the following subtenants through Univision’s lease expiration: Wolf, Greenfield & Sacks (19,871 SF) at $52.00 PSF, Shoptalk Commerce (19,871 SF) at $41.00 PSF, Levy Konigsberg (19,871 SF) at $45.00 PSF, and DCS Advisory (29,331 SF) at $45.00 PSF. Univision has a free

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

rent period from January through June 2024 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from January 2022 through December 2023) and also has free rent during April, July and October 2028 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from April 1, 2027 through March 31, 2028).

UNPF (130,740 SF, 12.7% of NRA, 8.9% of underwritten rent). UNPF is the United Nations sexual and reproductive health agency. Headquartered in New York City, UNPF works in more than 150 countries and territories that are home to the majority of the world’s people. UNPF has been a tenant at the 605 Third Avenue Property since 2018 and has a lease expiration of December 31, 2025. If the United Nations leaves its headquarters in New York City, UNPF has the option to terminate its lease upon written notice and subject to termination costs equal to the sum of unamortized tenant improvements, leasing commissions and legal fees. The termination date will occur one year after UNPF provides written notice of intent to vacate. UNPF has one, 10-year renewal option available.

Broadridge (87,165 SF, 8.5% of NRA, 10.6% of underwritten rent). Broadridge is a provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers. The company’s segments include investor communication solutions and global technology and operations. Broadridge has been a tenant at the 605 Third Avenue Property since February 2020, has a lease expiration of January 31, 2035 and has one, 10-year renewal option available.

The following table presents certain information relating to the major tenants at the 605 Third Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Univision(4)	NR/NR/NR	194,701	18.9%	$11,056,864	18.0%	$56.79	12/31/2028	(5)	N
UNPF(6)	NR/NR/NR	130,740	12.7%	$5,471,469	8.9%	$41.85	12/31/2025	1 x 10-year	Y
Broadridge	BBB+/Baa1/BBB+	87,165	8.5%	$6,476,486	10.6%	$74.30	1/31/2035	1 x 10-year	N
AECOM Technology Corporation(7)	NR/NR/NR	78,484	7.6%	$4,081,168	6.7%	$52.00	3/31/2033	1 x 10-year	Y
Anti-Defamation League of B’nai B’rith, Inc.	NR/NR/NR	73,333	7.1%	$3,571,735	5.8%	$48.71	3/31/2027	1 x 10-year	N
Subtotal/Wtd. Avg.		564,423	54.9%	$30,657,721	50.0%	$54.32

Other Tenants		434,505	42.3%	$30,610,678	50.0%	$70.45
Vacant Space		28,808	2.8%	$0	0.0%
Total/Wtd. Avg.		1,027,736	100.0%	$61,268,399	100.0%	$61.33

(1)	Information is based on the underwritten rent roll as of October 1, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Univision is currently subleasing space to the following subtenants through Univision’s lease expiration: Wolf, Greenfield & Sacks (19,871 SF) at $52.00 PSF, Shoptalk Commerce (19,871 SF) at $41.00 PSF, Levy Konigsberg (19,871 SF) at $45.00 PSF, and DCS Advisory (29,331 SF) at $45.00 PSF. The 605 Third Avenue Whole Loan was underwritten based on the rent under the prime lease. Univision has a free rent period from January through June 2024 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from January 2022 through December 2023) and also has free rent during April, July and October 2028 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from April 1, 2027 through March 31, 2028).

(5)	Univision has two, 5-year renewal options or one, 10-year renewal option, upon notice of at least 18 months prior to the expiration of the current term. Univision may only exercise its renewal option with respect to at least 37,000 rentable SF. The fixed annual rent for each extension term is required to be an amount equal to 95% of the market value rent.

(6)	If the United Nations leaves its headquarters in New York City, UNPF has the option to terminate its lease upon written notice and subject to termination costs equal to the sum of unamortized tenant improvements, leasing commissions and legal fees. The termination date will occur one year after UNPF provides written notice of intent to vacate.

(7)	AECOM Technology Corporation has the option to terminate its lease effective September 30, 2028 upon written notice given by September 30, 2026 accompanied by a termination payment. AECOM Technology Corporation has free rent through June 2021 and a partial rent abatement in July 2021, which have been reserved for.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The following table presents certain information relating to the lease rollover schedule at the 605 Third Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	19,871	$92.00	1.9%	1.9%	$1,828,132	3.0%	3.0%
2022	2	10,980	$53.26	1.1%	3.0%	$584,844	1.0%	3.9%
2023	0	0	$0.00	0.0%	3.0%	$0	0.0%	3.9%
2024	0	0	$0.00	0.0%	3.0%	$0	0.0%	3.9%
2025	1	130,740	$41.85	12.7%	15.7%	$5,471,469	8.9%	12.9%
2026	1	3,161	$271.43	0.3%	16.0%	$857,990	1.4%	14.3%
2027	5	100,030	$55.63	9.7%	25.8%	$5,565,077	9.1%	23.4%
2028	4	271,898	$59.19	26.5%	52.2%	$16,093,898	26.3%	49.6%
2029	4	72,513	$70.42	7.1%	59.3%	$5,106,086	8.3%	58.0%
2030	3	69,321	$57.70	6.7%	66.0%	$3,999,948	6.5%	64.5%
2031 & Beyond	9	320,414	$67.92	31.2%	97.2%	$21,760,955	35.5%	100.0%
Vacant Space	0	28,808	$0.00	2.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	30	1,027,736	$61.33	100.0%		$61,268,399	100.0%

(1)	Information is based on the underwritten rent roll as of October 1, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The first debt service payment date for the 605 Third Avenue Whole Loan is January 5, 2021 and, as of December 2, 2020, the 605 Third Avenue Whole Loan is not subject to any forbearance, modification or debt service relief request. As of November 24, 2020, the 605 Third Avenue Borrower has reported that the 605 Third Avenue Property is open and operating, with 96.4% of tenants by occupied NRA and 97.0% of tenants by underwritten base rent having paid their full November 2020 rent payments. Five tenants (14.0% of NRA and 12.6% of underwritten base rent) at the 605 Third Avenue Property have been granted deferrals of rent by the 605 Third Avenue Borrower. Four of the five tenants (13.3% of NRA and 11.5% of underwritten base rent) were granted between 3 and 5 months of deferred rent with repayment over fixed periods commencing on various dates in 2020 and 2021. One of the five tenants (0.7% of NRA and 1.1% of underwritten base rent) was granted deferred rent from August through December 2020, of which 50% was forgiven and the remaining deferred amount ($196,829) is required to be repaid across 24 monthly installments beginning January 1, 2021.

The Market. The 605 Third Avenue Property is located in New York, New York along the entire eastern blockfront of Third Avenue between East 39th and East 40th Streets within the Grand Central office submarket of Midtown Manhattan. The 605 Third Avenue Property is located near major commercial landmarks and public attractions such as St. Patrick’s Cathedral, The New York Public Library, The MetLife Building, The Helmsley Building, The Bank of America Tower and the Chrysler Building. Primary access to the 605 Third Avenue Property is provided by Grand Central Terminal, which services Metro-North and many subway lines. The 605 Third Avenue Property is located four blocks southeast of the 42nd Street – Bryant Park subway station, which services the 7, B, D, F and M lines. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Grand Central office submarket was approximately 7.1%, with average asking rents of $89.46 PSF and inventory of approximately 47.6 million SF. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Midtown office market was approximately 6.0%, with average asking rents of $85.76 PSF and inventory of approximately 288.0 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 605 Third Avenue Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection
Office (Floors 2-10)	$60.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 11-14)	$65.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 15-24)	$68.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 25-34)	$72.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 35-44)	$75.00	10	Modified Gross	$7.00 PSF Every 5-Years
Retail Ground Third Avenue	$175.00	10	Modified Gross	2.50% Annual Increase
Ground Corner	$250.00	10	Modified Gross	2.50% Annual Increase
Retail Ground Side Street	$125.00	10	Modified Gross	2.50% Annual Increase
Retail Multi-Level	$65.00	10	Modified Gross	2.50% Annual Increase
Storage	$25.00	10	Modified Gross	2.50% Annual Increase
Retail Newstand	$55.00	10	Modified Gross	2.50% Annual Increase

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The following table presents recent leasing data with respect to comparable office properties with respect to the 605 Third Avenue Property:

Comparable Office Lease Summary
Property/Location	Year Built/ Renovated	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
605 Third Avenue (subject) New York, NY	1965	1,027,736	Univision	194,701	Various	$56.79	Modified Gross
600 Third Avenue New York, NY	1970	575,600	Energy Impact Partners Pomerantz	13,129 4,668	Oct. 2020 July 2020	$85.00 $64.00	Modified Gross Modified Gross
19 West 44th Street New York, NY	1916 / 2014	303,943	Corporation Service Company	12,273	May 2020	$64.00	Modified Gross
99 Park Avenue New York, NY	1954	640,122	Bosley Medical	14,469	April 2020	$67.00	Modified Gross
366 Madison Avenue New York, NY	1920	93,000	FordHarrison	6,851	Jan. 2020	$65.00	Modified Gross
711 Third Avenue New York, NY	1955 / 2010	592,772	Strategic Financial Planning Center on Addiction and Substance Abuse Goldberg Segalla LLP	82,557 30,035 10,422	Dec. 2019 Nov. 2019 Oct. 2019	$62.00 $62.00 $67.13	Modified Gross Modified Gross Modified Gross
420 Lexington Avenue New York, NY	1927 / 1999	1,513,673	Greenberg Traurig LLP	46,744	Dec. 2019	$65.00	Modified Gross
733 Third Avenue New York, NY	1961 / 2018	445,000	EisnerAmper	124,364	Dec. 2019	$59.50	Modified Gross
708 Third Avenue New York, NY	1931 / 2019	420,000	ZEFR Crux Informatics	17,896 13,220	Nov. 2019 Sept. 2019	$80.00 $83.00	Modified Gross Modified Gross
675 Third Avenue New York, NY	1927 / 1994	342,000	T&R Productions	8,569	Nov. 2019	$70.00	Modified Gross
575 Fifth Avenue New York, NY	1984	513,740	Forter, Inc.	21,690	Sept. 2019	$81.00	Modified Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 605 Third Avenue Property:

Cash Flow Analysis(1)
	2017(2)	2018(2)	2019(3)	9/30/2020 TTM(3)(4)	UW(4)(5)	UW PSF
Gross Potential Rent	$40,934,326	$39,522,660	$37,440,783	$52,128,598	$61,268,399	$59.61
Total Recoveries	$7,715,168	$4,583,083	$4,400,331	$4,802,886	$5,609,565	$5.46
Other Income	$1,135,055	$1,327,105	$2,111,375	$1,850,293	$1,282,031	$1.25
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$49,784,549	$45,432,848	$43,952,489	$58,781,777	$68,159,995	$66.32

Real Estate Taxes	$13,712,598	$14,086,765	$14,463,311	$13,863,649	$14,330,316	$13.94
Insurance	$600,483	$665,212	$655,019	$557,557	$714,021	$0.69
Other Expenses	$22,275,086	$19,882,399	$20,820,879	$20,490,626	$20,985,093	$20.42
Total Expenses	$36,588,167	$34,634,376	$35,939,209	$34,911,832	$36,029,430	$35.06

Net Operating Income	$13,196,382	$10,798,472	$8,013,280	$23,869,945	$32,130,565	$31.26
CapEx	$0	$0	$0	$0	$205,547	$0.20
TI/LC	$0	$0	$0	$0	$1,950,230	$1.90
Net Cash Flow	$13,196,382	$10,798,472	$8,013,280	$23,869,945	$29,974,788	$29.17

Occupancy %	71.9%	76.6%	96.7%	97.2%(6)	97.2%
NOI DSCR(7)	2.91x	2.38x	1.77x	5.26x	7.08x
NCF DSCR(7)	2.91x	2.38x	1.77x	5.26x	6.61x
NOI Debt Yield(7)	5.7%	4.7%	3.5%	10.3%	13.9%
NCF Debt Yield(7)	5.7%	4.7%	3.5%	10.3%	13.0%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	The decrease in Gross Potential Rent and Net Operating Income between 2017 and 2018 was mainly due to Neuberger Berman vacating the 605 Third Avenue Property.

(3)	The increase in Gross Potential Rent and Net Operating Income between 2019 and 9/30/2020 TTM was mainly due to (i) new leases signed between the end of 2019 and the beginning of 2020 totaling approximately $9,227,237 of rent, (ii) an increase in overall base rent for a number of tenants from 2019, (iii) a reduction in the repairs and maintenance expense of approximately $832,000 and (iv) expiration of free rent periods.

(4)	The increase in Gross Potential Rent and Net Operating Income between 9/30/2020 TTM and UW is mainly due to recent new leases signed in 2020 including Broadridge ($6,476,486 of UW rent), Katsky Korins LLP ($1,351,228 of UW rent), Global X Capital Management ($1,101,848 of UW rent) and One Sky Flight ($357,124 of UW rent).

(5)	UW Gross Potential Rent is as of October 1, 2020 and includes rent steps of $126,203 through October 31, 2021.

(6)	9/30/2020 TTM Occupancy % is as of October 1, 2020.

(7)	The debt service coverage ratios and debt yields are based on the 605 Third Avenue Senior Loans, and exclude the 605 Third Avenue Subordinate Companion Loans and 605 Third Avenue Mezzanine Loan.

Escrows and Reserves.

Real Estate Taxes – During a Trigger Period (as defined below), the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 605 Third Avenue Property.

Insurance – During a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the 605 Third Avenue Whole Loan documents.

Replacement Reserve – During a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits of approximately $17,129 into a reserve for approved capital expenditures; provided that such monthly deposits are not required so long as the balance in such reserve equals or exceeds $411,096.

TI/LC Reserve – The 605 Third Avenue Whole Loan documents provide for an upfront reserve of approximately $1,092,905 for outstanding tenant improvements or rent credits payable to the tenant Podell, Schwartz, Schecter & Bankfield, LLP. In addition, during a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits of approximately $107,056 into a reserve for future tenant improvements and leasing commissions; provided that such monthly deposits are not required so long as the balance in such reserve equals or exceeds $4,000,000 (excluding from such balance any remaining portion of the upfront reserve and any proceeds of a 605 Third Avenue Permitted Future Mezzanine Loan (as defined below) deposited into such reserve).

Free Rent Reserve – The 605 Third Avenue Whole Loan documents provide for an upfront reserve of approximately $934,456 for outstanding free rent credits for various tenants, including Aecom Technology Corporation, and so long as the Univision lease remains in effect, (i) on each monthly payment date during the First Univision Sweep Period (as defined below), ongoing monthly deposits of approximately $250,441 into a reserve for outstanding free

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

rent credits available to Univision during the First Univision Free Rent Period (as defined below), and (ii) on each monthly payment date during the Second Univision Sweep Period (as defined below), ongoing monthly deposits of approximately $250,441 into a reserve for outstanding free rent credits available to Univision during the Second Univision Free Rent Period (as defined below).

“First Univision Sweep Period” means the period commencing on January 1, 2022 and ending on December 31, 2023.

“First Univision Free Rent Period” means the period of free rent credit provided to Univision pursuant to the terms of the Univision lease during the period commencing on January 1, 2024 and ending June 30, 2024.

“Second Univision Sweep Period” means the period commencing on April 1, 2027 and ending on March 31, 2028.

“Second Univision Free Rent Period” means the period of free rent credit provided to Univision pursuant to the terms of the Univision lease during the calendar months of April, 2028, July, 2028, and October, 2028.

Lockbox and Cash Management. The 605 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 605 Third Avenue Borrower is required to establish and maintain a lockbox account for the benefit of an administrative agent for the lender (the “Agent”), to direct all tenants of the 605 Third Avenue Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the 605 Third Avenue Borrower or property manager into the lockbox account within two business days of receipt. In addition, the 605 Third Avenue Borrower is required to establish and maintain a cash management account controlled by the Agent on behalf of the lender. So long as no Trigger Period or Univision Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be swept to the 605 Third Avenue Borrower’s operating account. During the continuance of a Trigger Period, provided no event of default under the 605 Third Avenue Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the 605 Third Avenue Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the rollover funds reserve as described above under “Escrows and Reserves,” (iv) if the Trigger Period exists during a Univision Sweep Period, to make the required deposits into the free rent reserve as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the annual budget (which is deemed approved by the lender so long as it meets certain specified parameters) and lender-approved extraordinary expenses, (vi) if the 605 Third Avenue Mezzanine Loan is outstanding, to pay debt service and other amounts then due and payable under the 605 Third Avenue Mezzanine Loan, (vii) if a 605 Third Avenue Permitted Future Mezzanine Loan is outstanding, to pay debt service and other amounts then due and payable under the 605 Third Avenue Permitted Future Mezzanine Loan, and (viii) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 605 Third Avenue Whole Loan during the continuance of such Trigger Period (provided that, at the 605 Third Avenue Borrower’s request, provided no event of default is continuing, funds in such reserve will be applied to pay the amounts described in clauses (i) through (vii) and certain other property expenses). During the continuance of a Univision Sweep Period, provided no event of default or Trigger Period is continuing, all amounts deposited into the cash management account in respect of free rent during the preceding month will be disbursed (i) to the free rent account to make payments on account of free rent and (ii) any remainder, to the 605 Third Avenue Borrower.

“Trigger Period” means a period:

(i)	commencing upon an event of default under the 605 Third Avenue Whole Loan documents or an event of default under the 605 Third Avenue Mezzanine Loan documents, and ending upon the lender’s or mezzanine lender’s, as applicable, acceptance of a cure of such event of default; or

(ii)	commencing upon the debt yield on the 605 Third Avenue Whole Loan falling below 8.10% as of the last day of any calendar quarter, and ending on the date such debt yield equals or exceeds 8.10% as of the last day of two consecutive calendar quarters; or

(iii)	commencing upon the aggregate debt yield on the 605 Third Avenue Whole Loan, the 605 Third Avenue Mezzanine Loan and any 605 Third Avenue Permitted Future Mezzanine Loan falling below 6.25% as of the last day of any calendar quarter, and ending on the date such aggregate debt yield equals or exceeds 6.25% as of the last day of two consecutive calendar quarters.

“Univision Sweep Period” means the First Univision Sweep Period or Second Univision Sweep Period, as the case may be.

Additional Secured Indebtedness (not including trade debts). The 605 Third Avenue Property also secures the 605 Third Avenue Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $151,000,000, and the 605 Third Avenue Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $78,000,000. The 605 Third Avenue Serviced Pari Passu Companion Loans accrue interest at the same rate as the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Subordinate Companion Loans accrue interest at the rate of 3.07800% per annum. The 605 Third Avenue Mortgage Loan and the 605 Third Avenue Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the 605 Third Avenue Subordinate Companion Loans. The holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Serviced Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 605 Third Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the 605 Third Avenue Whole Loan, Morgan Stanley Mortgage Capital Holdings LLC funded a mezzanine loan in the amount of $91,000,000 (the “605 Third Avenue Mezzanine Loan”) to the holder of 100% of the direct equity interests in the 605 Third Avenue Borrower (such holder, the “605 Third Avenue Mezzanine Borrower”), secured by a pledge of such equity interests. The 605 Third Avenue Mezzanine Loan is co-terminous with the 605 Third Avenue Whole Loan, accrues interest at the rate of 5.05000% per annum and requires payments of interest only until its maturity date. The 605 Third Avenue Mezzanine Loan has been sold to a third party holder.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The 605 Third Avenue total debt as of the origination date is summarized in the following table.

605 Third Avenue Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$231,000,000	1.93752%	6.61x	13.9%	33.7%
Subordinate Companion Loans	$78,000,000	3.0780%	4.30x	10.4%	45.1%
Mezzanine Loan	$91,000,000	5.0500%	2.58x	8.0%	58.4%
Total Debt	$400,000,000	2.8680%	2.58x	8.0%	58.4%

In addition, the holders of the direct or indirect equity interests in the 605 Third Avenue Mezzanine Borrower are permitted to incur future mezzanine debt secured by a pledge of 100% of such equity interests in the 605 Third Avenue Mezzanine Borrower (a “605 Third Avenue Permitted Future Mezzanine Loan”), provided that, among other conditions: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio of the 605 Third Avenue Whole Loan, the 605 Third Avenue Mezzanine Loan and the 605 Third Avenue Permitted Future Mezzanine Loan (collectively, the “605 Third Avenue Total Debt”) is less than or equal to 58.4%, (iii) the aggregate debt service coverage ratio of the 605 Third Avenue Total Debt is at least 2.00x, (iv) the aggregate debt yield of the 605 Third Avenue Total Debt is at least 7.8%, and the debt yield of the 605 Third Avenue Whole Loan is at least 10.0%; (v) the term of the 605 Third Avenue Permitted Future Mezzanine Loan is at least co-terminous with the term of the 605 Third Avenue Whole Loan; (vi) an intercreditor agreement is executed that is reasonably acceptable to the lender and acceptable to the rating agencies rating securities backed by the 605 Third Avenue Whole Loan; and (vii) a rating agency confirmation is delivered by each rating agency rating securities backed by the 605 Third Avenue Whole Loan.

In the event that the 605 Third Avenue Permitted Future Mezzanine Loan is originated from and after July 1, 2027, the net loan proceeds must be deposited into the rollover funds reserve in an amount equal to $75 PSF of space which, as of the origination date of the 605 Third Avenue Permitted Future Mezzanine Loan, is vacant or is excluded from the calculation of underwritten net cash flow under the 605 Third Avenue Whole Loan Documents (other than due to free rent periods). A 605 Third Avenue Permitted Future Mezzanine Loan may be prepaid or defeased without simultaneous prepayment or defeasance of the 605 Third Avenue Whole Loan, and may be refinanced by another mezzanine loan that meets the conditions to a 605 Third Avenue Permitted Future Mezzanine Loan.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 605 Third Avenue Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 605 Third Avenue Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. If TRIPRA is not in effect, then, provided that terrorism insurance is commercially available, the 605 Third Avenue Borrower will be required to carry terrorism insurance, but in such event it will not be required to spend on terrorism insurance more than two times the amount of the insurance premiums that are payable at such time in respect of the property and business income insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

McClellan Park
McClellan, CA 95652
Roseville
Baseline Rd
Vineyard Rd
PFE Rd
PLACER COUNTY
Watt Ave
Walerga Rd
Cook Riolo Rd
AMTRAK
Gibson Ranch County Park
Northbrook
Antelope
Elverta Crossing
Elverta Rd
Cherry Island Golf Course
Lawrence Links Golf Course
Antelope Marketplace
Roseville Rd
Summerhill Plaza
Antelope Rd
80
Highland Manor
Rio Linda
Elkhorn Center
Foothill Farms
Sacramento Intl. Airport 8 miles
Elkhorn Blvd
Rio Linda Shopping Center
Elkhorn Plaza
Citrus Heights
W. Elkhorn Blvd
Rio Linda Blvd
North Highlands
Rio Linda Plaza
Vineland
Aerospace Museum of California
Hillsdale Blvd
Eisenhower Hwy
Mercy San Juan Medical Ctr.
Rio Linda Airport
Northrop Grumman
Coyle Ave
Foothill Farms Shopping Center
Hansen Ranch Park
Maryville Blvd
Raley Blvd
McClellan Airfield
Madison Ave
Madison West Business Park
California Statewide Museum
Auburn Blvd
Main Ave
McClellan Park
Northpointe
American River College
Northgate Business Park
Bell Ave
McClellan Industrial Park
Eisenhower Hwy
Watt/I-80
Watt/I-80 West
Sutter Business Park
Grand Ave
Roseville
Cypress Ave
Walnut Ave
Manzanita Ave
Edison Ave
North Sacramento
Allister Mackenzie GC
San Juan Rd
SACRAMENTO COUNTY
Carmichael
SACRAMENTO
Del Paso Blvd
BLUE LINE
Town & Country Village
Del Paso CC
Carmichael Estate
Marconi
Marconi Ave
Northgate Blvd
LIGHT RAIL
El Camino Ave
W. Camino Ave
Elvas Fwy
Ancil Hoffman Golf Course
Arden/Del
Swanston
Country Club Plaza
Royal Oak
Arden Fair
Howe Ave
Kaiser Permanente Sacramento
Fulton Ave
Eastern Ave
Globe
California State Lottery
160
American River
Pointe West Business Park
Exposition Blvd
Arden Way
River Bend Park
LIGHT RAIL
Capital Casino
Sutter's Landing Reg. Park
California Expo and Fair
Arden-Arcade
Hurley Way
River Glen
AMTRAK
Sac Central Shopping Center
American River
Rancho Cordova
E St
16th St
24th St
Elvas Ave
Northrop Ave
Fair Oaks Blvd
Zinfandel
Pavilions Shopping Center
American River Dr
State Capitol
H St
45th St
29th St
Sutter Memorial Hospital
Fair Oaks Blvd
50
Downtown
La Riviera
Lincoln Hwy
Plumas Lake
Sheridan
North Auburn
Auburn
Trowbridge
SUTTER COUNTY
PLACER COUNTY
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Foothill Farms
Rio Linda
North Highlands
El Dorado Hills
Woodland
Citrus Heights
Folsom
Carmichael
Arden
YOLO COUNTY
Rancho Cordova
West Sacramento
Davis
SACRAMENTO
Rancho Murieta
Florin
Vineyard
Dixon
SACRAMENTO COUNTY
Laguna
SOLANO COUNTY
Wilton
Elk Grove
Courtland
Clay

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – McClellan Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	McClellan, CA 95652
Original Balance(1):	$75,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Warehouse
% of Initial Pool Balance:	9.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1938/2019
Borrower Sponsor:	McClellan Business Park, LLC			Size:	6,925,484 SF
Guarantor:	McClellan Business Park, LLC			Cut-off Date Balance PSF(1):	$52
Mortgage Rate:	3.3090%			Maturity Balance PSF(1):	$52
Note Date:	11/13/2020			Property Manager:	LDKV Management, Inc.
First Payment Date:	1/11/2021				(borrower-related)
Maturity Date:	12/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information(5)
Prepayment Provisions(2):	YM(24),DEF/YM(89),O(7)			UW NOI(6):	$37,628,413
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.5%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.5%
Additional Debt Balance(1)(3):	$283,000,000			UW NCF DSCR(1):	2.90x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$29,593,816 (9/30/2020 TTM)
Reserves(4)				2nd Most Recent NOI(6):	$27,579,910 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$24,924,493 (12/31/2018)
RE Taxes:	$0	Springing	N/A	Most Recent Occupancy:	86.8% (9/15/2020)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.4% (12/31/2019)
Replacement Reserve:	$0	Springing	$2,077,645	3rd Most Recent Occupancy:	83.4% (12/31/2018)
TI/LC Reserve:	$0	Springing	$6,925,484	Appraised Value (as of):	$595,000,000 (9/15/2020)
Tenant Specific TI/LC Reserve:	$5,482,591	$0	N/A	Appraised Value PSF:	$86
Rent Concession Reserve:	$18,717	$0	N/A	Cut-off Date LTV Ratio(1):	60.2%
Development Agency Reserve:	$689,614	$0	N/A	Maturity Date LTV Ratio(1):	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$358,000,000	100.0%	Loan Payoff:	$334,182,430	93.3%
			Reserves:	$6,190,922	1.7%
			Closing Costs:	$5,652,858	1.6%
			Return of Equity:	$11,973,790	3.3%
Total Sources:	$358,000,000	100.0%	Total Uses:	$358,000,000	100.0%

(1)	The McClellan Park Mortgage Loan (as defined below) is part of the McClellan Park Whole Loan (as defined below) with an original aggregate principal balance of $358,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UU NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the McClellan Park Whole Loan.
(2)	At any time after the earlier of (i) January 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the McClellan Park Whole Loan to be securitized, the McClellan Park Borrower (as defined below) has the right to defease the McClellan Park Whole Loan in whole, but not in part. Additionally, the McClellan Park Borrower may prepay the McClellan Park Whole Loan in whole, or in connection with a partial release, at any time during the term with a 30-day prior notice and, if such prepayment occurs on or before May 11, 2030, payment of the yield maintenance premium. See “Release of Property” section below.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	While the McClellan Park Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the McClellan Park Whole Loan more severely than assumed in the underwriting of the McClellan Park Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	See “Operating History and Underwritten Cash Flow” section below for information regarding year-over-year increases in NOI and increase to UW NOI from Most Recent NOI.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

The Mortgage Loan. The second largest mortgage loan (the “McClellan Park Mortgage Loan”) is part of a whole loan (the “McClellan Park Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $358,000,000. The McClellan Park Whole Loan is secured by a first priority fee mortgage encumbering McClellan Park, a 6,925,484 SF primarily industrial and office portfolio located in McClellan, California (the “McClellan Park Property”). The McClellan Park Whole Loan was co-originated on November 13, 2020 by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.

The McClellan Park Mortgage Loan is evidenced by the controlling promissory Note A-1 in the original principal amount of $75,000,000. As noted in the McClellan Park Whole Loan Summary chart below, The McClellan Park Whole Loan is also evidenced by the non-controlling promissory Notes A-2, A-3, A-4, A-5, A-6, A-7 and A-8 (the “McClellan Park Serviced Pari Passu Companion Loans”). Note A-2 was included in the WFCM 2020-C58 securitization and Note A-6 was included in the BMARK 2020-B21 securitization. The McClellan Park Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

McClellan Park Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANK 2020-BNK30	Yes
A-2	$69,000,000	$69,000,000	WFCM 2020-C58	No
A-3	$50,600,000	$50,600,000	WFB	No
A-4	$36,000,000	$36,000,000	WFB	No
A-5	$20,000,000	$20,000,000	WFB	No
A-6	$75,000,000	$75,000,000	BMARK 2020-B21	No
A-7	$16,400,000	$16,400,000	Goldman Sachs Bank, USA	No
A-8	$16,000,000	$16,000,000	Goldman Sachs Bank, USA	No
Total Whole Loan	$358,000,000	$358,000,000

The Borrower and the Borrower Sponsor. The borrower is McClellan Realty, LLC (the “McClellan Park Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor and carveout guarantor is McClellan Business Park, LLC (the “Guarantor”). McClellan Business Park, LLC is a privately held company that was selected to acquire and redevelop McClellan Air Force Base in 1999. Today, the project consists of 3,000 acres with approximately 8.5 million SF of rentable space and 500 acres of developable land. The company is comprised of three entities, MBP Ventures, LLC, LDK Capital, LLC and Industrial Realty Group. MBP Ventures, LLC has acquired and developed real estate totaling over 20 million SF and more than 5,000 acres of land. LDK Capital, LLC has developed numerous master planned communities and business parks. Industrial Realty Group specializes in industrial properties and has holdings in excess of 100 million SF.

The Property. The McClellan Park Property is a portion of McClellan Park, a large office and industrial park encompassing 3,000-acres and approximately 8.5 million SF of leasable space, located west of Watt Avenue in an unincorporated area of Sacramento County, California. The McClellan Park Property represents the majority of McClellan Park with 6,925,484 SF and comprises 139 buildings spanning approximately 785.1 acres. The McClellan Park Property surrounds the 10,600-foot McClellan Airfield runway, which, according to the appraisal, is one of the west coast’s most active airstrips for private aircraft. The McClellan Park Property benefits from approximately seven miles of on-site rail, with multiple rails spurs, trans load yard, and rail served warehouses, which are serviced by both Burlington Northern Railroad and Union Pacific Railroad. Onsite amenities include a 112-room hotel, dining options, a gym, a credit union and a park.

Until July 2001, the McClellan Park Property served as McClellan Air Force Base, one of five major depots in the United States that provided repair and maintenance services to military aircraft. The McClellan Park Borrower was selected to acquire the base and implement an extensive redevelopment program. Since acquisition in 2001, the borrower sponsor has invested more than $580 million in critical infrastructure, building improvements, and land development, which has driven the lease-up or sale of more than seven million SF of office and industrial space.

As of September 15, 2020, the McClellan Park Property was 86.8% leased by approximately 176 tenants, with no tenant accounting for more than 6.0% of the NRA or 7.0% of underwritten base rent. The McClellan Park Property has averaged 84.7% occupancy over the past five years. Since 2018, there has been over 3.4 million SF of leasing activity. Approximately 21.7% of the NRA and 37.5% of underwritten base rent is attributable to investment grade tenants.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

Property Summary
Use Type	NRSF	% of NRSF	In Place Cut-Off Date Occupancy
Warehouse	2,532,812	36.6%	96.6%
Manufacturing	1,660,684	24.0%	91.6%
Research	604,753	8.7%	70.2%
Airfield	843,221	12.2%	78.6%
Total Industrial	5,641,470	81.5%	89.6%
Office	1,020,349	14.7%	72.5%
Residential	157,254	2.3%	71.8%
Commercial	103,291	1.5%	93.8%
Yard	3,120	0.0%	100.0%
Collateral Total	6,925,484	100.0%	86.8%

Industrial (81.5% of NRA; 60.8% of underwritten gross rent). The industrial component of the McClellan Park Property includes over 5.6 million SF, representing 81.5% of NRA and 60.8% of underwritten gross rent (including rent attributed to grossed up vacant space), and encompasses warehouse, manufacturing, research, and airfield/hanger buildings. The cluster of manufacturing, warehouse, research, residential, and office space provides the opportunity for industrial tenants to lease complementary use products all within one park.

Office (14.7% of NRA; 31.8% of underwritten gross rent). The office component of the McClellan Park Property includes buildings designated as office and recreational (37 primary buildings totaling 1,020,349 SF). These buildings range in size from 800 to 331,670 SF, with most buildings below 15,000 SF in size. The median size within this set of buildings is 7,606 SF. Originally constructed from 1938 to 1992, many of the buildings have been renovated to various levels. Existing office tenants include a variety of larger and small public and private operations such as the USDA Forest Services, Gateway Charters, and Faneuil, Inc.

Residential (2.3% of NRA; 5.0% of underwritten gross rent). The residential component at the McClellan Park Property includes seven primary buildings, which include renovated and non-renovated dorm buildings. These buildings are consistent in size, ranging from 19,038 to 25,380 SF with a median of 24,000 SF. The subject residential space is currently 71.8% occupied by two tenants, the USDA Forest Service and AmeriCorps.

Commercial (1.5% of NRA; 2.5% of underwritten gross rent). Currently 93.8% leased, the retail portion of the McClellan Park Property consists of 11 buildings totaling over 103,291 SF of improved retail space. The retail operations provide tenants amenities such as a credit union, a gas station, restaurants, and a gym.

COVID-19 Update. As of November 20, 2020, most tenants at the McClellan Park Property are open and operating. Approximately 99% of the tenants by square footage and by underwritten base rent made their full October rent payments. Approximately 97% of the tenants by square footage and by underwritten base rent made their full November rent payments. The November calculations assume federal and state tenants, which pay rent in arrears, have paid full rent in November. Four tenants, representing approximately 4.2% of underwritten base rent, received rent deferrals ranging from 3-5 months. Three of the four tenants concurrently extended their leases. Two tenants representing 0.2% of underwritten base rent have pending rent relief requests. As of November 20, 2020, the McClellan Park Whole Loan is not subject to any modification or forbearance request. The first debt service payment on the McClellan Park Mortgage Loan is due in December 2020.

Major Tenants.

Amazon (417,637 SF, 6.0% of NRA; 6.5% of underwritten base rent; June 30, 2030 lease expiration). Amazon fully occupies a warehouse building at the McClellan Park Property that was constructed in 2019. According to a third party news source, Amazon’s building at the McClellan Park Property features 36-foot clear height ceilings, a 135-foot truck courtyard, as well as 40 trailer parking stalls. Amazon created an open warehouse of approximately 158,000 SF, a drive-thru warehouse of approximately 240,000 SF and office and support area of approximately 18,200 SF. Additional work included creating chilled and frozen warehouse space along with will call and flex pickup areas. Amazon has leased over 1 million SF of distribution space in Sacramento in recent years. Amazon has two 5-year renewal options, each with 270 days’ notice, at the fair market rental rate.

Hydra Distribution (388,784 SF, 5.6% of NRA; 3.0% of underwritten base rent; April 16, 2025 lease expiration). Hydra Distribution provides contract warehouse, transportation, crossdocking and shipping services within its central California distribution network (based at the McClellan Park Property). Hydra Distribution features access to over 2.4 million SF of rail-served facilities and over seven miles of rail track. Hydra Distribution’s facility at the McClellan Park Property features 24-foot clear height ceilings and raised floor tilt-ups. Hydra Distribution has one 5-year renewal option to extend, each with six months’ notice, at the 95% of fair market rental rate.

Dome Printing (320,000 SF, 4.6% of NRA; 2.6% of underwritten base rent; November 17, 2033 lease expiration). Dome Printing was founded in 1914 as an engraving company serving local printers and newspapers. In 1969, Dome Printing transformed into an offset printing facility, becoming one of the largest privately held commercial printing companies in northern California. Dome Printing offers direct printing on canvas, plastics, paperboard, synthetics and metalized substrates for both its retail and packaging clients. Dome Printing has two 5-year renewal options, each with nine months’ notice, at the fair market rental rate.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to the tenancy at the McClellan Park Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Term. Options
Amazon	A+/A2/AA-	417,637	6.0%	$2,568,468	6.5%	$6.15	6/30/2030	2, 5- year	N
Hydra Distribution	NR/NR/NR	388,784	5.6%	$1,184,293	3.0%	$3.05	4/16/2025	1, 5-year	N
Dome Printing	NR/NR/NR	320,000	4.6%	$1,033,815	2.6%	$3.23	11/17/2033	2, 5-year	N
McClellan Jet Services	NR/NR/NR	280,839	4.1%	$1,031,119	2.6%	$3.67	9/12/2022	None	Y(3)
Northrop Grumman Systems	BBB/Baa1/BBB	267,618	3.9%	$2,801,193	7.0%	$10.47	Multiple(4)	Various(5)	Y(6)
Subtotal/Wtd. Avg.		1,674,878	24.2%	$8,618,888	21.7%	$5.15

Other Tenants(7)		4,333,579	62.6%	$31,137,427	78.3%	$7.19
Vacant Space		917,027	13.2%	$0	0.0%	$0.00
Total/Wtd. Avg.(8)		6,925,484	100.0%	$39,756,315	100.0%	$6.62

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(2)	The Annual UW Rent and Annual UW Rent PSF shown above include rent steps through October 2021 totaling $1,210,817. The lender’s underwriting gives separate credit for straight-line rent averaging for investment grade tenants totaling $585,214 (see “Operating History and Underwritten Net Cash Flow” below),which credit is not included in the Annual UW Rent PSF and Annual UW Rent shown in the table above.

(3)	McClellan Jet Services has the right to terminate 1,373 SF of its space after November 30, 2023 with 30 days’ notice.

(4)	Northrup Grumman Systems’ lease for its 161,589 SF space and its 92,922 SF space expire on December 31, 2021 (collectively, the “NG Space A”), its 4,857 SF space expires on July 31, 2022 (“NG Space B”) and its 8,250 SF space expires on November 30, 2022 (“NG Space C”).

(5)	NG Space A lease has two 5-year options to renew with nine months’ notice, NG Space B lease has two, 1-year options to renew with six months’ notice and NG Space C has no renewal options.

(6)	Northrup Grumman may terminate NG Space B on December 1st of each year of its term with 180 days’ notice and payment of the unamortized portion of the funded tenant improvement allowance, plus unamortized leasing commissions and three months of the base rent payable for the month immediately preceding the termination date.

(7)	Includes two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF), that have leases starting in January 2021 and February 2021, respectively.

(8)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the McClellan Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	75,533	$6.41	1.1%	1.1%	$484,397	1.2%	1.2%
2020	17	150,128	$9.33	2.2%	3.3%	$1,399,982	3.5%	4.7%
2021	94	896,269	$8.39	12.9%	16.2%	$7,521,327	18.9%	23.7%
2022	63	1,044,895	$7.90	15.1%	31.3%	$8,252,111	20.8%	44.4%
2023	35	783,580	$5.04	11.3%	42.6%	$3,945,606	9.9%	54.3%
2024	21	463,243	$4.92	6.7%	49.3%	$2,279,219	5.7%	60.1%
2025	26	791,251	$5.38	11.4%	60.7%	$4,257,919	10.7%	70.8%
2026	5	152,898	$6.61	2.2%	62.9%	$1,010,198	2.5%	73.3%
2027	21	601,568	$5.07	8.7%	71.6%	$3,048,594	7.7%	81.0%
2028	21	233,106	$11.59	3.4%	75.0%	$2,702,656	6.8%	87.8%
2029	3	64,800	$18.28	0.9%	75.9%	$1,184,601	3.0%	90.8%
2030	5	420,757	$6.10	6.1%	82.0%	$2,568,468	6.5%	97.2%
2031 & Beyond	13	330,429	$3.33	4.8%	86.8%	$1,101,237	2.8%	100.0%
Vacant	0	917,027	$0.00	13.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	339	6,925,484	$6.62	100.0%		$39,756,315	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

The Market. The McClellan Park Property is located 3.6 miles north of Interstate 80, which provides access westbound towards the San Francisco Bay area and eastbound towards the Nevada border. The McClellan Park Property surrounds the McClellan Airfield and is immediately adjacent to the Sacramento McClellan Airport. The Sacramento International Airport is positioned 14.2 miles west of the McClellan Park Property and the deep-water Port of Sacramento is situated 16.1 miles southwest of the McClellan Park Property. It is approximately 7.4 miles from downtown Sacramento.

According to California Department of Finance, of the ten largest cities in California, Sacramento grew by the largest percentage (1.5%) in 2018. The City of Sacramento added more new residents than San Diego, San Francisco, Los Angeles, or San Jose in the same year. According to the appraisal, a large portion of Sacramento’s employment has historically been dominated by the State government and other public-sector employers. State and local government accounts for 26% of the region’s labor pool (approximately 225,000 employees).

According to a third party market research provider, the estimated 2020 population within a three- and five-mile radius of the McClellan Park Property was approximately 344,204 and 1,070,132, respectively; and the estimated 2020 average household income within the same radii was approximately $74,927 and $84,655, respectively.

According to a third-party market research report, the McClellan Park Property is situated within the McClellan industrial submarket of the Sacramento - CA industrial market. As of the November 10, 2020, the industrial submarket reported a total inventory of approximately 17.4 million SF with a 5.2% vacancy rate and average asking rent of $9.23 PSF, triple net. The submarket vacancy rate has decreased from 20.3% in 2010 and has averaged 8.1% since 2015.

The following table presents certain information relating to the appraisal’s market rent conclusions for the McClellan Park Property:

Market Rent Summary
	Warehouse	Warehouse – Amazon	Manufacturing	Office	Airfield	Research
Market Rent (PSF)	$0.40	$0.50	$0.45	$1.10	$0.52	$0.90
Lease Term (Years)	4	4	4	4	4	4
Lease Type (Reimbursements)	NNN	NNN	NNN	Full Service / Base Year	NNN	NNN
Rent Increase Projection	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum
Tenant Improvements (New)	$3.00 PSF	$3.00 PSF	$5.00 PSF	$25.00 PSF	$10.00 PSF	$20.00 PSF
Tenant Improvements (Renew)	$1.00 PSF	$1.00 PSF	$1.00 PSF	$5.00 PSF	$1.00 PSF	$5.00 PSF

The following table presents information relating to comparable office property sales for the McClellan Park Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
Depot Park Fruitridge Rd. Sacramento, CA	Jun. 2018	1940/2000	2,144,568	89%	$126,590,000	$170,471,710	$59	$79
Delta Industrial Portfolio Multiple Multiple	Aug. 2017	1997/NAP	8,766,532	96%	$590,000,000	$594,721,531	$67	$68
NW Mutual NV Ind. Portfolio Greg St, et al Sparks, Reno	May 2019	1995/NAP	1,765,258	98%	$157,800,000	$149,128,996	$89	$84
Texas Logistics Portfolio Multiple Multiple	Jul. 2019	1995/NAP	2,682,696	91%	$248,000,000	$221,349,247	$92	$83

Source: Appraisal.

(1)	Adjusted sale price was adjusted for location, size, age/condition, features/amenities and economic characteristics (as applicable).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow at the McClellan Park Property:

Cash Flow Analysis
	2017	2018	2019	9/30/2020 TTM	UW	UW PSF
Gross Potential Base Rent	$30,020,185	$34,154,288	$36,215,976	$38,587,412	$38,545,498	$5.57
Contractual Rent Steps	$0	$0	$0	$0	$1,210,817(1)	$0.17
Rent Average Benefit	$0	$0	$0	$0	$585,214	$0.08
TI Amortization(2)	$0	$0	$0	$0	$535,080	$0.08
Yard Rent(2)(3)	$0	$0	$0	$0	$4,145,429	$0.60
Grossed Up Vacant Space	$0	$0	$0	$0	$10,013,909(4)	$1.45
Total Recoveries	$4,748,711	$5,452,877	$6,256,187	$6,754,163	$6,850,394	$0.99
Other Income(5)	$252,056	$47,853	$300,496	$793,948	$793,948	$0.11
Less Vacancy & Credit Loss	$0	$0	$0	$0	($10,013,909)(6)	($1.45)
Effective Gross Income	$35,020,952	$39,655,018	$42,772,659	$46,135,523	$52,666,380	$7.60

Real Estate Taxes	$3,963,293	$4,255,008	$4,257,566	$4,625,532	$4,454,422	$0.64
Insurance	$642,426	$674,916	$712,904	$844,519	$844,519	$0.12
Other Operating Expenses	$8,770,024	$9,800,601	$10,222,279	$11,071,656	$9,739,026	$1.41
Total Expenses	$13,375,743	$14,730,525	$15,192,749	$16,541,707	$15,037,967	$2.17

Net Operating Income(7)	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$37,628,413	$5.43
CapEx	$0	$0	$0	$0	$1,038,823	$0.15
TI/LC	$0	$0	$0	$0	$1,731,371	$0.25
Net Cash Flow	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$34,858,219	$5.03

Occupancy %	80.3%	83.4%	88.4%	86.8%(8)	86.8%(6)
NOI DSCR(9)	1.80x	2.08x	2.30x	2.46x	3.13x
NCF DSCR(9)	1.80x	2.08x	2.30x	2.46x	2.90x
NOI Debt Yield(9)	6.0%	7.0%	7.7%	8.3%	10.5%
NCF Debt Yield(9)	6.0%	7.0%	7.7%	8.3%	9.7%

(1)	Represents rent steps through October 2021.

(2)	Yard Rent and TI Amortization has historically been captured under base rent.

(3)	Yard Rent represents land that is leased to tenants for additional parking needs. It is typically co-terminous with the contractual obligations in the lease.

(4)	Grossed Up Vacant Space is grossed up at appraisal concluded market rents.

(5)	Other Income represents late fees, termination fees, excess rail usage and ancillary income.

(6)	Occupancy is based on the in-place rent roll dated 9/15/2020. Vacancy of 19% represents the economic vacancy.

(7)	The increase from 2017 to 2018 NOI was primarily due to an increase in occupancy from 80.3% to 83.4% and annual increases in existing tenant rental rates. The increase from 2018 NOI to 2019 NOI was primarily due to an increase in occupancy from 83.4% to 88.4% and annual increases in existing tenant rental rates. The increase in UW NOI from the TTM 9/30/2020 is partially driven by $1,210,817 in rent steps and $585,214 in straight line rent average for investment grade tenants. The other main driver is Amazon’s lease for 417,637 SF, under which it began paying rent in July of 2020. Its lease represents approximately $2.6 million of UW base rent and an additional $1.2 million of Yard Rent. Additionally, the UW base rent includes approximately $526,152 of UW rent from two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF) which have leases starting in January 2021 and February 2021, respectively. Lastly, the management fee is capped at $1.0 million.

(8)	Based on the underwritten rent roll dated 9/15/2020.

(9)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the McClellan Park Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the McClellan Park Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

However, the McClellan Park Borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the insurance policies maintained by the McClellan Park Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the McClellan Park Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly replacement reserves of $86,569 ($0.15 PSF annually), subject to a cap of $2,077,645 ($0.30 PSF).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

TI/LC Reserve – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly TI/LC reserves of $288,562 ($0.50 PSF annually), subject to a cap of $6,925,484 ($1.00 PSF).

Development Agency Loan Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $689,614, representing approximately 108% of the estimated maximum possible amount owing under a development agency loan secured by a subordinate deed of trust lien encumbering a portion of the McClellan Park Property. See “Mezzanine Loan and Preferred Equity” section below.

Rent Concession Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $18,717 related to outstanding future rent credits, abatements or gap rent pursuant to existing leases.

Tenant Specific TI/LC Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $5,482,591 related to outstanding tenant improvements and leasing commissions payable by the McClellan Park Borrower under existing leases with Siemens Industry, Inc. ($2,943,558), Amazon ($1,407,294) and Americorp ($1,131,739).

Lockbox and Cash Management. The McClellan Park Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the McClellan Park Borrower or property manager direct all tenants to pay rent directly into such lockbox account. The McClellan Park Whole Loan documents also require that all rents received by the McClellan Park Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Provided no Cash Trap Event Period is in effect, all amounts on deposit in the account will be transferred daily to an account specified by the McClellan Park Borrower. During a Cash Trap Event Period, all funds in the lockbox account and excess cash flow remaining after satisfaction of the waterfall items outlined in the McClellan Park Whole Loan documents, are required to be swept to an excess cash flow subaccount to be held as additional collateral for the McClellan Park Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the net cash flow debt yield falling below 7.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 7.0% at the end of any calendar quarter.

Additional Secured Indebtedness (not including trade debts). The McClellan Park Property also secures the McClellan Park Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $283,000,000. The McClellan Park Pari Passu Companion Loans accrue interest at the same rate as the McClellan Park Mortgage Loan. The McClellan Park Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the McClellan Park Pari Passu Companion Loans. The holders of the McClellan Park Mortgage Loan and McClellan Park Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on McClellan Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu- Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. In 2011, the Sacramento County Successor Agency, the successor agency to the Former Redevelopment Agency of the County of Sacramento (the “Development Agency”), made a $1,000,000 loan (the “Development Agency Loan”) to the predecessor-in-interest to the McClellan Park Borrower in connection with the renovation of portions of three buildings at the McClellan Park Property. The loan, which is due and payable in 2023, is secured by a deed of trust lien on such portion of the McClellan Park Property and is forgivable once the renovated space reaches 80% occupancy. At origination of the McClellan Park Whole Loan, the Development Agency entered into a subordination agreement that subordinated such deed of trust lien to the McClellan Park Whole Loan documents. The McClellan Park Borrower maintains that the occupancy required for forgiveness of the Development Agency Loan has been achieved and is currently negotiating loan forgiveness with the Development Agency. The amount reserved with lender for the Development Agency Loan (see “Escrows” above) has been certified by the Development Agency as sufficient to obtain the satisfaction and release of the deed of trust lien securing the Development Agency Loan. Provided no event of default is continuing, upon receipt of a payoff statement and wiring instructions from the Development Agency, the lender will disburse funds from such reserve to pay off the Development Agency Loan and, upon receipt of evidence that the lien has been released, disburse any remaining funds in the reserve to the McClellan Park Borrower (or, if a Cash Trap Event Period then exists, to the cash management account with the lender).

Release of Property. Provided no event of default is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more income producing parcels from the lien of McClellan Park Whole Loan (collectively, an “Income Producing Parcel Release”), subject, but not limited, to the following conditions:

●	the Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;

●	the lender having received a Release Price (as defined below), in addition to any yield maintenance and interest shortfall then due (if any);

●	immediately following the Income Producing Parcel Release, the net cash flow debt yield is no less than 10.0%;

●	immediately following the Income Producing Parcel Release, at least 100 parcels are subject to the lien of the McClellan Park Whole Loan and no single parcel being more than 10.0% of the remaining aggregate adjusted net cash flow;

●	immediately following the release, at least 60.0% of the rentable square footage remaining at the McClellan Park Property will be used for industrial purposes;

●	the lender having received reasonably satisfactory evidence that, following the release, the McClellan Park Property complies with all applicable zoning laws, land use, parking requirements, major leases, and permitted encumbrances as defined in the McClellan Park Whole Loan documents; and

●	the lender’s reasonable satisfaction that the release will satisfy REMIC requirements.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

Provided no event of default is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more vacant non-income providing parcels from the lien of McClellan Park Whole Loan (collectively, an “Non-Income Producing Parcel Release”) and, upon completion of the condominium conversion (as described below), the McClellan Park Borrower is permitted to release the Twin Rivers NIP Parcel (as defined below) as a Non-Income Producing Parcel Release, subject, but not limited, to the following conditions:

●	the Non-Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;

●	the lender having received evidence that no portion of the Non-Income Producing Parcel Release is required to remain part of the McClellan Park Property pursuant to the terms of any leases, legal agreements or for use as parking, access, ingress/egress and/or storage at the McClellan Park Property; and

●	the lender having received evidence that the Non-Income Producing Parcel Release is occurring solely (i) to accommodate parcel/tax lot adjustments for potential development by an affiliate of the McClellan Park Borrower or guarantor or (ii) for the sale of such Non-Income Producing Parcel Release parcel to a third party that is not an affiliate of the McClellan Park Borrower or guarantor.

“Release Price” means (a) with respect to the Twin Rivers Release Parcel (as defined below), an amount equal to 100% of its allocated loan amount ($10,447,854), however, as provided below, following such condominium conversion of the Twin Rivers NIP Parcel to a commercial condominium to effectuate the conveyance of the Twin Rivers condominium unit to Twin Rivers Unified School District, the Twin Rivers NIP Parcel may be released as a free release; and (b) with respect to each other release parcel, (i) for the first 10% of the original principal balance of the McClellan Park Whole Loan being prepaid, 110% of the allocated loan amount of the subject release parcel(s) and (ii) for the remaining McClellan Park Whole Loan collateral, 115% of the allocated loan amount of the subject release parcel(s). A partial release of the Twin Rivers Release Parcel at the Release Price set forth in clause (a) above will count towards the 10% threshold set forth in clause (b)(i) above if such threshold has not yet been reached.

“Twin Rivers Parcel” is comprised of (i) a single tenant building leased to Twin Rivers Unified School District and identified as APN 215-0320-127 (the “Twin Rivers NIP Parcel”), and (ii) a multi-tenant building identified as APN 215-0320–126 (the “Twin Rivers Release Parcel”).

Condominium Conversion Option. Following the date which is the earlier of (x) November 13, 2021 and (y) 60 days following the securitization of the last portion of the McClellan Park Whole Loan and provided no event of default is continuing, the McClellan Park Borrower is permitted to convert the Twin Rivers Parcel to a commercial condominium form of ownership, subject, but not limited, to the following conditions:

●	the condominium regime is required to create two or more condominium units, one of which will consist solely of the Twin Rivers NIP Parcel and each condominium unit will have its own separate tax parcel; and

●	the McClellan Park Borrower will deliver to the lender (i) an irrevocable proxy from the McClellan Park Borrower granting the lender the right to vote, on the McClellan Park Borrower’s behalf in any vote taken by the condominium association after the acceleration of the McClellan Park Whole Loan and (ii) a conditional resignation (effective upon the lender’s demand upon the acceleration of the McClellan Park Whole Loan) of any board members that are appointed or controlled by the McClellan Park Borrower.

Letter of Credit. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The McClellan Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the McClellan Park Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the McClellan Park Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the McClellan Park Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

MIAMI DESIGN DISTRICT
NE 42ND STREET
11. LEE
NE 41ST STREET
1. BRIDGE NORTH
7. JADE
8. JBL
2. BRIDGE SOUTH
9. KVA
15. TWERY
12. NEWTON
6. HERMES
3. BUICK
14. PENNY LANE
10. LAVERNE
5. COLLINS
4. CITY VIEW GARAGE
13. PALM COURT
NE 1ST AVENUE
NE 2ND AVENUE
Collateral
Not a Part
INTERSTATE 195, DOWNTOWN, MIAMI INTERNATIONAL AIRPORT

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

MIAMI
Miami Design District
151 Northeast 40th Street
Miami, FL 33137
Design District
Wynwood
Beverly Terrace
Edgewater
Morningside
BUENA VISTA EAST HISTORIC DISTRICT
PALM GROVE HISTORIC DISTRICT
MORNINGSIDE HISTORIC DISTRICT
MIMO HISTORIC DISTRICT
MIAMI-DADE COUNTY
Miami Jewish Health
Sabal Palm Shopping Center
Institute of Contemporary Art - Miami
Haitian Heritage Museum
Biscayne Medical Center
Blue on the Bay
MIArt Space
The Shops at Midtown Miami
Gary Nader Art Centre
Amazon Sortation Center
Wynwood Walls
Mana Wynwood Convention Center
RC Cola Museum
Bakehouse Art Complex
Roberto Clemente Park
Robert E. Lee Park
Moore Park
Albert Pallot Park
Morningside Park
Sabal Lake
Biscayne Bay
JULIA TUTTLE CAUSEWAY
Miami Beach 7 miles
Miami Intl. Airport 10 miles
Downtown Miami 2 miles
TROLLEY
BrightLine Rail
Federal Hwy
Biscayne Blvd
Bay Point Rd
Island Rd
Sabal Palm Rd
Lake Rd
N. Miami Ave
NE 2nd Ave
NW 1st Ave
NW 2nd Ave
NW 5th Ave
NW 7th Ave
NE 5th Ave
NE 7th Ave
NE 59th St
NE 58th Ter
NE 58th St
NE 57th St
NE 56th St
NE 55th Ter
NE 55th St
NE 54th St
NE 53rd St
NE 52nd Ter
NE 52nd St
NE 51st St
NE 50th Ter
NE 50th St
NE 49th St
NE 48th St
NE 47th St
NE 46th St
NE 45th St
NE 39th St
NE 38th St
NE 36th St
NE 35th St
NE 34th St
NE 32nd St
NE 31st St
NE 30th St
NE 29th St
NE 27th St
NE 26th Ter
NE 26th St
NE 25th St
NE 24th St
NE 23rd St
NE 22nd St
NW 47th St
NW 46th St
NW 45th St
NW 44th St
NW 43rd St
NW 42nd St
NW 41st St
NW 40th St
NW 36th St
NW 35th St
NW 34th St
NW 33rd St
NW 32nd St
NW 31st St
NW 30th St
NW 29th St
NW 28th St
NW 27th St
NW 26th St
NW 25th St
NW 24th St
NW 23rd St
NW 22nd St
NW 21st St
95
195
27
1
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
THE EVERGLADES
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI-DADE COUNTY
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
The Hammocks
Kendall
Biscayne Bay
Homestead

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – Miami Design District

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	Miami, FL 33137
Original Balance(1):	$75,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Luxury Retail
% of Initial Pool Balance:	9.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014-2019 / N/A
Borrower Sponsor:	Miami Design District Associates, LLC			Size:	497,094 SF
Guarantor:	Miami Design District Associates, LLC			Cut-off Date Balance PSF(1):	$805
Mortgage Rate:	4.1325%			Maturity Date Balance PSF(1):	$805
Note Date:	2/28/2020			Property Manager:	Design District Management, Inc.
First Payment Date(2):	4/1/2020
Maturity Date:	3/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(6)
Seasoning:	9 months			UW NOI:	$37,034,101
Prepayment Provisions(3):	LO (33); DEF (80); O (7)			UW NOI Debt Yield(1):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.3%
Additional Debt Type(1)(4):	Pari Passu/B-Note			UW NCF DSCR(1):	2.14x
Additional Debt Balance(1)(4):	$325,000,000 / $100,000,000			Most Recent NOI:	$33,817,392 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$32,133,624 (12/31/2018)
Reserves(5)				3rd Most Recent NOI:	$25,614,162 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.5% (9/1/2020)
RE Taxes:	$2,100,000	$525,000	N/A	2nd Most Recent Occupancy:	92.4% (12/31/2019)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	93.1% (12/31/2018)
Replacement Reserve:	$0	$8,285	N/A	Appraised Value (as of)(7):	$856,000,000 (3/1/2020)
TI/LC Reserve:	$4,907,050	$82,849	N/A	Appraised Value PSF(7):	$1,722
Free/Gap Rent Reserve:	$1,724,567	$0	N/A	Cut-off Date LTV Ratio(1)(7):	46.7%
Debt Service Reserve:	$10,474,740	$0	N/A	Maturity Date LTV Ratio(1)(7):	46.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$500,000,000	100.0%	Loan Payoff(8):	$476,005,977	95.2%
			Return of Equity:	$11,474,730	2.3%
			Reserves(5):	$8,731,617	1.7%
			Closing Costs:	$3,787,676	0.8%
Total Sources:	$500,000,000	100.0%	Total Uses:	$500,000,000	100.0%

(1)	The Miami Design District Mortgage Loan (as defined below) is part of the Miami Design District Whole Loan (as defined below), which is comprised of fifteen pari passu senior promissory notes and one subordinate note. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the Miami Design District Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Miami Design District Whole Loan are $1,006, $1,006, 7.4%, 7.4%, 1.72x, 58.4% and 58.4%, respectively.

(2)	Pursuant to an amendment to the Miami Design District Whole Loan dated April 29, 2020, debt service payments owed for May, June and July 2020 were deferred and are payable on the Maturity Date or earlier repayment in full of the Miami Design District Whole Loan.

(3)	Defeasance of the Miami Design District Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Miami Design District Whole Loan to be securitized and (b) March 1, 2025. The assumed prepayment lockout period of 33 payments is based on the closing date of this transaction in December 2020.

(4)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve information.

(6)	All NOI, NCF and occupancy information, as well as the appraised value were determined prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. All DSCR, LTV and Debt Yield metrics were calculated, and the Miami Design District Whole Loan was underwritten, based on such prior information. See “Risk Factors–Risks Related to Market Conditions and Other External Factors–The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The appraisal also provided an “Upon Stabilization” value of $883,000,000 as of March 1, 2021, which value assumes physical and economic stabilization and results in an Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of $1,776, 45.3% and 45.3%, respectively, based on the principal balance of the Miami Design District Senior Loan. The appraisal also provided a “land” value of $600,000,000 for the land portion (assumed unimproved) of the Miami Design District Property (as defined below), which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 66.7% and 66.7%, respectively, based on the principal balance of the Miami Design District Senior Loan.

(8)	Loan Payoff includes existing debt secured by components of the larger Miami Design District that are not collateral for the Miami Design District Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

The Mortgage Loan. The third largest mortgage loan (the “Miami Design District Mortgage Loan”) is part of a whole loan (the “Miami Design District Whole Loan”) evidenced by fifteen pari passu senior promissory notes in the aggregate original principal amount of $400,000,000 (together, the “Miami Design District Senior Loan”) and one note in the original principal amount of $100,000,000 (the “Miami Design District Subordinate Companion Loan”) that is subordinate to the Miami Design District Senior Loan. The Miami Design District Whole Loan is secured by a first priority fee mortgage encumbering a 497,094 SF luxury retail development located in Miami, Florida (the “Miami Design District Property”). The Miami Design District Mortgage Loan is evidenced by the non-controlling Note A-3 and Note A-6 with an aggregate original principal amount of $75,000,000. The remaining promissory notes comprising the Miami Design District Whole Loan are summarized in the below table. The Miami Design District Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust until the securitization of Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Miami Design District Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2, A-4, A-5, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15	$325,000,000	$325,000,000	Bank of America	No
A-3, A-6	$75,000,000	$75,000,000	BANK 2020-BNK30	No
B	$100,000,000	$100,000,000	Third Party Investor	Yes(1)
Total (Whole Loan)	$500,000,000	$500,000,000
(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

The Borrower and the Borrower Sponsor. The borrower is Oak Plaza Associates (Del.) LLC (the “Miami Design District Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Miami Design District Associates, LLC, a partnership between Dacra (38.75%), L Catterton Real Estate (38.75%), and Brookfield Property Partners (22.265%).

Dacra is a real estate development company founded in 1987 that has developed over 2.0 million SF of commercial, residential and mixed-use communities. Dacra has played an active role in revitalization efforts and redevelopment in Miami and Miami Beach. In addition to the Miami Design District, Dacra has developed real estate projects in South Beach’s Art Deco District and on Lincoln Road. Since the 1990’s, Dacra had been aggregating the land for the Miami Design District, with the vision of transforming the area into a retail, art and dining destination. In 2010, Dacra partnered with L Catterton Real Estate, a Catterton, LVMH and Groupe Arnault-sponsored global real estate development and investment fund specializing in creating luxury shopping destinations. The partnership brought LVMH brands, including Louis Vuitton, Dior, Fendi, Bulgari, Celine, Berluti, Hermes and Cartier to the Miami Design District, which paved the way for other global luxury brands and upscale contemporary brands to follow. Dacra and L Catterton Real Estate completed the first phase of the Miami Design District in 2012. In 2014, a joint venture between General Growth Properties (now Brookfield Property Partners (NASDAQ: BPY)) and Ashkenazy Acquisition Corp. acquired an interest in the Miami Design District. Brookfield Property Partners is a diversified global real estate company that owns, operates and develops one of the largest portfolios of office, retail, multifamily, industrial, hospitality, triple net lease, self-storage, student housing and manufactured housing assets.

The borrower sponsor owns approximately 20 acres (developed and available for future development) in the Miami Design District, of which the Miami Design District Property represents 7.4 acres. The Miami Design District Borrower covenanted that its affiliates will not, without the consent of the lender, (i) develop such parcels held for future development in a manner that would materially interfere with the continued use and operation of the Miami Design District Property, or (ii) engage in any leasing that would result in a material adverse effect to the Miami Design District Property.

The Property. The Miami Design District Property is a 497,094 SF portion of a Class A luxury retail development known as the Miami Design District in Miami, Florida. The Miami Design District is a LEED Neighborhood Development located at the northwest quadrant of Interstate 195 and N Federal Highway that was designed as a creative neighborhood for shopping, dining and contemporary public art exhibitions. The Miami Design District encompasses approximately 30 acres in a walkable urban environment, and is home to more than 120 flagship stores, including luxury brand retailers and jewelers Balenciaga, Hermes, Fendi, Dior, Cartier and Louis Vuitton. The Miami Design District also includes design showrooms, art galleries and cultural institutions, including The Institute of Contemporary Art Miami (ICA), de la Cruz Collection Contemporary Art Space, Locust Projects Alternative Art Space and the Haitian Heritage Museum. The buildings within the Miami Design District are arranged along a typical urban street block grid system, with on-street metered parking and a north/south running pedestrian-only corridor through the center, known as Paseo Ponti.

The Miami Design District Property consists of 15 buildings that were redeveloped between 2014 and 2019 from former warehouse, showroom and industrial space. The Miami Design District Property includes a total of 497,094 SF of rentable space plus 559 total parking spaces located in two garages. Many of the buildings are built-to-suit for luxury retailers, both with respect to the interior buildouts and exterior facades. As of September 1, 2020, the Miami Design District Property was 88.5% occupied by 86 tenants. The largest tenants by base rent include Hermes, Harry Winston, Holly Hunt, Fendi Casa/Luxury Living and Tom Ford, with no other tenant representing more than 3.1% of underwritten base rent. Overall property sales for tenants who report at the Miami Design District Property increased 29.5% from 2018 to 2019 to $1,002 PSF ($231.5 million total sales).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

Property Summary
Building	Year Built/ Renovated	Stories	Rentable SF	Occupancy	Major Tenants
Bridge South	2017	2	7,076	100.0%	Yves Saint Laurent (4,183 SF) Balenciaga (2,893 SF)
Bridge North	2017	2	12,603	100.0%	Dolce & Gabanna (5,320 SF) Alexander McQueen (4,460 SF} Mason Margiela (2,823 SF)
Buick	1926/2015	4	82,396	97.1%	Holly Hunt (24,897 SF) Dacra (18,828 SF)(1) MDDA (Management Office) (10,776 SF)(1)
City View Garage	2015	7	40,853	84.3%	Luxury Brand Partners (18,077 SF) Pura Vida (2,977 SF) Citco (2,614 SF) Rise Nation (2,613 SF)
Collins	2015	2	17,026	100.0%	Cartier (7,735 SF) Loro Piana (4,767 SF) Tod’s (4,524 SF)
Hermes	2015	3	13,500	100.0%	Hermes (13,500 SF)
Jade	2017	3	15,324	100.0%	Prada (6,442 SF) Celine (5,191 SF) Okami (Ovation) (3,691 SF)
JBL	2014	3	42,082	77.6%	Tom Ford (8,582 SF) COS (4,886 SF) Lanvin (3,367 SF) Omega (3,152 SF)
KVA	2006	2	5,384	100.0%	Fendi (5,384 SF)
Laverne	1961/2017	1	12,257	95.3%	Swan and Bar Bevy (10,180 SF)
Lee	1955/2017	3	54,961	77.9%	Poliform (8,902 SF) Unifor, Inc. (Moltini) (7,384 SF) Dupuis (6,323 SF) Poltrona Frau (5,842 SF)
Newton	1983/2018	2	15,000	100.0%	Luminaire (15,000 SF)
Palm Court	2014	2	148,993	82.4%	Christian Dior (10,595 SF) Louis Vuitton (10,244 SF) St. Roche (MIA Market) (9,292 SF) Harry Winston (7,219 SF) Giorgio Armani (6,976 SF)
Penny Lane	2017	3	22,439	100.0%	Fendi Casa/Luxury Living (22,439 SF)
Twery	2006	2	7,200	100.0%	OTL (7,200 SF)

Source: Appraisal and underwritten rent roll.

(1)	Sponsor-affiliated office space.

Major Tenants.

Hermes (13,500 SF, 2.7% of NRA, 4.4% of underwritten base rent). Hermes International (“Hermes”) designs, produces and distributes personal luxury accessories and apparel. The company is over 183 years old and operates 311 boutiques worldwide under the Hermes name that sell items such as leather, scarves, men’s clothes, ties, women’s fashions, perfume, watches, stationery, shoes, hats, gloves and jewelry. Hermes occupies its own building on a lease that expires in February 2025, with two five-year renewal options each with six months’ notice. Hermes is currently paying an annual rent of $109.27 PSF, with annual rent increases of 3%. If at any time less than six of the permanent retail store tenants (including Armani, Balenciaga, Bulgari, Burberry, Carolina Herrera, Cartier, Celine, Chanel, Chloe, Dior, Christian Louboutin, DeBeers, Dunhill, Fendi, Givenchy, Gucci, Kiton, LV, Marc Jacobs, Prada, Pucci, Tag Heuer, Tiffany, Tomas Maier, Van Cleef, Versace, YSL, Zegna) are open and operating for a period of six or more consecutive months, then Hermes will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Hermes will have the right, within 30 days after the expiration of the 18 month period, to terminate the lease.

Harry Winston (7,219 SF, 1.5% of NRA, 4.4% of underwritten base rent). Founded in 1932, Harry Winston is a jewelry retailer known for its expertise, fine craftsmanship, quality gems and innovative gemstone settings. In 2013, the Swatch Group Ltd. acquired Harry Winston. Harry Winston has retail salons around the world, including locations in New York, London, Paris, Geneva, Tokyo, Hong Kong and Shanghai. Harry Winston occupies 7,219 SF in the Palm Court building on a lease that expires in March 2025. Harry Winston is currently paying annual rent of $202.69 PSF, with annual rent increases of 3%. If at any time less than six of the permanent retail store tenants (including LV, Hermes, Cartier, Dior, Dior Homme, Zegna, Gucci, Dolce G, Tiffany, Valentino, Chanel, J.P. Tod’s, Prada, YSL, Bulgari, Tag Heuer, Zenith, Fendi, Giorgio) (three of which must be Louis Vuitton, Hermes, Cartier and Dior) are open and operating for a period of six or more consecutive months, then Harry Winston will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Harry Winston will have the right, within 30 days after the expiration of the 18 month period, to terminate the lease.

Holly Hunt (24,897 SF, 5.0% of NRA, 3.6% of underwritten base rent). Founded in 1983, Holly Hunt is a luxury home furnishing showroom with products including indoor and outdoor furniture, lighting, rugs, textiles and leathers. Holly Hunt partners with iconic modern brands such as Vladimir Kagan furniture designs and Assemblage bespoke wallcoverings. Holly Hunt renewed its lease in May 2020 for 24,897 SF of showroom/gallery space in the Buick building. The lease expires on April 30, 2025. Holly Hunt is currently paying annual rent of $50.21 PSF, with annual rent increases of 3.5% starting May 1, 2021. The lease does not have any renewal or termination options.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

Fendi Casa/Luxury Living (22,439 SF, 4.5% of NRA, 3.4% of underwritten base rent). Founded nearly 40 years ago, Fendi Casa/Luxury Living designs, manufactures in Italy, and distributes high-end furniture for international luxury brands. Luxury Living Group has been producing and distributing furniture for the collections of Fendi Casa, Bentley Home, Trussardi Casa, Bugatti Home, Paul Mathieu for Luxury Living Collections and Luxury Living Outdoor. Fendi Casa/Luxury Living occupies 22,439 SF in the Penny Lane building on a lease that expires on April 16, 2027. The lease requires an annual base rent of $52.00 PSF and the next rent increase will be the greater of (i) 4% of the immediately preceding base rent or (ii) base rent multiplied by a fraction of (a) CPI of the month preceding the adjustment over (b) CPI of April 2017. The lease does not have any renewal or termination options.

Tom Ford (8,582 SF, 1.7% of NRA, 3.4% of underwritten base rent). In April 2005, Tom Ford announced the creation of the Tom Ford brand for luxury clothing, accessories, fragrance and cosmetics. Ford was joined in this venture by former Gucci Group President and Chief Executive Officer Domenico De Sole, who serves as Chairman of the company. That same year, Ford announced his partnership with Marcolin Group to produce and distribute optical frames and sunglasses, as well as an alliance with Esteé Lauder to create the Tom Ford Beauty brand. Presently, there are 113 freestanding Tom Ford stores and shop-in-shops in locations such as New York, Toronto, Beverly Hills, Zurich, Milan, Hong Kong, Shanghai, Rome, London and Sydney. Tom Ford occupies 8,582 SF in the JBL building under a lease that expires in March 2025. Tom Ford is currently paying an annual rent of $134.74 PSF with 3% annual increases. The lease does not have any renewal or termination options.

The following table presents certain information relating to the major tenants at the Miami Design District Property:

Tenant Summary(1)
								2019 Sales
Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant SF	Approx % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	$	PSF	Occ. Cost %	Lease Exp.	Term. Options
Hermes	Fashion	NR/NR/NR	13,500	2.7%	$1,519,425	4.4%	$112.55	$28,719,988	$2,127.41	8.2%	2/23/2025	N
Harry Winston	Jewelry/ Watches	NR/NR/NR	7,219	1.5%	$1,507,111	4.4%	$208.77	$3,648,299	$505.37	55.0%	3/31/2025	N
Holly Hunt	Showroom/Gallery	NR/NR/NR	24,897	5.0%	$1,250,000	3.6%	$50.21	NAV	NAV	NAV	4/30/2025	N
Fendi Casa/Luxury Living	Showroom/Gallery	NR/NR/NR	22,439	4.5%	$1,166,828	3.4%	$52.00	NAV	NAV	NAV	4/16/2027	N
Tom Ford	Fashion	NR/NR/NR	8,582	1.7%	$1,156,342	3.4%	$134.74	$6,740,439	$785.42	24.3%	3/31/2025	N
Subtotal/Wtd. Avg.			76,637	15.4%	$6,599,706	19.2%	$86.12

Other Tenants			363,340	73.1%	$27,857,171	80.8%	$76.67
Vacant			57,117	11.5%	$0	0.0%	$0.00
Total/Wtd. Avg.(2)			497,094	100.0%	$34,456,877	100.0%	$78.32

(1)	Information is based on the underwritten rent roll. Tenants ordered by % of Total Annual UW Rent.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease rollover schedule at the Miami Design District Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	21,152	$1.70	4.3%	4.3%	$36,000	0.1%	0.1%
2020	3	7,976	$45.84	1.6%	5.9%	$365,585	1.1%	1.2%
2021	8	18,240	$41.38	3.7%	9.5%	$754,850	2.2%	3.4%
2022	13	39,196	$39.02	7.9%	17.4%	$1,529,325	4.4%	7.8%
2023	8	39,034	$29.29	7.9%	25.3%	$1,143,141	3.3%	11.1%
2024	10	50,071	$96.94	10.1%	35.3%	$4,853,973	14.1%	25.2%
2025	29	143,457	$108.13	28.9%	64.2%	$15,511,582	45.0%	70.2%
2026	1	5,384	$110.40	1.1%	65.3%	$594,394	1.7%	71.9%
2027	7	43,506	$95.57	8.8%	74.0%	$4,157,724	12.1%	84.0%
2028	8	44,058	$88.11	8.9%	82.9%	$3,881,931	11.3%	95.3%
2029	2	9,300	$63.60	1.9%	84.8%	$591,460	1.7%	97.0%
2030	2	7,827	$132.48	1.6%	86.3%	$1,036,912	3.0%	100.0%
2031 & Beyond(3)	1	10,776	$0.00	2.2%	88.5%	$0	0.0%	100.0%
Vacant	0	57,117	$0.00	11.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	98	497,094	$78.32	100.0%		$34,456,877	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	2031 & Beyond includes space for a management office that has no rent associated with it.

(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The Miami Design District Whole Loan is current as of the December debt service payment. Pursuant to a loan amendment dated April 29, 2020, debt service for the months of May, June and July 2020 were deferred until the maturity date or earlier repayment of the Miami Design District Whole Loan. Additionally, pursuant to a loan amendment dated October 2020, the Miami Design District Borrower deposited $10,474,740 as a debt service reserve (see ‘Escrows and Reserves” below) and postponed any test for a Trigger Period (see “Lockbox and Cash Management” below) until the quarter commencing April 1, 2021. The Miami Design District Property was closed between March 19 and May 18, 2020 due to COVID-19 restrictions, and was closed for ten days in June 2020 due to civil unrest, over which time no damaged occurred. As of November 6, 2020, the borrower sponsor has reported that the Miami Design District Property is open and operating with safety precautions including reduced hours (Monday – Saturday: 11am - 7pm and Sunday: 12pm - 5pm), rigorous cleaning protocols, masks and hand sanitizer stations, complimentary in-house personal shoppers to shop and deliver goods to customers, and contactless parking and free valet service. Many retailers and restaurants are offering curbside pick-up. Eighteen tenants (16.1% of NRA and 23.0% of underwritten base rent), fully or partially abated their rent for October 2020. Sixteen tenants (14.5% of NRA and 21.5% of underwritten base rent), fully or partially abated their rent for November 2020. Two tenants (4.2% of NRA and 3.1% of underwritten base rent), partially deferred their rent for October and November 2020. 78.9% of tenants by NRA and 78.6% of tenants by underwritten base rent have paid their full November 2020 rent payments.

The Market. The Miami Design District Property is located in the Buena Vista neighborhood, in the northeastern portion of Miami, Florida. According to the appraisal, the Miami-Fort Lauderdale-West Palm Beach metro area (“Miami MSA”) had a population of approximately 2.79 million, with a 3.4% unemployment rate and a 6.0% personal income growth rate for 2019. Major employers include University of Miami, Jackson Health System, Publix Super Markets, Inc., Baptist Health Systems of Southern Florida and American Airlines. The Miami MSA has an international draw, ranking first in the country in immigration by ratio to population, ranking second in the country in overseas visitors (after New York City) and ranking second in the country in international cargo receipts (after Anchorage). The Miami MSA is the only metro area in the country where more than half of its residents are foreign-born.

Primary access to the Miami Design District Property is by Interstates 95 and 195 via Biscayne Boulevard or Miami Avenue, and by neighborhood north/south roadways including NW 2nd Avenue, N Miami Avenue, NE 2nd Avenue and Federal Highway, between east/west roadways from NE 38th Street to NE 54th Street. The Miami International Airport is located approximately 7.0 miles west, the Miami central business district is located approximately 5.0 miles south, and South Beach is located approximately 6.5 miles southeast of the Miami Design District Property.

The Miami Design District is a part of the Wynwood-Design District commercial real estate submarket and is known to be a creative neighborhood and shopping destination dedicated to innovative fashion, design, art, architecture and dining. The area contains multiple retail, design and furniture showroom properties which together draw regional demand from both local shoppers and tourists. For 2019, the Wynwood-Design District submarket had approximately 3.5 million SF of inventory (71,010 SF of new completions), with a 10.2% vacancy rate and overall asking rents of $59.53 PSF. Within the 0.25-mile radius of the Miami Design District Property, 2019 inventory was approximately 1.2 million SF (43,327 SF of new completions), with a 6.7% vacancy rate and overall asking rents of $85.95 PSF.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Miami Design District Property was 33,589, 216,668 and 572,510, respectively. The estimated 2019 average household income within the same radii was $68,975, $57,649 and $68,788, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

The following table presents recent leasing data at comparable retail properties with respect to the Miami Design District Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Center GLA SF	Anchor/ Notable Tenants	Occupancy	Sales PSF	NNN Rent PSF
Miami Design District 151 NE 40th Street Miami, FL	2014-2019	N/A	497,094(1)	Hermes, Christian Dior, Louis Vuitton, Cartier, Tom Ford, Prada, Tiffany & Co., Van Kleef & Arpels, Dolce & Gabbana, Yves Saint Laurent, Tod’s, Omega, Fendi, A. Lange Sohne, Versace,Tag Heuer, Giorgio Armani, Bulgari, Valentino, IWC	88.5%(1)	$1,018(2)	$50 - $125
Bal Harbour Shops 9700 Collins Avenue Bal Harbour, FL	1965, 1982	9.0 miles	463,114	Saks 5th Avenue, Neiman Marcus, Dolce & Gabbana, Balenciaga, Gucci, Loro Piana, Prada, Ralph Lauren, Saint Laurent Paris, Valentino, Chanel, Dior, Fendi, Louis Vuitton, Jimmy Choo, Bulgari, Panerai, Van Cleef & Arpels, Tiffany & Co.	(+/-) 99%	$3,530	$200 - $350
Aventura Mall 19501 Biscayne Boulevard Aventura, FL	1983, 1997, 2008, 2017	15.0 miles	2,086,948	Nordstrom, Macy’s, Bloomingdales, JC Penny, Apple, Chanel, Louis Vuitton, Gucci, Cartier, Burberry, Fendi, Tag Heuer, Tiffani & Co., Givenchy, Rolex	(+/-) 98%	$1,625	$150 - $250
Brickell City Center 701 S Miami Avenue Miami, FL	2016-2017	5.0 miles	483,372	Saks 5th Avenue, Apple, Coach, Cole Haan, Boss, Intermix, IRO, Lululemon, Victoria’s Secret, Pandora, Kendra Scott, Zara	(+/-) 95%	$1,055	$50 - $175
Worth Avenue Retail 100-300 Worth Avenue Palm Beach, FL	1938, 1983, 2010	70.0 miles	8,440	Saks 5th Avenue, Neiman Marcus, Bruno Cucinelli, Ralph Lauren, Loro Piana, Jimmy Choo, Tiffany & Co., Chanel, Intermix, Michael Kors, Valentino, MaxMara, Torneau, Louis Vuitton, Panerai, Hublot, Gucci	(+/-) 98%	N/A	$100 - $250
Lincoln Road Pedestrian Mall 400-1100 Lincoln Road Miami Beach, FL	1950, 2006, 2010	5.5 miles	10,261	Nike, Anthropologie, Athleta, Guess, Banana Republic, GAP, H&M, Intermix, J. Crew, Pandora, Lululemon, Sephora, Zadig & Voltaire, Zara, Victoria’s Secret, Macy’s, Ross Dress for Less and Marshals	(+/-) 90%	N/A	$150 - $300

Source: Appraisal

(1)	Information obtained from underwritten rent roll.

(2)	Information is as of December 31, 2019, as provided by the borrower sponsors, and only includes tenants reporting sales.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Miami Design District Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Retail Fashion	$115	10	3% per annum
Retail General	$40	10	3% per annum
Retail Jewelry	$180	10	3% per annum
Retail Restaurant - Full Service	$45	10	3% per annum
Retail Restaurant - Limited Service	$30	10	3% per annum
Retail Restaurant - Drink	$45	10	3% per annum
Retail Showroom	$45	10	3% per annum
Retail Art Gallery	$140	10	3% per annum
Retail Services	$45	10	3% per annum
Office	$27	10	3% per annum
Storage	$30	5	0%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Miami Design District Property:

Cash Flow Analysis
	2017	2018	2019	UW(1)	UW PSF
Gross Potential Rent	$24,853,605	$29,909,090	$31,279,003	$41,080,090	$82.64
Reimbursements	$12,575,427	$14,238,369	$15,158,900	$14,928,995	$30.03
Other Income(2)	$3,986,235	$3,979,719	$4,136,244	$3,655,678	$7.35
Vacancy and Concessions	$0	$0	$0	($6,623,213)	($13.32)
Effective Gross Income	$41,415,267	$48,127,178	$50,574,148	$53,041,550	$106.70

Taxes	$4,610,638	$5,462,967	$5,582,649	$6,140,915	$12.35
Insurance	$611,547	$718,405	$691,057	$775,000	$1.56
Other Operating Expenses	$10,578,921	$9,812,182	$10,483,050	$9,091,534	$18.29
Total Operating Expenses	$15,801,105	$15,993,554	$16,756,756	$16,007,449	$32.20

Net Operating Income	$25,614,162	$32,133,624	$33,817,392	$37,034,101	$74.50
TI/LC	$0	$0	$0	$994,188	$2.00
CapEx	$0	$0	$0	$99,419	$0.20
Net Cash Flow	$25,614,162	$32,133,624	$33,817,392	$35,940,495	$72.30

Occupancy %	87.0%	93.1%	92.4%	88.6%
NOI DSCR(3)	1.53x	1.92x	2.02x	2.21x
NCF DSCR(3)	1.53x	1.92x	2.02x	2.14x
NOI Debt Yield(3)	6.4%	8.0%	8.5%	9.3%
NCF Debt Yield(3)	6.4%	8.0%	8.5%	9.0%

(1)	UW Gross Potential Rent is based on the September 2020 rent roll with adjustments made for executed leases and tenants that have vacated or are expected to vacate after loan closing. UW Gross Potential Rent includes grossed up vacant space $6,623,213 and contractual rent increases through March 2021.

(2)	Other Income consists of parking income, temporary tenant income, events revenue, % in lieu, and overage rent.

(3)	Debt service coverage ratios and debt yields are based on the Miami Design District Senior Loan and exclude the Miami Design District Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – The Miami Design District Borrower deposited at loan origination $2,100,000 to the real estate tax reserve and is required to deposit monthly to the reserve 1/12 of the annual estimated real estate taxes (currently $525,000).

Insurance – Unless the Miami Design District Property is covered by a blanket policy for which the premiums have been prepaid (as currently), the Miami Design District Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – The Miami Design District Borrower is required to deposit monthly $8,285 for replacements to the Miami Design District Property.

TI/LC Reserve – The Miami Design District Borrower deposited at loan origination $4,907,050 for outstanding landlord obligations related to nine tenants and is required to deposit monthly $82,849 for future tenant improvements and leasing commissions.

Free/Gap Rent Reserve – The Miami Design District Borrower deposited at loan origination the amount of $1,724,567 for gap rent and free rent, which total reserve includes $460,756 of gap rent for periods of one to seven months related to four tenants and $1,263,811 of free rent through March 31, 2021 related to seven tenants.

Debt Service Reserve – The Miami Design District Borrower deposited on December 1, 2020 $10,474,740 (equal to 6.0 months of interest-only debt service on the Miami Design District Whole Loan) as a debt service reserve. So long as no event of default is continuing, funds in the debt service reserve will be applied to supplement any debt service payments beginning as early as January 1, 2021, to the extent the Miami Design District Borrower does not make a full payment on any payment date. Funds in the debt service reserve will be applied to such payments or otherwise held by the lender until the full repayment of the Miami Design District Whole Loan.

Lockbox and Cash Management. The Miami Design District Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Miami Design District Property are required to be deposited directly to the lockbox account and so long as a Trigger Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Trigger Period, the Miami Design District Borrower will not have access to the funds in the lockbox account and such funds will be transferred on each business day to the lender-controlled cash management account and disbursed according to the Miami Design District Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the Miami Design District Whole Loan; however, provided no event of default is continuing as to which the lender has accelerated the Miami Design District Whole Loan or initiated an enforcement action, the Miami Design District Borrower is permitted to

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

use excess cash to pay the costs of replacements at the Miami Design District Property not otherwise included in the annual budget or to pay for leasing costs.

A “Trigger Period” will occur during either (a) the period commencing upon the occurrence of an event of default and ending upon the cure or waiver of the event of default, or (b) the period beginning when the trailing six month (annualized) debt yield is less than 6.50% (tested quarterly beginning with the quarter commencing April 1, 2021, for two consecutive quarters) and ending when the trailing six month (annualized) debt yield is at least 6.50% (tested quarterly for two consecutive quarters).

Additional Secured Indebtedness (not including trade debts). The Miami Design District Property also secures thirteen pari passu senior promissory notes (the “Miami Design District Pari Passu Companion Loan”), which have an aggregate Cut-off Date principal balance of $325,000,000, and the Miami Design District Subordinate Companion Loan, which has a Cut-off Date principal balance of $100,000,000. The Miami Design District Pari Passu Companion Loan and the Miami Design District Subordinate Companion Loan accrue interest at the same rate as the Miami Design District Mortgage Loan. The Miami Design District Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Miami Design District Pari Passu Companion Loan, which payments are senior in right of payment to the Miami Design District Subordinate Companion Loan. The holders of the promissory notes evidencing the Miami Design District Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Miami Design District Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt Yield	Whole Loan Cut-off Date LTV
Miami Design District Subordinate Companion Loan	$100,000,000	4.1325%	120	0	120	1.72x	7.4%	58.4%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Miami Design District Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity; provided that the Miami Design District Borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Miami Design District Property at the time with respect to the property and business interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

McDonald's Global HQ
110 North Carpenter Street
Chicago, IL 60607
CHICAGO
Lake Michigan
Evanston
Skokie
Niles
Park Ridge
Des Plaines
Elk Grove Village
Bensenville
Franklin Park
Northlake
Melrose Park
Maywood
Oak Park
Elmhurst
Berwyn
Cicero
Westchester
Brookfield
Riverside
La Grange
Hinsdale
Downers Grove
DU PAGE COUNTY
COOK COUNTY
Darien
Burr Ridge
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Alsip
Blue Island
Riverdale
Crestwood
Orland Park
Lemont
Roseland
INDIANA
Chicago O'Hare Intl. Airport 14 miles
Midway Intl. Airport 8 miles
Goose Island
Seward Park
River West
River North
Near North
Moody Bible Institute
Fulton River District
FULTON MARKET
West Town
Near West Side
West Loop
Chicago Loop
Greektown
South Loop
University Village/ Little Italy
Illinois Medical District
Pilsen
Skinner Park
Arrigo Park
Addams Park
Harrison Park
Google
The Merchandise Mart
333 Wacker Drive
Marina City
Ogilvie Transportation Center (METRA)
City Hall
Madison Plaza
Lyric Opera of Chicago
Citigroup Center
Chicago Mercantile Exchange
Chase Tower
Union Station
Willis (Sears) Tower
Chicago Stock Exchange
Hellenic National Museum
Credit Union 1 Arena
University of Illinois-Chicago
Jane Addams-Hull House Museum
Rush Univ. Medical Center
Cook County Hospital
UIC College of Dentistry
Univ. of Illinois College of Medicine
UIC School of Public Health
City Coll. of Chicago/ Malcolm X Coll.
United Center
Southgate Market
Roosevelt Collection Shops
UIC Forum
Flames Field
Les Miller Field at Curtis Granderson Stadium
Thalia Hall
Kennedy Expwy
Eisenhower Expwy
Dan Ryan Expwy
CTA BLUE LINE
CTA PINK, GREEN LINES
CTA BROWN, PURPLE LINES
CTA PINK LINE
CTA RED LINE
METRA
Chicago River
South Branch Chicago River
W. Oak St.
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Ohio St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Carroll Ave.
W. Fulton Market
W. Fulton St.
W. Wacker Dr.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Warren Blvd.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Taylor St.
W. Roosevelt Rd.
W. Maxwell St.
W. 14th St.
W. 14th Pl.
W. 15th St.
W. 18th St.
N. Milwaukee Ave.
W. Ogden Ave.
S. Blue Island Ave.
N. Halsted St.
N. Larrabee St.
N. Orleans St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. Kingsbury St.
N. Wacker Dr.
N. LaSalle St.
N. Racine Ave.
N. Morgan St.
N. Ashland Ave.
N. Desplaines St.
S. Laflin St.
S. Morgan St.
S. Sangamon St.
S. Peoria St.
S. Racine Ave.
S. Halsted St.
S. Des Plaines St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wells St.
S. Plymouth Ct.
S. Clark St.
S. Paulina St.
S. Wood St.
S. Ashland Ave.
S. Loomis St.
90
94
290
HALSTED STREET METRA
LA SALLE STREET METRA
OGILVIE METRA
UNION STA.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – McDonald’s Global HQ

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	A (low)/Asf*/Baa2			Location:	Chicago, IL 60607
Original Balance(1):	$70,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$69,698,070			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2018/N/A
Borrower Sponsor:	Normandy Properties			Size:	575,018 SF
Guarantor:	William I. Snyder			Cut-off Date Balance PSF(1):	$294
Mortgage Rate:	2.9350%			Maturity Date Balance PSF(1):	$122
Note Date:	10/29/2020			Property Manager:	Sterling Bay Property Management, LLC
First Payment Date:	12/1/2020
Maturity Date:	11/1/2030
Original Term to Maturity:	120 months
Original Amortization Term(2):	270 months			Underwriting and Financial Information(6)
IO Period:	0 months			UW NOI(6):	$20,055,422
Seasoning:	1 month			UW NOI Debt Yield(1):	11.8%
Prepayment Provisions(3):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	28.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.45x
Additional Debt Type(1)(4):	Pari Passu/B-Note			Most Recent NOI:	$10,812,656 (8/31/2020 TTM)
Additional Debt Balance(1)(4):	$99,568,671 / $110,000,000			2nd Most Recent NOI:	$7,895,362 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(5)				Most Recent Occupancy:	97.3% (11/4/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.4% (12/31/2019)
RE Taxes:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.2% (12/31/2018)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(8):	$409,000,000 (9/28/2020)
Replacement Reserve:	$0	Springing	N/A	Appraised Value PSF(8):	$711
TI/LC Reserve:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(8):	41.4%
Free Rent Reserve:	$6,161,307	$0	N/A	Maturity Date LTV Ratio(1)(8):	17.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$280,000,000	66.6%	Purchase Price:	$412,500,000	98.1%
Borrower Equity:	$140,508,313	33.4%	Reserves:	$6,161,307	1.5%
			Closing Costs:	$1,847,006	0.4%
Total Sources:	$420,508,313	100.0%	Total Uses:	$420,508,313	100.0%

(1)	The McDonald’s Global HQ Mortgage Loan (as defined below) is part of the McDonald’s Global HQ Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes and one subordinate note. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the McDonald’s Global HQ Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the McDonald’s Global HQ Whole Loan are $486, $313, 7.2%, 11.1%,1.17x, 68.3% and 44.0%, respectively.
(2)	The Original Amortization Term is shown for the McDonald’s Global HQ Whole Loan. The McDonald’s Global HQ Senior Loan amortizes in 186 months. See the amortization schedule for the McDonald’s Global HQ Mortgage Loan set forth on Annex A-4 in the Preliminary Prospectus.
(3)	Defeasance of the McDonald’s Global HQ Mortgage Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the McDonald’s Global HQ Whole Loan to be securitized and (b) October 29, 2023. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in December 2020.
(4)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The novel coronavirus pandemic is an evolving situation and could impact the McDonald’s Global HQ Whole Loan more severely than assumed in the underwriting of the McDonald’s Global HQ Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors–Risks Related to Market Conditions and Other External Factors–The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	Further historical NOI is not available because the McDonald’s Global HQ Property was built in 2018.
(8)	The appraisal also provided a “Hypothetical As If Dark” value of $225,000,000 as of September 28, 2020, which value would result in an Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of $391.29, 75.2% and 31.1%, respectively, based on the principal balance of the McDonald’s Global HQ Senior Loan.

The Mortgage Loan. The fourth largest mortgage loan (the “McDonald’s Global HQ Mortgage Loan”) is part of a whole loan (the “McDonald’s Global HQ Whole Loan”) evidenced by six pari passu senior promissory notes in the aggregate original principal amount of $170,000,000 (together, the “McDonald’s Global HQ Senior Loan”) and one note in the original principal amount of $110,000,000 (the “McDonald’s Global HQ Trust Subordinate Companion Loan”) that is subordinate to the McDonald’s Global HQ Senior Loan. The McDonald’s Global HQ Whole Loan is secured by a first priority fee mortgage encumbering a 575,018 SF office building located in Chicago, Illinois (the “McDonald’s Global HQ Property”). The McDonald’s Global HQ Mortgage Loan is evidenced by Note A-2 and Note A-6 with an aggregate original principal amount of $70,000,000. The remaining promissory notes comprising the McDonald’s Global HQ Whole Loan are summarized in the below table. The McDonald’s Global HQ Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

McDonald’s Global HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$995,687	Bank of America	No
A-2	$60,000,000	$59,741,203	BANK 2020-BNK30	No
A-3	$50,000,000	$49,784,336	BANK 2020-BNK29	No
A-4	$25,000,000	$24,892,168	Bank of America	No
A-5	$24,000,000	$23,896,481	Bank of America	No
A-6	$10,000,000	$9,956,867	BANK 2020-BNK30	No
B	$110,000,000	$110,000,000	BANK 2020-BNK30 (loan-specific certificates)(1)	Yes(2)
Total (Whole Loan)	$280,000,000	$279,266,742
(1)	Note B (the McDonald’s Global HQ Trust Subordinate Companion Loan) is not part of the pool of mortgage loans backing the BANK 2020-BNK30 pooled certificates, but instead separately backs only the BANK 2020-BNK30 loan-specific certificates.
(2)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-2 will become the controlling noteholder. For so long as the McDonald’s Global HQ Trust Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization and a control appraisal event does not exist, such rights will be exercised by the controlling class representative of the BANK 2020-BNK30 loan-specific certificates.

The Borrower and the Borrower Sponsor. The borrower is 110 NC LLC (the “McDonald’s Global HQ Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The borrower sponsor is Normandy Properties, a commercial real estate owner and operator owned by a family office controlled by the Snyder family. The Snyder family has continuously operated in the steel and precious metals industries since the 1800’s. William I. Snyder is the non-recourse carveout guarantor for the McDonald’s Global HQ Whole Loan.

The Property. The McDonald’s Global HQ Property is a 575,018 SF, 9-story, Class A, LEED Platinum office building with a ground floor multi-tenant retail component. The McDonald’s Global HQ Property was built in 2018 on a 1.99-acre site, occupying an entire city block in the Fulton Market District of downtown Chicago, Illinois. The McDonald’s Global HQ Property features floor plates between 56,393 and 80,233 rentable SF above a two-level subterranean garage that includes 320 parking spaces (0.56 space per 1,000 SF), bicycle storage and tenant storage. The sustainability features of the McDonald’s Global HQ Property include a green roof and terrace landscaping, three rooftop beehives, low-flow plumbing fixtures, and recycling and waste prevention efforts which have a goal of diverting 200,000 pounds of material away from the landfill annually.

The McDonald’s Global HQ Property was built-to-suit for McDonald’s Corporation (“McDonald’s”) for the relocation of its global headquarter operations from the western suburbs of Chicago, which move brought 2,500 jobs to downtown Chicago. McDonald’s occupies a total of 532,526 SF (92.6% of NRA), which includes a 9,765 SF retail restaurant, 6,040 SF of storage space, a dedicated 8,121 SF lobby featuring a two-story art installation using kitchen equipment from a McDonald’s restaurant, the entirety of the office space on floors 2 through 8, a double-height, column-free auditorium on the 6th floor, and a 23,644 SF amenity floor on the 9th floor with a tenant lounge/bar area, work café, professionally managed fitness center with locker rooms, and a rooftop deck that offers sweeping views of the Chicago skyline. The McDonald’s space also includes five other landscaped terraces located on building set-back points on floors 3, 6 and 8. McDonald’s leases 295 of 320 parking spaces in the garage.

The remaining rentable area at the McDonald’s Global HQ Property is comprised of 42,492 SF of retail space, currently leased to Walgreens, FedEx Retail, One Medical and Politan Row (a chef-driven upscale food hall), with 15,657 SF remaining to be leased. The retail tenants serve as amenities for the office users and for the surrounding neighborhood. The McDonald’s Global HQ Property was 97.3% leased, as of November 4, 2020.

Major Tenant.

McDonald’s (532,526 SF, 92.6% of NRA; 92.2% of underwritten base rent). McDonald’s (NYSE: MCD) (Moody’s/S&P: Baa1/BBB+) is a worldwide fast food brand with an equity market capitalization of approximately $160 billion. For its fiscal year 2019, McDonald’s is estimated to have served 70 million people daily across 100 countries in its 38,695 locations, reporting system-wide sales of $100.2 billion.

The McDonald’s 15-year triple-net lease commenced on August 1, 2018 and expires on July 31, 2033. The lease requires current average annual rent of $33.10 PSF, with 2.25% annual increases every August through the lease term. McDonald’s has four 5-year options to extend the lease at 95% of market rent with 20 months’ notice. McDonald’s has the option to contract up to one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and a contraction fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid allocable to the contracted space and (y) any rent abatements received allocable to the contracted space plus interest, which sum is estimated to be approximately $5.8 million. McDonald’s has the option to terminate its lease effective July 31, 2030, upon 18 months’ notice and payment of a termination fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid and (y) any rent abatements received plus interest, which sum is estimated to be approximately $25.8 million. The exercise by McDonald’s of either its contraction or termination option would trigger a Cash Sweep Period (see “Escrows and Reserves” below).

McDonald’s received a tenant improvement allowance of $51,747,189, with no remaining amounts owed by the landlord, and reportedly invested an additional $114,682,118 toward the improvement of its office space and $3,152,925 toward its retail space. Pursuant to its lease, McDonald’s is entitled to a remaining amount of $4,979,640 of free rent owed through August 2021 and an $874,042 operating expense cap credit, which amounts have been fully reserved by the lender (see “Escrows and Reserves” below).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the tenants at the McDonald’s Global HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Office
McDonald’s(4)	NR/Baa1/BBB+	522,761	90.9%	$17,458,413	89.7%	$33.40	7/31/2033	4x5 yr(5)	Y(6)

Retail
Politan Row(7)	NR/NR/NR	10,453	1.8%	$417,323	2.1%	$39.92	5/31/2029	1x5 yr(8)	N
McDonald’s	NR/Baa1/BBB+	9,765	1.7%	$496,218	2.5%	$50.82	7/31/2033	4x5 yr(5)	N
Walgreens	BBB-/Baa2/BBB	9,369	1.6%	$515,295	2.6%	$55.00	9/30/2048	N/A	Y(9)
One Medical(10)	NR/NR/NR	4,889	0.9%	$425,979	2.2%	$87.13	12/31/2030	2x5 yr(11)	N
FedEx Retail	NR/Baa2/BBB	2,124	0.4%	$159,300	0.8%	$75.00	12/31/2028	2x5 yr(12)	N
Vacant (Retail)		15,657	2.7%	$0	0.0%	$0.00
Retail Subtotal		52,257	9.1%	$2,014,114	10.3%	$55.03(13)

Collateral Total		575,018	100.0%	$19,472,527	100.0%	$34.81(13)

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The leases are on a net basis with the tenant responsible for a pro rata share of all operating expenses and real estate taxes, except for the lease to Politan Row, which is a full service gross lease.
(4)	McDonald’s is entitled to a remaining amount of $4,979,640 of free rent owed through August 2021, which amount has been fully reserved by the lender.
(5)	McDonald’s has four 5-year options to extend the lease at 95% of market rent with 20 months’ notice.
(6)	McDonald’s has a one-time right to contract one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and payment of a contraction fee. McDonald’s has a one-time right to terminate its lease effective July 31, 2030, upon 18 months’ notice and payment of a termination fee.
(7)	Politan Row is in a rent abatement period through June 2021. $240,784, representing the rent owed between the loan origination date and the end of the tenant’s rent abatement period, has been fully reserved by the lender.
(8)	Politan Row has one 5-year option to extend the lease at fixed rent of a 2.5% increase over the last year of the current term with 18-24 months’ notice.
(9)	Walgreens has rights to terminate its lease effective September 30, 2033, September 30, 2038, or September 20, 2043, each with 12 months’ notice.
(10)	One Medical has a rent commencement date of February 1, 2021. $66,840, representing the rent owed between the loan origination date and the tenant’s rent commencement date, has been fully reserved by the lender.
(11)	One Medical has two 5-year options to extend the lease at fair market rent with 12 months’ notice.
(12)	FedEx Retail has two 5-year options to extend the lease at fair market rent with 12-18 months’ notice.
(13)	Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the McDonald’s Global HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	1	2,124	$75.00	0.4%	0.4%	$159,300	0.8%	0.8%
2029	1	10,453	$39.92	1.8%	2.2%	$417,323	2.1%	3.0%
2030	1	4,889	$87.13	0.9%	3.0%	$425,979	2.2%	5.1%
2031 & Beyond	3	541,895	$34.08	94.2%	97.3%	$18,469,925	94.9%	100.0%
Vacant	0	15,657	$0.00	2.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	575,018	$34.81(3)	100.0%		$19,472,527	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in this Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

COVID-19 Update. The first debt service payment on the McDonald’s Global HQ Whole Loan was received in December 2020 and, as of December 1, 2020, the McDonald’s Global HQ Whole Loan is not subject to any forbearance, modification or debt service relief request. As of December 1, 2020, the borrower sponsor has reported that the McDonald’s Global HQ Property is open and operating; however, the food hall tenant, Politan Row, had closed from April to July due to Chicago’s city guidelines. After re-opening for outdoor dining in August, Politan Row has announced their plans to temporarily close and re-open in the spring of 2021. 100% of tenants by NRA and 100% of tenants by underwritten base rent have paid their full November 2020 rent payments.

The Market. The McDonald’s Global HQ Property is located at 110 North Carpenter Street, in Chicago’s Fulton Market district on the western border of the central business district. The Chicago-Naperville-Joliet Core Based Statistical Area (the “Chicago CBSA”) ranks second nationally in total office inventory behind New York, with nearly 239 million SF of office space. Historically, the Chicago CBSA has been considered the business center of the Midwest, as it is a transportation, banking and investment hub, and a research and educational center attracting various corporate headquarters and regional companies.

According to the appraisal, Fulton Market is evolving from a warehouse district historically to a fast-growing and increasingly diverse area of retail, residential, hospitality and office use. Large corporations, restaurateurs and retailers alike are locating to the area, including McDonald’s, Google, Inc., Uber, Rick Bayless, Soho House and Billy Reid. Fulton Market offers housing options, new and alternative office space, sweeping views of the Chicago skyline, work/live/play amenities including award-winning dining and entertainment, and an educated labor pool. Fulton Market features convenient access via Interstate-90/94 and Interstate-290, as well as a number of nearby public transportation options, including new Chicago Transit Authority Green and Pink line stops, Blue Line stations, three Union Pacific Metra routes from the Ogilvie Transportation Center, and commuter service and Amtrak service out of Chicago’s Union Station. In addition, multiple Divvy shared bike stations surround the Fulton Market area.

From 2016 to 2019, the Fulton Market office submarket Class A inventory increased from 550,000 SF to 1,829,352 SF, with 1,175,962 SF of positive absorption and an increase in average asking rate from $45.10 PSF to $49.00 PSF. From year-end 2019 to the end of the second quarter of 2020, Class A inventory increased by 49.6% to 2,736,850 SF, which meaningful addition of new supply in the short term has pushed direct vacancy to 18.5% and asking rent to $45.28 PSF. 450,922 SF of positive absorption occurred in the second quarter of 2020, with further leasing activity expected to stabilize the vacancy rate.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius was 45,852, 411,562 and 948,591, respectively, and the estimated 2020 average household income within the same radii was $152,747, $133,446 and $111,456, respectively. Within a one-mile radius, population and average household income have grown at a compound annual rate of 2.48% and 3.82%, respectively, from 2000 to 2020.

The following table presents recent sales data at comparable office properties with respect to the McDonald’s Global HQ Property:

Comparable Sales Summary
Property Address	Submarket	Year Built/ Renovated	Property Size (SF) / Stories	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
McDonald’s Global HQ 110 North Carpenter Street	Fulton Market	2018 / N/A	575,018(1) / 9	97.3%(1)	Sept-20	$412,500,000 / $717	4.86%(2)
Mondelez Headquarters 905 West Fulton Market	Fulton Market	2019 / N/A	98,000 / 5	97%	May-20	$85,000,000 / $867	4.50%
500 West Monroe Street	West Loop	1992 / 2018	966,924 / 44	99%	Oct-19	$412,000,000 / $426	7.00%
Fulton West 1330 West Fulton Street	Fulton Market	2017 / N/A	289,287 / 9	98%	Sept-19	$167,500,000 / $579	5.40%
811 West Fulton 811 West Fulton Market	Fulton Market	2018 / N/A	65,000 / 7	100%	Sept-19	$50,300,000 / $774	5.00%
River Point 444 West Lake Street	West Loop	2016 / N/A	1,082,211 / 52	99%	Dec-18	$865,361,600 / $800	4.30%
One South Dearborn 1 South Dearborn Street	Central Loop	2005 / N/A	828,538 / 40	95%	Jan-18	$360,250,000 / $435	5.99%

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.
(2)	Cap Rate calculated based on the lender’s underwritten NOI.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

The following table presents recent leasing data at comparable office properties with respect to the McDonald’s Global HQ Property:

Comparable Lease Summary
Property Address	Submarket	Year Built	Property Size (SF)/Stories	Tenant	Lease Date / Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent Steps per annum/TI PSF
McDonald’s Global HQ 110 North Carpenter Street	Fulton Market	2018	575,018(1) / 9	McDonald’s	Aug-18 / 15.0	532,526(1)	$33.40(1)	2.25% / $97.17
Salesforce Tower 333 West Wolf Point Plaza	River North	2023	1,242,956 / 57	Salesforce.com	Jun-23 / 17.0	525,059	$41.10	2.25% / $110.00
BMO Tower 310 South Canal Street	West Loop	2022	1,485,861 / 50	BMO Harris Bank	Apr-22 / 17.0	214,710	$34.50	2.50% / $50.00
625 West Adams Street	West Loop	2018	441,616 / 20	CDW	Jun-21 / 15.0	249,429	$30.00	2.50% / $140.00
167 North Green Street	Fulton Market	2020	600,000 / 17	Duff & Phelps	Nov-20 / 15.0	46,000	$36.50	2.50% / $125.00
333 North Green Street	Fulton Market	2019	553,443 / 19	WPP	Apr-20 / 15.0	265,108	$32.00	2.50% / $195.00
333 North Green Street	Fulton Market	2019	553,443 / 19	Flexport	Apr-20 / 7.0	40,733	$34.00	2.50% / $88.44
333 North Green Street	Fulton Market	2019	553,443 / 19	Convene	Dec-19 / 15.0	96,077	$41.00	2.00% / $175.00
Mondelez Headquarters 905 West Fulton Market	Fulton Market	2019	98,000 / 5	Mondelez International	Jan-19 / 15.0	77,099	$37.00	2.50% / $120.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll. Initial Rent PSF for the McDonald’s Global HQ Property is a straight line average incorporating the 2.25% annual increases.

The following table presents certain information relating to the appraisal’s market rent conclusions for the McDonald’s Global HQ Property:

Market Rent Summary
	Office	Retail (North)	Retail (Southeast)	Retail (Southwest)
Market Rent (PSF)	$33 Net	$60 Modified	$50 Modified	$50 Net
Lease Term (Yrs.)	10	10	10	10
Rental Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the McDonald’s Global HQ Property:

Cash Flow Analysis(1)
	2019	8/31/2020 TTM	UW(2)(3)	UW PSF
Base Rent	$18,248,384	$19,124,507	$21,927,087	$38.13
Other Income	$68,742	$67,777	$636,245	$1.11
Expense Reimbursements(4)	$2,098,850	$5,290,150	$14,342,820	$24.94
Vacancy	$0	$0	($1,813,495)	($3.15)
Effective Gross Income	$20,415,976	$24,482,435	$35,092,657	$61.03

Real Estate Taxes	$7,595,293	$8,376,386	$8,665,944	$15.07
Insurance	$244,110	$223,065	$280,299	$0.49
Other Operating Expenses	$4,681,212	$5,070,327	$6,090,992	$10.59
Total Expenses	$12,520,615	$13,669,779	$15,037,235	$26.15

Net Operating Income	$7,895,362	$10,812,656	$20,055,422	$34.88
CapEx	$0	$0	$57,502	$0.10
TI/LC	$0	$0	$50,254	$0.09
Net Cash Flow	$7,895,362	$10,812,656	$19,947,666	$34.69

Occupancy %	96.4%	97.3%(5)	95.0%
NOI DSCR(6)	0.57x	0.79x	1.46x
NCF DSCR(6)	0.57x	0.79x	1.45x
NOI Debt Yield(6)	4.7%	6.4%	11.8%
NCF Debt Yield(6)	4.7%	6.4%	11.8%

(1)	Further historical information is not available because the McDonald’s Global HQ Property was built in 2018.
(2)	UW Base Rent includes vacant space at market rent ($782,850) and straight-line rent averaging for McDonald’s, Walgreens and FedEx Retail ($1,671,710).
(3)	UW Other Income includes of parking income of $586,445. The parking operator, Imperial Parking, pays minimum annual rent of $466,200 plus 40% of gross parking revenue in excess of $450,000 and 45% of gross parking revenue in excess of $600,000.
(4)	Expense Reimbursements on McDonald’s space were subject to a cap of $13.50 PSF in 2019 and $15.25 PSF in 2020, after which the cap is no longer in effect. As a result, historical reimbursements are not indicative of contractual obligations going forward.
(5)	Occupancy as of November 4, 2020.
(6)	Debt service coverage ratios and debt yields are based on the McDonald’s Global HQ Senior Loan and exclude the McDonald’s Global HQ Trust Subordinate Companion Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the McDonald’s Global HQ Borrower is required to deposit monthly 1/12 of the annual estimated real estate taxes, which reserve will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Insurance – During a Cash Sweep Period, the McDonald’s Global HQ Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums (unless the McDonald’s Global HQ Property is covered by a blanket policy), which will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Replacement Reserve – During a Cash Sweep Period, the McDonald’s Global HQ Borrower is required to deposit monthly $9,584 for replacements, which reserve will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

TI/LC Reserve – The McDonald’s Global HQ Borrower is required to deposit any lease termination fees received in connection with any termination or modification, reduction of rents, shortening of term or surrender of space. The McDonald’s Global HQ Borrower is also required during a Cash Sweep Period to deposit monthly $95,836 for tenant improvements and leasing commissions, which amounts will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Free Rent Reserve – The McDonald’s Global HQ Borrower deposited at loan origination $6,161,307 for rent credits and an operating expense cap credit owed to McDonald’s ($5,853,682), rent credit to Politan Row ($240,784) and rent credit to One Medical ($66,840), which amounts are required to be disbursed to the McDonald’s Global HQ Borrower in installments through August 2021, to simulate tenant rent payments.

A “Cash Sweep Period” will occur during the existence of any of (a) an event of default until cured or waived by the lender, (b) a DSCR Sweep Period (as defined below) or (c) a Tenant Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the McDonald’s Global HQ Whole Loan. A Cash Sweep Period may be cured once during the McDonald’s Global HQ Whole Loan term; if occurring more than once, all excess cash will continue to be collected and held by the lender and the McDonald’s Global HQ Borrower will not be entitled to any disbursement of such excess cash until the repayment in full of the McDonald’s Global HQ Whole Loan.

A “DSCR Sweep Period” will commence when the trailing twelve month debt service coverage ratio is less than 1.05x, tested quarterly beginning with the calendar quarter ending December 31, 2021, and will end when the trailing twelve month debt service coverage ratio is at least 1.05x, tested quarterly for two consecutive quarters.

A “Tenant Sweep Period” will occur during the existence of any of:

(a) McDonald’s (or its replacement tenant) terminating its lease or surrendering all or any portion of its leased space (or giving notice of its intent to terminate its lease or surrender all or any portion of its leased space), until the earlier to occur of (x) McDonald’s revoking such notice(s), termination or surrender, and reaffirming its lease or (y) a replacement tenant acceptable to the lender entering into a replacement lease for the surrendered McDonald’s space and being open for business or in occupancy of more than 50% of the space and paying full, unabated rent pursuant to its replacement lease;

(b) McDonald’s (or its replacement tenant) failing to pay base rent or the occurrence of any other material monetary or non-monetary default under its lease beyond notice and cure periods, until such default is cured to the satisfaction of the lender;

(c) McDonald’s (or its replacement tenant or, if applicable, the lease guarantor of a replacement tenant) availing itself of any creditor’s rights laws, until (i) McDonald’s (or its replacement tenant or, if applicable, the lease guarantor of a replacement tenant) has assumed its lease without any material revisions and a court has affirmed such assumption of the lease pursuant to a final, non-appealable order, and (ii) McDonald’s (or its replacement tenant) is operating its business or is in occupancy of more than 50% of the space for at least 60 consecutive business days and is paying full rent as required under the lease; or

(d) McDonald’s (or its replacement tenant) experiences a downgrade in its long-term unsecured debt rating below “BBB-” by S&P or the equivalent by any rating agency rating a securities backed by the McDonald’s Global HQ Whole Loan, until its long-term unsecured debt rating is at least “BBB-” by S&P or the equivalent by any rating agency rating a securities backed by the McDonald’s Global HQ Whole Loan.

Lockbox and Cash Management. The McDonald’s Global HQ Whole Loan is structured with a hard lockbox and in place cash management. Revenues from the McDonald’s Global HQ Property are required to be deposited by tenants directly into the lockbox account, then transferred on each business day to the lender-controlled cash management account and disbursed according to the McDonald’s Global HQ Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the McDonald’s Global HQ Whole Loan; if no Cash Sweep Period is in effect, such excess cash is required to be paid to the McDonald’s Global HQ Borrower.

Additional Secured Indebtedness (not including trade debts). The McDonald’s Global HQ Property also secures four pari passu senior promissory notes (the “McDonald’s Global HQ Pari Passu Companion Loans”, and together with the McDonald’s Global HQ Mortgage Loan, the “McDonald’s Global HQ Senior Loan”), which had an aggregate original principal balance of $100,000,000, and the McDonald’s Global HQ Trust Subordinate Companion Loan, which had an original principal balance of $110,000,000. A $50,000,000 portion of the McDonald’s Global HQ Senior Loan (Note A-3) was included in the BANK 2020-BNK29 securitization trust. A $50,000,000 portion of the McDonald’s Global HQ Senior Loan (Note A-1, Note A-4 and Note A-5) is currently held by Bank of America, N.A. and is expected to be securitized in one or more future transactions. The McDonald’s Global HQ Mortgage Loan (Note A-2 and Note A-6) represents the remaining amount of the McDonald’s Global HQ Senior Loan, which is being contributed to the BANK 2020-BNK30 transaction along with the McDonald’s Global HQ Trust Subordinate Companion Loan. The McDonald’s Global HQ Mortgage Loan is being included in the pool of mortgage loans that that backs the BANK 2020-BNK30 pooled certificates and the McDonald’s Global HQ Trust Subordinate Companion Loan is not being included in such pool of mortgage loans, but will instead separately back only the BANK 2020-BNK30 loan-specific certificates.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

The McDonald’s Global HQ Senior Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan accrue interest at the same rate. The McDonald’s Global HQ Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the McDonald’s Global HQ Pari Passu Companion Loans, which payments are senior in right of payment to the McDonald’s Global HQ Trust Subordinate Companion Loan. Payments of principal will amortize the McDonald’s Global HQ Senior Loan in 186 months, before the McDonald’s Global HQ Trust Subordinate Companion Loan begins to amortize. See Annex A-4 (the amortization schedule for the McDonald’s Global HQ Mortgage Loan) in the Preliminary Prospectus. The holders of the promissory notes evidencing the McDonald’s Global HQ Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the McDonald’s Global HQ Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Subordinate Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt Yield	Whole Loan Cut- off Date LTV
McDonald’s Global HQ Trust Subordinate Companion Loan	$110,000,000	2.9350%	120	0	120	1.17x	7.2%	68.3%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The McDonald’s Global HQ Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Coleman Highline
1143 & 1155 Coleman Avenue
San Jose, CA 95110
Santa Clara
North San Jose
SAN JOSE
San Jose International Airport
San Francisco Intl. Airport 31 miles
Montague Park
Verizon Development Center
eBay
Component
Google Express
Lumileds Corporate Office
Cavium
PayPal
Karina
Hitachi Vantara
Digital Realty Data Ctr.
Walsh at Lafayette Industrial Park
SMK Electronics Corporation, USA
uSens, Inc.
Sony
Quantumscape Corporation
California Paperboard Corporation
Golden State Brewery
SAE Engineering
USCIS Application Support Ctr.
Santa Clara University
University Stadium
Leavey Event Center
Avaya Stadium
BART Extension (Future Phase)
SANTA CLARA (Planned)
SANTA CLARA
COLLEGE PARK
CALTRAIN
Franklin Square
Jackson University Plaza
Downtown Santa Clara
Newhall
College Park
Cory
Rose Garden
SANTA CLARA COUNTY
Buena Vista
The Villas
O'Connor Hospital
Westfield Valley Fair
Winchester Shopping Center
Santana Row
Burbank
Musik Ink Studios
Northside
Civic Center
Santa Clara County Offices
Columbus Park
Guadalupe River Park
San Jose Market Center
Santa Clara County Counsel
St. James
Santa Clara Superior Court
SAN PEDRO SQUARE
SAP CENTER AT SJ
IRS
Zoom Video Communications
DIRIDON (Planned)
San Fernando
Adobe
SAN JOSE DIRIDON
San Jose Diridon
Downtown San Jose
McEnery Conv. Ctr.
Children's Discovery Museum
Japantown/Ayer Station
Gish
Bayshore Fwy
Guadalupe Fwy
Nimitz Fwy
Guadalupe River
VTA LIGHT RAIL
101
87
880
82
280
Lafayette St.
Trimble Rd.
Zanker Rd.
Charcot Ave.
Central Expwy.
Walsh Ave.
De La Cruz Blvd.
Monroe St.
El Camino Real
Harrison St.
Lincoln St.
Market St.
Bellomy St.
Washington St.
Coleman Ave.
Hedding St.
Taylor St.
Gish Rd.
N. 4th St.
N. 10th St.
N. 7th St.
The Alameda
Park Ave.
Naglee Ave.
Race St.
Bascom Ave.
San Carlos St.
Stevens Creek Blvd.
Pruneridge Ave.
Winchester Blvd.
Fairfield
Vallejo
Novato
San Rafael
Richmond
Concord
Walnut Creek
Pittsburg
Antioch
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Pacific Ocean
Pacifica
San Mateo
Hayward
Dublin
Livermore
Pleasanton
Fremont
Redwood City
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
Milpitas
Cupertino
Saratoga
Los Gatos
SAN JOSE

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – Coleman Highline

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	San Jose, CA 95110
Original Balance(1):	$60,700,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,700,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2017/N/A
Borrower Sponsor:	BREIT Operating Partnership, L.P.			Size:	357,106 SF
Guarantor:	BREIT Operating Partnership, L.P.			Cut-off Date Balance PSF(1):	$470
Mortgage Rate:	2.8675%			Maturity Date/ARD Balance PSF(1)(2):	$470
Note Date:	10/30/2020			Property Manager:	EQ Management, LLC
First Payment Date:	12/6/2020
Anticipated Repayment Date (“ARD”)(2):	11/6/2030
Maturity Date(2):	11/6/2032
Original Term to Maturity/ARD(2):	120 months			Underwriting and Financial Information(6)
Original Amortization Term:	0 months			UW NOI:	$15,507,894
IO Period:	120 months			UW NOI Debt Yield(1):	9.2%
Seasoning:	1 month			UW NOI Debt Yield at Maturity/ARD(1):	9.2%
Prepayment Provisions(3):	YM0.5 (25); DEF/YM0.5 (88); O (7)			UW NCF DSCR(1):	3.18x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(7):	N/A
Additional Debt Type(1)(4):	Pari Passu			2nd Most Recent NOI(7):	N/A
Additional Debt Balance(1)(4):	$107,000,000			3rd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (12/1/2020)
Reserves(5)				2nd Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	N/A
RE Taxes:	$0	Springing	N/A	Appraised Value (as of)(8):	$296,800,000 (1/1/2022)
Insurance:	$0	Springing	N/A	Appraised Value PSF:	$831
Unfunded Obligations Reserve:	$14,814,604	$0	N/A	Cut-off Date LTV Ratio(1):	56.5%
Debt Service Reserve:	$4,875,587	$0	N/A	Maturity Date/ARD LTV Ratio(1)(2):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$167,700,000	55.6%	Purchase Price:	$275,000,000	91.2%
Borrower Equity:	$133,838,667	44.4%	Unfunded Obligations Reserve:	$14,814,604	4.9%
			Debt Service Reserve:	$4,875,587	1.6%
			Closing Costs:	$6,848,476	2.3%
Total Sources:	$301,538,667	100.0%	Total Uses:	$301,538,667	100.0%

(1)	The Coleman Highline Mortgage Loan (as defined below) is part of the Coleman Highline Whole Loan (as defined below) with an original aggregate principal balance of $167,700,000. The Cut-off Date Balance PSF, Maturity Date/ARD Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity Date/ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio numbers presented above are based on the Coleman Highline Whole Loan.

(2)	The Coleman Highline Mortgage Loan has an anticipated repayment date of November 6, 2030 and a final maturity date of November 6, 2032. See “The Mortgage Loan” for further discussion of the ARD (as defined below).

(3)	At any time after the earlier of (i) October 30, 2023 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Coleman Highline Whole Loan to be securitized, the Coleman Highline Borrower (as defined below) has the right to defease the Coleman Highline Whole Loan in whole, but not in part. Additionally, the Coleman Highline Borrower may prepay the Coleman Highline Whole Loan at any time during the term with a 10-day prior notice and, if such prepayment occurs before May 6, 2030, payment of the yield maintenance premium.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Coleman Highline Mortgage Loan more severely than assumed in the underwriting of the Coleman Highline Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	No historical operating or occupancy statements are available because the Coleman Highline Property (as defined below) was completed in 2017 and was acquired in connection with the origination of the Coleman Highline Whole Loan. No historical operating or occupancy statements are available.

(8)	The Appraised Value represents the prospective market value upon stabilization as of January 1, 2022. This assumes that the remaining tenant improvements have been completed on Building 1 (as defined below) and Roku has moved into its space. The As Is Appraised Value, as of October 12, 2020, is $275,700,000, representing a 60.8% loan-to-value ratio. The appraisal also provided a hypothetical as if vacant value, as of October 12, 2020, of $203,300,000, representing an 82.5% loan-to-dark value ratio.

The Mortgage Loan. The fifth largest mortgage loan (the “Coleman Highline Mortgage Loan”) is part of a whole loan (the “Coleman Highline Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $167,700,000. The Coleman Highline Whole Loan is secured by a first priority fee mortgage encumbering two Class A office buildings located in San Jose, California (the “Coleman Highline Property”). The Coleman Highline Whole Loan has an anticipated repayment date of November 6, 2030 (the “ARD”) and a maturity date of November 6, 2032. Prior to the ARD, the Coleman Highline Whole Loan accrues interest at a fixed rate of 2.8675% per annum (the “Initial Interest Rate”) and requires payments of interest only through the ARD. In the event the Coleman Highline Whole Loan is not repaid in full on or before the ARD, the Coleman Highline Borrower will be required to make interest payments based on an interest rate equal to the Initial Interest Rate plus 2.000% per annum (“Rate Increase”). From and after the ARD, interest payments will continue to be made as provided prior to the ARD, with amounts accrued with respect to the Rate Increase being deferred (see “Lockbox and Cash Management” section) and paid on the Maturity Date, if not paid sooner by the Coleman Highline Borrower. The ARD automatically triggers a Cash Sweep Period (see “Lockbox and Cash Management” section) whereby all excess cash flow, after payments of debt service on the Coleman Highline Whole Loan, required deposits to escrows and reserves, and budgeted operating expenses, is required to be used to first pay

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

down the principal balance of the Coleman Highline Whole Loan and thereafter, repay the accrued interest. See “Description of the Mortgage Loans—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The Coleman Highline Mortgage Loan is evidenced by the non-controlling promissory Note A-2 in the original principal amount of $60,700,000. The controlling promissory Note A-1 was securitized in BANK 2020-BNK29 and the non-controlling promissory Note A-3 will be securitized in a future transaction (the “Coleman Highline Non-Serviced Pari Passu Companion Loans”).The Coleman Highline Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Coleman Highline Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$85,000,000	$85,000,000	BANK 2020-BNK29	Yes
A-2	$60,700,000	$60,700,000	BANK 2020-BNK30	No
A-3	$22,000,000	$22,000,000	WFB	No
Total Whole Loan	$167,700,000	$167,700,000

The Borrower and the Borrower Sponsor. The borrower is Bcore Coleman Owner LLC (the “Coleman Highline Borrower”), a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor is BREIT Operating Partnership, L.P. (the “Guarantor” or “BREIT OP”), an affiliate of Blackstone Real Estate Income Trust, Inc. (“BREIT”), The Blackstone Group L.P.’s non-traded REIT focused on investing primarily in stabilized commercial real estate properties. As of September 2020, BREIT owned a total of 1,182 properties.

The Coleman Highline Whole Loan documents provide that the Guarantor’s aggregate liability for various bankruptcy-related springing recourse events is subject to a cap equal to 20% of the outstanding principal balance of the Coleman Highline Whole Loan at the time of such event, plus specified costs of enforcement.  The Coleman Highline Whole Loan documents also provide for, among other loss carveouts, a loss carveout (instead of springing full recourse) for voluntary transfers of the Coleman Highline Property or a controlling equity interest in the Coleman Highline Borrower made in violation of the Coleman Highline Whole Loan documents. In connection with a cap on the Guarantor’s liability for environmental losses, the Coleman Highline Borrower provided a pollution legal liability-type environmental insurance policy (“PLL Policy”) in the amount of $15,000,000 and with an initial term of at least 5 years. The Coleman Highline Whole Loan documents provide that the Guarantor has no liability for environmental matters if the policy has a term of at least two years past The Coleman Highline Whole Loan maturity date. If the PLL Policy does not run through such period, the Guarantor’s liability for environmental matters is capped at the amount of the related PLL policy limits. The Phase I environmental site assessment obtained at loan origination found one recognized environmental condition (“REC”) at the Coleman Highline Property. An un-related public company is responsible for the ongoing area-wide groundwater remediation-system and monitoring activities. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Property. The Coleman Highline Property is a 357,106 SF, Class A office campus located in San Jose, California. Built in 2017, the Coleman Highline Property is 100.0% leased to Roku, Inc. (“Roku” or “Tenant”) as its world headquarters, and is comprised of the following components:

●	“Building 1” – a 162,557 SF, 5-story office building;

●	“Building 2” – a 194,549 SF, 6-story office building;

●	“Amenity Building” – a 6,000 SF, 1-story amenities building, programmed as a fitness center; and

●	“Parking Structure” – a 3-story parking garage with 409 parking spaces.

The Coleman Highline Property is the first phase (“Phase I”) in the larger Coleman Highline mixed-use development, which is expected to include up to eight office buildings totaling 1.5 million SF, a 175-room hotel, 1,600 residential units, and supporting retail. The second phase of the development (“Phase II”), which includes Buildings 3 and 4, was completed in 2020 and is also fully leased to Roku. The Coleman Highline project includes a pedestrian walkway to the Santa Clara Station of Caltrain, access to Valley Transportation Authority (“VTA”) bus and light rail lines and an anticipated future Bay Area Rapid Transit (“BART”) stop.

The Coleman Highline Borrower is acquiring the Coleman Highline Property for $275,000,000, approximately $770 per rentable square foot. The Coleman Highline Property was designed by Gensler and features expansive glasslines, large floorplates (approximately 32,500 SF), and 14’ slab-to-slab heights. The Coleman Highline Property has a modern build-out with an open lobby. Additionally, the Highline extension, an elevated terrace with outdoor landscaped urban courtyards, connects Building 2 with the Amenity Building.

In addition to the Parking Structure, the Coleman Highline Property is subject to a Declaration of Covenants, Conditions and Restrictions (the “CCR”) which provides that (i) all parking structures on the Coleman Highline Property and the adjacent Phase II, which includes a 1,704 space parking garage, are to be shared parking between the Coleman Highline Property and Phase II and (ii) all parking structures throughout the Coleman Highline development are subject to various control rights of CAP Tranche 2, LLC (the “Declarant”), an entity unrelated to the Coleman Highline Borrower. However, the Declarant has agreed that the Coleman Highline Property will always have access to sufficient parking to satisfy all legal requirements, as well as parking requirements contained in the Roku lease. In addition to the two parking structures in Phase I and Phase II, there are approximately 314 surface parking spaces in the development. Roku is entitled to primarily unreserved parking spaces equaling a parking ratio of approximately 3.2 spaces per 1,000 SF.

Building 1 is currently in warm shell condition. It was initially leased to 8x8, Inc. in January 2019, but 8x8, Inc. outgrew the space prior to moving in and has assigned the lease to Roku, which is required to begin paying rent January 1, 2021; 8x8, Inc. is required to pay rent through December 31, 2020. There is a $14.8 million outstanding tenant improvement allowance, which was reserved at loan closing, and must be used by December 15, 2021. Building 2 is completely built out and Roku took occupancy in phases between January and September 2019.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Major Tenant.

Roku (357,106 SF; 100.0% of NRA; 100.0% of underwritten base rent). Roku has been a tenant at the Coleman Highline Property since 2019. A public company founded in 2002, Roku is a pioneer of streaming television. Its streaming devices are used by consumers in North America, Latin America, and parts of Europe including the UK, Ireland and France. Roku is the number one streaming platform in the U.S. by hours streamed and its Roku Channel was watched by an estimated 46 million people in the U.S. as of the third quarter of 2020. The company is divided into two segments: Player, which is the sale of streaming players and audio products, and Platform, which generates revenue from advertising, content distribution and ongoing subscription services. As of December 31, 2019, Roku reported a net loss of $59.9 million and total revenue of $1.1 billion, representing an increase of 52.0% from December 31, 2018, with $515.5 million of cash and cash equivalents. Year-over-year, as of the third quarter of 2020, Roku increased its active accounts from 32.3 million to 46.0 million and its streaming hours by 54%. Additionally, Platform revenue increased by 78% year-over-year and gross profit was up by 81%. In the third quarter of 2020, Roku reported net income from operations of $12.0 million and adjusted EBITDA (net income or loss excluding (i) other income, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) income tax expense) of $56.2 million. Year-to-date through the third quarter of 2020, Roku reported a net loss of $85.0 million and adjusted EBITDA of $36.5 million.

Roku currently leases 100.0% of Building 1 and Building 2, for a total of 357,106 SF (the “Roku Premises”). There is no remaining free rent and all outstanding tenant improvements were reserved at loan closing.

●	Roku leases 162,557 SF in Building 1 under a lease expiring on December 31, 2029, with one, 5-year renewal option and no termination options. Building 1 was originally leased to 8x8, Inc. (“Assignor”), however, Assignor never moved in and assigned the lease to Roku. Assignor is required to pay rent through December 31, 2020, with Roku’s rent commencing January 1, 2021 and including 3% annual rent escalations. The two months of rent required to be paid by 8x8, Inc. between loan closing and Roku’s required rent start date was not reserved at loan closing. Some work has been completed on the building, however, the majority of the space is in shell condition, as tenant improvement work was put on hold due to COVID restrictions. The remaining $14.8 million tenant improvement allowance, approximately $91 PSF, was reserved at loan closing and work is expected to resume in 2021. If the tenant improvement allowance is not used by December 15, 2021, the remaining amount will be forfeited by Roku.

●	Roku leases 194,549 SF in Building 2 under a lease expiring on September 30, 2020, with one, 7-year renewal option at 97.5% of fair market value and no termination options. The Building 2 lease has staggered lease commencement dates of January 23, 2019 for floors 1 and 2, April 23, 2019 for floor 3, and September 1, 2019 for floors 4-6, and includes 3% annual rent escalations. The Building 2 lease expires September 30, 2030. In addition to base rent for Building 2, Roku is responsible for a monthly payment in the estimated amount of $19,315 (the “Highline Extension Payment”), which represents the reimbursement of amortized capital expenditures for the construction of the connector between Building 2 and the amenities building. Roku fully moved into the space prior to the COVID outbreak and all free rent has burned off.

Roku has provided a letter of credit for each lease (collectively, the “Roku LC”), which Roku LCs have been collaterally assigned to the lender. With respect to:

●	Building 1, Roku provided an $8.1 million letter of credit, which may be reduced by 50% on the later of (i) January 1, 2022 or (ii) the 37th full calendar month of the lease term, so long as Roku has a market capitalization on a public exchange of at least $2.4 billion and is not in default under the lease. The letter of credit can be further reduced by 25% of the original letter of credit amount on the later of (i) July 1, 2026 or (ii) the 91st full calendar month of the lease term, if Roku has a market capitalization of at least $3.6 billion and is not in default under its lease.

●	Building 2, Roku provided a $6.3 million letter of credit, which may be reduced by 50% on the later of (i) July 23, 2026 or (ii) the 90th full calendar month of the lease term, if Roku is cash flow positive based on a trailing twelve month adjusted EBITDA (net income or loss excluding (i) other income, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) income tax expense) basis as of the most recently completed fiscal quarter.

The Coleman Highline Borrower may draw on the Roku LC (i) to pay amounts due to the landlord under the terms of the lease, (ii) if the lease has terminated prior to expiration of the lease term, or as a result of Roku’s breach or default under the lease, (iii) Roku has filed a voluntary petition for bankruptcy, (iv) an involuntary petition has been filed against Roku under the bankruptcy code, and (v) if the letter of credit has not been renewed through the expiration date.

If the Coleman Highline Borrower draws on a Roku LC, the proceeds are required to be placed in reserve with the lender, and are required to be disbursed by the lender upon the Coleman Highline Borrower’s request for the payment of:

(i)	shortfalls in the payment of debt service;

(ii)	shortfalls in the required deposits into the reserve accounts;

(iii)	tenant improvement costs, tenant allowances, tenant relocations costs, tenant reimbursements, tenant inducement payments and leasing commission obligations under leases entered into, or existing as of the origination of the loan; or

(iv)	vacant space preparation costs and marketing costs with respect to potential leasing of the Coleman Highline Property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the Coleman Highline Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Roku-Building 1(2)	NR/NR/NR	162,557	45.5%	$7,450,130	44.9%	$45.83	12/31/2029	1, 5-year(4)	N
Roku-Building 2(3)	NR/NR/NR	194,549	54.5%	$9,148,134	55.1%	$47.02	9/30/2030	1, 7-year(5)	N
Subtotal/Wtd. Avg.		357,106	100.0%	$16,598,264	100.0%	$46.49

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		357,106	100.0%	$16,598,264	100.0%	$46.49

(1)	The Annual UW Rent and Annual UW Rent PSF shown above include 3% annual contractual rent steps through November 1, 2021 totaling $259,700.

(2)	Roku has not yet moved in, and has not yet commenced paying rent on its Building 1 space. There is no free rent remaining and all outstanding tenant improvements were reserved at loan closing. Roku is required to begin paying rent January 1, 2021. 8x8, Inc. is required to pay rent until December 31, 2020. See “Major Tenant” for additional information.

(3)	Building 2 rent includes the Highline Extension Payment of $231,782 annually.

(4)	Roku has one, 5-year renewal option for Building 1 at fair market value and with 12-15 months’ prior notice.

(5)	Roku has one, 7-year renewal option for Building 2 at 97.5% of fair market value and with 15-18 months’ prior notice.

The following table presents certain information relating to the lease rollover schedule at the Coleman Highline Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	1	162,557	$45.83	45.5%	45.5%	$7,450,130	44.9%	44.9%
2030	1	194,549	$47.02	54.5%	100.0%	$9,148,134	55.1%	100.0%
2031 & Beyond	0	0	$0.00	0.0%	100.0%	$0.00	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.	2	357,106	$46.48	100.0%		$16,598,264	100.0%

(1)	Information is based on the underwritten rent roll.

COVID-19 Update. Building 2 is open and operating, while Building 1 is still in shell condition. The first debt service payment date for the Coleman Highline Whole Loan is December 6, 2020. As of November 9, 2020, the Coleman Highline Whole Loan is current and is not subject to any forbearance, modification or debt service relief request. The majority of Roku employees are working remotely; however, Roku is current on rent payments as of November 2020 and has not requested any relief. Additionally, 8x8, Inc., is required to pay rent on Building 1 until December 31, 2020, and is current on rent payments as of November 2020.

The Market. The Coleman Highline Property is part of the larger Coleman Highline mixed-use development in San Jose, California, adjacent to the Norman Y. Mineta San Jose International Airport. The Coleman Highline Property is located in an area with a high concentration of technology companies, including Google, Facebook, Amazon and Intel. The Coleman Highline Property is located approximately 0.6 miles from the Santa Clara Caltrain station and is connected to that station via a pedestrian footbridge. In addition, VTS operates buses and light rail with stops along Coleman Avenue, and a BART stop is planned adjacent to the Santa Clara Caltrain station. The Coleman Highline Property is 0.7 miles from Interstate 880 and 2.5 miles from U.S. Highway 101.

In addition to the amenities in the larger Coleman Highline project, the Coleman Highline Property is within walking distance to a retail center that includes multiple dining options and a gym. It is also located adjacent to the 175-room Element Hotel and the proposed Gateway Crossing project which is planned to include 1,565 residential units, 157 affordable housing units, as well as 45,000 SF of retail space and a hotel. In addition, the Coleman Highline property is approximately 0.5 miles from the San Jose Earthquakes stadium, home to Major League Soccer’s San Jose Earthquakes, as well as 0.8 miles from Santa Clara University, a private Jesuit university with approximately 5,400 undergraduate students.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

According to a third party market research provider, the estimated 2020 population within a one-, three- and five-mile radius of the Coleman Highline Property was approximately 10,205, 176,399 and 642,978, respectively; and the estimated 2020 average household income within the same radii was approximately $130,114, $135,262 and $140,271, respectively.

According to the appraisal, the subject is located in the San Jose Airport office submarket. As of the second quarter of 2020, the submarket contained approximately 5.5 million SF of office space, with an overall vacancy rate of 8.3% and average asking rent of $44.76 PSF. The appraiser concluded to market rent for the office space at the Coleman Highline Property of $46.20 PSF (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Coleman Highline Property:

Market Rent Summary
Office
Market Rent (PSF)	$46.20
Lease Term (Years)	10.5
Concessions	6 months
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% per annum

The following table presents information relating to comparable office property sales for the Coleman Highline Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
Coleman Highline (subject) 1143 & 1155 Coleman Avenue San Jose, CA	Oct. 2020	2017	357,106(2)	100%(2)	$275,000,000	N/A	$770	N/A
Creekside@17 675 Creekside Way Campbell, CA	Mar. 2020	2018	177,815	100%	$139,000,000	$146,277,732	$782	$823
2215-2225 Lawson Lane Santa Clara, CA	Feb. 2020	2014	328,867	100%	$276,300,000	$267,003,829	$840	$812
Cupertino City Center I & II 20300 Stevens Creek Boulevard Cupertino, CA	Aug. 2019	1985/2009	300,041	100%	$290,000,000	$250,429,221	$967	$835
HQ@First Campus 110, 120&130 Holger Way & 95 Headquarters San Jose, CA	Mar. 2019	2010	603,999	100%	$429,000,000	$486,056,115	$710	$805
131 Albright Way Los Gatos, CA	Jan. 2019	2015	113,500	100%	$85,000,000	$87,550,495	$749	$771

Source: Appraisal.

(1)	Adjusted Sale Price was adjusted for location, size, age/condition, features/amenities and economic characteristics (as applicable).

(2)	Information sourced from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable office leases for the Coleman Highline Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(1)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Coleman Highline Building 1 (Subject) 1143 & 1155 Coleman Avenue San Jose, CA	2017(2)	162,557(2)	100%(2)	N/A(2)	Roku(2)	Jan. 2021 / 9.0 Yrs(2)	162,557(2)	$45.83(2)	NNN
Coleman Highline Building 2 (Subject) 1143 & 1155 Coleman Avenue San Jose, CA	2017(2)	194,549(2)	100%(2)	N/A(2)	Roku(2)	Sep. 2019 11.1 Yrs(2)(3)	194,549(2)	$47.02(2)(3)	NNN
2390 Mission College Blvd Santa Clara, CA	2018	42,188	100.0%	4.2 Miles	InfoBlox, Inc.	May 2020 / 10.5 Yrs	42,188	$42.00	NNN
4301-4401 Great American Pky. Santa Clara, CA	1984	301,163	100.0%	4.8 Miles	Airbnb	Dec. 2019 / 11 Yrs	301,163	$45.00	NNN
6220 America Ctr Drive San Jose, CA	2017	232,253	97.5%(1)	6.1 Miles	Bill.com	Dec. 2019 / 10 Yrs	137,613	$45.00	NNN
Coleman Highline Ph 4 San Jose, CA	2021	643,990	100.0%	0.0 Miles	Verizon	Jul. 2019 / 15 Yrs	643,990	$49.20	NNN
675 Creekside Way Campbell, CA	2017	177,815	100.0%	5.7 Miles	8x8, Inc.	Jul. 2019 / 11 Yrs	177,815	$44.40	NNN
3315 Scott Blvd Santa Clara, CA	2013	157,205	100.0%(1)	4.4 Miles	Edelman Financial	Jul. 2019 / 6.1 Yrs	41,252	$46.20	NNN

Source: Appraisal.

(1)	Information obtained from a third party market research provider.

(2)	Information obtained from the underwritten rent roll.

(3)	Building 2 has staggered lease start dates of January 23, 2019 for floors 1 and 2, April 23, 2019 for floor 3, and September 1, 2019 for floors 4-6. The Annual Base Rent PSF includes the annual Highline Extension Payment of $231,782.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Coleman Highline Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Base Rent(2)	$16,598,264	$46.48
Total Recoveries(3)	$5,974,389	$16.73
Less Vacancy & Credit Loss(4)	($829,913)	($2.32)
Effective Gross Income	$21,742,740	$60.89

Real Estate Taxes	$3,257,146	$9.12
Insurance	$468,892	$1.31
Other Operating Expenses	$2,508,808	$7.03
Total Expenses	$6,234,846	$17.46

Net Operating Income	$15,507,894	$43.43
CapEx	$0.00	$0.00
TI/LC	$0.00	$0.00
Net Cash Flow	$15,507,894	$43.43

Occupancy %(4)	95.0%
NOI DSCR(5)	3.18x
NCF DSCR(5)	3.18x
NOI Debt Yield(5)	9.2%
NCF Debt Yield(5)	9.2%

(1)	No historical operating or occupancy statements are available because the Coleman Highline Property was completed in 2017 and was acquired in connection with the origination of the Coleman Highline Whole Loan. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Gross Potential Base Rent is based on leases in-place with 3% annual rent escalations through November 1, 2021. It also includes the annual Highline Extension Payment of $231,782.

(3)	Total Recoveries are based on underwritten expenses net of vacancy.

(4)	The underwritten economic vacancy is 5.0%. The Coleman Highline Property was 100.0% leased as December 1, 2020.

(5)	The debt service coverage ratios and debt yields are based on the Coleman Highline Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the Coleman Highline Whole Loan documents require ongoing monthly real estate tax reserve deposits in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Sweep Period, the Coleman Highline Whole Loan documents require ongoing monthly insurance reserve deposits in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages during the next 12 months; provided that so long as no event of default is continuing, to the extent insurance is maintained by the Coleman Highline Borrower under one or more blanket policies reasonably acceptable to the lender, the Coleman Highline Borrower is not required to make ongoing monthly insurance reserve deposits.

Unfunded Obligations Reserve – The Coleman Highline Whole Loan documents require an upfront deposit of $14,814,604 for unfunded tenant improvement allowances, free rent and leasing commissions related to the Roku lease. Any unused portion of the reserve, as of December 15, 2021, is deemed forfeited by Roku pursuant to the Building 1 lease. Provided there is no event of default, any remaining funds in the Unfunded Obligations Reserve thereafter will be released to the Coleman Highline Borrower on the earlier of (i) payment of the Coleman Highline Whole Loan in full, or (ii) subject to the cash management requirements, delivery of evidence reasonably acceptable to the lender that the Unfunded Obligations associated with the Roku lease have been fully satisfied.

Debt Service Reserve – The Coleman Highline Whole Loan documents require an upfront deposit of $4,875,587, which is equal to twelve months of debt service. On each payment date, the lender will apply reserve funds in an amount equal to the difference between the debt service payable and the payment received from the Coleman Highline Borrower. The Debt Service Reserve will be released if, after October 30, 2021, the following conditions have been satisfied: (a) no Cash Sweep Period is continuing; (b) either (i) Roku or (ii) a tenant under a replacement lease for the Roku space has made all rental payments due under the Roku lease or replacement lease for the preceding three months; (c) the debt service coverage ratio equals or exceeds (i) if the Roku lease is in place, 3.40x or (ii) if a replacement lease is in place, 2.00x; and (d) no portion of the Debt Service Reserve funds have been allocated to debt service payments in the preceding eleven months.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Lockbox and Cash Management. The Coleman Highline Whole Loan is structured with an in-place hard lockbox and springing cash management. The Coleman Highline Borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the Coleman Highline Borrower or the property manager are required to be deposited into the lockbox account within one business day of receipt. So long as no Cash Sweep Period is in effect, all funds in the lockbox account are required to be distributed to the Coleman Highline Borrower. Prior to the ARD, during a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Coleman Highline Whole Loan to be held during the continuance of the Cash Sweep Period, subject to the Roku Trigger Cap (as defined below). After the occurrence of the ARD, all excess cash flow, after payment of debt service on the Coleman Highline Whole Loan, required deposits to escrows and reserves and budgeted operating expenses, is required to be used first, to pay down the principal balance of the Coleman Highline Whole Loan, and thereafter to pay the accrued interest.

In lieu of the Coleman Highline Borrower depositing any excess cash flow into the lender-controlled excess cash flow subaccount, so long as no event of default is continuing and the ARD has not occurred, the Coleman Highline Borrower has the right to cause the Guarantor to deliver to the lender an excess cash flow guaranty with a guaranteed liability amount equal to (x) the aggregate amount of excess cash flow disbursed to the Coleman Highline Borrower in lieu of being deposited into the excess cash flow subaccount less (y) the aggregate amount of excess cash flow the Coleman Highline Borrower actually spends for items permitted under the Coleman Highline Whole Loan documents, which include (a) required deposits for tax and insurance, (b) any fees due to the cash management bank, (c) budgeted operating expenses, and (d) monthly debt service payments; provided that among other requirements outlined in the Coleman Highline Whole Loan documents, (i) such excess cash flow guaranty is accompanied by a legal opinion concerning the validity, authority, execution and enforceability of such guaranty that may be relied upon by the lender and the rating agencies and (ii) to the extent that the amounts guaranteed under the excess cash flow guaranty equal or exceed 15% of the outstanding principal balance of the Coleman Highline Whole Loan, such guaranty is accompanied by an additional insolvency opinion reasonably acceptable to the lender and the rating agencies.

A “Cash Sweep Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Coleman Highline Whole Loan documents;

(ii)	A “Roku Trigger Event” (as defined below);

(iii)	the Coleman Highline Borrower filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding (collectively, a “Bankruptcy Action”);

(iv)	the net operating income debt service coverage ratio (“NOI DSCR”) falling below 1.20x, based on scheduled interest payments due, for two consecutive calendar quarters;

(v)	the date upon which the lender has disbursed funds from the Debt Service Reserve to be applied to the payment of debt service; or

(vi)	the ARD.

A Cash Sweep Period will end upon the occurrence of the following (with regard to clause (vi), no cure is permitted):

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a “Roku Trigger Event Cure” (as defined below) has taken place;

●	with regard to clause (iii), in the case of an involuntary Bankruptcy Action not consented to by the Coleman Highline Borrower, such Bankruptcy Action is discharged, stayed or dismissed within 90 days of its filing;

●	with regard to clause (iv), the NOI DSCR being equal to or greater than 1.20x for two consecutive calendar quarters or the Coleman Highline Borrower prepaying the Coleman Highline Whole Loan, together with any applicable yield maintenance premiums, in an amount sufficient to cause the NOI DSCR to be equal to or greater than 1.20x; or

●	with regard to clause (v), the Coleman Highline Borrower depositing with the lender into the Debt Service Reserve an amount equal to all amounts disbursed or released from the Debt Service Reserve and applied to the payment of debt service.

A “Roku Trigger Event” will commence upon the earlier of the following:

(i)	Roku failing to extend or renew (a) the Building 1 lease 12 months prior to its expiration or (b) the Building 2 lease 15 months prior to its expiration;

(ii)	a Bankruptcy Action with respect to Roku; or

(iii)	Roku discontinuing, or giving notice of its intent to discontinue, its business (“goes dark”) in more than 50% of its space with the following exceptions:

(a) the discontinuation is caused by governmental restrictions on the use or occupancy of the Coleman Highline Property in connection with the COVID-19 pandemic (“SIP Order”) or any other pandemic, and Roku resumes operations within 90 days after the restrictions are lifted or, if such discontinuation occurs prior to October 31, 2022, in connection with Roku’s commercially reasonable safety protocols relating to COVID-19, then Roku resumes operations no later than October 31, 2022;

(b) the discontinuation is related to upgrades or renovations that last no longer than 180 days;

(c) the discontinuation is in connection with the ongoing restoration of the Coleman Highline Property following a casualty and lasts no longer than 12 months;

(d) any discontinuation provided that Roku has, and maintains, an investment grade rating; and

(e) no go-dark trigger will have occurred with respect to Roku not yet operating in Building 1, so long as initial buildout has been completed and occupancy has commenced before the earlier of (i) October 31, 2022 and (ii) one year after the termination of the SIP Order.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Provided no event of default exists and the ARD has not yet occurred, a cash flow sweep tied to a Roku Trigger Event will be capped at the following applicable amounts; (i) during a Roku Trigger Event, other than a go-dark event pursuant to clause (iii) above, $60 PSF for the Roku Premises and (ii) during a Roku Trigger Event caused solely by a go-dark event, (x) $60 PSF of the premises subject to such event, if occurring prior to October 30, 2026, and (y) $60 PSF of the total Roku Premises if such event occurs after October 30, 2026 (the “Roku Trigger Cap”).

A “Roku Trigger Event Cure” will occur upon the following:

●	with regard to clause (i), Roku has renewed or extended the lease in accordance with the terms of the Roku lease or the Coleman Highline Borrower has entered into a replacement lease, subject to lender approval, for the Roku Premises that results in an NOI DSCR equal to or greater than 1.20x;

●	with regard to clause (ii), Roku is no longer subject to a Bankruptcy Action and Roku has affirmed the lease pursuant to a final, non-appealable order of court in a competent jurisdiction or the Coleman Highline Borrower has entered into a replacement lease for the Roku Premises that results in an NOI DSCR equal to or greater than 1.20x; and

●	with regard to clause (iii), either (a) Roku resumes its business operations in greater than 50% of its space and continuously operates for at least 30 days or (b) the Coleman Highline Borrower has entered into a replacement lease for the Roku Premises that results in an NOI DSCR equal to or greater than 1.20x.

Additional Secured Indebtedness (not including trade debts). The Coleman Highline Property also secures the Coleman Highline Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $107,000,000. The Coleman Highline Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Coleman Highline Mortgage Loan. The Coleman Highline Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Coleman Highline Non-Serviced Pari Passu Companion Loans. The holders of the Coleman Highline Mortgage Loan and Coleman Highline Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the Coleman Highline Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Coleman Highline Whole Loan documents provide that the Coleman Highline Borrower may release either Building 1 or Building 2, provided that the following conditions have been satisfied:

(i)	no event of default is continuing;

(ii)	payment of the lesser of (a) the outstanding principal amount of the Coleman Highline Whole Loan or (b) 110% of the allocated loan amount ($75,272,141 for Building 1, and $92,427,859 for Building 2), together with any applicable yield maintenance premiums and costs associated with the release;

(iii)	the net operating income debt service coverage ratio on the remaining collateral is greater than or equal to 3.40x;

(iv)	the lender has received reasonably satisfactory evidence that, following the release, the Coleman Highline Property complies with all applicable zoning laws, land use, parking requirements, major leases, and permitted encumbrances as defined in the Coleman Highline Whole Loan documents; and

(v)	the lender’s reasonable satisfaction that the release will satisfy REMIC requirements.

Letter of Credit. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Coleman Highline Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Coleman Highline Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Coleman Highline Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Coleman Highline Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

JP Morgan Chase Tower
Tower 49
MetLife Building
Chrysler Building
Graybar Building
Chanin Building
Time-Life Building
Exxon Building
Rockefeller Center
McGraw-Hill Building
Grand Central Terminal
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Barclay's Capital Building
Morgan Stanley Global Headquarters
One Bryant Park
151 W 42nd
Salesforce Tower
Bryant Park
One Astor Plaza
Times Square Tower
World Apparel Center
New York Times Building

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

W. 51st St.
Gershwin Theatre
Paramount Plaza
50TH ST.
W. 50th St.
50TH ST.
The Michelangelo
Time-Life Building
One Worldwide Plaza
W. 49th St.
8th Ave.
Amsterdam Court
Ambassador Theatre
Broadway
7th Ave.
N Q R W
Exxon Building
6th Ave.
The Eugene O'Neill Theater
Belvedere Hotel
Hilton Garden Inn Times Sq.
Crowne Plaza
W. 48th St.
McGraw-Hill Building
ROCKEFELLER CTR.
49TH ST.
Longacre Theatre
Morgan Stanley Bldg.
Barrymore Theatre
Renaissance NY Times Square
Cort Theatre
News Corp. Building
W. 47th St.
The Brooks Atkinson Theatre
The Lunt-Fontanne Theatre
Paramount Hotel
Palace Theatre
Sanctuary Hotel
W. 46th St.
The Marquis Theatre
Marriott Marquis
Midtown
Lyceum Theatre
Americas Tower
W. 45th St.
TIMES SQUARE
Comfort Inn Times Square West
W. 44th St.
Majestic Theater
Shubert Theatre
Viacom Intl.
The Minskoff Theatre
Hudson Theatre
1155 Ave. of the Americas
Theatre District
InterContinental New York Times Sq.
W. 43rd St.
Paramount Communications
N Q R W
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
The Westin
Hotel Carter
8th Ave.
7th Ave.
W. 42nd St.
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
W. 42nd St.
6th Ave.
Hilton Times Square
New Amsterdam Theatre
Hilton Garden Inn
Bryant Theatre
TIMES SQ.
Port Authority Bus Terminal
W. 40th St.
New York Times Building
Midtown West
42ND ST./ BRYANT PARK
TIMES SQ.
Comfort Inn Times Square South
Renaissance Inn NY Manhattan/ Times Square
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
Lefcourt Normandie Bldg.
DoubleTree by Hilton Times Sq. South
Broadway
TRYP by Wyndham Times Sq. South
8th Ave.
7th Ave.
6th Ave.
Manhattan Center
The New Yorker Hotel
Nelson Tower
Regency Inn & Suites
Macy's
N Q R W
W. 34th St.
34TH ST./ PENN STATION
HERALD SQUARE
Fairfield Inn & Suites Midtown Manhattan/ Penn Station
One Penn Plaza
PENN STATION
Hotel Pennsylvania
W. 32nd St.
Manhattan Mall
General Post Office
Madison Square Garden
Penn Station
W. 45th St.
E. 45th St.
Gotham Hotel
Sofitel
Harvard Club
Iroquois
New York
W. 44th St.
E. 44th St.
Brooks Bros.
Royalton Hotel
W. 43rd St.
Cornell Club
E. 43rd St.
Madison Ave.
Cinemax
SUNY College of Optometry
500 Fifth Avenue
5th Ave.
5TH AVE.
42ND ST.
Bryant Park
New York Public Library
E. 41st St.
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Midtown East
HSBC Tower
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
Marriott Vacation Club Pulse
Fairfield Inn & Suites
400 Fifth Avenue
W. 37th St.
E. 37th St.
The Langham
W. 36th St.
E. 36th St.
Madison Ave.
Hilton Garden Inn NY/ W. 35th St.
Hotel Metro
W. 35th St.
5th Ave.
E. 35th St.
CUNY Graduate Center
W. 34th St.
E. 34th St.
HERALD SQUARE
W. 33rd St.
E. 33rd St.
Hotel Stanford
The Hotel @ Fifth Ave.
W. 32nd St.
E. 32rd St.
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
HUDSON COUNTY
MANHATTAN
Chelsea
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
JERSEY CITY
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – Grace Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s)	A/A-sf*/Baa2			Location:	New York, NY 10036
Original Balance(1):	$60,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2018
Borrower Sponsor:	Brookfield Office Properties Inc.			Size:	1,556,972 SF
Guarantors:	BOP NYC OP LLC; Swig			Cut-off Date Balance PSF(1):	$567
	Investment Company, LLC			Maturity Date Balance PSF(1):	$567
Mortgage Rate:	2.6921%			Property Manager:	TRZ Holdings IV LLC; Brookfield
Note Date:	11/17/2020				Properties (USA II) LLC (f/k/a
First Payment Date:	1/6/2021				Brookfield Properties Management
Maturity Date:	12/6/2030				LLC) (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information(6)
Prepayment Provisions(2):	LO (24); DEF/YM1 (89); O (7)			UW NOI(7):	$104,293,717
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.8%
Additional Debt Type(1)(3):	Pari Passu/B-Note			UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Balance(1)(3):	$823,000,000/$367,000,000			UW NCF DSCR(1):	4.25x
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI(7):	$46,272,539 (9/30/2020 TTM)
Reserves(5)				2nd Most Recent NOI(7):	$52,538,193 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$73,206,665 (12/31/2018)
RE Taxes:	$0	Springing	N/A	Most Recent Occupancy:	94.8% (10/19/2020)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.0% (12/31/2019)
Replacement Reserve:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.6% (12/31/2018)
TI/LC Reserve:	$56,172,399	Springing	N/A	Appraised Value (as of):	$2,150,000,000 (9/8/2020)
Free Rent Reserve:	$25,964,570	$0	N/A	Appraised Value PSF:	$1,381
Lobby/Elevator Work Reserve:	$5,970,240	$0	N/A	Cut-off Date LTV Ratio(1):	41.1%
Parking Rent Shortfall Reserve:	$1,608,940	$0	N/A	Maturity Date LTV Ratio(1):	41.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,250,000,000	100.0%	Loan Payoff(8):	$905,439,802	72.4%
			Return of Equity:	$239,965,013	19.2%
			Reserves:	$89,716,149	7.2%
			Closing Costs:	$14,879,035	1.2%
Total Sources:	$1,250,000,000	100.0%	Total Uses:	$1,250,000,000	100.0%

(1)	The Grace Building Mortgage Loan (as defined below) is part of the Grace Building Whole Loan (as defined below) with an original principal balance of $1,250,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Grace Building Senior Loan (as defined below). The Cut-off Date Balance PSF and Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Grace Building Whole Loan are $803, $803, 8.3%, 8.3%, 3.00x, 58.1% and 58.1%, respectively.
(2)	Defeasance or prepayment of the Grace Building Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Grace Building Whole Loan to be securitized and (b) November 17, 2023. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in December 2020.
(3)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of the permitted future mezzanine debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The novel coronavirus pandemic is an evolving situation and could impact the Grace Building Whole Loan more severely than assumed in the underwriting of the Grace Building Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	See “Operating History and Underwritten Net Cash Flow” below for an explanation of the volatility in historical NOI and the increase from Most Recent NOI to UW NOI.
(8)	Loan payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE securitization.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The Mortgage Loan. The sixth largest mortgage loan (the “Grace Building Mortgage Loan”) is part of a whole loan (the “Grace Building Whole Loan”) that is evidenced by 21 pari passu senior promissory notes in the aggregate original principal amount of $883,000,000 (collectively, the “Grace Building Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $367,000,000 (collectively, the “Grace Building Subordinate Companion Loan”). The Grace Building Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Column Financial, Inc. (“CS”) and DBR Investments Co. Limited (“DBRI”). The Grace Building Whole Loan is secured by a first priority fee mortgage encumbering a Class A office building located in New York, New York (the “Grace Building Property”). The Grace Building Mortgage Loan is evidenced by the non-controlling promissory Note A-1-3-1, being contributed by BANA, in the original principal amount of $60,000,000. As shown in the table below, eight promissory notes in the original aggregate principal amount of $750,000,000 are being contributed to the GRACE 2020-GRCE securitization trust. The Grace Building Whole Loan will be serviced pursuant to the trust and servicing agreement for the GRACE 2020-GRCE securitization trust. The Grace Building Senior Loan pari passu notes other than that evidencing the Grace Building Mortgage Loan are referred to herein as the “Grace Building Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Grace Building Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Grace Building Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Grace Building Senior Loan
A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Yes(1)
A-1-2	$75,000,000	$75,000,000	BANK 2020-BNK29	No
A-1-3-1	$60,000,000	$60,000,000	BANK 2020-BNK30	No
A-1-3-2	$15,000,000	$15,000,000	BANA	No
A-2-2, A-2-3, A-4-2	$100,000,000	$100,000,000	Benchmark 2020-B21	No
A-2-4, A-2-5, A-2-6, A-2-7	$90,000,000	$90,000,000	JPM	No
A-3-2, A-3-3, A-3-4, A-3-5	$100,000,000	$100,000,000	CS	No
A-4-3, A-4-4, A-4-5	$60,000,000	$60,000,000	DBRI	No
Total (Senior Loan)	$883,000,000	$883,000,000
Grace Building Subordinate Companion Loan
B-1, B-2, B-3, B-4	$367,000,000	$367,000,000	GRACE 2020-GRCE	Yes(1)
Total (Whole Loan)	$1,250,000,000	$1,250,000,000

(1)	Pursuant to the related co-lender agreement, the controlling holder will be the Grace Trust 2020-GRCE trust. See “Description of the Mortgage Pool—The Whole Loans—The Grace Building Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsor. The borrower is 1114 6th Avenue Owner LLC (the “Grace Building Borrower”), a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The Grace Building Borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the borrower sponsor, Brookfield Office Properties Inc.)

The non-recourse carveout guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for bankruptcy related events are capped at 15% of the outstanding principal balance of the Grace Building Whole Loan.

BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. (NYSE: BAM) (“Brookfield Asset Management”). Brookfield Asset Management was founded in 1899 and is a global asset manager with a reported approximately $550 billion of assets under management, concentrated in property, infrastructure, renewable power, private equity and credit. Brookfield Asset Management has approximately 150,000 employees in over 100 offices in 30 different countries and is one of the largest real estate fund managers in the world. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million SF of office buildings in markets such as New York, San Francisco, and Southern California.

The Property. The Grace Building Property is a 1.56 million SF, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The Grace Building Property was developed in 1974 by Swig Investment Company, LLC and designed by award-winning architect Skidmore, Owings & Merrill-partner Gordon Bunshaft. A notable aesthetic feature of the building is the concave vertical slopes of its north and south façades which are similar to the Solow Building at 9 West 57th Street, another Bunshaft creation. The Grace Building Property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River and the city skyline. The Grace Building Property also includes a 188-space underground parking garage.

The Grace Building Property was 94.8% leased as of October 19, 2020 to a granular rent roll of over 35 tenants in a wide range of industries. Major tenants at the Grace Building Property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 SF (2.0% of NRA) of retail space, which is 95.0% occupied by two fine dining restaurants, STK and Gabriel Kruether, and two quick service restaurants, Sweetgreen and Joe & The Juice.

The Grace Building Property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The Grace Building Property experienced significant tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, the Grace Building Property has been able to stabilize at approximately 95% occupancy, in-line with its historical average.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The Grace Building Property has seen leasing momentum over the last five years, with over 950,000 SF of new and renewed leases having been signed at the Grace Building Property since 2016. As a result, less than 16.0% of tenants by NRA will have leases that expire in the next five years. Recent leasing activity includes 95,580 SF leased to The Trade Desk, 127,425 SF of expansion space leased to Bank of America, N.A., and 41,957 SF of renewal and expansion space leased to iStar Financial.

Major Tenants.

Bank of America, N.A. (155,270 SF, 10.0% of NRA, 9.0% of underwritten rent). Bank of America, N.A. (Moody’s/S&P/Fitch: A2/A-/A+) (NYSE: BAC) (“BANA”) is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA currently leases 155,270 SF of combined space on the 5th, 6th and 7th floors of the Grace Building Property, together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed. The lease does not provide any termination options.

BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 PSF and its annual base rent for the pavilion premises is currently $92.50 PSF.

BANA is currently in a free rent period, with a rent commencement date of February 1, 2021 for the 5th, 6th and 7th floors, and April 1, 2021 for the pavilion premises. All free rent, in the amount of $1,884,169, was fully reserved at loan closing. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

The Trade Desk (154,558 SF, 9.9% of NRA, 14.4% of underwritten rent). The Trade Desk (Nasdaq: TTD) (“Trade Desk”) is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 SF on the 26th, 27th, 46th, 47th and 48th floors through August, 31 2030. The commencement date with respect to the 26th and 27th floors will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space.

Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 PSF from August 10, 2020 through August 31, 2025, and then $148.00 PSF from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 initially, and then $128.00 PSF after the fifth anniversary of the lease commencement date through August 31, 2030.

Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan closing. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

Trade Desk has the right to terminate the lease solely as to the 26th and 27th floors if the commencement date does not occur by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate). In addition, so long as Trade Desk is not in bankruptcy and no default is continuing, Trade Desk has a one-time right to terminate the lease with respect to one or both of the 26th and 27th floors, effective as of the last day of the month in which the seventh anniversary of the commencement date occurs. If Trade Desk has elected to terminate both the 26th and 27th floors, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk has elected to terminate one floor, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination.

Israel Discount Bank (142,533 SF, 9.2% of NRA, 5.5% of underwritten rent). Israel Discount Bank of New York (S&P: BBB+) (“IDB”) is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 SF of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB’s commencement date is the earlier to occur of: (i) the date of substantial completion of the work to be performed by the Grace Building Borrower, but in no event earlier than January 1, 2021; and (ii) the date IBD first takes possession of the space. IDB has two five-year renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises and IDB is leasing at least two full floors on the date it exercises the renewal option.

IDB’s annual base rent for the ground floor is $317.08 PSF, which steps to $352.08 PSF, $392.08 PSF and $442.08 PSF every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 PSF, which steps to $58.08 PSF, $65.08 PSF and $72.08 PSF every five years.

IDB is currently in a free rent period, with an anticipated rent commencement date of January 1, 2021 and an anticipated commencement date for payment of operating expenses and real estate taxes of January 1, 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan closing. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

Bain & Company, Inc. (121,262 SF, 7.8% of NRA, 9.2% of underwritten rent). Bain & Company, Inc. (“Bain”) is an American global management consulting firm headquartered in Boston, Massachusetts. The firm provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

through February 28, 2030. Bain has two five-year renewal options, with 18 months’ prior written notice; provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the building and (y) 66.66% of its space. The lease does not provide any termination options.

Bain’s annual base rent for the 41st floor will be $133.00 PSF commencing on January 1, 2021, increasing to $143.00 PSF on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 PSF, increasing to $106.00 PSF on March 1, 2025. Bain is currently in a free rent period through December 2020. All free rent, in the amount of $284,554, was fully reserved at loan closing. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

The following table presents certain information relating to the major tenants at the Grace Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Office Tenants
Bank of America, N.A.	A2/A-/A+	155,270	10.0%	$12,642,238	9.0%	$81.42	5/31/2042	(4)	N
The Trade Desk	NR/NR/NR	154,558	9.9%	$20,245,024	14.4%	$130.99	8/31/2030	1x5 yr	Y(5)
Israel Discount Bank	NR/BBB+/NR	142,533	9.2%	$7,727,200	5.5%	$54.21	12/31/2040	2x5 yr	Y(6)
Bain & Company, Inc.	NR/NR/NR	121,262	7.8%	$12,925,648	9.2%	$106.59	2/28/2030	2x5 yr	N
Insight Venture Management LLC	NR/NR/NR	93,998	6.0%	$9,652,225	6.9%	$102.69	2/28/2030	1x5 yr	N
Subtotal/Wtd. Avg.		667,621	42.9%	$63,192,334	45.0%	$94.65

Other Office and Storage		779,378	50.1%	$73,217,128	52.1%	$93.94
Retail		29,338	1.9%	$4,041,048	2.9%	$137.74
Vacant Office and Storage		79,096	5.1%	$0	0.0%	$0.00
Vacant Retail		1,539	0.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,556,972	100.0%	$140,450,510	100.0%	$95.13(7)

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC are entitled to a total of $12,022,739 of free rent, which was fully reserved by the lender.
(4)	BANA has the option to renew its term for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed.
(5)	The Trade Desk has the right to terminate the lease solely as to the 26th and 27th floors effective as of the last day of the month in which the 7th anniversary of the commencement date occurs and with the payment of a termination fee.
(6)	Israel Discount Bank has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with fifteen months’ prior written notice.
(7)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at the Grace Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	5,497	$75.00	0.4%	0.4%	$412,275	0.3%	0.3%
2022	1	600	$0.00	0.0%	0.4%	$0	0.0%	0.3%
2023	5	55,694	$71.66	3.6%	4.0%	$3,991,172	2.8%	3.1%
2024	10	143,459	$99.34	9.2%	13.2%	$14,251,502	10.1%	13.3%
2025	3	31,907	$118.01	2.0%	15.2%	$3,765,480	2.7%	16.0%
2026	9	121,137	$102.21	7.8%	23.0%	$12,381,404	8.8%	24.8%
2027	3	47,753	$85.66	3.1%	26.1%	$4,090,693	2.9%	27.7%
2028	4	97,651	$81.05	6.3%	32.4%	$7,914,676	5.6%	33.3%
2029	3	21,740	$101.28	1.4%	33.7%	$2,201,776	1.6%	34.9%
2030	24	459,310	$113.21	29.5%	63.2%	$51,997,764	37.0%	71.9%
2031 & Beyond	25	491,589	$80.24	31.6%	94.8%	$39,443,769	28.1%	100.0%
Vacant	0	80,635	$0.00	5.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	88	1,556,972	$95.13(3)	100.0%		$140,450,510	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes Vacant Space.

COVID-19 Update. The first debt service payment on the Grace Building Whole Loan is due in January 2021 and, as of December 2, 2020, the Grace Building Whole Loan is not subject to any forbearance, modification or debt service relief request. The Grace Building Property is open and operating, with 98.0% of tenants by occupied NRA and 97.1% of tenants by underwritten base rent having paid their full November 2020 rent payments. Four retail tenants (2.0% of NRA, 2.9% of underwritten rent) have not made rent payments for the last few months. The Grace Building Borrower is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The Grace Building Borrower is in the process of replacing the current parking operator and plans to employ a new operator under a management agreement. The Grace Building Borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls (see “Escrows and Reserves”).

The Market. The Grace Building Property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The Grace Building Property offers commuters access to multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of the Grace Building Property, providing access to commuters coming from Penn Station, the Upper West Side, and Queens. The S subway line provides a quick cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, the Grace Building Property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. Per a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000-SF lease at 151 West 42nd Street that was the largest new lease signed in the quarter. Other recent lease executions include Colliers relocating to the Grace Building Property for approximately 59,000 SF and TripleMint leasing 31,000 SF at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward in recent years to around 4.4% at the end of the second quarter of 2020.

According to the appraisal, as of the second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 PSF. The average in-place office rent at the Grace Building Property is currently approximately $94 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Grace Building Property:

Market Rent Summary
	Office Floor 2-12	Office Floor 14-19	Office Floor 20-25	Office Floor 26-37	Office Floor 38-41	Office Floor 42-48
Market Rent (PSF)	$85.00	$90.00	$100.00	$115.00	$125.00	$140.00
Lease Term (Years)	15	15	15	15	15	15
Rent Concession (New/Renewal) (Months)	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The following table presents Class A office buildings which are direct competitors to the Grace Building Property:

Comparable Office Properties
Property Name/Location	Construction Status	Occupancy	Size	Year Built/Completed	Office Rents Asking	Office Rents Taking
Grace Building Property(1) New York, NY	Completed	94.8%	1,556,972	1974 / 2014	$95.13	N/A
One Bryant Park New York, NY	Completed	100.0%	2,354,000	2009	N/A	N/A
Three Bryant Park New York, NY	Completed	96.8%	1,484,325	1972 / 2008	$95.00	$115.00
Seven Bryant Park New York, NY	Completed	97.9%	473,672	2015	$120.00	$150.00
1100 Avenue of the Americas New York, NY	Under Construction	90.4%	373,016	1906 / 2021	N/A	N/A
660 Fifth Avenue New York, NY	Under Construction	66.0%	1,436,839	1958 / 2021	$90.00	$150.00
1 Vanderbilt New York, NY	Completed	65.0%	1,732,955	2020	$125.00	$200.00
1 Manhattan West New York, NY	Completed	86.0%	2,100,000	2019	$115.00	$135.00
2 Manhattan West New York, NY	Under Construction	25.3%	1,900,000	2022	$90.00	$150.00
50 Hudson Yards New York, NY	Under Construction	30.0%	2,900,000	2022	$110.00	$200.00
55 Hudson Yards New York, NY	Completed	98.0%	1,434,038	2019	$105.00	$135.00
4 Times Square New York, NY	Completed	94.1%	1,800,000	1999 / 2018	$80.00	$100.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

The following table presents comparable office sales to the Grace Building Property:

Comparable Sales Summary
Property Name/Location	Rentable Area	Occupancy	Sale Date	Price	Price PSF	Cap Rate
Grace Building Property(1) New York, NY	1,556,972	95%	N/A	N/A	N/A	N/A
One Madison Avenue New York, NY	1,392,565	0%	Contract	$2,300,000,000	$1,652	4.30%
1633 Broadway New York, NY	2,561,512	98%	May-20	$2,400,000,000	$937	4.38%
330 Madison Avenue New York, NY	854,664	96%	Feb-20	$900,000,000	$1,053	4.67%
55 Hudson Yards New York, NY	1,431,155	94%	Jan-20	$2,500,000,000	$1,747	4.16%
150 East 42nd Street New York, NY	1,698,603	97%	Oct-19	$1,300,000,000	$765	4.05%
30 Hudson Yards New York, NY	1,463,234	100%	Apr-19	$2,155,000,000	$1,473	4.96%
640 Fifth Avenue New York, NY	315,886	100%	Apr-19	$975,000,000	$3,087	4.68%
3 Columbus Circle New York, NY	753,405	100%	Nov-18	$1,035,000,000	$1,374	3.98%

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Grace Building Property:

Cash Flow Analysis(1)
	2017	2018	2019	9/30/2020 TTM	UW(2)(3)(4)(5)	UW PSF
Base Rental Income	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	$90.21
Expense Reimbursements	$10,212,232	$12,529,407	$8,566,979	$6,267,900	$12,766,325	$8.20
Straight-Lined Rent	$0	$0	$0	$0	$1,439,207	$0.92
Vacancy	$0	$0	$0	$0	$7,464,675	$4.79
Gross Potential Income	$110,045,785	$119,543,900	$99,686,431	$94,244,896	$162,120,717	$104.13
Other Income	$3,209,878	$3,195,652	$3,230,812	$2,759,133	$2,956,947	$1.90
Vacancy	$0	$0	$0	$0	($7,464,675)	($4.79)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	$101.23

Taxes	$25,496,191	$27,159,739	$29,139,042	$30,649,698	$31,927,579	$20.51
Insurance	$1,019,973	$1,226,645	$1,134,711	$1,220,279	$1,455,626	$0.93
Other Operating Expenses	$19,579,826	$21,146,504	$20,105,297	$18,861,512	$19,936,067	$12.80
Total Operating Expenses	$46,095,990	$49,532,888	$50,379,050	$50,731,490	$53,319,272	$34.25

Net Operating Income	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$104,293,717	$66.98
TI/LC	$0	$0	$0	$0	$1,556,972	$1.00
CapEx	$0	$0	$0	$0	$389,243	$0.25
Net Cash Flow	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$102,347,502	$65.73

Occupancy%	94.7%	97.6%	91.0%	94.8%(6)	95.4%
NOI DSCR (7)	2.79x	3.04x	2.18x	1.92x	4.33x
NCF DSCR(7)	2.79x	3.04x	2.18x	1.92x	4.25x
NOI Debt Yield(7)	7.6%	8.3%	5.9%	5.2%	11.8%
NCF Debt Yield(7)	7.6%	8.3%	5.9%	5.2%	11.6%

(1)	The recent volatility in cash flow at the Grace Building Property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 SF of space. The cash flow declines in 2019 and 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) have been reserved at loan closing.
(2)	UW Base Rental Income includes contractual rent steps of $4,566,719 underwritten for various tenants through December 31, 2021.
(3)	Straight-Lined Rent represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.
(4)	UW Vacancy represents an underwritten economic vacancy of 4.6%. The Grace Building Property is 94.8% occupied as of October 19, 2020.
(5)	Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments for several months and an event of default is continuing under its lease. The Grace Building Borrower is actively pursuing the termination of the lease and replacement arrangement with a new parking manager. At loan closing, the Grace Building Borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls.
(6)	Based on underwritten rent roll dated October 19, 2020.
(7)	Debt service coverage ratios and debt yields are based on the Grace Building Senior Loan and exclude the Grace Building Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – During a Trigger Period (as defined below), the Grace Building Borrower is required to deposit monthly 1/12 of the annual estimated real estate taxes.

Insurance – During a Trigger Period, the Grace Building Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums (unless the Grace Building Property is covered by a blanket policy).

Replacement Reserve – During a Trigger Period, the Grace Building Borrower is required to deposit monthly $25,950 ($0.20 PSF per annum) for capital expenditures.

TI/LC Reserve – The Grace Building Borrower deposited with the lender $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants. During a Trigger Period, the Grace Building Borrower is required to deposit monthly $194,622 ($1.50 PSF per annum) for tenant improvements and leasing commissions.

Free Rent Reserve - The Grace Building Borrower deposited with the lender $25,964,570 for free rent owed to various tenants through June 2022 to be applied on each monthly payment date to simulate the payment of tenant rent.

Lobby/Elevator Work Reserve - The Grace Building Borrower deposited with the lender $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems.

Parking Rent Shortfall Reserve - The Grace Building Borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls from the loan origination date through November 2021, 1/12th of which reserve will be deposited into the lockbox account on each monthly payment for such period.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

A “Trigger Period” will exist:

(i)	beginning upon the occurrence of an event of default under the Grace Building Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and ending when the event of default has been cured; or
(ii)	beginning when the debt yield (including any mezzanine loan) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) the Grace Building Borrower has delivered cash or a letter of credit (the “Low Cash Flow Period Threshold Collateral”) in an amount which, when applied to the outstanding principal balance of the Grace Building Whole Loan (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

Lockbox and Cash Management. The Grace Building Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the Grace Building Property are required to be deposited into the lockbox account directly by the tenants and any funds received by the Grace Building Borrower and property manager within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to the Grace Building Borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the Grace Building Whole Loan documents, with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to the Grace Building Borrower for (unless already paid) debt service due under the Grace Building Whole Loan or any mezzanine loan, shortfalls in the required reserve accounts, deposit of the Low Cash Flow Period Threshold Collateral, emergency and life safety expenses, approved operating expenses, and disbursements to the Grace Building Borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs.

Additional Secured Indebtedness (not including trade debts). The Grace Building Property also secures the Grace Building Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $823,000,000 and the Grace Building Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $367,000,000. The Grace Building Non-Serviced Pari Passu Companion Loans and the Grace Building Subordinate Companion Loan accrue interest at the same rate as the Grace Building Mortgage Loan. The Grace Building Mortgage Loan and the Grace Building Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Grace Building Subordinate Companion Loan. The holders of the Grace Building Mortgage Loan, the Grace Building Non-Serviced Pari Passu Companion Loans and the Grace Building Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grace Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Grace Building Pari Passu-A/B Whole Loan”.

Subordinate Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt Yield	Whole Loan Cut-off Date LTV
Grace Building Subordinate Companion Loan	$367,000,000	2.6921%	120	0	120	3.00x	8.3%	58.1%

Mezzanine Loan and Preferred Equity. An affiliate of the Grace Building Borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the Grace Building Borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Whole Loan, results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminous with the Grace Building Whole Loan or is freely prepayable after the maturity date of the Grace Building Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Whole Loan.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Grace Building Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Grace Building Property and business interruption insurance for 36 months (24 months for terrorism) with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the Grace Building Borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism and earthquake components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

250 West 57th Street
250 West 57th Street
New York, NY 10107
MANHATTAN
Upper West Side
Upper East Side
West Side
East Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Sheep Meadow
The Mall and Literary Walk
The Mall
East Green
Tavern On The Green
65th St Traverse
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
West Drive
East Drive
Center Drive
Central Park South
Central Park West
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
Time Warner Center/ Shops at Columbus Ctr.
Museum of Arts & Design
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Park Lane Hotel
Grand Army Plaza
5TH AVE/ 59TH ST
9 West 57th
Louis Vuitton
One57
Carnegie Hall
57TH ST
Viceroy Central Park
Hotel The Watson
CBS News
Juilliard School
Walter Reade Theater
66TH ST/ BROADWAY
American Folk Art Mus.
Avery Fisher Hall
Metropolitan Opera House
Damrosch Park
David H. Koch Theater
Fordham Univ. School of Law
Quinn Library
Leon Lowenstein Center
NYIT Auditorium on Broadway
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Temple Emanu-El
Lubin House- Syracuse Univ.
Alvin Ailey American Dance Theater
The Moderne Hotel
Hilton Garden Inn Central Park South
Park Central Hotel NY
Wellington Hotel
The London NYC
Warwick New York
The Peninsula
Ed Sullivan Theater
7TH AVE/ 53RD ST
New York Hilton Midtown
Museum of Modern Art
Baccarat
666 Fifth Avenue
5TH AVE/ 53RD ST
Broadway Theater
Sheraton NY Times Sq.
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
50TH ST
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Eugene O'Neill Theater
Crowne Plaza Times Sq.
Carolines on Broadway
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
ROCKEFELLER CTR.
Longacre Theatre
49TH ST
Morgan Stanley Global HQ
News Corp. Building
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Richard Rogers Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Imperial Theatre
TIMES SQUARE
Jacobs Theatre
Viacom Intl.
Millennium
Belasco Theatre
Majestic Theatre
Paramount Building
Casablanca Hotel
Broadway
Amsterdam Ave.
Columbus Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
E. 69th St.
E. 68th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
QUEENS
Astoria
Long Island City
West Side
East Side
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
East River
Greenwich Village
Williamsburg
Hoboken
Hudson River
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – 250 West 57th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	New York, NY 10107
Original Balance(1):	$55,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1921/2017-2020
Borrower Sponsor:	Empire State Realty OP, L.P.			Size:	543,743 SF
Guarantor:	Empire State Realty OP, L.P.			Cut-off Date Balance PSF(1):	$331
Mortgage Rate:	2.8290%			Maturity Date Balance PSF(1):	$331
Note Date:	11/12/2020			Property Manager:	ESRT Management, L.L.C.
First Payment Date:	1/1/2021				(borrower-related)
Maturity Date:	12/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(5)(6)
IO Period:	120 months			UW NOI:	$19,890,581
Seasoning:	0 months			UW NOI Debt Yield(1):	11.1%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.49x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$19,265,309 (6/30/2020 TTM)
Additional Debt Balance(1)(3):	$125,000,000			2nd Most Recent NOI:	$18,978,463 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$19,146,149 (12/31/2018)
Reserves(4)				Most Recent Occupancy:	79.8% (10/29/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.7% (12/31/2019)
RE Taxes:	$3,841,605	$768,321	N/A	3rd Most Recent Occupancy:	82.8% (12/31/2018)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$330,000,000 (11/1/2020)
Replacement Reserve:	$0	Springing	N/A	Appraised Value PSF:	$607
TI/LC Reserve:	$859,958	Springing	N/A	Cut-off Date LTV Ratio(1):	54.5%
Free Rent Reserve:	$4,194,083	$0	N/A	Maturity Date LTV Ratio(1):	54.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$180,000,000	100.0%	Return of Equity:	$164,840,700	91.6%
			Reserves:	$8,895,646	4.9%
			Closing Costs:	$6,263,654	3.5%
Total Sources:	$180,000,000	100.0%	Total Uses:	$180,000,000	100.0%

(1)	The 250 West 57th Street Mortgage Loan (as defined below) is a part of the 250 West 57th Street Whole Loan (as defined below) with an original aggregate principal balance of $180,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 250 West 57th Street Whole Loan.

(2)	Defeasance of the 250 West 57th Street Whole Loan is permitted at any time after the earlier of (i) July 1, 2024, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 250 West 57th Street Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2020.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the 250 West 57th Street Whole Loan more severely than assumed in the underwriting of the 250 West 57th Street Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	The borrower has informed the lender that it has applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which has not yet been received. See “The Property—Tax Abatement” below. Approximately $2,178,571 of ICAP benefits were underwritten. Excluding such ICAP benefits, the UW NCF DSCR would be 3.16x, and the UW NOI Debt Yield and the UW NOI Debt Yield at Maturity would be 10.1%. The Appraised Value assumes that the ICAP is in place and has a net present value of $11,000,000. If such net present value of $11,000,000 was excluded from the Appraised Value of $330,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 56.4%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

The Mortgage Loan. The seventh largest mortgage loan (the “250 West 57th Street Mortgage Loan”) is part of a whole loan (the “250 West 57th Street Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $180,000,000 and secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “250 West 57th Street Property”). The non-controlling Note A-2-1, in the original principal amount of $55,000,000, represents the 250 West 57th Street Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The controlling Note A-1, in the original principal amount of $87,000,000, was contributed to the BANK 2020-BNK29 securitization and the non-controlling Notes A-2-2 and A-3, in the aggregate original principal amount of $38,000,000 (together with Note A-1, the “250 West 57th Street Non-Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitizations. The 250 West 57th Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

250 West 57th Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$87,000,000	$87,000,000	BANK 2020-BNK29	Yes
A-2-1	$55,000,000	$55,000,000	BANK 2020-BNK30	No
A-2-2	$15,000,000	$15,000,000	MSBNA	No
A-3	$23,000,000	$23,000,000	MSBNA	No
Total	$180,000,000	$180,000,000

The Borrower and the Borrower Sponsor. The borrower is ESRT 250 West 57th St., L.L.C. (the “250 West 57th Street Borrower”), a Delaware limited liability company structured with two independent directors. The borrower sponsor and the non-recourse carveout guarantor is Empire State Realty OP, L.P. (“ESRT”). Headquartered in New York, New York, ESRT owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. ESRT’s office and retail portfolio covers 10.1 million rentable SF, including 9.4 million rentable SF in 14 office properties, with nine in Manhattan and the remaining five properties in Fairfield County, Connecticut and Westchester County, New York.

The Property. The 250 West 57th Street Property is a Class B, 26-story office property totaling 543,743 SF, including 67,867 SF of retail space, located in New York City. The 250 West 57th Street Property was built in 1921 and underwent an approximately $28.7 million renovation starting in 2017 and finishing earlier in 2020. The renovation included a new lobby, new retail storefronts, transportation upgrades, the addition of a west terrace, restroom and common area renovations, and new mechanical upgrades throughout. The 250 West 57th Street Borrower anticipates approximately $4.2 million of capital expenditures over the next three years, which include Local Law 11 work, riser pipe replacement and landlord work for the Concord Music space; however, such work is generally not required or reserved for under the 250 West 57th Street Whole Loan documents.

The renovation of the 250 West 57th Street Property included converting multi-tenanted floors into single tenancy floors. The 8th, 10th through 15th, 17th, 19th, 20th and 22nd through 24th floors have been converted to single tenant use. The 250 West 57th Street Borrower intends to convert the 4th, 16th and 21st floors into single tenant spaces, once existing leases on those floors expire. Approximately 282,000 SF of new leases have been signed at the building since 2017. Tenants that have signed leases over the past three years include American Society of Composers, Authors and Publishers (“ASCAP”) (87,943 SF), Concord Music, Inc. (“Concord Music”) (46,329 SF), The Icahn School of Medicine at Mount Sinai (“The Icahn School of Medicine”) (26,104 SF), CookFox Architects, D.P.C. (19,185 SF) and Distinguished Concerts Int’l (17,644 SF), which have long-term leases at the 250 West 57th Street Property.

The 250 West 57th Street Property was 79.8% leased as of October 29, 2020 to 45 tenants. Aside from ASCAP (16.8% of underwritten rent), which is the largest overall tenant at the 250 West 57th Street Property and the largest office tenant, and The TJX Companies, Inc. (“TJ Maxx”) (14.0% of underwritten rent), which is the second largest overall tenant at the 250 West 57th Street Property by underwritten rent and the largest retail tenant, no other tenant accounts for more than 9.2% of underwritten rent or 8.5% of total SF. The 250 West 57th Street Property contains a retail component that comprises 12.5% of the total rentable area and accounts for approximately 28.2% of underwritten rent. The largest retail tenant is TJ Maxx (46,644 SF), which leases the Eighth Avenue corner space. TJ Maxx leases 2,794 SF at grade, 20,000 SF on the 2nd floor, 18,965 SF on the 3rd floor and 4,885 SF in the basement. In 2018, TJ Maxx extended its lease through November 30, 2030 and expanded on the 3rd floor. The retail component has strong credit tenancy, including HSBC Bank, Bank of America, TJ Maxx and Starbucks.

The three largest office tenants are ASCAP (87,943 SF) on the 12th, 13th, 14th and 20th floors, Concord Music (46,329 SF) on the 5th and 6th floors, and Lighthouse Guild International Inc. (37,680 SF) on the 9th and 10th floors. In total, the three largest office tenants represent 31.6% of NRA and 32.6% of underwritten rent.

Tax Abatement. The 250 West 57th Street Borrower has applied for a 10-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement based on the recent renovation of the 250 West 57th Street Property. The 250 West 57th Street Borrower filed a notice with the Department of Finance of the City of New York on April 28, 2020 certifying that all construction at the 250 West 57th Street Property necessary to obtain the partial tax exemption had been completed. The 250 West 57th Street Borrower has represented that it has complied with all of the statutory requirements of the ICAP program, other than providing proof to the Department of Finance of the City of New York that all of the outstanding violations against the 250 West 57th Street Property set forth in the loan documents have been cleared and removed of record. The 250 West 57th Street Borrower anticipates submitting the evidence of clearing and removing of record the outstanding violations to the Department of Finance on or about November 1, 2021 and receiving the final approval for the ICAP tax abatement benefits no later than November 1, 2021. In the event that the 250 West 57th Street Borrower fails to clear each of the existing violations from the public record by November 12, 2021 (subject to extension due to force majeure delays, as defined in the related loan documents, including without limitation pandemic related delays), the 250 West 57th Street Borrower is required to deposit $18,200,000, which will be held as additional collateral for the 250 West 57th Street Whole Loan until the earlier of (i) delivery of a Final Certificate of Eligibility by the New York City Department of Finance evidencing the final approval of the ICAP abatement and (ii) the repayment or defeasance of the 250 West 57th Street Whole Loan.

Once the violations are cleared, the ICAP abatement is expected to commence retroactively in the tax year of 2020/2021 and expire in 2029/2030, providing the 250 West 57th Street Borrower a 100% exemption from any increases in the 250 West 57th Street Property’s real estate taxes for the first five years, then phasing out the exemption by 20% every year thereafter. According to the related appraisal, if the ICAP is obtained it would result in an estimated annual tax savings of $2,178,571, which would then decline following the first five years as described above. We cannot assure you that the ICAP abatement will be obtained.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the major tenants at the 250 West 57th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Office Tenants
ASCAP	NR/NR/NR	87,943	16.2%	$5,250,340	16.8%	$59.70	8/31/2034	2 x 5-year	N
Concord Music(4)	NR/NR/NR	46,329	8.5%	$2,872,398	9.2%	$62.00	12/10/2035	1 x 5-year	N
Lighthouse Guild International Inc.	NR/NR/NR	37,680	6.9%	$2,082,950	6.7%	$55.28	5/31/2027	1 x 5-year	N
UMG Recordings, Inc.	NR/NR/NR	26,152	4.8%	$1,699,880	5.4%	$65.00	12/31/2028	1 x 5-year	N
The Icahn School of Medicine(5)	A/A2/A-	26,104	4.8%	$1,566,240	5.0%	$60.00	2/29/2028	1 x 5-year	N
Subtotal/Wtd. Avg.		224,208	41.2%	$13,471,808	43.0%	$60.09

Retail Tenants
The TJX Companies, Inc.	NR/A2/A	46,644	8.6%	$4,396,663	14.0%	$94.26	11/30/2030	1 x 5-year	N
Bank of America	A+/A2/A-	4,432	0.8%	$1,461,984	4.7%	$329.87	12/31/2026	1 x 5-year	N
Cingular Wireless	NR/NR/NR	3,805	0.7%	$1,451,874	4.6%	$381.57	8/31/2023	1 x 5-year	N
HSBC	A+/A3/A-	2,864	0.5%	$1,181,400	3.8%	$412.50	10/18/2025	1 x 5-year	N
Subtotal/Wtd. Avg.		57,745	10.6%	$8,491,921	27.1%	$147.06

Other Tenants		151,831	27.9%	$9,330,195	29.8%	$61.45
Vacant Space		109,959	20.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		543,743	100.0%	$31,293,924	100.0%	$72.14

(1)	Information is based on the underwritten rent roll as of October 29, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Concord Music has free rent for eleven months starting in the month in which the commencement date of its lease occurs. At origination, $2,468,189 was reserved in respect of such free rent. Lease commencement is expected to occur once the landlord completes its work, which is expected in December 2020. Gap rent has not been reserved for the period prior to lease commencement. The Concord Music lease provides that the rent commencement date will be extended by one day for each day on and after September 30, 2020 on which the landlord’s work is not substantially complete, and by two days for each day on and after November 30, 2020 on which the landlord’s work is not substantially complete, subject in each case to certain excusable delays under the terms of the lease. The 250 West 57th Street Borrower is required to make additional deposits into the free rent reserve in respect of any such additional rent abatements as described under “Escrows and Reserves” below.

(5)	The Icahn School of Medicine has free rent for each of the following months: March 2021, July 2021, November 2021, March 2022, July 2022, March 2023, July 2023, March 2024, July 2024, March 2025, March 2026 and March 2027. At origination, $1,566,240 was reserved in respect of such free rent.

The following table presents certain information relating to the lease rollover schedule at the 250 West 57th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	0	$0.00	0.0%	0.0%	$1,766	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	9,078	$55.60	1.7%	1.7%	$504,770	1.6%	1.6%
2022	6	16,544	$49.39	3.0%	4.7%	$817,102	2.6%	4.2%
2023	7	22,013	$109.99	4.0%	8.8%	$2,421,172	7.7%	12.0%
2024	3	6,214	$100.74	1.1%	9.9%	$625,999	2.0%	14.0%
2025	5	14,562	$137.03	2.7%	12.6%	$1,995,403	6.4%	20.3%
2026	6	37,059	$91.86	6.8%	19.4%	$3,404,269	10.9%	31.2%
2027	4	37,680	$55.45	6.9%	26.3%	$2,089,316	6.7%	37.9%
2028	4	59,312	$61.49	10.9%	37.2%	$3,647,144	11.7%	49.6%
2029	1	13,577	$64.10	2.5%	39.7%	$870,259	2.8%	52.3%
2030	1	46,644	$94.26	8.6%	48.3%	$4,396,663	14.0%	66.4%
2031 & Beyond	5	171,101	$61.48	31.5%	79.8%	$10,520,061	33.6%	100.0%
Vacant Space	0	109,959	$0.00	20.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	45	543,743	$72.14	100.0%		$31,293,924	100.0%

(1)	Information is based on the underwritten rent roll as of October 29, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	The Total # of Leases Rolling includes six telecom tenants, one broadcast tenant and a management office that have no SF associated with their leases.

(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

COVID-19 Update. The first debt service payment date for the 250 West 57th Street Whole Loan is January 1, 2021 and, as of December 4, 2020, the 250 West 57th Street Whole Loan is not subject to any forbearance, modification or debt service relief request. As of November 30, 2020, the 250 West 57th Street Borrower has reported that the 250 West 57th Street Property is open and operating, while a few tenants are still closed due to the COVID-19 pandemic, with 91.5% of tenants by occupied NRA and 92.9% of tenants by underwritten base rent having paid their full November 2020 rent payments. As of November 30, 2020, ten tenants (16.2% of NRA and 16.8% of underwritten base rent) at the 250 West 57th Street Property have requested rent relief and five of such tenants (9.4% of NRA and 10.6% of underwritten base rent) have been granted deferrals of rent by the 250 West 57th Street Borrower. Three of the five tenants (6.1% of NRA and 6.6% of underwritten base rent) were granted between 1 and 3 months of deferred rent with repayment over fixed periods. One of the five tenants (3.2% of NRA and 3.9% of underwritten base rent) is in discussions with the 250 West 57th Street Borrower regarding a rent deferral plan. One of the five tenants (0.1% of NRA and 0.1% of underwritten base rent) is paying 25% of its monthly gross sales from April to December 2020 and is required to resume paying fixed rent in January 2021.

The Market. The 250 West 57th Street Property is located in New York, New York on the south side of West 57th Street between Broadway and Eighth Avenue in the West Side office submarket of Midtown Manhattan. The 250 West 57th Street Property is in close proximity to Carnegie Hall, Lincoln Center and Central Park, as well as Columbus Circle. Primary access to the 250 West 57th Street Property is provided by four subway lines at the 57th Street station, one block east, and four additional subway lines at the 59th Street - Columbus Circle subway station, two blocks north. Local arteries include the following streets: Eighth Avenue, Broadway and 57th Street. The 250 West 57th Street Property is also accessible from both the West Side Highway and FDR Drive. These roadways provide access to all regional and interstate roadways. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the West Side office submarket was approximately 10.8%, with average asking rents of $79.57 PSF and inventory of approximately 31.0 million SF. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Midtown office market was approximately 10.6%, with average asking rents of $82.97 PSF and inventory of approximately 248.4 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 250 West 57th Street Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection
Office (Floors 4-10)	$61.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Office (Floors 11-19)	$66.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Office (Floors 20-26)	$71.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Retail (Inline)	$300.00	10	Modified Gross	3.0% annually
Retail (Corner)	$350.00	10	Modified Gross	3.0% annually
Retail (Floors 2-3)	$75.00	10	Modified Gross	3.0% annually
Retail (Interior)	$50.00	10	Modified Gross	3.0% annually
Retail (Lower Level)	$35.00	10	Modified Gross	3.0% annually
Storage	$35.00	10	Modified Gross	10.0% year 5

The following table presents recent leasing data with respect to comparable office properties with respect to the 250 West 57th Street Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
114 W. 41st Street New York, NY	1915	261,000	Spring Fertility Clinic	31,862	8/1/2020	$70.00	Modified Gross
1501 Broadway New York, NY	1926	508,812	American Academy McAllister Institute	10,500	6/1/2020	$50.00	Modified Gross
1411 Broadway New York, NY	1969	914,000	Screenvision	25,000	4/1/2020	$77.65	Modified Gross
135 West 50th Street New York, NY	1964	687,568	Industrious	36,853	2/1/2020	$52.00	Gross
1330 Avenue of the Americas New York, NY	1965	415,000	Hunt Companies	10,400	2/1/2020	$88.00	Modified Gross
1350 Avenue of the Americas New York, NY	1966	424,000	The Mark Foundation for Cancer Research	4,325	2/1/2020	$86.00	Gross
1411 Broadway New York, NY	1969	914,000	TruMid Financial	12,771	1/1/2020	$76.00	Modified Gross
311 West 43rd Street New York, NY	1905	155,000	Amnesty International	12,208	12/1/2019	$63.00	Modified Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

The following table presents recent leasing data with respect to comparable retail properties with respect to the 250 West 57th Street Property:

Comparable Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
1796 Broadway New York, NY	1941	387,428	Venchi	801	8/1/2020	$375.00	Modified Gross
973 Eighth Avenue New York, NY	1987	257,885	Dunkin	1,100	3/1/2020	$245.00	Modified Gross
1740 Broadway New York, NY	1950	519,600	Sweetgreen	2,706	2/1/2020	$215.00	Modified Gross
934 Eighth Avenue New York, NY	1930	5,210	Popeyes	1,100	1/1/2020	$225.00	Modified Gross
1695 Broadway New York, NY	1925	16,500	Fle Fle Grill	1,200	11/1/2019	$300.00	Modified Gross
1804 Broadway New York, NY	1941	387,428	Lenscrafters	1,375	9/1/2019	$380.00	Modified Gross
1700 Broadway New York, NY	1968	596,559	Shake Shack	2,009	6/1/2019	$308.00	Modified Gross
871 Eighth Avenue New York, NY	1942	59,701	Just Baked	520	3/1/2019	$415.00	Modified Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 250 West 57th Street Property:

Cash Flow Analysis(1)
	2017	2018	2019	6/30/2020 TTM	UW(2)(3)(4)	UW PSF
Gross Potential Rent	$26,715,440	$29,685,939	$30,865,279	$30,280,926	$31,747,553	$58.39
Total Recoveries	$2,879,551	$2,644,596	$3,204,234	$3,808,372	$3,724,742	$6.85
Other Income	$156,376	$374,306	$472,969	$692,603	$692,603	$1.27
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$29,751,367	$32,704,841	$34,542,482	$34,781,901	$36,164,898	$66.51

Real Estate Taxes	$5,946,368	$6,338,112	$7,209,415	$7,876,811	$6,391,309	$11.75
Insurance	$269,348	$272,947	$281,778	$289,728	$350,000	$0.64
Other Expenses	$6,646,320	$6,947,633	$8,072,826	$7,350,053	$9,533,008	$17.53
Total Expenses	$12,862,036	$13,558,692	$15,564,019	$15,516,592	$16,274,317	$29.93

Net Operating Income	$16,889,331	$19,146,149	$18,978,463	$19,265,309	$19,890,581	$36.58
CapEx	$0	$0	$0	$0	$114,186	$0.21
TI/LC	$0	$0	$0	$0	$1,764,049	$3.24
Net Cash Flow	$16,889,331	$19,146,149	$18,978,463	$19,265,309	$18,012,345	$33.13

Occupancy %	71.4%	82.8%	75.7%	79.8%(5)	79.8%
NOI DSCR(6)	3.27x	3.71x	3.68x	3.73x	3.85x
NCF DSCR(6)	3.27x	3.71x	3.68x	3.73x	3.49x
NOI Debt Yield(6)	9.4%	10.6%	10.5%	10.7%	11.1%
NCF Debt Yield(6)	9.4%	10.6%	10.5%	10.7%	10.0%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is based on the rent roll as of August 1, 2020, with updates received on October 29, 2020, and includes (i) rent steps of $944,377 through December 31, 2021 and (ii) straight-line rent credit of $453,629 for investment grade tenants.

(3)	UW Real Estate Taxes represent the anticipated 2020/2021 abated taxes. See “The Property—Tax Abatement” section above. We cannot assure you that the abatement will be obtained.

(4)	UW Other Expenses includes a 3% management fee, equal to $1,000,000. The 250 West 57th Street Property is self-managed.

(5)	6/30/2020 TTM Occupancy % is as of October 29, 2020.

(6)	Debt service coverage ratios and debt yields are based on the 250 West 57th Street Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

Escrows and Reserves.

Real Estate Taxes – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $3,841,605 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 250 West 57th Street Property (initially $768,321).

Insurance – The 250 West 57th Street Whole Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 250 West 57th Street Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 250 West 57th Street Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Replacement Reserve – During a Debt Yield Reserve Trigger Period (as defined below), the 250 West 57th Street Whole Loan documents provide for monthly deposits of approximately $9,543 into a reserve for approved capital expenditures, provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed $458,058. However, such deposits are required to resume when (i) a Debt Yield Reserve Trigger Period is continuing and (ii) the balance in such reserve is less than $458,058. “Debt Yield Reserve Trigger Period” means a period (a) commencing upon the debt yield being less than 8.5% at the end of any calendar quarter and (b) expiring upon the debt yield being equal to or greater than 8.5% at the end of any calendar quarter.

TI/LC Reserve – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of $859,958 for outstanding unfunded tenant improvements and/or leasing commissions. During a Debt Yield Reserve Trigger Period, the 250 West 57th Street Whole Loan documents provide for monthly deposits of approximately $90,885 for future tenant improvements and leasing commissions, provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed $4,362,456. However, such deposits are required to resume when (i) a Debt Yield Reserve Trigger Period is continuing and (ii) the balance in such reserve falls below $4,362,456.

Free Rent Reserve – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $4,194,083 for future rent credits or abatements granted to three tenants at the 250 West 57th Street Property, including RZO LLC, The Icahn School of Medicine and Concord Music. In addition, in the event that the landlord work for the tenant Concord Music is not completed by November 30, 2020, the 250 West 57th Street Borrower is required, at the lender’s request following the rent commencement date, to deposit the amount of any additional rent abatements due to Concord Music into the free rent reserve.

Lockbox and Cash Management. The 250 West 57th Street Whole Loan is structured with a hard lockbox and in place cash management, provided that the 250 West 57th Street Borrower is required to use commercially reasonable efforts to cause the cash management account to be established within 15 business days of origination and the signature page of the lockbox bank to the lockbox agreement to be delivered within five business days of origination (delivery of such documents is awaiting completion of compliance review by the cash management bank). The 250 West 57th Street Borrower is required to direct each tenant of the 250 West 57th Street Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the 250 West 57th Street Borrower and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. On each business day, all funds in the lockbox account are required to be transferred to a lender-controlled cash management account. Provided no event of default under the 250 West 57th Street Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the 250 West 57th Street Whole Loan, (iii) to make the required monthly deposit, if any, into the replacement reserve as described above under “Escrows and Reserves,” (iv) to make the required monthly deposit, if any, into the Rollover (TI/LC) Funds reserve as described above under “Escrows and Reserves,” (v) during a Cash Sweep Event Period (as defined below), to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (vi) to disburse any remainder in the following order of priority: (a) during a Cash Sweep Event Period, into an excess cash flow subaccount to be held as additional security for the 250 West 57th Street Whole Loan during such Cash Sweep Event Period, and (b) to the extent that no Cash Sweep Event Period is continuing, to the 250 West 57th Street Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 250 West 57th Street Whole Loan documents and ending upon the cure, if applicable, of such event of default; or

(ii)	commencing upon the debt yield on the 250 West 57th Street Whole Loan falling below 6.5% for two consecutive calendar quarters (a “Debt Yield Event”), and ending on the date the debt yield equals or exceeds 6.5% for two consecutive calendar quarters.

The 250 West 57th Street Borrower may cure a Debt Yield Event by depositing with the lender cash or a letter of credit in an amount which, if applied to reduce the outstanding principal balance of the 250 West 57th Street Whole Loan, would cause the debt yield to be equal to or greater than 6.5% for two consecutive calendar quarters, as described above.

Additional Secured Indebtedness (not including trade debts). The 250 West 57th Street Property also secures the 250 West 57th Street Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $125,000,000. The 250 West 57th Street Non-Serviced Pari Passu Companion Loans are entitled to payments of principal and interest on a pro rata and pari passu basis with the 250 West 57th Street Mortgage Loan. The holders of the 250 West 57th Street Mortgage Loan and the 250 West 57th Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 250 West 57th Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

Letter of Credit. The 250 West 57th Street Borrower has the right, but not the obligation, to end a Cash Sweep Event Period commenced in connection with a Debt Yield Event by depositing with the lender a letter of credit in an amount which would cause the debt yield to be equal to or greater than 6.5% for two consecutive calendar quarters, as described above.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 250 West 57th Street Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 250 West 57th Street Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

CVS/pharmacy

CVS Pharmacy - Schaumburg, IL

TRACTOR SUPPLY CO

Tractor Supply - Alexandria, LA

Walmart

Walmart Neighborhood Market - Forest, VA

HOBBY LOBBY

Hobby Lobby - Odessa, TX

NATURAL GROCERS

Natural Grocers - Little Rock, AR

BioLife

BioLife Plasma Services L.P. - Richmond, VA

Dignity Health

Dignity Health - Glendale, AZ

DOLLAR GENERAL

Dollar General - Evansville, IN

1655
BioLife

BioLife Plasma Services L.P. - Avondale, AZ

FRESENIUS MEDICAL CARE

Fresenius Medical Care - Hephzibah, GA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

WISCONSIN
MILWAUKEE
Brown Deer
Lake Michigan
CHICAGO
Schaumburg
IOWA
ILLINOIS
INDIANA
INDIANAPOLIS
MICHIGAN
OHIO
MISSOURI
ST. LOUIS
LOUISVILLE
CINCINNATI
Evansville
KENTUCKY

MICHIGAN
TORONTO
Lake Ontario
ONTARIO
NEW YORK
DETROIT
Lake Erie
CLEVELAND
New Castle
PENNSYLVANIA
PITTSBURGH
COLUMBUS
PHILA.
BALTIMORE
WASH., DC
WEST VIRGINIA
KENTUCKY
Forest
RICHMOND
VIRGINIA
NORTH CAROLINA

MARICOPA COUNTY
WHITE TANK MOUNTAINS
Surprise
Peoria
Glendale
PHOENIX
Goodyear
Avondale
Tolleson
Buckeye
SOUTH MOUNTAINS

ExchangeRight Net Leased Portfolio #41			
1 Dignity Health - Glendale, AZ	Glendale, AZ	10 Tractor Supply - Toughkenamon, PA	Toughkenamon, PA
2 Walmart Neighborhood Market - Mobile, AL	Mobile, AL	11 Walgreens - Harker Heights, TX	Harker Heights, TX
3 Walmart Neighborhood Market - Forest, VA	Forest, VA	12 Fresenius Medical Care - Hephzibah, GA	Hephzibah, GA
4 BioLife Plasma Services L.P. - Avondale, AZ	Avondale, AZ	13 Tractor Supply - Alexandria, LA	Alexandria, LA
5 BioLife Plasma Services L.P. - Richmond, VA	Richmond, VA	14 Dollar Tree - Brown Deer, WI	Brown Deer, WI
6 Natural Grocers - Little Rock, AR	Little Rock, AR	15 Dollar General - Odessa, TX	Odessa, TX
7 Walgreens - Columbus, OH	Columbus, OH	16 Dollar General - New Castle, PA	New Castle, PA
8 CVS Pharmacy - Schaumburg, IL	Schaumburg, IL	17 Dollar General - Evansville, IN	Evansville, IN
9 Hobby Lobby - Odessa, TX	Odessa, TX	18 Dollar General - Harlingen, TX	Harlingen, TX

COLO.
KANSAS
OKLAHOMA CITY
OKLAHOMA
NEW MEXICO
ALBUQUERQUE
DALLAS
FT. WORTH
TEXAS
Midland
Odessa
Harker Heights
AUSTIN
SAN ANTONIO
HOUSTON
MEXICO
Harlingen
Gulf of Mexico

NASHVILLE
ARKANSAS
Little Rock
MEMPHIS
TENNESSEE
MISSISSIPPI
ALABAMA
BIRMINGHAM
ATLANTA
Hephzibah
GEORGIA
Alexandria
Mobile
LOUISIANA
NEW ORLEANS
FLORIDA
Gulf of Mexico

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – ExchangeRight Net Leased Portfolio #41

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location(5):	Various
Original Balance(1):	$40,000,000			General Property Type(5):	Various
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various / Various
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Size:	332,181 SF
Guarantors:	Warren Thomas; David Fisher; Joshua			Cut-off Date Balance PSF(1):	$200
	Ungerecht; ExchangeRight Real Estate,			Maturity Date Balance PSF(1):	$200
	LLC			Property Manager:	NLP Management, LLC (borrower-
Mortgage Rate:	3.2050%				related)
Note Date:	11/24/2020
First Payment Date:	1/1/2021
Maturity Date:	12/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(6)
Seasoning:	0 months			UW NOI:	$5,819,027
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield(1):	8.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.8%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.60x
Additional Debt Balance(1)(3):	$26,338,000			Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(7):	N/A
Reserves(4)				3rd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (12/1/2020)
RE Taxes:	$190,224	Springing	N/A	2nd Most Recent Occupancy(7):	N/A
Insurance:	$440	$220	N/A	3rd Most Recent Occupancy(7):	N/A
Replacement Reserve:	$0	$2,860	N/A	Appraised Value (as of)(8):	$108,140,000 (Various)
Deferred Maintenance:	$34,460	$0	N/A	Appraised Value PSF:	$326
TI/LC Reserve:	$500,000	Springing	N/A	Cut-off Date LTV Ratio(1):	61.3%
Environmental Escrow:	$28,836	Springing	N/A	Maturity Date LTV Ratio(1):	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$66,338,000	61.0%	Purchase Price:	$106,997,444	98.3%
Borrower Equity:	$42,489,253	39.0%	Closing Costs:	$1,075,849	1.0%
			Reserves:	$753,960	0.7%
Total Sources:	$108,827,253	100.0%	Total Uses:	$108,827,253	100.0%

(1)	The ExchangeRight Net Leased Portfolio #41 Mortgage Loan (as defined below) is a part of the ExchangeRight Net Leased Portfolio #41 Whole Loan (as defined below) with an original aggregate principal balance of $66,338,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the ExchangeRight Net Leased Portfolio #41 Whole Loan.

(2)	Defeasance of the ExchangeRight Net Leased Portfolio #41 Whole Loan is permitted at any time after the earlier of (i) November 24, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight Net Leased Portfolio #41 Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2020.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

(5)	See “The Properties” section below.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #41 Whole Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #41 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between January 30, 2019 and October 30, 2020.

(8)	The appraisals are dated as of October 17, 2020 through October 26, 2020

The Mortgage Loan. The eighth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #41 Mortgage Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #41 Whole Loan”) evidenced by two promissory notes in the aggregate original principal amount of $66,338,000 and secured by the fee interests in 18 net leased, single-tenant retail and medical office properties located in twelve states (the “ExchangeRight Properties”).The controlling Note A-1, in the original principal amount of $40,000,000, represents the ExchangeRight Net Leased Portfolio #41 Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The non-controlling Note A-2 in the original principal amount of $26,338,000 (the “ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan”), is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The ExchangeRight Net Leased Portfolio #41 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

ExchangeRight Net Leased Portfolio #41 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BANK 2020-BNK30	Yes
A-2	$26,338,000	$26,338,000	MSBNA	No
Total	$66,338,000	$66,338,000

The Borrower and the Borrower Sponsor. The borrower for the ExchangeRight Net Leased Portfolio #41 Whole Loan is ExchangeRight Net Leased Portfolio 41 DST (the “ExchangeRight Net Leased Portfolio #41 Borrower”), a Delaware statutory trust. The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 14 million SF of commercial properties under management and owns more than 700 investment-grade retail and Class B multifamily properties located in 38 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #41 Whole Loan.

The ExchangeRight Net Leased Portfolio #41 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #41 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #41 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #41 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the Exchange Right Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #41 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #41 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #41 Whole Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #41 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #41 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #41 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #41 Whole Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #41 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #41 Whole Loan is not delivered to the lender.

At any time after November 24, 2021, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #41 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #41 Borrower with such Approved Transferee; provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #41 Borrower and ExchangeRight Net Leased Portfolio #41 Master Tenant, (iii) the Approved Transferee executes a full payment guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the delivery of a REMIC opinion, a non-consolidation opinion and other opinions required by the lender and (v) the receipt of confirmation from each rating agency that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the BANK 2020-BNK30 certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Management Period (as defined below) will be triggered if a Qualified Transfer does not occur by December 1, 2027 (36 months prior to the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan). See “Lockbox and Cash Management” below.

“Approved Transferee” means (A) a depository institution that satisfies certain ratings criteria and is wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not crowdfunded, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) satisfies certain net worth or ratings criteria and (5) causes a conversion of the ExchangeRight Net Leased Portfolio #41 Borrower into a Delaware limited liability company.

The Properties. The ExchangeRight Properties are comprised of 18 single-tenant retail and medical office properties totaling 332,181 SF and located across twelve states. The ExchangeRight Properties are located in Arizona (two properties, 7.7% of NRA and 22.5% of underwritten rent), Virginia (two properties, 15.8% of NRA and 19.8% of underwritten rent), Texas (four properties, 29.3% of NRA and 13.1% of underwritten rent), Alabama (one property, 12.6% of NRA and 11.5% of underwritten rent) and Pennsylvania (two properties, 8.5% of NRA and 6.1% of underwritten rent), with the seven remaining ExchangeRight Properties located in Ohio, Arkansas, Illinois, Georgia, Louisiana, Wisconsin and Indiana. Built between 1982 and 2020, with 8 of the 18 properties built between 2018 and 2020 (inclusive), the ExchangeRight Properties range in size from 6,192 SF to 62,812 SF.

The ExchangeRight Properties are leased to the following eleven nationally recognized tenants operating in diverse retail segments: Walmart Neighborhood Market, BioLife Plasma Services L.P., Dignity Health, Walgreens, Tractor Supply, Dollar General, Natural Grocers, Hobby Lobby, CVS Pharmacy, Fresenius Medical Care and Dollar Tree. The ExchangeRight Properties have a weighted average remaining lease term of approximately 13.8 years. Leases representing 67.4% of NRA and 70.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

Portfolio #41 Whole Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary
Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options(2)
Dignity Health Glendale, AZ	2019 / N/A	11,060	3.3%	8/22/2034	$15,250,000	14.1%	$799,453	$72.28	12.7%	6, 5-year
Walmart Neighborhood Market Mobile, AL	2015 / N/A	41,920	12.6%	11/10/2030	$13,000,000	12.0%	$728,559	$17.38	11.5%	17, 5-year
Walmart Neighborhood Market Forest, VA	2015 / N/A	41,117	12.4%	6/9/2030	$12,700,000	11.7%	$732,330	$17.81	11.6%	17, 5-year
BioLife Plasma Services L.P. Avondale, AZ	2020 / N/A	14,410	4.3%	10/1/2035(3)	$10,450,000	9.7%	$621,802	$43.15	9.8%	3, 5-year
BioLife Plasma Services L.P. Richmond, VA	1998 / 2020	11,269	3.4%	10/31/2035(3)	$8,800,000	8.1%	$517,010	$45.88	8.2%	3, 5-year
Natural Grocers Little Rock, AR	2015 / N/A	15,000	4.5%	4/30/2031	$6,385,000	5.9%	$367,050	$24.47	5.8%	4, 5-year
Walgreens Columbus, OH	2000 / 2018	15,120	4.6%	1/31/2031	$5,650,000	5.2%	$387,000	$25.60	6.1%	None
CVS Pharmacy Schaumburg, IL	2005 / N/A	13,013	3.9%	1/31/2031	$5,200,000	4.8%	$285,000	$21.90	4.5%	6, 5-year
Hobby Lobby Odessa, TX	1982 / N/A	62,812	18.9%	4/30/2031	$5,100,000	4.7%	$312,000	$4.97	4.9%	2, 5-year
Tractor Supply Toughkenamon, PA	2018 / N/A	19,097	5.7%	4/30/2033	$5,000,000	4.6%	$288,000	$15.08	4.6%	3, 5-year
Walgreens Harker Heights, TX	2006/ N/A	14,820	4.5%	10/31/2031	$5,000,000	4.6%	$300,000	$20.24	4.8%	None
Fresenius Medical Care Hephzibah, GA	2015 / N/A	6,192	1.9%	6/30/2030	$3,590,000	3.3%	$220,023	$35.53	3.5%	3, 5-year
Tractor Supply Alexandria, LA	2008 / N/A	19,097	5.7%	10/31/2030	$3,440,000	3.2%	$214,992	$11.26	3.4%	5, 5-year
Dollar Tree Brown Deer, WI	2020 / N/A	9,560	2.9%	1/31/2031	$2,000,000	1.8%	$131,450	$13.75	2.1%	4, 5-year
Dollar General Odessa, TX	2019 / N/A	10,566	3.2%	10/31/2034	$1,875,000	1.7%	$116,200	$11.00	1.8%	3, 5-year
Dollar General New Castle, PA	2019 / N/A	9,100	2.7%	10/31/2034	$1,600,000	1.5%	$99,729	$10.96	1.6%	3, 5-year
Dollar General Evansville, IN	2020 / N/A	9,026	2.7%	9/30/2035	$1,550,000	1.4%	$97,600	$10.81	1.5%	5, 5-year
Dollar General Harlingen, TX	2020 / N/A	9,002	2.7%	9/30/2035	$1,550,000	1.4%	$96,536	$10.72	1.5%	5, 5-year
Total/Weighted Average		332,181	100.0%		$108,140,000	100.0%	$6,314,734	$19.01	100.0%

(1)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

(2)	Where any termination right effective date has been assumed to be the lease expiration date, the Renewal Options as shown reflect periods between subsequent termination right effective dates.

(3)	The tenant has the right to terminate its lease upon providing 30 days’ written notice to the landlord and paying the net present value of the total obligation for base rent and additional rent for the remainder of the current lease term.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(1)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	App. % of Total Annual UW base Rent
Walmart Neighborhood Market	AA / Aa2 / AA	2	83,037	25.0%	$1,460,889	$17.59	23.1%
BioLife Plasma Services L.P.	NR / NR / NR	2	25,679	7.7%	$1,138,812	$44.35	18.0%
Dignity Health	BBB+ / Baa1 / BBB+	1	11,060	3.3%	$799,453	$72.28	12.7%
Walgreens	BBB / Baa2 / BBB	2	29,940	9.0%	$687,000	$22.95	10.9%
Tractor Supply	NR / NR / NR	2	38,194	11.5%	$502,992	$13.17	8.0%
Dollar General	BBB / Baa2 / NR	4	37,694	11.3%	$410,064	$10.88	6.5%
Natural Grocers	NR / NR / NR	1	15,000	4.5%	$367,050	$24.47	5.8%
Hobby Lobby	NR / NR / NR	1	62,812	18.9%	$312,000	$4.97	4.9%
CVS Pharmacy	BBB / Baa2 / NR	1	13,013	3.9%	$285,000	$21.90	4.5%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	6,192	1.9%	$220,023	$35.53	3.5%
Dollar Tree	BBB- / Baa2 / NR	1	9,560	2.9%	$131,450	$13.75	2.1%
Subtotal/Wtd. Avg.		18	332,181	100.0%	$6,314,734	$19.01	100.0%

Vacant Space		0	0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		18	332,181	100.0%	$6,314,734	$19.01	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	4	108,326	$17.50	32.6%	32.6%	$1,895,904	30.0%	30.0%
2031 & Beyond	14	223,855	$19.74	67.4%	100.0%	$4,418,830	70.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	18	332,181	$19.01	100.0%		$6,314,734	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

COVID-19 Update. As of November 24, 2020, the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received. The first debt service payment on the ExchangeRight Net Leased Portfolio #41 Whole Loan is due in January 2021 and, as of November 24, 2020, the ExchangeRight Net Leased Portfolio #41 Whole Loan is not subject to any forbearance, modification or debt service relief request.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Gross Potential Rent	$6,314,734	$19.01
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($315,737)	($0.95)
Effective Gross Income	$5,998,997	$18.06

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses	$179,970	$0.54
Total Expenses(3)	$179,970	$0.54

Net Operating Income	$5,819,027	$17.52
CapEx	$49,865	$0.15
TI/LC	$222,749	$0.67
Plus Other	$50,000	$0.15
Net Cash Flow	$5,596,413	$16.85

Occupancy %(4)	95.0%
NOI DSCR(5)	2.70x
NCF DSCR(5)	2.60x
NOI Debt Yield(5)	8.8%
NCF Debt Yield(5)	8.4%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsor between January 30, 2019 and October 30, 2020.

(3)	Total Expenses consist of a 3.0% management fee.

(4)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of December 1, 2020, the ExchangeRight Properties were 100.0% occupied.

(5)	Debt service coverage ratios and debt yields are based on the ExchangeRight Net Leased Portfolio #41 Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require upfront escrows in the amount of $190,224 for real estate taxes. Commencing in January 2023, the ExchangeRight Net Leased Portfolio #41 Borrower will be required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $7,926 per month, except that no deposits will be required on account of taxes with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #41 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #41 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #41 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the taxes has been materially jeopardized. For the purpose of real estate taxes, “Direct Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #41 Whole Loan documents provide that the initial such Direct Pay Tenants are the tenants at the (i) Walmart Neighborhood Market– Mobile, AL; (ii) Natural Grocers – Little Rock, AR; (iii) BioLife Plasma Services L.P. – Avondale, AZ; (iv) Dignity Health – Glendale, AZ; (v) CVS Pharmacy – Schaumburg, IL; (vi) Tractor Supply - Alexandria, LA; (vii) Walgreens – Columbus, OH; (viii) Tractor Supply – Toughkenamon, PA; (ix) Walgreens – Harker Heights, TX; (x) Hobby Lobby – Odessa, TX; (xi) Walmart Neighborhood Market – Forest, VA; and (xii) BioLife Plasma Services L.P. – Richmond, VA properties.

Insurance – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require upfront escrows in the amount of $440 for certain flood insurance premiums. If the casualty and liability insurance with respect to the ExchangeRight Net Leased Portfolio #41 Properties are maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #41 Whole Loan, the ExchangeRight Net Leased Portfolio #41 Borrower will not be required to make monthly deposits into an insurance reserve. If such conditions are not satisfied, the ExchangeRight Net Leased Portfolio #41 Borrower will be required to make deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, initially $220 per month (which initial amount relates solely to certain flood insurance premiums), except that no deposits will be required on account of insurance premiums with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

ExchangeRight Net Leased Portfolio #41 Whole Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #41 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #41 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #41 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. For the purpose of insurance premiums, “Direct Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #41 Whole Loan documents provide that the initial such Direct Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Walmart Neighborhood Market – Mobile, AL; (ii) Natural Grocers – Little Rock, AR; (iii) Dignity Health – Glendale, AZ; (iv) CVS Pharmacy – Schaumburg, IL; (v) Dollar General – Evansville, IN; (vi) Walgreens – Columbus, OH; (vii) Tractor Supply – Toughkenamon, PA; (iii) Dollar General – New Castle, PA; (ix) Walgreens – Harker Heights, TX; (x) Dollar General – Harlingen, TX; (xi) Hobby Lobby – Odessa, TX; (xii) Dollar General – Odessa, TX; and (xiii) Walmart Neighborhood Market – Forest, VA properties.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require monthly deposits into a replacement reserve in an amount equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Properties, except that no such deposit need be made in respect of the aggregate number of rentable square feet at the (i) Walmart Neighborhood Market – Mobile, AL; (ii) BioLife Plasma Services L.P. – Avondale, AZ; (iii) Dignity Health – Glendale, AZ; (iv) CVS Pharmacy –Schaumburg, IL; (v) Dollar General – Evansville, IN; (vi) Dollar General – New Castle, PA; (vii) Walgreens – Harker Heights, TX; (viii) Dollar General – Harlingen, TX; (ix) Dollar General – Odessa, TX; (x) Walmart Neighborhood Market – Forest, VA; and (xi) BioLife Plasma Services L.P. – Richmond, VA properties (with respect to which the ExchangeRight Net Leased Portfolio #41 Whole Loan documents include an acknowledgement that the tenants are required to pay capital expenses under their leases) for so long as (i) no event of default has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #41 Borrower provides proof of payment by all such tenants of the payment of all such capital expenses promptly following request by the lender, (iii) the leases with the applicable tenants are not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #41 Borrower or the tenant, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses for its respective premises pursuant to its lease has, in the lender’s reasonable determination, been materially jeopardized. The initial amount of the required monthly deposits into the replacement reserve is equal to approximately $2,860 per month.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require an upfront escrow in the amount of $500,000 for tenant improvements and leasing commissions. Upon an event of default, the ExchangeRight Net Leased Portfolio #41 Borrower will be required to make monthly deposits in an amount equal to 1/12 of the product obtained by multiplying $0.70 by the aggregate number of rentable square feet of space at the ExchangeRight Properties, initially approximately $19,392 per month, for tenant improvements and leasing commissions.

BioLife Avondale Rollover Reserve and BioLife Richmond Rollover Reserve – In the event that the sole tenant at either the BioLife Plasma Services L.P. – Avondale, AZ or BioLife Plasma Services L.P. – Richmond, VA property exercises its early termination option under the applicable lease, the lease termination payment received in connection with such termination is required to be deposited into a reserve related to the applicable property and applied (i) to pay an amount equal to one month’s rent under the applicable lease to the ExchangeRight Net Leased Portfolio #41 Borrower (or into the cash management account if cash management is in effect) and (ii) to pay leasing expenses for reletting the applicable property.

Deferred Maintenance – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require an upfront reserve in the amount of $34,460 for specified repairs, including repairs to the roofing at the Tractor Supply – Alexandria, LA property (for which $8,125 was reserved). All of the specified repairs are required to be completed within 180 days following the origination date (other than a requirement that an inspection report be produced or an inspection be made of the fire alarm system at the Tractor Supply –Toughkenamon, PA property, which is required to be completed within 90 days of origination).

Environmental Insurance Reserve – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require an upfront reserve in the amount of $28,836 to purchase a new environmental insurance policy acceptable to the lender covering the Walgreens – Columbus, OH property if the ExchangeRight Net Leased Portfolio #41 Whole Loan is not repaid in full on the maturity date; provided that the ExchangeRight Net Leased Portfolio #41 Borrower will not be required to purchase such a policy if it provides evidence satisfactory to the lender that a recognized environmental condition no longer exists at the property.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #41 Whole Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #41 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #41 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #41 Borrower (or ExchangeRight Net Leased Portfolio #41 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #41 Master Tenant’s operating account on each business day other than during a Cash Management Period. Upon the delivery of notice by the lender of the commencement of the initial Cash Management Period, if any, the ExchangeRight Net Leased Portfolio #41 Borrower is required to establish a lender-controlled cash management account, into which account all funds in the lockbox account will be required to be deposited on each business day during a Cash Management Period. During a Cash Management Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “—Escrows and Reserves”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #41 Whole Loan, (iii) to make the next monthly deposits into the replacement reserve and the rollover reserve as described above under “—Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #41 Whole Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #41 Borrower or ExchangeRight Net Leased Portfolio #41 Master Tenant.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

A “Cash Management Period” means a period:

(i)	commencing upon the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan,

(ii)	commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan and ending when such event of default has been cured (and no other event of default has occurred),

(iii)	commencing when the interest-only debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the interest-only debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.55x as of the end of each of two consecutive calendar quarters, or

(iv)	commencing on December 1, 2027 (36 months before the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan), unless a Qualified Transfer has occurred as of such date (see “The Borrower and the Borrower Sponsor” above), and ending when a Qualified Transfer occurs.

Additional Secured Indebtedness (not including trade debts). The ExchangeRight Net Leased Portfolio #41 Properties also secure the ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $26,338,000. The ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the ExchangeRight Net Leased Portfolio #41 Mortgage Loan. The holders of the ExchangeRight Net Leased Portfolio #41 Mortgage Loan and the ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the ExchangeRight Net Leased Portfolio #41 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Letter of Credit. None.

Purchase Option and Rights of First Refusal. The single tenant at the Dignity Health – Glendale, AZ property has an option to purchase the related property at the end of its current lease term (August 22, 2034) and the end of any extension term, upon notice delivered not earlier than nine months prior to the expiration of the current term. The purchase price is equal to the then current fair market value of the property, but in no event less than the amount required to pay off any then current and existing mortgage or deed of trust liens on the property (which in no event may exceed a maximum loan-to-value of 85% measured as of delivery of the premises to the tenant in accordance with certain lease requirements). The fair market value is to be determined by agreement of the parties. If the parties are unable to agree, the parties are required to exchange written opinions of the fair market value of the property in sealed envelopes, and if the higher opinion of value is not more than 5% greater than the lower opinion of value, the average of the two values will be deemed to be the fair market value; otherwise the fair market value is required to be determined pursuant to an arbitration procedure. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

In addition, the related single tenant at each of the following eight ExchangeRight Properties: the CVS Pharmacy – Schaumburg, IL, Dignity Health – Glendale, AZ, Tractor Supply – Alexandria, LA, Tractor Supply – Toughkenamon, PA, Walgreens – Columbus, OH, Walgreens – Harker Heights, TX, Walmart Neighborhood Market – Forest, VA and Walmart Neighborhood Market – Mobile, AL properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property.

With respect to the CVS Pharmacy - Schaumburg, IL property, such ROFR may apply to a foreclosure or deed-in-lieu thereof, as well as to subsequent transfers.

With respect to the Dignity Health - Glendale, AZ property, the related lease provides that the ROFR will not apply to any foreclosure by the holder or any mortgage, deed of trust or deed to secure debt, any transfer in lieu of any such foreclosure or any exercise of any rights by the holder of any mortgage, deed of trust or deed to secure debt, but will revive following transfer of the property pursuant to any of the foregoing. In addition, a subordination, non-disturbance and attornment agreement (“SNDA”) by the tenant at the Dignity Health – Glendale, AZ Mortgaged Property states that the tenant’s right of first offer, right of first refusal and/or preferential right to purchase all or any portion of the Mortgaged Property pursuant to the lease will remain superior to the terms, conditions, lien, operation and effect of the mortgage; provided that the tenant agrees and acknowledges that such rights will not be exercisable in the event of or in connection with any of the following: (i) a foreclosure and sale or other suit, sale or proceeding under the mortgage, whether judicial or non-judicial, (ii) any deed in lieu of foreclosure that may be given to the lender or its designee, or (iii) any other taking of title to the Mortgaged Property by the lender or its designee in connection with the exercise of the lender’s rights and remedies pursuant to the mortgage.

The related SNDA for each such ExchangeRight Property with Tractor Supply as the tenant provides that the tenant’s ROFR is subordinate to the related mortgage. However, the ROFR would apply to any transfers subsequent to the lender taking title to the related ExchangeRight Property.

The related SNDA for each such ExchangeRight Property with Walgreens as the tenant provides that the tenant’s ROFR will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such ROFR will apply to subsequent purchasers of the leased premises.

The related lease for each such ExchangeRight Property with Walmart Neighborhood Market as the tenant provides that the ROFR will not apply to (i) the grant by the landlord of any mortgage, deed of trust or similar security agreement to a bona fide third-party commercial lender to secure the payment of debt of the landlord related to the property, or (ii) a foreclosure by or deed in lieu of foreclosure to or at the direction of such bona fide third-party commercial lender, but the ROFR will survive such foreclosure sale (or deed in lieu of foreclosure) and be binding on the lender or other party acquiring the property at foreclosure or by deed in lieu of foreclosure.

See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Net Leased Portfolio #41 Borrower provide coverage, if available, for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties plus loss of rents or business income for a period of not less than 18 months for the initial period of restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Fresh Pond Cambridge
168-210 Alewife Brook Parkway
Cambridge, MA 02138
Arlington
Arlington Heights
Menotomy Rocks Park
Spy Pond
Lower Mystic Lake
West Medford
Medford
Mystic River
Tufts University
Davis Square
Alewife
Syros Pharmaceuticals
Agassiz
Alewife Brook Shopping Ctr.
Belmont
Fresh Pond Golf Course
Fresh Pond
MIDDLESEX COUNTY
Porter Square
Somerville
Somerville Hospital
West Cambridge
Radcliffe Institute
Lesley University
Harvard University
Spaulding Hospital Cambridge
Cambridge Health Alliance
Twin City Plaza
Oakley Country Club
East Watertown
Mt. Auburn Hospital
MT. AUBURN CEMETERY
Watertown
Watertown Mall
Arsenal Yards
New Repertory Theatre
Harvard Stadium
Harvard Business School
JFK School of Government
ANDERSON MEM. BR.
CAMBRIDGE
Inman Square
Central
Kendall/MIT
BOSTON
Charles River
Massachusetts Turnpike
Massachusetts Institute of Technology
Briggs Field
HARVARD BRIDGE
Downtown Boston 4 miles
Memorial Plaza
BOSTON UNIV. BR.
Boston University
Agganis Arena
Newton
Brighton
Allston
SUFFOLK COUNTY
NORFOLK COUNTY
Brookline
St. Johns Seminary
Newton Commonwealth Golf Course
Fenway Park
Hynes Conv. Ctr.
Wheelock College
Emmanuel College
Simmons College
MBTA LOWELL LINE
MBTA FITCHBURG MAIN LINE
RED LINE
GREEN LINE B
Concord Turnpike
Concord Ave
Broadway
Mt. Auburn St
Brattle St
Belmont St
Trapelo Rd
Massachusetts Ave
Summer St
Mystic St
Pleasant St
Brighton St
Eastern Ave
Gray St
Washington St
Harvard Ave
Winthrop St
North St
Curtis St
Elm St
Cedar St
Medford St
Highland Ave
Somerville Ave
Beacon St
Pearl St
Cambridge St
Western Ave
River St
Magazine St
Brookline St
Vassar St
Commonwealth Ave
Greenough Blvd
Soldiers Field Rd
Arsenal St
N. Beacon St
Market St
Kenrick St
Kelton St
Harvard St
St. Paul St
Common St
Wakefield
Peabody
Salem
Lynn
Swampscott
Burlington
Woburn
Stoneham
Saugus
Melrose
Lexington
Winchester
Malden
Revere
Nahant
Bedford
Lincoln
Waltham
Everett
Chelsea
Winthrop
Watertown
Atlantic Ocean
Logan International Airport
Boston Harbor
Newton
Wellesley
Needham
Quincy
Dedham
Milton
Dover
Westwood
Weymouth
Hingham
Braintree
Norwood
Randolph
Medfield
PLYMOUTH COUNTY

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Fresh Pond Cambridge

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	Cambridge, MA 02138
Original Balance(1):	$30,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1950-1978/N/A
Borrower Sponsors:	Nishan Atinizian; Kevork D. Atinizian			Size:	226,730 SF
Guarantors:	Nishan Atinizian; Kevork D. Atinizian			Cut-off Date Balance PSF(1):	$221
Mortgage Rate:	3.1500%			Maturity Date Balance PSF(1):	$221
Note Date:	10/27/2020			Property Manager:	Vast Capital Management, Inc.
First Payment Date:	12/1/2020				(borrower-related)
Maturity Date:	11/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(5)
Seasoning:	1 month			UW NOI:	$5,709,464
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.4%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	3.34x
Additional Debt Balance(1)(3):	$20,000,000			Most Recent NOI:	$5,830,516 (7/31/2020 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$5,956,917 (12/31/2019)
Reserves(4)				3rd Most Recent NOI:	$6,021,017 (12/31/2018)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.8% (8/28/2020)
RE Taxes:	$93,522	$93,522	N/A	2nd Most Recent Occupancy:	96.6% (12/31/2019)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Replacement Reserve:	$0	$2,834	N/A	Appraised Value (as of):	$113,000,000 (8/20/2020)
Deferred Maintenance:	$79,376	$0	N/A	Appraised Value PSF:	$498
TI/LC Reserve:	$0	$28,341	$680,190	Cut-off Date LTV Ratio(1):	44.2%
Whole Foods Reserve:	$339,891	$0	N/A	Maturity Date LTV Ratio(1):	44.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$50,000,000	100.0%	Loan Payoff:	$29,483,222	59.0%
			Return of Equity:	$18,339,687	36.7%
			Closing Costs:	$1,664,302	3.3%
			Reserves:	$512,789	1.0%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

.

(1)	The Fresh Pond Cambridge Mortgage Loan (as defined below) is a part of the Fresh Pond Cambridge Whole Loan (as defined below) with an original aggregate principal balance of $50,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Fresh Pond Cambridge Whole Loan.
(2)	Defeasance of the Fresh Pond Cambridge Whole Loan is permitted at any time after the earlier of (i) December 1, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Fresh Pond Cambridge Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in December 2020.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the Fresh Pond Cambridge Whole Loan more severely than assumed in the underwriting of the Fresh Pond Cambridge Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The ninth largest mortgage loan (the “Fresh Pond Cambridge Mortgage Loan”) is part of a whole loan (the “Fresh Pond Cambridge Whole Loan”) evidenced by two promissory notes in the aggregate original principal amount of $50,000,000 and secured by a first priority fee mortgage encumbering a retail property located in Cambridge, Massachusetts (the “Fresh Pond Cambridge Property”). The controlling Note A-1, in the original principal amount of $30,000,000, represents the Fresh Pond Cambridge Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The non-controlling Note A-2 in the original principal amount of $20,000,000 (the “Fresh Pond Cambridge Serviced Pari Passu Companion Loan”), is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Fresh Pond Cambridge Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Fresh Pond Cambridge Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BANK 2020-BNK30	Yes
A-2	$20,000,000	$20,000,000	MSBNA	No
Total	$50,000,000	$50,000,000

The Borrower and the Borrower Sponsors. The borrower is Fresh Pond Mall Limited Partnership (the “Fresh Pond Cambridge Borrower”), a single-purpose Massachusetts limited partnership with one independent director in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are Nishan Atinizian and Kevork D. Atinizian. The Fresh Pond Cambridge Borrower is owned by three entities: FPMGP LLC (1% general partner), NA Investment Holdings LLC (49.5% limited partner), and Kevork Atinizian LLC (49.5% limited partner), and is indirectly owned by the non-recourse carveout guarantors and their family members and family trusts. The Atinizian portfolio includes four properties, including the Fresh Pond Cambridge Property, in Cambridge, Massachusetts.

The Property. The Fresh Pond Cambridge Property is a 226,730 SF shopping center in Cambridge, Massachusetts, with 188,643 SF of retail space (83.2% of NRA) and 38,087 SF of office space (16.8% of NRA). The Fresh Pond Cambridge Property was built between 1950 and 1978. The Fresh Pond Cambridge Borrower invested approximately $4.1 million into the Fresh Pond Cambridge Property between 2014 and 2019. The renovations included a large upgrade to the façade of the building, an upgrade to the roof, new signage and exterior lighting.

The Fresh Pond Cambridge Property is anchored by Whole Foods Market and TJ Maxx/HomeGoods (“TJX”). The junior anchors are Staples and PetSmart. As of August 28, 2020, the Fresh Pond Cambridge Property was 82.8% leased to 10 retail tenants and 7 office tenants. National tenants include Whole Foods Market, TJX, Staples and PetSmart, which collectively represent 55.7% of NRA and 62.6% of the underwritten rent. The Fresh Pond Cambridge Property contains an office component that comprises 16.8% of the total NRA and accounts for approximately 18.1% of underwritten rent. None of the office tenants represent more than 4.7% of NRA or contribute more than 5.0% of the underwritten rent. The largest office tenant is Action for Boston Community Development (“ABCD”), leasing 4.7% of the SF and contributing 5.0% of the underwritten rent. The Fresh Pond Cambridge Property benefits from long term tenancy, with six tenants (57.2% of the NRA and 64.8% of underwritten rent) having been in occupancy for over 20 years and nine tenants (65.4% of the NRA and 77.1% of underwritten rent) having been in occupancy for over ten years.

The Fresh Pond Cambridge Property had originally been anchored by a 47,744 SF Toys R Us pursuant to a 25-year lease (the “Master Lease”) with an original expiration in October 2017. In 2006, the Master Lease space was subleased to PetSmart and Modell’s, both of which had terms expiring in 2018. The Master Lease was assigned to an affiliate of Urban Edge, which extended the Master Lease until January 2023. PetSmart extended its sublease until January 2023 and Modell’s vacated. The former Modell’s space was immediately subleased to A.C. Moore; however, A.C Moore vacated the Fresh Pond Cambridge Property and terminated its sublease in February 2020 when the chain filed for bankruptcy. Rent from this vacated space is not underwritten and the space is not included in underwritten occupancy.

The Fresh Pond Cambridge Property also includes a 4.3-acre outparcel improved with a free standing movie theater leased to Apple Cinema, a 4,889 SF auto repair garage rented to Aladdin Auto on a tenant-at-will basis, and a yard/storage area rented to Bostonian Towing (the “Release Parcel”). The Release Parcel is expected to be released once it has been legally subdivided. See “Release of Property” below. The Release Parcel is not included in the underwriting, the appraised value or in any of the loan credit metrics.

Major Tenants.

Whole Foods Market (45,150 SF, 19.9% of NRA, 24.5% of underwritten rent). Whole Foods Market, a subsidiary of Amazon, is a multinational supermarket chain headquartered in Austin, Texas. A USDA Certified Organic grocer in the United States, the chain is popularly known for its organic selections. Currently, Whole Foods Market has over 500 stores in North America and the United Kingdom. Whole Foods Market has been an anchor at the Fresh Pond Cambridge Property since 1993 and has expanded and extended its lease since then. Whole Foods Market has a lease expiration of January 31, 2028 and has four, 5-year renewal options remaining.

TJX (35,432 SF, 15.6% of NRA, 21.6% of underwritten rent). TJX is an off-price retailer of apparel and home fashions in the United States and worldwide. As of August 1, 2020, TJX operated a total of 4,557 stores in nine countries, the United States, Canada, the United Kingdom, Ireland, Germany, Poland, Austria, the Netherlands, and Australia, and four e-commerce sites. TJX has been a tenant at the Fresh Pond Cambridge Property since 1980 and has expanded since then. TJX has exercised three of its five 5-year extension options, most recently in January 2020 when it elected to extend its term for an additional 10 years. TJX has a lease expiration of January 31, 2031 and has two, five-year renewal options remaining.

PetSmart (27,731 SF, 12.2% of NRA, 6.3% of underwritten rent). PetSmart is a large pet specialty retailer providing products and services including grooming, dog training, PetsHotel and Everyday Adoption Centers. As of February 2020, PetSmart operates a total of 1,660 stores throughout North America. PetSmart is occupying its space pursuant to a sublease of the Master Lease. There are two, 5-year renewal options remaining under the Master Lease. PetSmart has been a subtenant at the Fresh Pond Cambridge Property since 2006. The rent paid by PetSmart is in excess of the contractual rent paid by Urban Edge to the Fresh Pond Cambridge Borrower, and there is a profit sharing agreement in place whereby Urban Edge is required to pay the Fresh Pond Cambridge Borrower an amount equal to 30% of the monthly minimum rent paid by any sublease tenant that is in excess of the rent due under the Master Lease (less 30% of attorneys’ fees and brokerage fees related to the sublease). The Fresh Pond Cambridge Whole Loan was underwritten based on the prime lease rent on the PetSmart space and the income from the profit-sharing arrangement with Urban Edge.

Staples (18,000 SF, 7.9% of NRA, 10.1% of underwritten rent). Staples is an office supply retailer based in the United States providing office and school supplies, office furnishings, electronics and software, as well as offering printing and technological services. Staples opened its first store in 1985 and has since expanded throughout North America and overseas. Staples operates over 2,000 retail stores worldwide. Staples has been a tenant at the Fresh Pond Cambridge Property since 1992 and has extended its lease multiple times, most recently in 2019. Staples has a lease expiration of September 30, 2027 and has two, five-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

The following table presents a summary of the major tenants at the Fresh Pond Cambridge Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Whole Foods Market	A+/A2/AA-	45,150	19.9%	$1,568,628	$34.74	24.5%	$66,395,502	$1,471	2.4%	N	4 x 5 year	1/31/2028
TJX	NR/A2/A	35,432	15.6%	$1,384,231	$39.07	21.6%	$18,050,495	$509	7.7%	N	2 x 5 year	1/31/2031
PetSmart(4)	NR/Caa2/B-	27,731	12.2%	$405,428	$14.62	6.3%	NAV	NAV	NAV	N	2 x 5 year	1/1/2023
Staples	NR/B3/B	18,000	7.9%	$648,000	$36.00	10.1%	$5,715,031	$318	11.3%	N	2 x 5 year	9/30/2027
ABCD	NR/NR/NR	10,700	4.7%	$321,000	$30.00	5.0%	NAV	NAV	NAV	N	1 x 5 year	6/30/2025
Subtotal/Wtd. Avg.		137,013	60.4%	$4,327,287	$31.58	67.6%

Other Tenants		50,773	22.4%	$2,072,420	$40.82	32.4%
Vacant Space		38,944	17.2%	$0	$0.00	0.0%
Total/Wtd. Avg.		226,730	100.0%	$6,399,707	$34.08	100.0%

(1)	Information is based on the underwritten rent roll as of August 28, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	PetSmart is occupying its space pursuant to a sublease of the Master Lease. The Fresh Pond Cambridge Whole Loan was underwritten based on the prime lease rent on the PetSmart space and the income from the profit-sharing arrangement with Urban Edge (as described above under “Major Tenants—PetSmart”).

The following table presents certain information relating to the lease rollover at the Fresh Pond Cambridge Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	4,600	$33.87	2.0%	2.0%	$155,800	2.4%	2.4%
2022	3	11,287	$30.73	5.0%	7.0%	$346,840	5.4%	7.9%
2023	4	45,619	$26.49	20.1%	27.1%	$1,208,297	18.9%	26.7%
2024	1	2,538	$43.74	1.1%	28.2%	$111,024	1.7%	28.5%
2025	3	20,640	$37.91	9.1%	37.4%	$782,523	12.2%	40.7%
2026	1	4,520	$43.00	2.0%	39.3%	$194,364	3.0%	43.7%
2027	1	18,000	$36.00	7.9%	47.3%	$648,000	10.1%	53.9%
2028	1	45,150	$34.74	19.9%	67.2%	$1,568,628	24.5%	78.4%
2029	0	0	$0.00	0.0%	67.2%	$0	0.0%	78.4%
2030	0	0	$0.00	0.0%	67.2%	$0	0.0%	78.4%
2031 & Beyond	1	35,432	$39.07	15.6%	82.8%	$1,384,231	21.6%	100.0%
Vacant	0	38,944	$0.00	17.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	17	226,730	$34.08	100.0%		$6,399,707	100.0%

(1)	Information is based on the underwritten rent roll as of August 28, 2020.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of December 1, 2020, the Fresh Pond Cambridge Whole Loan is current as of the December debt service payment and is not subject to any forbearance, modification or debt service relief request. As of November 19, 2020, the Fresh Pond Cambridge Borrower has reported that the Fresh Pond Cambridge Property is open and operating with 99.5% of tenants by occupied NRA and 99.5% of tenants by underwritten base rent having paid their full November 2020 rent payments. As of November 19, 2020, the Fresh Pond Cambridge Borrower has reported that three tenants were granted some form of rent relief. TJX (15.6% of NRA and 21.6% of underwritten rent) was granted deferred rent from June to August 2020 with repayment expected in six equal installments starting in January 2021. Mattress Firm (2.0% of NRA and 3.0% of underwritten rent) was granted deferred rent from March to May 2020, of which 50% was forgiven and the remaining deferred amount is required to be repaid across six equal installments starting in January 2021. All Dental (1.1% of NRA and 1.9% of underwritten rent) was granted rent relief from April to May 2020 and repayment was received in October 2020.

The Market. The Fresh Pond Cambridge Property is located in Cambridge, Massachusetts within the Metro Boston retail market and the West Cambridge Alewife submarket. Major employers in the area include Harvard University (“Harvard”), Massachusetts Institute of Technology (“MIT”), Novartis, Biogen Idec, Sanofi/Genzyme, Cambridge Innovation Center, Akamai Technologies, Draper Laboratory, Takeda Pharmaceutics/Millennium, Pfizer, EF International, Microsoft, Broad Institute and Google. The presence of Harvard and MIT has resulted in a large student population within the community. The Fresh Pond Cambridge Property is located 1.5 miles north of Harvard and 3 miles north of MIT. Many biotechnology and information technology firms are located in two, Class A office complexes: One Kendall Square and Technology Square, both situated approximately half a mile west of the Fresh Pond Cambridge Property. According to the appraisal, as of the fourth quarter of 2020, the Metro Boston retail market had approximately 239.3 million SF of

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

retail space inventory, overall vacancy in the market was approximately 3.0% and asking rent was $19.64 PSF. According to the appraisal, as of the fourth quarter of 2020, the West Cambridge Alewife submarket had approximately 1.3 million SF of retail space inventory, overall vacancy in the market was approximately 4.0% and asking rent was $47.26 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Fresh Pond Cambridge Property was 34,066, 367,767 and 862,562, respectively. The 2020 estimated median household income within a one-, three- and five-mile radius of the Fresh Pond Cambridge Property was $112,972, $91,403 and $90,811, respectively.

The following table presents recent leasing data for tenants at comparable retail properties with respect to the Fresh Pond Cambridge Property:

Comparable Retail Property Summary (Anchor and Junior Anchor Tenants)
Property Name/ City, State	NRA	Lease Type	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Mos.)	Rent PSF
Fresh Pond Cambridge (subject) Cambridge, MA	226,730	NNN	Whole Foods Market	45,150	April 2005	273	$34.74
North Quincy Plaza Quincy, MA	80,510	NNN	99 Ranch Market	55,087	Jan. 2020	240	$32.49
1045 Massachusetts Avenue Cambridge, MA	20,000	NNN	Design Within Reach	20,000	July 2019	60	$38.50
Porter Square Galleria Cambridge, MA	54,265	NNN	Target	28,893	Nov. 2018	120	$40.42
Meadow Glen Mall Medford, MA	283,194	NNN	Dick’s Sporting Goods	49,018	Dec. 2017	120	$22.57

Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Fresh Pond Cambridge Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
Junior Anchor Space:	$38.00	120	NNN + 10% CAM charge	10% every 5 years
Anchor Space:	$35.00	120	NNN + 10% CAM charge	10% every 5 years
Small In-Line (< 5,000 SF) Space:	$50.00	60	NNN + 15% CAM charge	2.00%/year
Office Space:	$35.00	60	Gross + Tenant Electric	$1.00 PSF annually
Yoga Studio Space:	$20.00	60	NNN	2.00%/year
Large In-Line (<>5,000 SF) Space:	$45.00	60	NNN + 15% CAM charge	2.00%/year

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Fresh Pond Cambridge Property:

Cash Flow Analysis(1)
	2017	2018	2019	7/31/2020 TTM	UW(2)(3)	UW PSF
Gross Potential Rent	$6,452,733	$6,751,799	$6,899,426	$7,050,584	$7,332,172	$32.34
Total Recoveries	$1,417,552	$1,594,480	$1,593,511	$1,475,941	$1,475,941	$6.51
Other Income	$172,645	$111,065	$160,024	$135,017	$72,347	$0.32
Discounts & Concession	$0	($3,375)	($30,774)	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	($50,400)	($192,361)	($495,516)	($1,130,956)	($4.99)
Effective Gross Income	$8,042,929	$8,403,569	$8,429,826	$8,166,026	$7,749,504	$34.18

Real Estate Taxes	$954,420	$978,801	$982,142	$992,625	$1,089,802	$4.81
Insurance	$133,942	$84,707	$99,012	$92,455	$98,806	$0.44
Other Expenses	$1,314,132	$1,319,044	$1,391,754	$1,250,430	$851,433	$3.76
Total Expenses	$2,402,494	$2,382,552	$2,472,908	$2,335,510	$2,040,040	$9.00

Net Operating Income	$5,640,435	$6,021,017	$5,956,917	$5,830,516	$5,709,464	$25.18
CapEx	$0	$0	$0	$0	$34,010	$0.15
TI/LC	$0	$0	$0	$0	$344,630	$1.52
Net Cash Flow	$5,640,435	$6,021,017	$5,956,917	$5,830,516	$5,330,825	$23.51

Occupancy %	100.0%	100.0%	96.6%	82.8%(4)	87.3%
NOI DSCR(5)	3.53x	3.77x	3.73x	3.65x	3.58x
NCF DSCR(5)	3.53x	3.77x	3.73x	3.65x	3.34x
NOI Debt Yield(5)	11.3%	12.0%	11.9%	11.7%	11.4%
NCF Debt Yield(5)	11.3%	12.0%	11.9%	11.7%	10.7%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.
(2)	UW Gross Potential Rent is based on the rent roll as of August 28, 2020 and includes (i) rent steps of $70,589 through October 31, 2021 and (ii) straight-line rent credit of $225,955 for investment grade tenants.
(3)	Other Income includes billboard income ($14,688), signage income ($5,623) and profit sharing income from the Master Lease ($52,036).
(4)	7/31/2020 TTM Occupancy % is as of August 28, 2020.
(5)	Debt service coverage ratios and debt yields are based on the Fresh Pond Cambridge Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Fresh Pond Cambridge Whole Loan documents provide for an upfront reserve of approximately $93,522 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Fresh Pond Cambridge Property.

Insurance – The Fresh Pond Cambridge Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the Fresh Pond Cambridge Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Fresh Pond Cambridge Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Deferred Maintenance – The Fresh Pond Cambridge Whole Loan documents provide for an upfront reserve of approximately $79,376 for required repairs, including asphalt sealcoating, fencing replacement and concrete sidewalk repairs on the Release Parcel (as defined above under “The Property”), and pavement sealcoating and fencing replacement on the remainder of the Fresh Pond Cambridge Property.

Replacement Reserve – The Fresh Pond Cambridge Whole Loan documents provide for ongoing monthly deposits of approximately $2,834 into a reserve for approved capital expenditures.

TI/LC Reserve – The Fresh Pond Cambridge Whole Loan documents provide for monthly deposits of approximately $28,341 into a reserve for future tenant improvements and leasing commissions; provided that such monthly deposits are not required if they would cause the amount then on deposit in such reserve to exceed $680,190.

Whole Foods Upfront Funds Reserve – The Fresh Pond Cambridge Whole Loan documents provide for an upfront reserve of approximately $339,891 for repairs required by that certain lease between the Fresh Pond Cambridge Borrower and Whole Foods Market, including roof repairs, edge metal replacement and sidewalk repairs.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Lockbox and Cash Management. The Fresh Pond Cambridge Whole Loan is structured with a hard lockbox and springing cash management. The Fresh Pond Cambridge Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the Fresh Pond Cambridge Property (other than tenants of the Release Parcel) to deposit all rents (excluding the Release Parcel rents) directly into the lockbox account, and to deposit any funds received by the Fresh Pond Cambridge Borrower and property manager, notwithstanding such direction, into the lockbox account within three business days of receipt. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the Fresh Pond Cambridge Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the Fresh Pond Cambridge Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the Fresh Pond Cambridge Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the rollover funds reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Fresh Pond Cambridge Whole Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to the Fresh Pond Cambridge Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Fresh Pond Cambridge Whole Loan documents, and ending upon the lender’s acceptance of a cure of such event of default;
(ii)	commencing upon the debt yield on the Fresh Pond Cambridge Whole Loan falling below 7.0% for two consecutive calendar quarters (a “Debt Yield Event’), and ending on the date either (a) the debt yield equals or exceeds 7.0% for six consecutive calendar months or (b) the Fresh Pond Cambridge Borrower deposits with the lender cash or a letter of credit in the minimum amount sufficient to achieve such debt yield, as reasonably determined by the lender;
(iii)	commencing upon the earliest to occur of (a) the date Critical Tenant (as defined below) gives notice of its intention to terminate or vacate its lease or terminates or vacates its lease prior to the then applicable expiration date of such lease, and (b) the earlier of (A) the date nine months prior to the then applicable expiration date under its lease and (B) the last date for exercising the extension option under the lease, if such tenant has not prior thereto renewed or extended its lease on its terms or otherwise on terms reasonably acceptable to the lender, and ending upon either (a) the Critical Tenant has renewed or extended its lease on its terms or otherwise on terms reasonably acceptable to the lender or (b) such Critical Tenant’s space has been re-let to a replacement tenant pursuant to a replacement lease and the Fresh Pond Cambridge Borrower delivers a tenant estoppel certificate from such replacement tenant reasonably acceptable to the lender stating that such replacement tenant is in occupancy of its space, open for business and paying full unabated rent (a “Retenanting Cure”);
(iv)	commencing upon a Critical Tenant (a) terminating, cancelling or rejecting its lease in any bankruptcy or similar proceeding or (b) making or being the subject of a bankruptcy filing, and ending upon either (a) the Critical Tenant’s lease has been affirmed in bankruptcy or such proceeding is discharged or dismissed, (b) a Retenanting Cure occurs, (c) the Fresh Pond Cambridge Borrower deposits with the lender a letter of credit or cash in the amount of $4,000,000 less the current balance of the Rollover Funds reserve (the “Vacancy Event Cure Amount”) into the excess cash flow reserve (a “Vacancy Event Cure”), or (d) the balance in such excess cash flow reserve equals or exceeds the Vacancy Event Cure Amount, provided that an amount equal to the Vacancy Event Cure Amount may not be disbursed from such excess cash flow reserve to the Fresh Pond Cambridge Borrower until one of the cures set forth in clauses (a) or (b) above have been satisfied (a “Depositing Cure”);
(v)	commencing upon a Critical Tenant going dark in its space, completely vacating its space or discontinuing its normal business operations at its space (other than temporary cessation due to casualty, condemnation, force majeure resulting from a rule, order or regulation of governmental authorities, or permitted renovations or necessary repairs), and ending upon either (a) the Critical Tenant is open for business in the entirety of its space and the Fresh Pond Cambridge Borrower delivers to the lender a tenant estoppel certificate from such Critical Tenant reasonably acceptable to the lender stating that such Critical Tenant is in occupancy of its space, open for business and paying full unabated contractual rent, (b) a Retenanting Cure occurs, (c) a Vacancy Event Cure occurs, or (d) a Depositing Cure occurs; and/or
(vi)	commencing upon the failure to prepay the Fresh Pond Cambridge Whole Loan in accordance with the Fresh Pond Cambridge Whole Loan documents on or before the payment date occurring in May 2030, and ending upon either (a) TJX has renewed or extended its lease in accordance with its terms or on terms reasonably acceptable to the lender, (b) the Fresh Pond Cambridge Whole Loan has been prepaid in full, (c) the Fresh Pond Cambridge Borrower deposits with the lender a letter of credit or cash in an amount equal to $2,000,000 less the current balance of the Rollover Funds reserve (the “Maturity Event Cure Amount”) into the excess cash flow reserve, or (d) the balance in such excess cash flow reserve equals or exceeds the Maturity Event Cure Amount, provided that an amount equal to the Maturity Event Cure Amount may not be disbursed from such excess cash flow reserve to the Fresh Pond Cambridge Borrower, until one of the cures set forth in clauses (a) or (b) above have been satisfied.

“Critical Tenant” means each of (i) Whole Foods Market, and (ii) any replacement tenant for the space leased to Whole Foods Market.

Additional Secured Indebtedness (not including trade debts). The Fresh Pond Cambridge Property also secures the Fresh Pond Cambridge Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $20,000,000. The Fresh Pond Cambridge Serviced Pari Passu Companion Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Fresh Pond Cambridge Mortgage Loan. The holders of the Fresh Pond Cambridge Mortgage Loan and the Fresh Pond Cambridge Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Fresh Pond Cambridge Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On any business day, the Fresh Pond Cambridge Borrower has a right to obtain the free release of the Release Parcel (as defined above under “The Property”), without prepayment or defeasance, provided no event of default is continuing and subject to the conditions set forth in the Fresh Pond Cambridge Whole Loan documents, including, among others, (1) title to the Release Parcel is transferred to an individual or entity other than the Fresh Pond Cambridge Borrower, (2) the remaining property is a separate legally subdivided parcel and a separate tax lot or under local law will become a separate tax parcel on January 1st of the following year as a result of such transfer (provided that the Fresh Pond Cambridge Borrower must continue to escrow taxes for the Release Parcel until it is a separate tax parcel), (3) conveyance of the Release Parcel does not (i) materially and adversely affect the use or operation of, or access to or from, the remaining property, or a reciprocal easement agreement or other agreement reasonably acceptable

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

to the lender has been executed allowing the Fresh Pond Cambridge Borrower to continue to use the Release Parcel for such purpose, (ii) cause any portion of the remaining property to be in violation of any legal requirements, (iii) create any liens on the remaining property, except for utility, access, parking and other easements necessary for infrastructure that are necessary for the Release Parcel so long as such easements do not have a material adverse effect on the use or operation of, or access to or from, or the value of, the remaining property, or (iv) violate the terms of any document or instrument relating to, or cause the reduction or abatement of any rental payments due under any lease at, the Fresh Pond Cambridge Property or violate any provisions relating to parking availability, and (4) certain REMIC-related conditions are satisfied.

Letter of Credit. The Fresh Pond Cambridge Borrower has the right, but not the obligation, to deliver a letter of credit to cure certain Cash Sweep Event Periods as described above under “Lockbox and Cash Management.”

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Fresh Pond Cambridge Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Fresh Pond Cambridge Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. If TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Fresh Pond Cambridge Borrower will be required to carry terrorism insurance, but in such event it will not be required to spend on terrorism insurance more than two times the amount of the insurance premiums that are payable at such time in respect of the property and business income insurance required under the loan documents (without giving effect to the cost of terrorism components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

LOWE'S
FREE

GIANT

GameStop
FIREHOUSE SUBS
NAIL SPA

SUPER SHOES

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

York Marketplace
2501 East Market Street
Springettsbury Township, PA 17402
Harrisburg 22 miles
Philadelphia 96 miles
Baltimore, MD 46 miles
John Rudy County Park
Rocky Ridge County Park
York County District Court
Intertek Corporate Office
Emigsville
Woodland View
YORK COUNTY
Mount Zion
Yorklyn
York Galleria Mall
Harley Davidson Manufacturing Plant
Manchester Crossroads
North York
UPMC Memorial Hospital
Northwest Plaza
Shiloh
PROSPECT HILL CEMETERY
West Manchester Mall
GREENMOUNT CEMETERY
York State Fair
Weis Market's Arena
York Revolution Stadium
Memorial Hospital
Pitney Bowes
York Town Center
Stonybrook Shopping Ctr.
Stonybrook
Village Green Shopping Center
East York
Haines Acres Shopping Center
Heritage Plaza
York
West York
MT. ROSE CEMETERY
Penn State University York Campus
Heritage Hills Golf Resort
York College of PA - West Campus
York College of Pennsylvania
WellSpan York Hospital
Valley View
Queens Gate
The Shoppes at Wyndham
Reservoir Park
Grantley
Tyler Run
Bridgewater Golf Club
Country Club of York
ACCO Business Park
Spry
SUSQUEHANNA MEMORIAL GARDENS
Cape Horn Square
Arlington Park
UNION CEMETERY
Dallastown
Amleyn Gardens
York Reservoir
Drunk Valley Rd
Mundis Mill Rd
Church Rd
N. Susquehanna Trail
Mt. Zion Rd
Pleasant Valley Rd
Greenbriar Rd
Arsenal Rd
Lincoln Hwy
Memory Ln
Windsor St
E. Market St
N. St. George St
Roosevelt Ave
Mt. Rose Ave
Boundary Ave
W. Market St
S. George St
S. Queen St
Haines Rd
E. Prospect Rd
Windsor Rd
Camp Betty Washington Rd
Indian Rock Dam Rd
Tyler Run Rd
Springwood Rd
Cape Horn Rd
Iron Stone Hill Rd
S. Pleasant Ave
CANADA
BUFFALO
Lake Erie
NEW YORK
PENNSYLVANIA
PITTSBURGH
Harrisburg
Lancaster
York
PHILADELPHIA
MARYLAND
BALTIMORE
NEW JERSEY
WEST VIRGINIA
DE
Erie
Binghamton
Scranton
Wilkes-Barre
Williamsport
Allentown
Bethlehem
Reading
Trenton
Altoona
Johnstown
Hershey
Chambersburg
Gettysburg
Hagerstown
Frederick
Wilmington

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – York Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	Springettsbury Township, PA 17402
Original Balance:	$29,500,000			General Property Type:	Retail
Cut-off Date Balance:	$29,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.6%			Title Vesting(2):	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1955/1999
Borrower Sponsors:	Robert V. Gothier, Jr.; Mark X. DiSanto			Size:	306,749 SF
Guarantors:	Robert V. Gothier, Jr.; Mark X. DiSanto			Cut-off Date Balance PSF:	$96
Mortgage Rate:	3.2480%			Maturity Date Balance PSF:	$96
Note Date:	11/3/2020			Property Manager:	J.C. Bar Properties, Inc.
First Payment Date:	12/11/2020			(borrower-affiliated)
Maturity Date:	11/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month			Underwriting and Financial Information(3)
Prepayment Provisions:	LO (25);DEF (91);O (4)			UW NOI:	$2,848,350
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield:	9.7%
Additional Debt Type:	No			UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.74x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,616,011 (9/30/2020 TTM)
Reserves(1)				2nd Most Recent NOI:	$2,912,832 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,005,399 (12/31/2018)
RE Taxes:	$132,706	$66,352	N/A	Most Recent Occupancy:	93.9% (10/1/2020)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	84.3% (12/31/2019)
Replacement Reserve:	$0	$2,556	$122,688	3rd Most Recent Occupancy:	93.2% (12/31/2018)
TI/LC Reserve:	$500,000	$10,481(1)	(1)	Appraised Value (as of):	$44,600,000 (10/2/2020)
Rent Concession Reserve:	$39,078	$0	N/A	Appraised Value PSF:	$145
Fee Acquisition Reserve:	$1,468,297	$0	N/A	Cut-off Date LTV Ratio:	66.1%
Outstanding TI/LC Reserve:	$161,542	$0	N/A	Maturity Date LTV Ratio:	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,500,000	63.2%	Purchase Price:	$44,500,000	95.3%
Cash Equity Contribution	$17,185,944(4)	36.8%	Reserves:	$889,118(4)	1.9%
			Closing Costs:	$1,296,826	2.8%
Total Sources:	$46,685,944	100.0%	Total Uses:	$46,685,944	100.0%

(1)	See “Escrows and Reserves” section below.

(2)	An approximately 33,976 SF portion of the York Marketplace Property (as defined below) is a leasehold interest, pursuant to a ground lease, as described under “Ground Lease” below.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the York Marketplace Mortgage Loan more severely than assumed in the underwriting of the York Marketplace Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The numbers shown for Cash Equity Contribution and Upfront Reserves exclude the letter of credit the borrower deposited for the fee acquisition reserve (See “Escrows and Reserves” section below).

The Mortgage Loan. The tenth largest mortgage loan (the “York Marketplace Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,500,000 and secured by a first priority fee and leasehold mortgage encumbering a 306,749 SF anchored retail center (the “York Marketplace Property”) located in Springettsbury Township, Pennsylvania.

The Borrower and the Borrower Sponsors. The borrower is Triple Bar York Marketplace, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “York Marketplace Borrower”). The borrower sponsors and non-recourse carveout guarantors are Robert V. Gothier, Jr. and Mark X. DiSanto.

Mr. Gothier is the founder of J.C. BAR Properties, Inc. (“J.C. BAR”), a real estate firm headquartered in York, Pennsylvania, specializing in shopping center development, property management, construction management, and brokerage and tenant representation/leasing. J.C. BAR’s project experience includes over 40 grocery-anchored shopping centers, over 60 neighborhood pharmacies, over 100 convenience stores, over 80 financial institutions, and over 3 million SF of shopping centers. Mr. DiSanto is the CEO of Triple Crown Corporation, a real estate investment firm headquartered in Harrisburg,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

Pennsylvania that specializes in construction, land acquisition, and residential and commercial property management. The company’s portfolio includes warehouses, office and retail space, rental communities, and vacant lots for future development.

The Property. The York Marketplace Property is an anchored retail center totaling 306,749 SF located in Springettsbury Township, Pennsylvania. Built in 1955 and renovated in 1999, the property is situated on a 27.6-acre site and is anchored by Lowe’s and Giant Food, each of which has been in occupancy since 1994. Three tenants accounting for 31.1% of underwritten base rent are ground lease tenants that own their improvements (Giant Food, Lube Mart and Fulton Bank). Additional tenants include Starbucks, Crunch Fitness, Fine Wine & Good Spirits (operated by the Pennsylvania Liquor Control Board), Super Shoes, Red Lobster and Fulton Bank. Four tenants totaling 69.8% of NRA and 59.2% of underwritten base rent are investment grade-rated (Giant Food, Lowe’s, Fine Wine & Good Spirits, and Starbucks). In addition, 11 tenants totaling 79.4% of the NRA and 76.6% of UW base rent have been in occupancy since 2009 or earlier. The property contains 1,295 surface parking space, resulting in a parking ratio of approximately 4.2 spaces per 1,000 SF of rentable area. As of October 1, 2020, the property was 93.9% occupied by 17 tenants and has averaged 95.0% occupancy since 2006. In addition, there are two tenants totaling 3.9% of NRA, that have signed leases but are not yet in occupancy and were underwritten as vacant in terms of both occupancy and rent.

Major Tenants.

Lowe’s (125,353 SF; 40.9% of NRA; 23.0% of underwritten base rent; Rated Baa1/BBB+ by Moody’s/S&P). Lowe’s Companies, Inc. (“Lowe’s”) is the world’s second largest home improvement retailer, with nearly 2,000 retail stores. Lowe’s has been a tenant since February 1994 and has a lease expiration date in January 2024. Lowe’s has three, 5-year renewal options with 180 days’ notice and does not have any termination options. Lowe’s reported 2019 sales of $386 PSF, equating to a 2.7% occupancy cost, compared to $373 PSF in 2018.

Giant Food (74,600 SF; 24.3% of NRA; 27.1% of underwritten base rent). Giant Food is a subsidiary of Ahold Delhaize (rated BBB+/Baa1/BBB by Fitch/Moody’s/S&P), which owns or has an interest in more than 6,600 supermarkets and specialty stores across Europe, North America, and Southeast Asia. Formed in 2016 from the merger of Royal Ahold and Delhaize Group, the company ranks as a leading supermarket operator along the East Coast of the United States under brands including Giant Food, Stop & Shop, Food Lion and Hannaford. Ahold Delhaize also operates the Peapod delivery service, Albert Hejn (the #1 food retailer in the Netherlands), as well as stores in Germany, Belgium, and the Czech Republic. Giant Food has been in occupancy since 1994 and has a lease expiration date in May 2029. The tenant has four, 5-year renewal options with 180 days’ notice and does not have any termination options. Giant Food reported 2019 sales of $589 PSF, equating to a 3.0% occupancy cost, which was approximately flat with 2018 sales of $589 PSF. The tenant has an underwritten base rent of $11.89 PSF, compared to the appraiser’s concluded market rent of $16.00 PSF.

Crunch Fitness (23,500 SF; 7.7% of NRA; 7.9% of underwritten base rent). Crunch Fitness is a health club operator founded in New York City’s Greenwich Village in 1989 that operates over 300 facilities nationwide. Crunch Fitness signed a 10-year lease at the York Marketplace Property in June 2020 and has a lease expiration date in June 2030. Crunch Fitness has two, 5-year renewal options and does not have any termination options. As of November 19, 2020, Crunch Fitness was open and operating at the York Marketplace Property.

The following table presents certain information relating to the tenancy at the York Marketplace Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)
							Lease Expiration	Renewal Options	Termination Option (Y/N)
Anchor Tenants
Lowe’s	NR/Baa1/BBB+	125,353	40.9%	$752,124	23.6%	$6.00	1/30/2024	3, 5-year	N
Giant Food (Ground Lease)	BBB+/Baa1/BBB	74,600	24.3%	$887,311(3)	27.8%	$11.89(3)	5/31/2029	4, 5-year	N
Total/Wtd. Avg.		199,953	65.2%	$1,639,435	51.4%	$8.20

Major Tenants
Crunch Fitness	NR/NR/NR	23,500	7.7%	$258,500	8.1%	$11.00	6/30/2030	2, 5-year	N
Super Shoes	NR/NR/NR	20,000	6.5%	$342,242	10.7%	$17.11	3/31/2024	1, 5-year	N
Fine Wine & Good Spirits(4)	AA-/Aa3/A+	12,500	4.1%	$253,125	7.9%	$20.25	8/31/2025	2, 5-year	N
Red Lobster	NR/NR/NR	9,267	3.0%	$175,351	5.5%	$18.92	7/31/2027	None	N
Fulton Bank	NR/Baa1/NR	3,387	1.1%	$65,000	2.0%	$19.19	2/28/2021	1, 5-year	N
Total/Wtd. Avg.		68,654	22.4%	$1,094,218	34.3%	$15.94

Non-Major Tenants		19,397	6.3%	$456,130	14.3%	$23.52

Occupied Collateral Total		288,004	93.9%	$3,189,782	100.0%	$11.08
Vacant Space		18,745	6.1%
Total/Wtd. Avg.		306,749	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through December 2021 totaling $31,296.

(3)	Giant Food’s current rental rate is $11.75 PSF; however, due to the investment grade nature of the tenant, the average rental rate over the remaining lease term was underwritten.

(4)	All leases at the York Marketplace Property are triple net leases except for Fine Wine & Good Spirits, which is a gross lease.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

The following table presents a summary of sales and occupancy costs for certain tenants at the York Marketplace Property.

	2017 Sales (PSF)(1)	2018 Sales (PSF) (1)	2019 Sales (PSF) (1)	2019 Sales (Gross) (1)	Occupancy Cost(2)
Lowe’s	$361	$373	$386	$48,370,289	2.7%
Giant Food	$594	$589	$589	$43,921,144	3.0%
Crunch Fitness	NAV	NAV	NAV	NAV	NAV
Super Shoes	$128	$129	$129	$2,578,151	16.6%
Fine Wine & Good Spirits	NAV	NAV	NAV	NAV	NAV
Red Lobster	NAV	NAV	NAV	NAV	NAV
Fulton Bank	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from the borrower.

(2)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.

The following table presents certain information relating to the lease rollover schedule at the York Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	3	7,911	$21.84	2.6%	2.6%	$172,775	5.4%	5.4%
2022	1	1,600	$29.00	0.5%	3.1%	$46,400	1.5%	6.9%
2023	1	1,480	$26.53	0.5%	3.6%	$39,265	1.2%	8.1%
2024	4	149,323	$7.94	48.7%	52.3%	$1,186,285	37.2%	45.3%
2025	4	19,100	$20.26	6.2%	58.5%	$386,937	12.1%	57.4%
2026	0	0	$0.00	0.0%	58.5%	$0	0.0%	57.4%
2027	2	10,490	$20.24	3.4%	61.9%	$212,310	6.7%	64.1%
2028	0	0	$0.00	0.0%	61.9%	$0	0.0%	64.1%
2029	1	74,600	$11.89	24.3%	86.2%	$887,311	27.8%	91.9%
2030	1	23,500	$11.00	7.7%	93.9%	$258,500	8.1%	100.0%
2031 & Beyond	0	0	$0.00	0.0%	93.9%	$0	0.0%	100.0%
Vacant	0	18,745	$0.00	6.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	17	306,749	$11.08	100.0%		$3,189,782	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The first payment date for the York Marketplace Mortgage Loan is December 11, 2020, and the loan is not subject to any forbearance, modification or debt service relief request. As of November 10, 2020, the borrower sponsor reported that all tenants were open and operating. As of November 30, 2020, tenants representing approximately 99.6% of the occupied NRA (93.5% of total NRA) and 98.8% of underwritten base rent made their full rent payment for November 2020. Two tenants, representing approximately 6.5% of underwritten base rent, did not pay rent for two months and seven months, respectively, and each tenant executed agreements with the borrower to have portions of the unpaid rent forgiven. As of November 15, 2020, one additional tenant, representing approximately 1.4% of underwritten base rent, was in negotiations with the borrower regarding the repayment of two months of unpaid rent.

The Market. The York Marketplace Property is located in Springettsbury Township, Pennsylvania, approximately 3.1 miles northeast of the York central business district, 27.0 miles southeast of Harrisburg, and 54.5 miles north of Baltimore. The property is situated along PA Route 462 (East Market Street), which runs east/west through York County, in an area commonly referred to as East York. Primary access to the area is provided by PA Route 462 (East Market Street), PA Route 24 (Cape Horn Road) and PA Route 124 (Mt. Rose Avenue). Public transportation is provided by Rabbit Transit, which offers bus routes throughout the City of York and its suburbs; and the closest major airport is the Harrisburg International Airport, located approximately 25 miles north. According to the appraisal, as of 2020, the estimated population with a 3- and 5-mile radius was 72,773 and 143,365, respectively; and the average household income within the same radii was approximately $71,437 and $73,732, respectively.

According to a third-party market research provider, the York Marketplace Property is located within the York County retail submarket. As of the third quarter of 2020, the submarket reported total inventory of approximately 24.1 million SF with an 8.4% vacancy rate and average asking rents of $13.79 PSF. The appraiser concluded to market rents for the York Marketplace Property as outlined in the table below.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the York Marketplace Property:

Market Rent Summary
	Lowe’s	Giant Food	Major	Large Inline	Inline	Kids First MLA	Pad Site
Market Rent (PSF)	$6.00	$16.00	$13.00	$19.00	$30.00	$14.00	$25.00
Lease Term (Years)	20	20	10	5	5	5	10
Lease Type	Net	Net	Net	Net	Net	Net	Net
Rent Increase Projection	10%/5 Years	10%/5 Years	10%/5 Years	2.5%/Year	2.5%/Year	2.5%/Year	10%/5 Years

The table below presents certain information relating to comparable sales pertaining to the York Marketplace Property identified by the appraiser:

Comparable Sales
Property Name	Property Type	Rentable Area (SF)	Anchors	Occupancy	Sale Date	Sale Price (PSF)
Columbus Crossing Philadelphia, PA	Power Center	142,175	TJ Maxx/HomeGoods, A.C. Moore/Michael’s, Old Navy, Planet Fitness	100%	Jul-2020	$278
Cross Roads Plaza Lumberton Township, NJ	Neighborhood Center	99,650	Shop Rite	93%	Feb-2020	$251
Baederwood Shoppes on The Fairway Jenkintown, PA	Neighborhood Center	116,778	Whole Foods, Planet Fitness, Baederwood Pharmacy	95%	Jan-2020	$371
The Shops at Blue Bell Blue Bell, PA	Neighborhood Center	103,580	Giant Food	99%	Nov-2019	$283
Southampton Shopping Center Southampton, PA	Neighborhood Center	150,457	Giant Food	95%	Dec-2018	$214
Village Shoppes at Hawk Pointe Washington, NJ	Neighborhood Center	106,415	Shop Rite	96%	Sept-2018	$152
Lakewood Plaza Lakewood, NJ	Neighborhood Center	203,547	Gourmet Glatt Supermarket	92%	Jul-2018	$272

Source: Appraisal.

The following table reflects the competitive retail properties with respect to the York Marketplace Property as identified in the appraisal:

Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Anchor Tenants	Distance to Subject (mi.)
York Marketplace (Subject)	1955/1999	306,749	93.9%	Lowe’s, Giant Food	--
York Mall 2600-3998 E. Market Street York, PA	1969/NAV	593,421	81%	Wal-Mart, Sam’s Club, Burlington	0.2
Galleria West 2610 Pleasant Valley Road York, PA	1999/NAV	122,960	100%	Target	1.6
York Galleria Mall 2899 Whiteford Road York, PA	1989/1995	751,856	65%	Boscov’s	1.6
York Town Center 2915-2965 Concord Road York, PA	2007/NAV	297,507	99%	Best Buy, Bed Bath & Beyond, Dick’s Sporting Goods, Christmas Tree Shops	1.1

Source: Appraisal; underwritten rent roll dated October 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the York Marketplace Property:

Cash Flow Analysis
	2017	2018	2019	9/30/2020 TTM	UW(1)	UW PSF
Base Rent	$3,242,764	$3,320,701	$3,235,206	$3,008,468	$3,189,782	$10.40
Grossed Up Vacant Space	$0	$0	$0	$0	$389,138	$1.27
Gross Potential Rent	$3,242,764	$3,320,701	$3,235,206	$3,008,468	$3,578,920	$11.67
Other Income(2)	$29,150	$7,680	$12,742	$13,075	$13,075	$0.04
Total Recoveries	$911,541	$984,681	$1,031,303	$931,718	$1,114,818	$3.63
Net Rental Income	$4,183,455	$4,313,062	$4,279,251	$3,953,261	$4,706,813	$15.34
(Vacancy & Credit Loss)	$0	$0	$0	$0	($389,138)(3)	($1.27)
Effective Gross Income	$4,183,455	$4,313,062	$4,279,251	$3,953,261	$4,317,675	$14.08

Real Estate Taxes	$705,631	$729,186	$737,130	$743,732	$764,555	$2.49
Insurance	$13,790	$13,311	$13,888	$15,502	$53,620	$0.17
Management Fee	$83,912	$120,059	$123,512	$115,872	$129,530	$0.42
Ground Rent	$106,957	$109,631	$115,181	$123,272	$138,387	$0.45
Other Operating Expenses	$294,715	$335,476	$376,708	$338,872	$383,232	$1.25
Total Operating Expenses	$1,205,005	$1,307,663	$1,366,419	$1,337,250	$1,469,324	$4.79

Net Operating Income	$2,978,450	$3,005,399	$2,912,832	$2,616,011	$2,848,350	$9.29
CapEx	$0	$0	$0	$0	$30,675	$0.10
TI/LC	$0	$0	$0	$0	$153,375	$0.50
Net Cash Flow	$2,978,450	$3,005,399	$2,912,832	$2,616,011	$2,664,301	$8.69

Occupancy %	92.7%	93.2%	84.3%	94.9%	93.9%(3)
NOI DSCR	3.07x	3.09x	3.00x	2.69x	2.93x
NCF DSCR	3.07x	3.09x	3.00x	2.69x	2.74x
NOI Debt Yield	10.1%	10.2%	9.9%	8.9%	9.7%
NCF Debt Yield	10.1%	10.2%	9.9%	8.9%	9.0%

(1) Underwritten Base Rent includes contractual rent steps through December 2021 totaling $31,296.

(2) Other Income includes various tenant fees and income attributed to drop-off donation storage areas.

(3) The underwritten economic vacancy is 10.9%. The York Marketplace Property was 93.9% physically occupied as of October 1, 2020.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve for real estate taxes of $132,706 plus ongoing monthly reserves in amount equal to one-twelfth of the taxes that the lender estimates will be payable during the next 12 months (initially $66,352).

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default is continuing; (ii) the York Marketplace Property is covered under a blanket or umbrella policy approved by the lender; (iii) the borrower provides evidence to the lender of renewal of such policies and paid receipts by no later than 10 business days prior to the policy expiration date.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves of $2,556, subject to a cap of $122,688; provided, however, that reserves will be required in excess of the cap upon (i) the continuance of an event of default; and (ii) the lender determining that the cap amount is insufficient to maintain proper operation of the York Marketplace Property.

TI/LC Reserve – The loan documents require an upfront general leasing reserve of $500,000 plus ongoing reserves of (i) $10,481 on each monthly payment date commencing in December 2021 through and including November 2023; and (ii) $19,172 on each monthly payment date thereafter.

Provided the following conditions are satisfied, the leasing reserve will be subject to the Leasing Reserve Cap (as defined below): (i) no event of default is continuing; (ii) the York Marketplace Property is at least 90% leased to tenants in actual physical occupancy, open for business and paying full unabated rent; and (iii) the net cash flow debt yield is equal to or greater than 9.0%.

The “Leasing Reserve Cap” is equal to (i) prior to the occurrence of a Major Tenant Renewal Event (see “Lockbox and Cash Management” section) with respect to Giant Food or Lowe’s, $920,247; (ii) at any time when a Major Tenant Renewal Event has occurred with respect to Giant Food, but not Lowe’s, $696,447; (iii) at any time when a Major Tenant Renewal Event has occurred with respect to Lowe’s but not Giant Food, $544,188; and (iv) at any time after a Major Tenant Renewal Event has occurred with respect to both Giant Food and Lowe’s, $320,388.

In addition, provided no event of default is continuing, upon a Major Tenant Renewal Event, the lender is required to disburse leasing reserve funds to the borrower in an amount equal to (a) the leasing reserve funds then on deposit, multiplied by (b) the portion (expressed as a percentage) of the NRA occupied by the applicable Major Tenant, less (c) all future qualified leasing expenses required pursuant to the applicable Major Tenant lease or Major Tenant Renewal Event.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

Rent Concession Reserve – The loan documents require an upfront reserve of $39,078 related to future rent credits or abatements under existing leases.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $161,542 for outstanding tenant improvements and leasing commissions.

Fee Acquisition Reserve – The loan documents require an upfront letter of credit in the amount of $1,468,297, representing the purchase price of the fee acquisition of the Ground Lease Parcel (as defined in the “Ground Lease” section) occurring as of August 31, 2027 (the last day of the initial term of the ground lease) undertaken in accordance with the terms of the ground lease related to the York Marketplace Property (see “Ground Lease” section below).

Lockbox and Cash Management. The York Marketplace Mortgage Loan is structured with an in-place soft lockbox, into which the borrower and property manager are required to deposit all rents within one business day of receipt. If a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds will be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i) the occurrence of an event of default;

(ii) the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization term) being less than 1.20x; and

(iii) a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; or

●	with regard to clause (iii), the applicable Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following with respect to Lowe’s and/or Giant Food, as well as either tenant’s successors and assigns, and any replacement tenant for all or a portion of such tenant’s space (individually or collectively, together with their parent company and guarantor, if any, as applicable, “Major Tenant”):

(i)	a default under a Major Tenant’s lease;

(ii)	a Major Tenant vacating and/or failing to be in actual physical possession of its space and/or going dark for more than three business days; terminating or canceling its lease for all or any portion of its space (or giving notice thereof); or having its lease fail to otherwise be in full force and effect;

(iii)	any bankruptcy or similar insolvency of a Major Tenant; or

(iv)	a Major Tenant failing to renew its lease on or prior to the date that is the earlier of (a) 12 months prior to its lease expiration date and (b) the required renewal notice date under the applicable lease (the Lowe’s and Giant Food leases each currently require 180 days’ notice for renewal).

A “Major Tenant Event Period Cure” will occur upon the occurrence of the following:

●	A Major Tenant Re-Tenanting Event (as defined below);

●	with regard to clause (i) above, the applicable default having been cured;

●	with regard to clause (ii) above, as applicable, the Major Tenant paying full unabated rent, and (a) being in actual physical possession of its space, open to the public for business during customary hours and not dark in the applicable space; and/or (b) revoking or rescinding all termination or cancellation notices and re-affirming its lease as being in full force and effect;

●	with regard to clause (iii) above, the Major Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings, having affirmed its lease; and paying full unabated rent; or

●	with regard to clause (iv) above, a Major Tenant Renewal Event (as defined below).

A “Major Tenant Re-Tenanting Event” will occur upon the borrower leasing the entire Major Tenant space (or applicable portion thereof) to a tenant acceptable to the lender (in the lender’s commercially reasonable discretion), with the replacement tenant being in actual, physical occupancy, open to the public for business, and paying full, unabated rent.

A “Major Tenant Renewal Event” will occur upon the applicable Major Tenant renewing or extending its lease for a term expiring no earlier than three years after the maturity date of the York Marketplace Mortgage Loan, with no options to terminate such lease prior to three years after the maturity date.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. The borrower deposited a letter of credit in the amount of $1,468,297 for the fee acquisition reserve (see “Escrows and Reserves” section above).

Right of First Offer/Right of First Refusal. None.

Ground Lease. An approximately 33,976 SF portion of the York Marketplace Property, located beneath and adjacent to the rear of the Giant Food space (the “Ground Lease Parcel”), is subject to a ground lease with Michael R. Bowman, Thomas R. Bowman, Scott M. Bowman, and Judy L. Kochenour, collectively, as ground lessor. The ground lease commenced on April 28, 1992 and the current term expires August 31, 2027, with three, 10-year renewal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

options. The current annual ground rent is $125,552, with 2.5% annual escalations, and the average annual ground rent over the term of the York Marketplace Mortgage Loan is $138,387.

The York Marketplace Borrower has the option to purchase the Ground Lease Parcel on August 31, 2027 for $1,468,297, which equates to 10 times the annual net ground rent payable as of the last day of the term. The loan documents require the York Marketplace Borrower to purchase the Ground Lease Parcel (or provide satisfactory evidence to the lender that it has provided written notice to the ground lessor of its intention to do so) no later than August 31, 2027. The funds related to the fee acquisition were reserved at origination (see “Escrows and Reserves” section above).

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the York Marketplace Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the York Marketplace Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – The Arboretum

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	Charlotte, NC 28226
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$24,921,564			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2012
Borrower Sponsors:	Riprand Count Arco; AAC			Size:	555,912 SF
	Consolidated Properties, LLC			Cut-off Date Balance PSF(1):	$179
Guarantor:	AAC Consolidated Properties, LLC			Maturity Date Balance PSF(1):	$140
Mortgage Rate:	3.3580%			Property Manager:	American Asset Corporation
Note Date:	10/1/2020				(borrower-related)
First Payment Date:	11/11/2020
Maturity Date:	10/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information(5)
Seasoning:	2 months			UW NOI:	$9,589,782
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.70x
Additional Debt Balance(1)(2):	$74,764,693			Most Recent NOI:	$9,808,538 (8/31/2020 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$10,526,955 (12/31/2019)
Reserves				3rd Most Recent NOI:	$10,722,904 (12/31/2018)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.9% (9/11/2020)
RE Taxes:	$124,209	$124,207	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2019)
Insurance(4):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Deferred Maintenance:	$112,500	$0	N/A	Appraised Value (as of):	$170,000,000 (8/8/2020)
Replacement Reserve:	$0	$17,604	N/A	Appraised Value PSF:	$306
TI/LC Reserve:	$2,000,000	$69,489	$5,000,000	Cut-off Date LTV Ratio(1):	58.6%
Debt Service Reserve:	$3,970,402	$0	N/A	Maturity Date LTV Ratio(1):	45.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	99.9%	Loan Payoff:	$92,388,311	92.3%
Cash Equity Contribution	$52,629	0.1%	Upfront Reserves:	$6,207,111	6.2%
			Closing Costs:	$1,457,206	1.5%
Total Sources:	$100,052,629	100.0%	Total Uses:	$100,052,629	100.0%

(1)	The Arboretum Mortgage Loan (as defined below) is part of the Arboretum Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Arboretum Whole Loan.

(2)	See “The Mortgage Loan” for further discussion of additional debt.

(3)	The holders of 100% of the equity interests in the Arboretum Borrower have the right to obtain mezzanine debt secured by a pledge of 100% of the ownership interests in the Arboretum Borrower in an amount that, together with the then-outstanding principal balance of the Arboretum Whole Loan, does not exceed $100,000,000 so long as, among other conditions pursuant to the Arboretum Whole Loan documents: (i) the combined debt service coverage ratio is equal to or greater than 1.50x (based on actual amortizing debt service payments, disregarding any interest-only periods); (ii) the combined loan-to-value ratio is less than or equal to 65%; (iii) the mezzanine lender is an institutional lender acceptable to the lender; (iv) the mezzanine lender executes and delivers an intercreditor and standstill agreement; (v) the maturity date of the mezzanine debt is co-terminous with the Arboretum Whole Loan; and (vi) rating agency confirmation is obtained from each applicable rating agency. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

(4)	The loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Arboretum Property is covered under a blanket or umbrella policy acceptable to the lender; (iii) the borrower provides the lender with evidence of renewal of such policies; and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than five days prior to the policy expiration dates.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Arboretum Whole Loan more severely than assumed in the underwriting of the Arboretum Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The eleventh largest mortgage loan (the “Arboretum Mortgage Loan”) is part of a whole loan (the “Arboretum Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $100,000,000. The Arboretum Whole Loan is secured by a first priority fee mortgage encumbering an anchored retail center located in Charlotte, North Carolina (the “Arboretum Property”). The Arboretum Mortgage Loan is evidenced by the non-controlling promissory Note A-3 in the original principal amount of $25,000,000. The Arboretum Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the Arboretum Whole Loan, in addition to a cash equity contribution from the borrower sponsors, were used to pay off existing debt (previously securitized in WFRBS 2011-C2), pay closing costs and fund reserves.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

Arboretum Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,874,503	BANK 2020-BNK29	Yes
A-2	$35,000,000	$34,890,190	WFCM 2020-C58	No
A-3	$25,000,000	$24,921,564	BANK 2020-BNK30	No
Total	$100,000,000	$99,686,258

The Borrower and the Borrower Sponsors. The borrower is Arboretum Retail, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Arboretum Borrower”). The Arboretum Borrower sponsors are Riprand Count Arco and AAC Consolidated Properties, LLC, and the non-recourse carveout guarantor is AAC Consolidated Properties, LLC.

Riprand Count Arco is the founder and chairman of American Asset Corporation (“AAC”), which is the parent company of AAC Consolidated Properties, LLC. AAC is a diversified real estate company specializing in development, construction management, leasing and brokerage, and asset and property management. Headquartered in New York with offices in Charlotte and Raleigh, North Carolina, AAC was founded in 1986 and has been involved in over 8.0 million SF of real estate projects, including development of over 6.0 million SF. AAC’s current portfolio comprises nearly 6 million SF of retail, office, and flex space.

The Property. The Arboretum Property is a 12-building Class A retail power center totaling 555,912 SF and located in Charlotte, North Carolina. Built in 1985 and most recently renovated in 2012, the property is situated on a 66.9-acre parcel and is anchored by Harris Teeter, Walmart, Bed Bath & Beyond and Barnes & Noble. Additional notable in-line tenants include Walgreens, JPMorgan Chase, Sephora, Michaels and Verizon, plus several dining options including McDonald’s, Panera Bread, Chop’t Creative Salad Co., Five Guys Burgers and Fries, and Firehouse Subs. In addition, Regal Entertainment Group/Cinebarre (“Regal Cinemas”) movie theatre accounts for 6.5% of the NRA and is currently not operating due to COVID-19; however, the tenant was underwritten as vacant by the lender. There are four tenants totaling 8.7% of underwritten base rent that are ground lease tenants and own their improvements (McDonald’s, JPMorgan Chase, Shell and Panera Bread). Twenty-four tenants totaling 63.9% of the NRA and 46.3% of underwritten base rent have been in occupancy for at least 20 years, and all four anchor tenants have been in occupancy since at least 1997. The Arboretum Property contains 3,115 surface parking spaces, resulting in a parking ratio of approximately 5.6 spaces per 1,000 SF of rentable area. As of September 11, 2020, the Arboretum Property was 91.9% occupied by 87 tenants and has averaged 98.0% occupancy since 2016.

Major Tenants.

Walmart (120,405 SF; 21.7% of NRA; 5.8% of underwritten base rent). Walmart has been a tenant since February 1990 and reported gross sales of approximately $52.5 million ($436 PSF) for the trailing 12-month period ending January 31, 2020. Walmart has three, 5-year extension options remaining and does not have any termination options. Walmart’s current base rent is $5.15 PSF, which is flat through the remaining loan term as well as its three remaining 5-year extension options.

Harris Teeter (68,119 SF; 12.3% of NRA; 10.6% of underwritten base rent). Harris Teeter, a wholly-owned subsidiary of The Kroger Co., was co-founded in 1960 by North Carolina grocers W.T. Harris and Willis Teeter. Harris Teeter is headquartered in Matthews, North Carolina, and operates over 230 stores and 14 fuel centers in seven states and the District of Columbia. Harris Teeter has been a tenant at the Arboretum Property since June 1997 and reported gross sales of approximately $38.1 million ($560 PSF) for the trailing 12-month period ending June 30, 2020, which are up approximately 12.2% compared to 2019 sales. Harris Teeter has one, 5-year extension option remaining and does not have any termination options.

Bed Bath & Beyond (35,000 SF; 6.3% of NRA; 4.9% of underwritten base rent). Bed Bath & Beyond has been a tenant at the Arboretum Property since April 1997 and reported gross sales of approximately $7.1 million ($202 PSF) for 2019. Bed Bath & Beyond does not have any extension options or termination options. The Bed Bath & Beyond store at the Arboretum Property was not included on the list of stores released by the company in September 2020 that are expected to close by the end of 2020.

Barnes & Noble (24,994 SF; 4.5% of NRA; 3.3% of underwritten base rent). Barnes & Noble has been a tenant at the Arboretum Property since April 1997 and reported gross sales of approximately $4.4 million ($177 PSF) for the trailing 12-month period ending March 31, 2020. Barnes & Noble does not have any termination options. Barnes & Noble most recently exercised a 5-year renewal option effective May 1, 2020.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

The following table presents certain information relating to the tenancy at the Arboretum Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Anchor Tenants									Termination Option (Y/N)
Walmart	AA/Aa2/AA	120,405	21.7%	$620,043	5.8%	$5.15	1/26/2025	3, 5-year	N
Harris Teeter	NR/Baa1/BBB	68,119	12.3%	$1,130,775	10.6%	$16.60	6/17/2022	1, 5-year	N
Bed Bath & Beyond	NR/Ba3/B+	35,000	6.3%	$525,000	4.9%	$15.00	1/31/2023	None	N
Barnes & Noble	NR/NR/NR	24,994	4.5%	$349,916	3.3%	$14.00	6/30/2025	None	N
Total/Wtd. Avg.		248,518	44.7%	$2,625,735	24.6%	$10.57

Major Tenants(3)
Michaels	NR/NR/B	23,712	4.3%	$261,543	2.5%	$11.03	5/31/2023	2, 5-year	N
Walgreens	BBB-/Baa2/BBB	12,500	2.2%	$250,000	2.3%	$20.00	3/31/2022	None	N
Rack Room Shoes	NR/NR/NR	9,068	1.6%	$312,846	2.9%	$34.50	1/31/2022	1, 5-year	N
McDonald’s	NR/Baa1/BBB+	(4)	(4)	$288,951	2.7%	(4)	10/17/2025	1, 5-year	N
Shell	NR/Baa2/BBB	(4)	(4)	$240,792	2.3%	(4)	10/19/2030	1, 5-year	N
JPMorgan Chase	AA-/A2/A-	(4)	(4)	$230,000	2.2%	(4)	8/31/2040	4, 5-year	N
Total/Wtd. Avg.		45,280	8.1%	$1,584,132	14.9%	$18.21(4)

Non-Major Tenants		216,845	39.0%	$6,442,320	60.5%	$28.95(4)

Occupied Collateral Total		510,643	91.9%	$10,652,187	100.0%	$19.05(4)
Vacant Space		45,269	8.1%
Total/Wtd. Avg.		555,912	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2021 totaling $250,967.

(3)	Regal Cinemas currently occupies a 36,000 SF space (6.5% of NRA) and is currently closed due to COVID-19; however, the tenant was underwritten as vacant in terms of both occupancy and rent.

(4)	Four tenants totaling 8.7% of underwritten base rent (McDonald’s, Shell, JPMorgan Chase and Panera Bread) are ground lease tenants and own their improvements with no associated NRA. The weighted average Annual UW Rent PSF calculations exclude the underwritten base rent associated with these leased fee tenants.

The following table presents a summary of sales and occupancy costs for certain tenants at the Arboretum Property.

Historical In-Line Sales and Occupancy Cost Summary(1)
	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	TTM Sales (Gross)	TTM Sales (PSF)	TTM Period	Occupancy Cost(2)
Walmart(3)	$464	$454	$449	$52,517,631	$436	Jan-2020	2.7%
Harris Teeter	$525	$535	$499	$38,135,213	$560	Jun-2020	4.4%
Bed Bath & Beyond(4)	$244	$233	$202	NAV	NAV	NAP	10.3%
Barnes & Noble	$194	$194	$185	$4,415,752	$177	Mar-2020	11.8%
Michaels	$158	$156	$156	$3,477,766	$147	Apr-2020	11.5%
Walgreens	NAV	$377	$351	$5,488,480	$439	Mar-2020	6.1%
Rack Room Shoes	$256	$255	$223	$1,572,036	$173	Aug-2020	23.8%
McDonald’s(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV
Shell(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV
JPMorgan Chase(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV

(1)	Information obtained from the Arboretum Borrower.

(2)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.

(3)	Walmart reports sales at the end of each January. The sales shown represent the trailing 12-month period ending January 31st of each year.

(4)	Bed Bath & Beyond reports sales at the end of each calendar year.

(5)	McDonald’s, Shell and JPMorgan Chase are not required to report sales.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover schedule at the Arboretum Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	2	7,000	$27.10	1.3%	1.3%	$189,710	1.8%	1.8%
2021	7	12,300	$32.71	2.2%	3.5%	$402,384	3.8%	5.6%
2022	14	113,508	$22.47	20.4%	23.9%	$2,550,238	23.9%	29.5%
2023	18	109,079	$20.01	19.6%	43.5%	$2,347,483	22.0%	51.5%
2024	13	36,282	$30.90	6.5%	50.0%	$1,121,262	10.5%	62.1%
2025	10	175,973	$9.50	31.7%	81.7%	$1,961,326	18.4%	80.5%
2026	8	19,547	$35.91	3.5%	85.2%	$701,836	6.6%	87.1%
2027	3	8,357	$33.21	1.5%	86.7%	$277,560	2.6%	89.7%
2028	1	3,000	$37.95	0.5%	87.3%	$113,850	1.1%	90.7%
2029	2	6,451	$32.78	1.2%	88.4%	$211,466	2.0%	92.7%
2030	4	9,398	$32.38	1.7%	90.1%	$545,071	5.1%	97.8%
2031 & Beyond	5	9,748	$23.59	1.8%	91.9%	$230,000	2.2%	100.0%
Vacant	0	45,269	$0.00	8.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	87	555,912	$19.05(3)	100.0%		$10,652,187	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Four tenants totaling 8.7% of underwritten base rent (McDonald’s, Shell, JPMorgan Chase and Panera Bread) are ground lease tenants and own their improvements with no associated net rentable area. Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space and underwritten base rent attributed to ground lease tenants.

COVID-19 Update. As of November 13, 2020, the Arboretum Whole Loan is current as of the November debt service payment and is not subject to any forbearance, modification or debt service relief request. As of November 10, 2020, the borrower sponsor reported that all tenants were open and operating except for Regal Cinemas (6.5% of NRA; underwritten as vacant), Arboretum Cleaners (0.2% of NRA; underwritten as vacant), and Handpicked, Inc. (0.2% of NRA; underwritten as vacant). As of October 20, 2020, tenants representing approximately 91.7% of the occupied NRA and 89.1% of underwritten base rent made their full rent payment for October 2020, and approximately 90.9% of underwritten base rent was paid for October 2020. Thirty-one tenants, representing approximately 27.5% of underwritten base rent, were granted rent deferrals ranging from one to four months and each of the leases was extended by the number of months of deferred rent.

The Market. The Arboretum Property is located in the southeastern area of Charlotte, North Carolina, approximately 10.7 miles from the central business district. The property is situated at the signalized intersection of Pineville-Matthews Road (NC Highway 51) and Providence Road (NC Highway 16). Primary access to the area is provided by Interstates 485 and Highways 521, 74 and 21, with approximate driving times to the central business district and Charlotte Douglas International Airport of 25 minutes and 30 minutes, respectively. According to the appraisal, the surrounding area is primarily single-family residential homes with some retail development along main thoroughfares and is in close proximity to Interstates 77 and 485. Within a three- and five-mile radius of the Arboretum Property, the 2020 average household income was approximately $154,552 and $136,688, respectively; and within the same radii, the 2020 estimated population was 69,720 and 203,278, respectively. Since 2010, the population within a three-mile radius has increased by approximately 8.2% and the number of households has increased by approximately 8.5%. According to the appraisal, the top 5 employers in the surrounding area are Atrium Health, Wells Fargo & Co., Walmart Inc., Bank of America Corp. and Novant Health Inc.

According to a third-party market research report, the property is situated within the Outer Southeast submarket of the Charlotte retail market. As of the third quarter of 2020, the submarket reported total inventory of approximately 13.2 million SF with a 5.6% vacancy rate and average asking rents of $26.28 PSF. The appraisal identified five comparable properties that reported occupancy rates ranging from 93% to 97%. The appraisal concluded to market rents ranging from $5.50 PSF for big box anchor space to $35.00 PSF for in-line space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Arboretum Property:

Market Rent Summary
	In-line Space	Large In-line Space	Jr. Anchor Space	Grocery Anchor Space	Cinema Space	Big Box Anchor Space
Market Rent (PSF)	$35.00	$20.00	$15.00	$17.50	$12.00	$5.50
Lease Term (Years)	5	7	10	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3%/year	3%/year	2%/year	2%/year	2%/year	2%/year

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

The table below presents certain information relating to comparable sales pertaining to the Arboretum Property identified by the appraiser:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
Mount Pleasant Towne Centre	Mount Pleasant, SC	510,000	Feb-2020	$288
Garden City Center	Cranston, RI	530,629	Jan-2020	$341
Free State Shopping Center	Bowie, MD	264,152	May-2019	$273
The Green at Lakewood Ranch	Lakewood Ranch, FL	123,000	Dec-2018	$377
Riverchase Village	Hoover, AL	175,673	Oct-2018	$223
Center of Winter Park	Winter Park, FL	258,885	Aug-2018	$281

Source: Appraisal.

The following table reflects the competitive retail properties with respect to the Arboretum Property as identified in the appraisal:

Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Anchor Tenants	Distance to Subject (mi.)
The Arboretum Property (Subject)	1985/2012	555,912	92%	Harris Teeter, Walmart, Bed Bath & Beyond, Barnes & Noble	--
Stonecrest at Piper Glen 7824 Rea Road Charlotte, NC	1998/2003	294,495	95%	Harris Teeter, Regal Cinemas, ULTA, Michael’s, Target	4.5
Blakeney Shopping Center 9856 Rea Road Charlotte, NC	2005/NAV	544,107	97%	HomeGoods, Marshalls, Harris Teeter, Target	6.3
Plantation Market 3016 Weddington Road Charlotte, NC	1990/NAV	85,732	93%	Harris Teeter	5.0
Brookdale Shopping Center 9601-9651 Brookdale Drive Charlotte, NC	2004/NAV	85,422	97%	Harris Teeter	24.8
Ballantyne Corners 11318 North Community House Road Charlotte, NC	2010/NAV	60,146	97%	NAP (unanchored)	5.7

Source: Appraisal; underwritten rent roll dated September 11, 2020.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Arboretum Property:

Cash Flow Analysis
	2017	2018	2019	8/31/2020 TTM	UW(1)(2)	UW PSF
Base Rent	$11,048,141	$11,466,264	$11,546,621	$10,414,887	$10,652,187	$19.16
Grossed Up Vacant Space	$0	$0	$0	$0	$756,415	$1.36
Gross Potential Rent	$11,048,141	$11,466,264	$11,546,621	$10,414,887	$11,408,602	$20.52
Other Income	$7,447	$22,954	$19,699	$11,101	$11,101	$0.02
Percentage Rent	$206,883	$211,271	$171,749	$250,347	$225,960	$0.41
Total Recoveries	$2,581,317	$2,602,734	$2,523,542	$2,725,692	$2,459,557	$4.42
Net Rental Income	$13,843,788	$14,303,223	$14,261,611	$13,402,026	$14,105,219	$25.37
(Vacancy & Credit Loss)	$0	$0	$0	$0	($756,415)	($1.36)
Effective Gross Income	$13,843,788	$14,303,223	$14,261,611	$13,402,026	$13,348,804	$24.01

Real Estate Taxes	$1,088,845	$1,103,565	$1,362,227	$1,362,227	$1,419,509	$2.55
Insurance	$74,232	$76,404	$78,211	$79,400	$82,886	$0.15
Management Fee	$563,525	$564,567	$581,324	$532,515	$533,952	$0.96
Other Operating Expenses	$1,552,797	$1,835,783	$1,712,894	$1,619,346	$1,722,674	$3.10
Total Operating Expenses	$3,279,399	$3,580,319	$3,734,656	$3,593,488	$3,759,022	$6.76

Net Operating Income	$10,564,389	$10,722,904	$10,526,955	$9,808,538	$9,589,782	$17.25
CapEx	$0	$0	$0	$0	$211,247	$0.38
TI/LC	$0	$0	$0	$0	$355,912	$0.64
Net Cash Flow	$10,564,389	$10,722,904	$10,526,955	$9,808,538	$9,022,624	$16.23

Occupancy %	99.0%	100.0%	99.0%	91.9%(3)	91.9%(3)
NOI DSCR(4)	2.00x	2.03x	1.99x	1.85x	1.81x
NCF DSCR(4)	2.00x	2.03x	1.99x	1.85x	1.70x
NOI Debt Yield(4)	10.6%	10.8%	10.6%	9.8%	9.6%
NCF Debt Yield(4)	10.6%	10.8%	10.6%	9.8%	9.1%

(1)	Underwritten base rent includes contractual rent steps through October 2021 totaling $250,967.

(2)	The underwritten economic vacancy is 6.6%. The Arboretum Property was 91.9% physically occupied and 93.4% economically occupied as of September 11, 2020.

(3)	Represents occupancy as of September 11, 2020.

(4)	The debt service coverage ratios and debt yields shown represent the Arboretum Whole Loan.

Release of Property. Following the defeasance lockout release date, as long as no event of default exists, the Arboretum Borrower has the right to obtain the release of the Regal Cinemas parcel from the lien of the Arboretum Whole Loan subject to certain conditions, including but not limited to, (i) partial defeasance in an amount equal to the greatest of (a) $3,176,471 (120% of the allocated loan amount of the Regal Cinemas parcel of $2,647,059); (b) net sale proceeds of the Regal Cinemas parcel; (c) an amount that would result in the debt yield for the remaining property being no less than the greater of (1) the debt yield immediately prior to the release (including the Regal Cinemas parcel), and (2) 8.50%; and (d) an amount that would result in the loan-to-value ratio of the remaining property being no greater than the lesser of (I) the loan-to-value ratio immediately prior to the release (including the Regal Cinemas parcel), and (II) 60.4%; and (ii) rating agency confirmation is received from each applicable rating agency.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – Hilton Garden Inn Salt Lake City Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	Salt Lake City, UT 84116
Original Balance:	$23,175,000			General Property Type:	Hospitality
Cut-off Date Balance:	$23,175,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2012/N/A
Borrower Sponsors:	Hok Kit Lou; Ching Sau Cheung			Size:	172 Rooms
Guarantors:	Hok Kit Lou; Ching Sau Cheung			Cut-off Date Balance per Room:	$134,738
Mortgage Rate:	3.6900%			Maturity Date Balance per Room:	$115,954
Note Date:	2/19/2020			Property Manager:	Concord Hospitality Enterprises
First Payment Date:	4/11/2020				Company, LLC
Maturity Date:	3/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(6)
IO Period:	36 months			UW NOI(7):	$3,000,336
Seasoning:	9 months			UW NOI Debt Yield(7):	12.9%
Prepayment Provisions:	LO (33); DEF (83); O (4)			UW NOI Debt Yield at Maturity(7):	15.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(7):	2.11x
Additional Debt Type:	(1)			Most Recent NOI(7):	$957,737 (10/31/2020 TTM)
Additional Debt Balance:	(1)			2nd Most Recent NOI:	$2,947,000 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,093,219 (12/31/2018)
Reserves				Most Recent Occupancy(8):	45.4% (10/31/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.4% (12/31/2019)
RE Taxes:	$82,534	$20,634	N/A	3rd Most Recent Occupancy:	77.9% (12/31/2018)
Insurance:	$0	Springing(2)	N/A	Appraised Value (as of)(9):	$36,800,000 (1/14/2021)
FF&E Reserve:	$0	$15,933(3)	N/A	Appraised Value per Room(9):	$213,953
PIP Reserve:	$3,006,730(4)	$0	N/A	Cut-off Date LTV Ratio(9):	63.0%
Debt Service Reserve:	$455,000(5)	$0	N/A	Maturity Date LTV Ratio(9):	54.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,175,000	64.1%	Purchase Price:	$32,089,000	88.7%
Borrower Equity:	$13,004,787	35.9%	Reserves:	$3,544,264	9.8%
			Closing Costs:	$546,523	1.5%
Total Sources:	$36,179,787	100.00%	Total Uses:	$36,179,787	100.00%

(1)	Due to the COVID-19 pandemic, the borrower obtained an unsecured $260,926 loan under the U.S. Small Business Administration Paycheck Protection Program (“PPP Loans”).

(2)	The Hilton Garden Inn Salt Lake City Airport Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the Hilton Garden Inn Salt Lake City Airport Property (as defined below) is covered under a blanket policy acceptable to the lender, (iii) the borrower delivers evidence to the lender of renewal; and (iv) the borrower delivers evidence to the lender of payment within 10 business days prior to expiration.

(3)	The Hilton Garden Inn Salt Lake City Airport Mortgage Loan was modified to suspend FF&E Reserve monthly deposits from May 2020 through October 2020. On the monthly payment date beginning in November 2020 through and including the monthly payment date in October 2022, in addition to the FF&E Reserve Monthly Deposit for such month (currently $12,746), the borrower is required to deposit an amount equal to $3,187.

(4)	The borrower is required to deposit 100% of the estimated costs to complete any additional property improvement plan (“PIP”) work required by the franchisor under the franchise agreement. Further, in the event the scope or timing of the PIP work is modified by the franchisor such that the amount of funds on deposit in the PIP Reserve is greater than 100% of the estimated completion costs, the borrower has the right to transfer any excess funds into the Debt Service Reserve account.

(5)	The Debt Service Reserve represents the aggregate amount of debt service due for approximately 6.3 monthly interest only payments (or 4.3 monthly principal and interest payments) of the Hilton Garden Inn Salt Lake City Airport Mortgage Loan. As long as no event of default has occurred and is continuing and there is insufficient cash flow from the Hilton Garden Inn Salt Lake City Airport Property to make the debt service payment, the borrower may use the Debt Service Reserve to make all or a portion of the debt service payments on each of the monthly payment dates; provided, however, that the insufficiency of available funds in the Debt Service Reserve account will not relieve the borrower from its obligation to make any payment under the loan documents. As of November 18, 2020, the balance of the Debt Service Reserve is $236,460.

(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Hilton Garden Inn Salt Lake City Airport Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus

(7)	The lender’s underwriting is based on the annual 2019 operating statement. Based on the NOI for the trailing 12-month period ending October 31, 2020 (with the substitution of the January 2019 operating statement for January 2020 operating statement due to the unavailability of the operating statement for such month resulting from the timing of the acquisition), the NCF DSCR, NOI Debt Yield and NOI Debt Yield at Maturity for the Hilton Garden Inn Salt Lake City Airport Mortgage Loan would be 0.75x (1.10x on interest-only payments), 4.1% and 4.8%, respectively. See “Operating History and Underwritten Net Cash Flow” section.

(8)	Represents the actual occupancy rate for the trailing 12-month period ending October 31, 2020, including periods negatively impacted by COVID-19. See “COVID-19 Update” section for details on recent monthly performance.

(9)	The Appraised Value shown reflects a “Prospective Market Value Upon Completion” assuming PIP is complete. The borrower escrowed $3,006,730 for the PIP. The appraiser also concluded to an “As-Is” appraised value of $32,300,000 as of January 14, 2020, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 71.7% and 61.7%, respectively, for the Hilton Garden Inn Salt Lake City Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Select Service	Loan #12	Cut-off Date Balance:	$23,175,000
4975 Wiley Post Way	Hilton Garden Inn Salt Lake City Airport	Cut-off Date LTV:	63.0%
Salt Lake City, UT 84116		U/W NCF DSCR:	2.11x
		U/W NOI Debt Yield:	12.9%

The Mortgage Loan. The twelfth largest mortgage loan (the “Hilton Garden Inn Salt Lake City Airport Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $23,175,000 secured by a first priority fee mortgage encumbering a select service hospitality property located in Salt Lake City, Utah (the “Hilton Garden Inn Salt Lake City Airport Property”).

The Borrower and the Borrower Sponsors. The borrower is Varick 1 LLC, a Delaware limited liability company structured to be bankruptcy-remote with one independent director. The borrower sponsors and non-recourse carveout guarantors of the Hilton Garden Inn Salt Lake City Airport Mortgage Loan are Hok Kit Lou and Ching Sau Cheung.

Hok Kit Lou and Ching Sau Cheung are each founding principals of LC Real Estate Group (“LCRE”) and currently serve as Chairman and Director of Construction, respectively. LCRE is a family-owned business specializing in hospitality and residential real estate with three main divisions, development/investment, management and in-house construction. Since 2004, LCRE has developed three hotels in New York, New York, totaling 486 rooms, and acquired two hotels in Orlando, Florida, totaling 292 rooms, and one hotel in Fort Worth, Texas, totaling 149 rooms (in addition to the Hilton Garden Inn Salt Lake City Property).

The Property. The Hilton Garden Inn Salt Lake City Airport Property is a six-story, 172-key select service hotel located in Salt Lake City, Utah. Built in 2012, the Hilton Garden Inn Salt Lake City Airport Property is situated on a 2.8-acre parcel and contains 86 double queen rooms, 81 single king rooms, and 5 king suites. Amenities at the Hilton Garden Inn Salt Lake City Airport Property include a restaurant/lounge, indoor swimming pool, fitness center, business center, free WiFi, room service and 3,191 SF of meeting space. The Hilton Garden Inn Salt Lake City Airport Property contains 162 surface parking spaces, resulting in a parking ratio of 0.9 spaces per room. According to the appraisal, demand segmentation at the Hilton Garden Inn Salt Lake City Airport Property is approximately 39% commercial, 16% group, 40% leisure and 5% extended stay. As part of the acquisition, the borrower sponsor signed a new franchise agreement with Hilton Franchise Holding LLC (“Hilton”) that expires in February 2040. Hilton will require a change of ownership PIP totaling approximately $3,006,730 ($17,481 per key), which was reserved at loan closing, and will include full guestroom renovations (replace carpet, window treatments, FF&E, televisions, etc.) as well as upgrades to the lobby, common areas and fitness center.

COVID-19 Update. As of December 2, 2020, the Hilton Garden Inn Salt Lake City Airport Property is open. The restaurant and fitness center are open at limited capacity and the pool is closed. The November 2020 debt service payment has been made. As of December 2, 2020, the Hilton Garden Inn Salt Lake City Airport Mortgage Loan is not subject to any additional forbearance, modification, or debt service relief requests other than what is outlined in “Loan Modification” below.

Loan Modification - The Hilton Garden Inn Salt Lake City Airport Mortgage Loan was modified, among other things, to (i) include an upfront Debt Service Reserve, (ii) suspend FF&E Reserve monthly deposits beginning with the monthly payment date in May 2020 through and including the monthly payment date in October 2020, which is expected to be repaid over 24 months beginning in November 2020 through October 2022, (iii) suspend the debt yield trigger, which is defined as the net cash flow debt yield being less than 9.0%, through April 30, 2021, and (iv) permit the borrower to obtain a $260,926 unsecured PPP Loan under the Small Business Paycheck Protection Program on June 3, 2020.

The following table presents certain information relating to recent monthly operating performance at the Hilton Garden Inn Salt Lake City Airport Property:

Monthly Operating Performance
Hilton Garden Inn Salt Lake City Airport
Month	Occupancy	ADR	RevPAR
Oct-20	56.4%	$79.08	$44.62
Sep-20	62.9%	$83.34	$52.46
Aug-20	54.3%	$86.25	$46.80
Jul-20	40.7%	$87.58	$35.66
Jun-20	37.6%	$91.37	$34.35
May-20	18.9%	$92.24	$17.42
Apr-20	10.0%	$77.32	$7.70
Mar-20	36.9%	$135.54	$50.05

The Market. The Hilton Garden Inn Salt Lake City Airport Property is located adjacent to Interstate-80 in Salt Lake City, Utah, approximately three minutes from Salt Lake International Airport and ten minutes from downtown Salt Lake City. The new Salt Lake City International Airport is currently under construction next to the original airport. The first phase of the $4.1 billion project was completed in September 2020 and the second phase is expected to be completed in 2024. Upon completion, the new South Terminal, which will be home to Delta’s second largest hub, will have four million SF of new space. According to the appraisal, the project has the ultimate goal of LEED Gold Certification, which only nine airport facilities in the U.S. have achieved. Additionally, according to the appraisal, as of Q4 2019, there is 3.1 million SF of office space with a 3.9% vacancy rate within 1.5 miles of the Hilton Garden Inn Salt Lake City Airport Property.

According to the appraisal, the estimated 2019 population within a five-mile radius of the Hilton Garden Inn Salt Lake City Airport Property was 69,671 the estimated 2019 average household income within the same radii was $62,850.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Select Service	Loan #12	Cut-off Date Balance:	$23,175,000
4975 Wiley Post Way	Hilton Garden Inn Salt Lake City Airport	Cut-off Date LTV:	63.0%
Salt Lake City, UT 84116		U/W NCF DSCR:	2.11x
		U/W NOI Debt Yield:	12.9%

The appraisal did not identify any hotels that are proposed or currently under development that are expected to be directly competitive with the Hilton Garden Inn Salt Lake City Airport Property.

The following tables present historical occupancy, ADR, RevPAR and penetration rates relating to the competitive set of the Hilton Garden Inn Salt Lake City Airport Property:

Hilton Garden Inn Salt Lake City Airport Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			HGI Salt Lake City			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	81.6%	$115.48	$94.22	79.3%	$127.43	$101.09	97.2%	110.3%	107.3%
12/31/2018	79.6%	$113.14	$90.10	77.9%	$133.50	$103.93	97.8%	118.0%	115.4%
12/31/2019	74.7%	$111.02	$82.89	78.4%	$130.42	$102.27	105.0%	117.5%	123.4%
10/31/2020 TTM	49.9%	$87.55	$43.70	48.4%	$102.35	$49.51	96.9%	116.9%	113.3%

Source: Industry Report.

(1)	The competitive set includes the following hotels: DoubleTree by Hilton Hotel Salt Lake City Airport, Fairfield Inn & Suites Salt Lake City Airport, Hampton by Hilton Inn & Suites Salt Lake City Airport, Courtyard Salt Lake City Airport, Holiday Inn & Suites Salt Lake City Airport West, Hyatt Place Salt Lake City Airport and SpringHill Suites Salt Lake City Airport.

The following table presents certain information relating to the primary competitive properties to the Hilton Garden Inn Salt Lake City Airport Property:

Property Competitive Summary
Property Name	No. of Rooms	Commercial	Group	Leisure	Extended Stay	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR
Hilton Garden Inn Salt Lake City Airport Property	172	39%	16%	40%	5%	78%(1)	$133.50(1)	$103.93(1)
DoubleTree by Hilton SLC Airport	288	40%	30%	25%	5%	78%	$103.00	$80.34
Fairfield Inn & Suites SLC Airport	103	48%	10%	37%	5%	80%	$105.00	$84.00
Hampton Inn & Suites SLC Airport	100	34%	15%	46%	5%	76%	$112.00	$85.12
Courtyard SLC Airport	154	40%	15%	40%	5%	82%	$115.00	$94.30
Holiday Inn & Suites SLC Airport West	111	40%	20%	35%	5%	80%	$115.00	$92.00
Hyatt Place SLC Airport	123	50%	5%	40%	5%	80%	$120.00	$96.00
SpringHill Suites SLC Airport	143	50%	5%	40%	5%	82%	$130.00	$106.60

Source: Appraisal.

(1)	Information obtained from the historical operating statement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Hospitality – Select Service	Loan #12	Cut-off Date Balance:	$23,175,000
4975 Wiley Post Way	Hilton Garden Inn Salt Lake City Airport	Cut-off Date LTV:	63.0%
Salt Lake City, UT 84116		U/W NCF DSCR:	2.11x
		U/W NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Hilton Garden Inn Salt Lake City Airport Property:

Cash Flow Analysis
	2017	2018	2019	10/31/2020 TTM(1)	UW(2)	UW per Room
Occupancy	79.3%	77.9%	78.4%	45.4%	78.4%
ADR	$127.43	$133.50	$130.42	$101.03	$130.42
RevPAR	$101.09	$103.93	$102.27	$45.91	$102.27

Room Revenue	$6,346,430	$6,524,925	$6,420,460	$2,890,322	$6,420,460	$37,328
Food & Beverage Revenue	$1,040,248	$1,167,426	$1,115,742	$568,739	$1,115,742	$6,487
Other Income(3)	$60,698	$106,970	$118,787	$53,516	$111,436	$648
Total Revenue	$7,447,376	$7,799,321	$7,654,989	$3512,577	$7,647,638	$44,463

Room Expense	$1,516,534	$1,486,047	$1,527,377	$736,445	$1,527,377	$8,880
Food & Beverage Expense	$561,145	$553,604	$578,020	$220,014	$578,020	$3,361
Other Departmental Expenses	$22,365	$26,219	$25,531	$15,832	$23,951	$139
Total Departmental Expenses	$2,100,044	$2,065,870	$2,130,928	$972,291	$2,129,348	$12,380
Gross Operating Income	$5,347,332	$5,733,451	$5,524,061	$2,540,286	$5,518,290	$32,083

Total Undistributed Expenses	$2,244,728	$2,374,887	$2,289,306	$1,304,687	$2,219,869	$12,906
Gross Operating Profit	$3,102,604	$3,358,564	$3,234,755	$1,235,599	$3,298,421	$19,177

Total Fixed Charges	$260,637	$265,345	$287,755	$277,862	$298,085	$1,733
Total Operating Expenses	$4,605,409	$4,706,102	$4,707,989	$2,554,840	$4,647,302	$27,019

Net Operating Income	$2,841,967	$3,093,219	$2,947,000	$957,737	$3,000,336	$17,444
FF&E	$0	$0	$0	$0	$305,906	$1,779
Net Cash Flow	$2,841,967	$3,093,219	$2,947,000	$957,737	$2,694,430	$15,665

NOI DSCR	2.22x	2.42x	2.31x	0.75x(4)	2.35x
NCF DSCR	2.22x	2.42x	2.31x	0.75x(4)	2.11x
NOI Debt Yield	12.3%	13.3%	12.7%	4.1%	12.9%
NCF Debt Yield	12.3%	13.3%	12.7%	4.1%	11.6%

(1)	Due to the timing of the acquisition, the borrower could not provide a January 2020 operating statement, therefore, the 10/31/2020 TTM information shown substituted the January 2019 operating statement for the January 2020 operating statement.

(2)	The lender’s UW is based on the 2019 financial statement. See the “COVID-19 Update” section for details on recent monthly performance at the Hilton Garden Inn Salt Lake City Airport Property. The Hilton Garden Inn Salt Lake City Airport Property is structured with a Debt Service Reserve.

(3)	Other Income consists primarily of gift shop, parking, cancellation fees, telephone, coin laundry and other miscellaneous items.

(4)	The 10/31/2020 TTM NOI DSCR and NCF DSCR based on interest-only payments is 1.10x.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – Walgreens Portfolio

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR	Location:	Various
Original Balance:	$21,500,000	General Property Type:	Retail
Cut-off Date Balance:	$21,500,000	Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	2.6%	Title Vesting:	Fee
Loan Purpose:	Acquisition	Year Built/Renovated:	Various/Various
Borrower Sponsor:	Upstream Holdings, Inc.	Size:	70,698 SF
Guarantor:	Upstream Holdings, Inc.	Cut-off Date Balance PSF:	$304
Mortgage Rate:	3.5600%	Maturity Date Balance PSF:	$238
Note Date:	11/20/2020	Property Manager:	Self-managed
First Payment Date:	1/1/2021	Underwriting and Financial Information(3)
Maturity Date:	12/1/2030	UW NOI:	$1,967,315
Original Term to Maturity:	120 months	UW NOI Debt Yield:	9.2%
Original Amortization Term:	360 months	UW NOI Debt Yield at Maturity:	11.7%
IO Period:	0 months	UW NCF DSCR:	1.66x
Seasoning:	0 months	Most Recent NOI(4):	N/A
Prepayment Provisions:	LO (24); DEF (92); O (4)	2nd Most Recent NOI(4):	N/A
Lockbox/Cash Mgmt Status:	Springing/Springing	3rd Most Recent NOI(4):	N/A
Additional Debt Type:	No	Most Recent Occupancy:	100.0% (12/1/2020)
Additional Debt Balance:	N/A	2nd Most Recent Occupancy(4):	N/A
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent Occupancy(4):	N/A
Reserves	Appraised Value (as of):	$34,560,000 (Various)
Type	Initial	Monthly	Cap	Appraised Value PSF:	$489
RE Taxes(1):	$0	Springing	N/A	Cut-off Date LTV Ratio:	62.2%
Insurance(2):	$0	Springing	N/A	Maturity Date LTV Ratio:	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,500,000	64.0%	Purchase Price:	$33,088,989	98.6%
Borrower Equity:	$12,070,763	36.0%	Closing Costs:	$481,774	1.4%
Total Sources:	$33,570,763	100.0%	Total Uses:	$33,570,763	100.0%

(1)	Monthly tax reserves are springing upon the failure of any of the following conditions to be satisfied: (i) Walgreens (as defined below) is the tenant at the applicable Walgreens Portfolio Properties (as defined below); (ii) the Walgreens lease provides that Walgreens is required to pay real estate taxes in a timely manner, (iii) the real estate taxes are and always have been timely paid by Walgreens; and (iv) the Walgreens Portfolio Borrower (as defined below) provides the lender evidence of timely payment of such taxes.

(2)	Monthly insurance reserves are springing upon the failure of any of the following conditions to be satisfied: (i) no event of default is continuing; (ii) the insurance policies are blanket policies reasonably approved by the lender; and (iii) the Walgreens Portfolio Borrower provides the lender with evidence of renewal and payment of insurance premiums no later than 10 days prior to the expiration of the policies.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Walgreens Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Walgreens Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Historical financial information is not available because the Walgreens Portfolio Properties were acquired by the borrower sponsor between May 2020 and August 2020.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Walgreens Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,500,000 secured by a first priority fee mortgage encumbering five retail properties located in Louisiana and Michigan (the “Walgreens Portfolio Properties” or the “Walgreens Portfolio”).

The Borrower and the Borrower Sponsor. The borrower is Upstream Properties Fund I, LLC (the “Walgreens Portfolio Borrower”), a Delaware limited liability company structured to be bankruptcy remote with one independent director. The non-recourse carveout guarantor and borrower sponsor is Upstream Holdings, Inc. The Walgreens Portfolio Borrower is wholly owned by Upstream Life Insurance Company, which is wholly owned by Upstream Holdings, Inc. Upstream Life Insurance Company is a life insurance company that offers a variety of life insurance and annuity products across 24 states.

The Properties. The Walgreens Portfolio Properties are comprised of five single-tenant, net leased retail properties containing a total of 70,698 SF. Four of the five properties are located in Louisiana (79.6% of NRA and 82.3% of underwritten rent) and the fifth property is located in Lansing, Michigan (20.4% of NRA and 17.7% of underwritten rent). Each of the Walgreens Portfolio Properties located in Louisiana is leased to Walgreens Louisiana Co., and the Walgreens Portfolio Property located in Michigan is leased to Walgreen Co. (in each case, the applicable tenant is referred to as “Walgreens”). Walgreens has operated at each of the respective Walgreens Portfolio Properties for over ten years.

Walgreens - Metairie, LA

The Walgreens - Metairie, LA property is a single-tenant, free-standing building comprised of 13,650 SF located in Metairie, Louisiana. The Walgreens - Metairie, LA property is situated on an approximately 1.20 acre site and features 68 parking spaces (5.0 per 1,000 SF). The Walgreens - Metairie, LA property was built in 2005 and is 100% occupied by Walgreens (19.3% of NRA and 26.2% of underwritten rent for the Walgreens Portfolio). Walgreens is

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

signed to a lease through April 30, 2080 and has lease termination options effective April 30, 2030 and every five years thereafter. For purposes of the loan underwriting, the Walgreens - Metairie, LA lease was assumed to expire on the date as of when the earliest termination right, if exercised, would be effective.

Walgreens - Gretna, LA

The Walgreens - Gretna, LA property is a single-tenant, free-standing building comprised of 14,490 SF located in Gretna, Louisiana. The Walgreens - Gretna, LA property is situated on an approximately 1.38 acre site and features 75 parking spaces (5.2 per 1,000 SF). The Walgreens - Gretna, LA property was built in 2001 and is 100% occupied by Walgreens (20.5% of NRA and 21.6% of underwritten rent for the Walgreens Portfolio). In May 2020, Walgreens executed a 15-year lease renewal at the Walgreens - Gretna, LA property through May 31, 2035 and has 12, 5-year renewal options remaining.

Walgreens - Denham Springs, LA

The Walgreens - Denham Springs, LA property is a single-tenant, free-standing building comprised of 14,490 SF located in Denham Springs, Louisiana. The Walgreens - Denham Springs, LA property is situated on an approximately 1.61 acre site and features 55 parking spaces (3.8 per 1,000 SF). The Walgreens - Denham Springs, LA property was built in 2010 and is 100% occupied by Walgreens (20.5% of NRA and 18.9% of underwritten rent for the Walgreens Portfolio). Walgreens is signed to a lease through August 31, 2084 and has lease termination options effective June 30, 2035 and as of the last day of each month thereafter, in each case upon 12 months’ prior notice. For purposes of the loan underwriting, the Walgreens - Denham Springs, LA lease was assumed to expire on the date as of when the earliest termination right, if exercised, would be effective.

Walgreens - Lansing, MI

The Walgreens - Lansing, MI property is a single-tenant, free-standing building comprised of 14,418 SF located in Lansing, Michigan. The Walgreens - Lansing, MI property is situated on an approximately 1.47 acre site and features 75 parking spaces (5.2 per 1,000 SF). The Walgreens - Lansing, MI property was built in 2002 and is 100% occupied by Walgreens (20.4% of NRA and 17.7% of underwritten rent for the Walgreens Portfolio). In July 2020, Walgreens executed a 15-year lease renewal at the Walgreens - Lansing, MI property through July 31, 2035 and has 12, 5-year renewal options remaining.

Walgreens - Ruston, LA

The Walgreens - Ruston, LA property is a single-tenant, free-standing building comprised of 13,650 SF located in Ruston, Louisiana. The Walgreens - Ruston, LA property is situated on an approximately 1.11 acre site and features 43 parking spaces (3.2 per 1,000 SF). The Walgreens - Ruston, LA property was built in 2010 and is 100% occupied by Walgreens (19.3% of NRA and 15.6% of underwritten rent for the Walgreens Portfolio). Walgreens is signed to a lease through July 31, 2085 and has lease termination options effective July 31, 2035 and as of the last day of each month thereafter, in each case upon 12 months’ prior notice. For purposes of the loan underwriting, the Walgreens - Ruston, LA lease was assumed to expire on the date as of when the earliest termination right, if exercised, would be effective.

The following table presents a summary of certain information relating to the Walgreens Portfolio.

Walgreens Portfolio Properties Summary
Property Name	City	State	Year Built	Total GLA (SF)(1)	% of Total GLA	Occ. %(1)	Cut-off Date Allocated Loan Amount	% of ALA	Appraised Value	UW NOI
Walgreens - Metairie, LA	Metairie	LA	2005	13,650	19.3%	100.0%	$5,331,453	24.8%	$8,570,000	$507,870
Walgreens - Gretna, LA	Gretna	LA	2001	14,490	20.5%	100.0%	$4,839,988	22.5%	$7,780,000	$426,294
Walgreens - Denham Springs, LA	Denham Springs	LA	2010	14,490	20.5%	100.0%	$4,043,693	18.8%	$6,500,000	$374,595
Walgreens - Lansing, MI	Lansing	MI	2002	14,418	20.4%	100.0%	$3,881,944	18.1%	$6,240,000	$350,716
Walgreens - Ruston, LA	Ruston	LA	2010	13,650	19.3%	100.0%	$3,402,922	15.8%	$5,470,000	$307,840
Total/Wtd. Avg.:				70,698	100.0%	100.0%	$21,500,000	100.0%	$34,560,000	$1,967,315

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the major tenants at the Walgreens Portfolio:

Tenant Summary(1)
Tenant Name- Location	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant SF	Approx % of SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Most Recent Sales			Term. Option	Renewal Options	Lease Expiration(3)
							$	PSF	Occ. Cost %
Walgreens - Metairie, LA(4)	BBB/Baa2/BBB	13,650	19.3%	$540,000	26.2%	$39.56	$4,816,708	$353	11.2%	Y	None	4/30/2030
Walgreens - Gretna, LA	BBB/Baa2/BBB	14,490	20.5%	$443,825	21.6%	$30.63	$2,992,149	$206	14.8%	N	12, 5 year	5/31/2035
Walgreens - Denham Springs, LA(5)	BBB/Baa2/BBB	14,490	20.5%	$390,000	18.9%	$26.92	$2,155,059	$149	18.1%	Y	None	6/30/2035
Walgreens - Lansing, MI	BBB/Baa2/BBB	14,418	20.4%	$365,139	17.7%	$25.33	$2,397,146	$166	15.2%	N	12, 5 year	7/31/2035
Walgreens - Ruston, LA(6)	BBB/Baa2/BBB	13,650	19.3%	$320,500	15.6%	$23.48	$2,950,355	$216	10.9%	Y	None	7/31/2035
Subtotal/Wtd. Avg.		70,698	100.0%	$2,059,464	100.0%	$29.13

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		70,698	100.0%	$2,059,464	100.0%	$29.13

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	For purposes of the table and loan underwriting, the Walgreens – Metairie, LA, Walgreens – Denham Springs, LA, and Walgreens – Ruston, LA leases that grant early termination rights to Walgreens were assumed to expire on the date as of when the earliest termination right under each such lease, if exercised, would be effective.

(4)	Walgreens - Metairie, LA has the right to terminate its lease every five years after its first termination option in April 2030.

(5)	Walgreens - Denham Springs, LA has the right to terminate its lease as of the last day of any month after its first termination option in June 2035, upon 12 months’ prior notice.

(6)	Walgreens - Ruston, LA has the right to terminate its lease as of the last day of any month after its first termination option in July 2035, upon 12 months’ prior notice.

The following table presents certain information relating to the lease rollover schedule at the Walgreens Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	1	13,650	$39.56	19.3%	19.3%	$540,000	26.2%	26.2%
2031 & Beyond	4	57,048	$26.63	80.7%	100.0%	$1,519,464	73.8%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	5	70,698	$29.13	100.0%		$2,059,464	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	For purposes of the table and loan underwriting, the Walgreens – Metairie, LA, Walgreens – Denham Springs, LA, and Walgreens – Ruston, LA leases that grant early termination rights to Walgreens were assumed to expire on the date as of when the earliest termination right under each such lease, if exercised, would be effective.

COVID-19 Update. As of November 24, 2020, the Walgreens Portfolio Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received. The first debt service payment on the Walgreens Portfolio Mortgage Loan is due in January 2021 and, as of November 24, 2020, the Walgreens Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Market. The Walgreens - Gretna, LA property and the Walgreens - Metairie, LA property are located within the New Orleans retail market and within the Westbank retail submarket and the Metairie retail submarket, respectively. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the New Orleans retail market was approximately 3.8%, with average asking rents of $18.78 PSF and inventory of approximately 85.5 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Westbank retail submarket was approximately 4.6%, with average asking rents of $14.06 PSF and inventory of approximately 10.1 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Metairie retail submarket was approximately 3.1%, with average asking rents of $25.00 PSF and inventory of approximately 12.5 million SF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Gretna, LA Property is 14,510, 132,211, and 351,233, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Gretna, LA Property was $55,754, $67,302 and $70,193, respectively. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Metairie, LA property is 15,406, 113,055, and 236,000, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Metairie, LA property was $103,613, $82,864 and $85,375, respectively.

The Walgreens - Denham Springs, LA property is located within the Livingston Parish retail submarket of the Baton Rouge retail market. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Baton Rouge retail market was approximately 4.0%, with average asking rents of $16.09 PSF and inventory of approximately 47.4 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Livingston Parish retail submarket was approximately 3.1%, with average asking rents of $16.26 PSF and inventory of approximately 4.1 million SF. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Denham Springs, LA property is 4,990, 22,818, and 84,628, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Denham Springs, LA property was $75,240, $81,910 and $92,370, respectively.

The Walgreens - Lansing, MI property is located within the Southern Lansing retail submarket of the Lansing retail market. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Lansing retail market was approximately 5.0%, with average asking rents of $12.98 PSF and inventory of approximately 30.8 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Southern Lansing retail submarket was approximately 8.2%, with average asking rents of $10.96 PSF and inventory of approximately 6.1 million SF. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Lansing, MI property is 11,277, 82,331, and 165,594, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Lansing, MI property was $55,298, $59,381 and $62,734, respectively.

The Walgreens - Ruston, LA property is located within the Ruston retail market. According the appraisal, Rustin is a small market and no specific submarket was identified. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Ruston retail market was approximately 3.8%, with average asking rents of $8.84 PSF and inventory of approximately 1.6 million SF. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Ruston, LA property is 4,218, 23,336, and 32,000, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Ruston, LA property was $66,828, $56,345 and $60,114, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the sole tenants at the Walgreens Portfolio Properties:

Market Rent Summary
Building	Market Rent (PSF)	Average Lease Term (Years)	Rent Increase Projection
Walgreens - Metairie, LA	$39.79	15.0	None
Walgreens - Gretna, LA	$31.40	5.0	None
Walgreens - Denham Springs, LA	$26.92	5.0	None
Walgreens - Lansing, MI	$25.96	15.0	5.0% increases every 5-years
Walgreens - Ruston, LA	$23.44	5.0	None

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Walgreens Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Gross Potential Rent(3)	$2,059,464	$29.13
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($72,584)	($1.03)
Effective Gross Income	$1,986,880	$28.10

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses	$19,565	$0.28
Total Expenses(4)	$19,565	$0.28

Net Operating Income	$1,967,315	$27.83
CapEx	$10,605	$0.15
TI/LC	$24,024	$0.34
Net Cash Flow	$1,932,686	$27.34

Occupancy %(5)	96.5%
NOI DSCR	1.69x
NCF DSCR	1.66x
NOI Debt Yield	9.2%
NCF Debt Yield	9.0%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	Historical financial information is not available because the Walgreens Portfolio Properties were acquired by the borrower sponsor between May 2020 and August 2020.

(3)	Gross Potential Rent is inclusive of $19,731 of straight line rent.

(4)	Total Expenses consist of a 1.0% management fee.

(5)	Occupancy % represents economic occupancy at the Walgreens Portfolio Properties. As of December 1, 2020, the Walgreens Portfolio Properties were 100.0% occupied.

Release of Property. The Walgreens Portfolio Borrower has the right to obtain the release of each of the individual Walgreens Portfolio Properties following the expiration of the defeasance lockout period, subject to certain conditions, including: (i) the Walgreens Portfolio Borrower defeases an amount of principal equal to 125% of the allocated loan amount for the applicable individual Walgreens Portfolio Property; (ii) after giving effect to such release, the debt yield for the remaining Walgreens Portfolio Properties will be no less than the greater of (x) 8.85% or (y) the aggregate debt yield immediately prior to such release, and (iii) certain REMIC-related conditions are satisfied. In addition, the Walgreens Portfolio Borrower has the right to obtain the release of immaterial portions of the Walgreens Portfolio Properties to governmental authorities for dedication or public use and to third parties for private use as roadways or for access, ingress or egress, provided that there is no material adverse effect on the Walgreens Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – 1890 Ranch

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	Cedar Park, TX 78613
Original Balance(1):	$20,610,000			General Property Type:	Retail
Cut-off Date Balance(1):	$20,610,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2008-2011/N/A
Borrower Sponsor:	Endeavor Real Estate Group			Size:	441,583 SF
Guarantor:	CTE Holdings, LP			Cut-off Date Balance PSF(1):	$115
Mortgage Rate:	3.1900%			Maturity Date Balance PSF(1):	$97
Note Date:	3/6/2020			Property Manager:	Endeavor Real Estate Group
First Payment Date:	5/1/2020				(borrower-related)
Maturity Date:	4/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	36 months			UW NOI:	$6,076,243
Seasoning:	8 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	LO (24); YM1 (89); O (7)			UW NOI Debt Yield at Maturity(1):	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.17x (P&I) 3.48x (IO)
Additional Debt Type(1):	Pari Passu			Most Recent NOI(4):	N/A
Additional Debt Balance(1):	$30,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves				Most Recent Occupancy:	92.4% (9/30/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Taxes:	$902,664	$225,666	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$29,364	$13,682	N/A	Appraised Value (as of):	$76,400,000 (12/23/2019)
Replacement Reserve:	$0	$5,799	N/A	Appraised Value PSF:	$173
TI/LC Reserve:	$0	$47,838	$1,435,145	Cut-off Date LTV Ratio(1):	66.2%
Other(2):	$2,644,007	$0	N/A	Maturity Date LTV Ratio(1):	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$50,610,000	69.3%	Purchase Price(5):	$68,600,149	93.9%
Borrower Equity:	$22,448,654	30.7%	Reserves:	$3,576,035	4.9%
			Closing Costs:	$882,470	1.2%
Total Sources:	$73,058,654	100.0%	Total Uses:	$73,058,654	100.0%

(1)	The 1890 Ranch Mortgage Loan (as defined below) is a part of the 1890 Ranch Whole Loan (as defined below) with an original aggregate principal balance of $50,610,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 1890 Ranch Whole Loan.

(2)	As of origination, the Other Reserves consisted of a Free Rent Funds Reserve of $510,162, and an Outstanding TI/LC Reserve of $2,133,845. As of December 3, 2020, the current balance of the Other Reserves is $469,712. The Free Rent Funds Reserve has been completely released and the Outstanding TI/LC Reserve has a balance of approximately $52,644. In addition, a Debt Service Reserve totaling $417,068 was funded at the end of the forbearance period described below under COVID-19 update.

(3)	The appraised value was determined prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus, and all LTV metrics were calculated based on such prior information. In addition, the novel coronavirus pandemic is an evolving situation and could impact the 1890 Ranch Whole Loan more severely than assumed in the underwriting of the 1890 Ranch Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Historically, the 1890 Ranch Property (as defined below) was owned and managed along with several parcels that are not included in the loan collateral, without separate reporting for each parcel. As a result, no separate historical operating statements for the loan collateral are available.

(5)	In March 2020, the borrower sponsor entered into a contract to purchase the 1890 Ranch Property and two adjacent outparcels, which are not collateral for the 1890 Ranch Whole Loan, for $96,500,000. The borrower sponsor sold the two adjacent outparcels to a third party buyer for $25,200,000, which resulted in a purchase price for the collateral of $71,300,000. The purchase price shown above is net of a seller credit of $2,699,851.

The Mortgage Loan. The fourteenth largest mortgage loan (the “1890 Ranch Mortgage Loan”) is part of a whole loan (the “1890 Ranch Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $50,610,000, both of which are secured by a first priority fee mortgage encumbering a retail property located in Cedar Park, Texas (the “1890 Ranch Property”). The non-controlling Note A-2, in the original principal amount of $20,610,000, represents the 1890 Ranch Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The controlling Note A-1, in the original principal amount of $30,000,000, was contributed to the BANK 2020-BNK29 securitization. The 1890 Ranch Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

1890 Ranch Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BANK 2020-BNK29	Yes
A-2	$20,610,000	$20,610,000	BANK 2020-BNK30	No
Total	$50,610,000	$50,610,000

The Borrower and the Borrower Sponsor. The borrower for the 1890 Ranch Whole Loan is 1431 SC, LTD. (the “1890 Ranch Borrower”), a single-purpose Texas limited partnership with one independent director. The non-recourse carveout guarantor is CTE Holdings, LP and the borrower sponsor is Endeavor Real Estate Group. The non-recourse carveout guarantor is owned by Chris Ellis and Amy Ellis; the non-recourse carveout guarantor does not own an interest in the 1890 Ranch Borrower; however, Chris Ellis and Amy Ellis own interests in the 1890 Ranch Borrower. Mr. Ellis is a managing principal of Endeavor Real Estate Group (“Endeavor”). Founded in 1999, Endeavor is a full-service commercial real estate company headquartered in Austin, Texas that offers leasing, tenant representation, property acquisition, property disposition, land sales, development, and property management services. Since its inception, Endeavor has developed and/or acquired over 15.8 million SF of commercial real estate. Endeavor has 167 employees, 8 million SF of office, industrial and retail space under management and 3.4 million SF currently under construction.

The Property. The 1890 Ranch Property is a 441,583 SF anchored retail shopping center in Cedar Park, Texas. The 1890 Ranch Property was built between 2008 and 2011 and is situated on nine separate parcels, two of which contain retention ponds and are not improved. The loan structure provides for the partial release of five of the parcels, subject to certain conditions detailed in the “Release of Property” section below. The total site area for the 9 parcels is 41.56 acres with a net site area of 38.80 acres (net of the two retention ponds). The 1890 Ranch Property contains 2,058 parking spaces (4.7 spaces per 1,000 SF). The 1890 Ranch Property is anchored by Academy Sports + Outdoors, Gold’s Gym, Cinemark, Burlington and Ross Dress for Less. As of September 30, 2020, the 1890 Ranch Property was 92.4% leased to 49 diverse regional and local tenants. The rent roll is granular, with no tenant accounting for more than 9.1% of SF, except for Academy Sports + Outdoors. The 1890 Ranch Property benefits from long term tenancy with a total of 20 tenants (64.3% of the NRA and 63.7% of UW rent) having been in occupancy for over 10 years and 35 tenants (76.5% of NRA and 81.0% of UW rent) having been in occupancy for over five years. The 1890 Ranch Property, together with several outparcels that are not part of the collateral, was originally developed by the borrower sponsor between 2008 and 2011, and sold by the borrower sponsor in 2011, prior to its recent acquisition in March 2020.

Major Tenants.

Academy Sports + Outdoors (80,352 SF, 18.2% of NRA, 9.1% of underwritten rent). Academy Sports + Outdoors is a sports, outdoor and lifestyle retailer with a broad assortment of hunting, fishing, and camping equipment and gear along with sports and leisure products, footwear, apparel and other items. The Texas-based company operates over 250 stores throughout the United States. Academy Sports + Outdoors has been a tenant at the 1890 Ranch Property since 2008, has a lease expiration of August 31, 2023 and has three, 5-year renewal options remaining.

Gold’s Gym (40,000 SF, 9.1% of NRA, 11.2% of underwritten rent). Gold’s Gym is an American chain of fitness centers. Gold’s Gym has expanded to over 700 locations, serving 3 million people across six continents each day. Gold’s Gym has been a tenant at the 1890 Ranch Property since 2008, has a lease expiration of September 30, 2023 and has three, 5-year renewal options remaining.

Cinemark (39,144 SF, 8.9% of NRA, 8.8% of underwritten rent). Cinemark is a chain of theatres that started in California, Texas, and Utah. It has grown to be the third largest theatre chain in the United States. Headquartered in Plano, Texas, Cinemark Holdings, Inc. operates 534 theatres and 5,977 screens in the United States and Latin America as of June 30, 2020. Cinemark has been a tenant at the 1890 Ranch Property since 2007, has a lease expiration of October 31, 2022 and has four, 5-year renewal options remaining.

Burlington (36,736 SF, 8.3% of NRA, 5.8% of underwritten rent). Burlington was founded in 1972 as an American national off-price department store and has grown to operate over 600 stores across 45 states, as well as Puerto Rico and has over 40,000 employees. Burlington signed a lease at the 1890 Ranch Property that began in September 2020, with a lease expiration of February 28, 2031 and has four, 5-year renewal options remaining.

PetSmart (27,880 SF, 6.3% of NRA, 7.3% of underwritten rent). PetSmart is a retail chain that offers pet products and in-store services, including grooming, training and pet adoption. Based in Arizona, PetSmart has approximately 56,000 employees and over 1,650 pet stores in the United States, Canada and Puerto Rico. PetSmart has been a tenant at the 1890 Ranch Property since 2008, has a lease expiration of January 31, 2023 and has four, 5-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

The following table presents a summary of the major tenants at the 1890 Ranch Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Lease Expiration	Renewal Options
Academy Sports + Outdoors	NR/NR/NR	80,352	18.2%	$602,640	$7.50	9.1%	NAV	NAV	NAV	N	8/31/2023	3 x 5 year
Gold’s Gym	NR/NR/NR	40,000	9.1%	$740,400	$18.51	11.2%	NAV	NAV	NAV	N	9/30/2023	3 x 5 year
Cinemark	BB-/NR/BB	39,144	8.9%	$583,246	$14.90	8.8%	NAV	NAV	NAV	N	10/31/2022	4 x 5 year
Burlington	BB+/NR/BB+	36,736	8.3%	$385,445	$10.49	5.8%	NAV	NAV	NAV	N	2/28/2031	4 x 5 year
PetSmart	NR/Caa2/B-	27,880	6.3%	$487,900	$17.50	7.3%	NAV	NAV	NAV	N	1/31/2023	4 x 5 year
Subtotal/Wtd. Avg.		224,112	50.8%	$2,799,631	$12.49	42.2%

Other Tenants		183,694	41.6%	$3,838,672	$20.90	57.8%
Vacant Space		33,777	7.6%	$0	$0.00	0.0%
Total/Wtd. Avg.		441,583	100.0%	$6,638,303	$16.28	100.0%

(1)	Information is based on the underwritten rent roll as of September 30, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the 1890 Ranch Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	4	22,110	$14.56	5.0%	5.0%	$321,893	4.8%	4.8%
2022	6	56,884	$18.32	12.9%	17.9%	$1,042,397	15.7%	20.6%
2023	11	183,689	$14.19	41.6%	59.5%	$2,605,726	39.3%	59.8%
2024	6	17,281	$21.52	3.9%	63.4%	$371,843	5.6%	65.4%
2025	7	45,483	$17.36	10.3%	73.7%	$789,484	11.9%	77.3%
2026	4	22,073	$18.27	5.0%	78.7%	$403,243	6.1%	83.4%
2027	2	7,817	$31.18	1.8%	80.5%	$243,759	3.7%	87.0%
2028	1	1,496	$27.00	0.3%	80.8%	$40,392	0.6%	87.7%
2029	2	3,700	$27.76	0.8%	81.6%	$102,725	1.5%	89.2%
2030	1	2,100	$28.00	0.5%	82.1%	$58,800	0.9%	90.1%
2031 & Beyond	5	45,173	$14.57	10.2%	92.4%	$658,041	9.9%	100.0%
Vacant	0	33,777	$0.00	7.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (3)	49	441,583	$16.28	100.0%		$6,638,303	100.0%

(1)	Information is based on the underwritten rent roll as of September 30, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The 1890 Ranch Borrower entered into a forbearance agreement on May 29, 2020. The lender agreed to 3 months of forbearance of all interest payments and reserve fund payments due on the June, July and August 2020 payment dates. As of December 1, 2020, the 1890 Ranch Whole Loan is current as of the December debt service payment and is not subject to any forbearance, modification or debt service relief request. The 1890 Ranch Borrower has repaid all deferred interest, replenished reserve accounts, and established a 3-month debt service reserve. As of November 30, 2020, the 1890 Ranch Borrower has reported that the 1890 Ranch Property is open and operating with 91.9% of tenants by occupied NRA and 88.7% of tenants by underwritten base rent having paid their full November 2020 rent payments. As of November 30, 2020, the 1890 Ranch Borrower has reported that 23.5% of tenants by occupied NRA were granted some form of rent relief in past months and have returned to paying full rent and 9.9% of tenants by occupied NRA were granted some form of rent relief and are still paying abated rent.

The Market. The 1890 Ranch Property is located in Cedar Park, Texas within the Austin retail market and the Cedar Park submarket. Major employers in the area include Apple, Oracle and Toshiba. The neighborhood has significant concentrations of users in the technical/digital industries, including Dell Technologies. In addition to its strong employment base, the area is easily accessible to surrounding submarkets and Brushy Creek Lake Park: a 90-acre park that offers various recreational activities. Primary access to the 1890 Ranch Property is provided by U.S. Route 183, a major arterial that crosses the Austin area in a north and south direction. According to the appraisal, as of the third quarter of 2019, the Austin retail market had approximately 111.9 million SF of retail space inventory, overall vacancy in the market was approximately 4.1% and asking rent was $22.19 PSF. According to the appraisal, as of the third quarter of 2019, the Cedar Park submarket had approximately 6.9 million SF of retail space inventory, overall vacancy in the market was

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

approximately 4.1% and asking rent was $21.48 PSF. According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the 1890 Ranch Property was 7,702, 74,852 and 196,793, respectively. The 2019 estimated average household income within a one-, three- and five-mile radius of the 1890 Ranch Property was $107,762, $112,586 and $118,601, respectively.

The following table presents recent leasing data for tenants at comparable retail properties with respect to the 1890 Ranch Property:

Comparable Retail Property Summary
Property Name/ City, State	Lease Type	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Mos.)	Rent PSF
Parkline Shopping Center Cedar Park, TX	NNN	Pot Belly	1,030	Sept. 2018	60	$30.00
Lakeline Plaza Cedar Park, TX	NNN	LBC Salon	1,000	Sept. 2018	60	$49.25
The Parke Cedar Park, TX	NNN	Starbucks	2,000	August 2017	120	$49.66
Boardwalk Shopping Round Rock, TX	NNN	Innovaslim	2,058	Nov. 2018	60	$25.08
Cedar Park Town Cedar Park, TX	NNN	Cycle Bar	2,134	July 2018	60	$36.00

Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1890 Ranch Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
Premium Space:	$45.00	60	NNN	2.50%/year
Good Space:	$38.00	60	NNN	2.50%/year
Average Space:	$30.00	60	NNN	2.50%/year
Typical In-Line Space:	$25.00	60	NNN	2.50%/year
Anchor Space:	$11.00	120	NNN	2.50%/year
Jr. Anchor Space:	$15.00	120	NNN	2.50%/year
Theater Space:	$15.00	120	NNN	2.50%/year
Fitness Space:	$13.50	120	NNN	2.50%/year

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1890 Ranch Property:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Gross Potential Rent(3)	$7,538,243	$17.07
Total Recoveries	$3,988,687	$9.03
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($1,205,038)	($2.73)
Effective Gross Income	$10,321,892	$23.37

Real Estate Taxes	$2,817,259	$6.38
Insurance	$170,547	$0.39
Other Expenses	$1,257,843	$2.85
Total Expenses	$4,245,649	$9.61

Net Operating Income	$6,076,243	$13.76
CapEx	$69,591	$0.16
TI/LC	$313,524	$0.71
Net Cash Flow	$5,693,128	$12.89

Occupancy %	88.1%(4)
NOI DSCR (IO)(5)	3.71x
NOI DSCR (P&I)(5)	2.32x
NCF DSCR (IO)(5)	3.48x
NCF DSCR (P&I)(5)	2.17x
NOI Debt Yield(5)	12.0%
NCF Debt Yield(5)	11.2%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	Historically, the 1890 Ranch Property was owned and managed along with several parcels that are not included in the loan collateral, without separate reporting for each parcel. As a result, no separate historical operating statements for the loan collateral are available.

(3)	UW Gross Potential Rent is based on the underwritten rent roll dated September 30, 2020 and includes rent steps through October 31, 2021 totaling $72,423.

(4)	UW Occupancy % represents economic occupancy. Physical occupancy was 92.4% as of September 30, 2020.

(5)	Debt service coverage ratios and debt yields are based on the 1890 Ranch Whole Loan.

Release of Property. After April 1, 2022, the 1890 Ranch Borrower has the right to obtain a release of any one or more of five release parcels constituting income-producing portions of the 1890 Ranch Property, provided no event of default is continuing and subject to the conditions set forth in the 1890 Ranch Whole Loan documents, including, among others, (1) prepayment of the 1890 Ranch Whole Loan in a principal amount equal to (A) 110% of the allocated loan amount for the applicable release parcel (the “Release Amount”), if after giving effect to the partial release, the debt yield with respect to the remaining parcels of the 1890 Ranch Property is not less than 11.5%, or (B) the greater of (i) the Release Amount for the applicable release parcel and (ii) the net settlement proceeds from the sale of such release parcel, if after giving effect to the partial release, the debt yield with respect to the remaining parcels of the 1890 Ranch Property is less than 11.5%, and in the case of each of (A) and (B), payment of the yield maintenance premium on the amount prepaid (if prior to the open period), (2) if any release parcel is transferred to an affiliate of the 1890 Ranch Borrower, such affiliate must agree in writing that it will not (a) develop or construct any improvements on the release parcel for purposes of leasing any or all of such improvements to any current or then-existing tenant of the 1890 Ranch Property (excluding the release parcel proposed to be released), and (b) provide any incentives to any current or then-existing tenant of the 1890 Ranch Property (without taking into account the release parcel proposed to be released) to (or designed to incentivize such tenant to), or otherwise solicit or encourage any such tenant to, relocate from the 1890 Ranch Property to the release parcel, (3) delivery of a copy of any amendment to the reciprocal easement agreement to be executed on or prior to the release date, which may contain cross-easements for the benefit of the release parcel and the remainder of the 1890 Ranch Property and would be acceptable to a prudent lender subordinating its mortgage to such an amendment, (4) after giving effect to the partial release, the debt yield of the remaining 1890 Ranch Property is greater than the debt yield immediately prior to the partial release, and (5) certain REMIC-related conditions are satisfied.

The table below contains information regarding the release parcels.

Description of Release Parcel	Appraised Value	Release Amount (110% of Allocated Loan Amount)
Parcel 1 (Office Depot)	$2,950,000	$1,960,200
Parcel 5 (Academy Sports + Outdoors)	$6,650,000	$4,417,600
Parcel 7 (Gold’s Gym and 22,759 SF of inline space)	$17,200,000	$11,426,800
Parcel 8 (Ross Dress for Less)	$3,540,000	$2,351,800
Parcel 9 (26,971 SF of inline space)	$7,990,000	$5,307,500
Total	$38,330,000	$25,463,900

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Town Center Jeffersonville

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Location:	Jeffersonville, IN 47130
Original Balance:	$19,600,000			General Property Type:	Retail
Cut-off Date Balance:	$19,600,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018-2020/N/A
Borrower Sponsor:	John E. Young			Size:	184,228 SF
Guarantor:	John E. Young			Cut-off Date Balance PSF:	$106
Mortgage Rate:	3.3000%			Maturity Balance PSF:	$83
Note Date:	11/20/2020			Property Manager:	Dahlem Realty Company
First Payment Date:	1/11/2021
Maturity Date:	12/11/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	360 months			UW NOI:	$1,978,898
IO Period:	0 months			UW NOI Debt Yield:	10.1%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	13.0%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NCF DSCR:	1.75x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$1,761,686 (10/31/2020 TTM)
Additional Debt Type:	No			2nd Most Recent NOI(5):	N/A
Additional Debt Balance:	N/A			3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (11/16/2020)
Reserves				2nd Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	N/A
RE Taxes:	$48,340	$24,170(1)	N/A	Appraised Value (as of):	$28,000,000 (10/16/2020)
Insurance:	$0	Springing(2)	N/A	Appraised Value PSF:	$152
Replacement Reserve:	$0	$2,304(3)	$82,958	Cut-off Date LTV Ratio:	70.0%
TI/LC Reserve:	$0	$11,522	$414,788	Maturity Date LTV Ratio:	54.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,600,000	97.2%	Loan Payoff:	$19,822,034	98.3%
Borrower Equity:	$564,345	2.8%	Reserves:	$48,340	0.2%
			Closing Costs:	$293,971	1.5%
Total Sources:	$20,164,345	100.0%	Total Uses:	$20,164,345	100.0%

(1)	The Town Center Jeffersonville Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for real estate taxes in connection with Hobby Lobby as long as (i) the lease remains in full force and effect and has not been modified or amended; (ii) Hobby Lobby’s space has not been sublet; (iii) no event of default has occurred and is continuing under the loan documents; (iv) no event of default has occurred by the borrower or Hobby Lobby under the Hobby Lobby lease; (v) Hobby Lobby’s lease obligates them to pay all taxes directly; (vi) the lender has received proof of payment at least 30 days prior to the date upon which the taxes are due; (vii) the debt service coverage ratio is greater than or equal to 1.25x; (viii) no monetary default has occurred under the Hobby Lobby or Burlington lease; or (ix) none of TJ Maxx, Homegoods, Hobby Lobby or Burlington fails to occupy at least 90% of their space (except during a government mandated closure), files bankruptcy (or similar insolvency proceeding), terminates its lease (or gives notice to do so), or if TJ Maxx, Homegoods or Burlington fails to renew or extend its lease at least 6 months prior to the expiration date.

(2)	The Town Center Jeffersonville Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default is continuing, (ii) the Town Center Jeffersonville Property (as defined below) is covered under a blanket policy acceptable to the lender, and (iii) the borrower provides proof of renewal and receipts of payment no later than 10 business days prior to policy expiration. If said conditions are not met, the loan documents require an ongoing monthly escrow of 1/12th of the lender’s estimated insurance premiums estimated for the renewal of coverage at least 30 days’ prior to expiration.

(3)	The Town Center Jeffersonville Mortgage Loan documents require ongoing monthly escrows for recurring replacements beyond the cap upon (i) the occurrence and during the continuance of an event of default or (ii) the lender determining that the borrower is not properly maintaining the property.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Town Center Jeffersonville Mortgage Loan more severely than assumed in the underwriting of the Town Center Jeffersonville Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Historical operating performance is not available due to the Town Center Jeffersonville Property being constructed between 2018 and 2020.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Town Center Jeffersonville Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $19,600,000 and secured by a first priority fee mortgage encumbering a 184,228 SF anchored retail center (the “Town Center Jeffersonville Property”) located in Jeffersonville, Indiana.

The Borrower and the Borrower Sponsor. The borrower is UAP – Jeffersonville, LLC (the “Town Center Jeffersonville Borrower”), a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor is John E. Young (the “Guarantor”), who has over 40 years of real estate experience and is the President and CEO of United American Properties (“UAP”), which is a full-service real estate company

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

specializing in acquisition, development, and asset management. UAP has been involved in developing over 60 shopping centers and more than 6 million SF of ground up development.

The Property. The Town Center Jeffersonville Property is an anchored retail center totaling 184,228 SF located in Jeffersonville, Indiana. Built between 2018 and 2020, the property is situated on a 14.6-acre site and is anchored by Hobby Lobby and junior anchored by Burlington, TJ Maxx, and Homegoods. Additional tenants include Petco, Ulta Salon, Shoe Carnival, and Five Below. Two tenants totaling 24.1% of NRA and 17.9% of underwritten base rent are investment grade-rated (TJ Maxx and Homegoods). The property contains approximately 784 surface parking space, resulting in a parking ratio of 4.3 spaces per 1,000 SF of rentable area. As of November 16, 2020, the property was 100.0% occupied by nine tenants.

Major Tenants.

Hobby Lobby (54,995 SF; 29.9% of NRA; 21.3% of underwritten base rent). Hobby Lobby is the largest privately owned arts-and-crafts retailer in the world with over 900 stores and 43,000 employees operating in 47 states. Hobby Lobby has been a tenant since September 2018 and has a lease expiration date in September 2033 with three, 5-year renewal options with 6 months’ notice and the first option rent at $10.00 PSF. Hobby Lobby does not have any termination options.

Burlington (36,073 SF; 19.6% of NRA; 20.6% of underwritten base rent; Rated BB-/BB by Fitch/S&P). Burlington is an off-price retailer and Fortune 500 company. As of 2Q 2020, Burlington was operating 739 stores in 45 states and Puerto Rico and reported fiscal 2019 revenues of $7.3 billion. Burlington has been a tenant since March 2020 and has a lease expiration date in February 2031 with four, 5-year renewal options with 6 months’ notice and the first option rent of $13.50 PSF. Burlington does not have any termination options.

TJ Maxx (22,499 SF; 12.2% of NRA; 9.1% of underwritten base rent; Rated A2/A by Moody’s/S&P). TJ Maxx is a subsidiary of The TJX Companies, Inc., an off-price apparel and home fashions retailer that was ranked 80 in the 2020 Fortune 500 listings. At the end of 2019, the Company had nearly $42 billion in annual sales, more than 4,500 stores in nine countries, four e-commerce sites, and approximately 286,000 associates. In the U.S., the company operates TJ Maxx, Marshalls, HomeGoods, Sierra, and Homesense. TJ Maxx has been a tenant since October 2019 and has a lease expiration date in October 2029 with four, 5-year renewal options with 6 months’ notice and the first option rent at $9.50 PSF. TJ Maxx does not have any termination options.

The following table presents certain information relating to the major tenants at the Town Center Jeffersonville Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Anchor Tenant
Hobby Lobby	NR/NR/NR	54,995	29.9%	$467,500	21.3%	$8.50	9/30/2033	3, 5-year	N
Total/Wtd. Avg.		54,995	29.9%	$467,500	21.3%	$8.50

Major Tenants
Burlington	BB-/NR/BB	36,073	19.6%	$450,912	20.6%	$12.50	2/28/2031	4, 5-year	N
TJ Maxx	NR/A2/A	22,499	12.2%	$198,460	9.1%	$8.82(3)	10/31/2029	4, 5-year	N
Homegoods	NR/A2/A	22,000	11.9%	$194,058	8.9%	$8.82(4)	10/31/2029	4, 5-year	N
Petco	NR/Caa1/CCC+	13,352	7.2%	$247,012	11.3%	$18.50	7/31/2030	5, 5-year	N
Shoe Carnival	NR/NR/NR	11,995	6.5%	$200,316	9.1%	$16.70	1/31/2030	4, 5-year	N
Total/Wtd. Avg.		105,919	57.5%	$1,290,758	58.9%	$12.19

Non-Major Tenants		23,314	12.7%	$434,076	19.8%	$18.62

Occupied Collateral Total		184,228	100.0%	$2,192,334	100.0%	$11.90
Vacant Space		0	0.0%
Total/Wtd. Avg.		184,228	100.0%

(1)	Information is based on the underwritten rent roll as of November 16, 2020.

(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	TJ Maxx’s current rental rate is $8.50 PSF; however, due to the investment grade nature of the tenant, the average rental rate over the remaining lease term was underwritten.

(4)	Homegood’s current rental rate is $8.50 PSF; however, due to the investment grade nature of the tenant, the average rental rate over the remaining lease term was underwritten.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the Town Center Jeffersonville Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	3	54,505	$10.51	29.6%	29.6%	$572,626	26.1%	26.1%
2030	4	38,655	$18.14	21.0%	50.6%	$701,296	32.0%	58.1%
2031 & Beyond	2	91,068	$10.08	49.4%	100.0%	$918,412	41.9%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	9	184,228	$11.90	100.0%		$2,192,334	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

COVID-19 Update. The first payment date for the Town Center Jeffersonville Mortgage Loan is January 11, 2021; however, the loan is not subject to any forbearance, modification or debt service relief request. As of December 1, 2020 the borrower sponsor has reported that the Town Center Jeffersonville Property is open and operating, with 100.0% of tenants by NRA and 100.0% of tenants by underwritten base rent having paid their full November 2020 rent payments. Five tenants, representing approximately 50.1% of underwritten base rent, received rent deferment (one tenant for a full month, one tenant for three full months, one tenant for 50% over three months, and two tenants for 50% over 6 months), all of which is expected to be paid back between November 2020 and February 2022.

The Market. The Town Center Jeffersonville Property is located in Jeffersonville, Indiana, approximately 6.9 miles north of the Louisville, Kentucky central business district and 109 miles south of Indianapolis. Primary access to the property is provided by Interstate 65, which runs north south from Chicago to the Gulf-of-Mexico, Interstate-265, which circumnavigates the Louisville metro area, and State Highway 31. The property is located within Jeffersonville Town Center, which includes retail, hospitality, restaurant, and office space on a total of 160-acres. The Port of Indiana-Jeffersonville is located 5.0 miles east of the property and is one of the fastest growing ports on the Inland Waterway System, providing domestic barge service as well as international service to Europe, the Middle East, Asia, and South America via the Ohio-Mississippi Rivers’ connection to the Gulf of Mexico. According to the appraisal, as of 2020, the estimated population within a 3- and 5-mile radius was 52,836 and 128,307, respectively; and the average household income within the same radii was approximately $66,330 and $68,801, respectively.

According to a third-party market research provider, the Town Center Jeffersonville Property is located within the South Clark County retail submarket. As of the October 2020, the submarket reported total inventory of approximately 9.5 million SF with a 3.3% vacancy rate and average asking rents of $12.51 PSF. The appraiser concluded to market rents for the Town Center Jeffersonville Property as outlined in the table below.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Town Center Jeffersonville Property:

Market Rent Summary
	Anchor	Jr. Anchor	Large Inline	Inline
Market Rent (PSF)	$8.50	$10.00	$18.00	$22.00
Lease Term (Years)	10	10	10	10
Lease Type	NNN	NNN	NNN+10% CAM	NNN+10% CAM
Rent Increase Projection	5%/5 Years	5%/5 Years	10%/5 Years	10%/5 Years

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

The following table reflects the comparable retail leases with respect to the Town Center Jeffersonville Property as identified in the appraisal:

Comparable Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Term (years)	Lease Date	Rent PSF	Lease Type
Waterford Park South 1020 Veterans Parkway Clarksville, IN	2004	87,371	Panera Bread	5.0	Jan. 20	$25.00	NNN
			Ross Dress for Less	0.8	Jun. 14	$9.25	NNN
Waterford Park North 1025 Veterans Parkway Clarksville, IN	2005	101,924	Old Navy	5.0	Jan. 20	$16.90	NNN
			Bed Bath & Beyond	5.0	Feb. 16	$10.50	NNN
			Best Buy	5.0	Feb. 16	$7.75	NNN
			David’s Bridal	5.0	Dec. 15	$21.00	NNN
River Falls 951 E Highway 131 Clarksville, IN	1990	210,871	Inplace Rents	10.0	-	$8.00-$15.00	NNN
Dixie Valley Shopping Center 10383 Dixie Highway Louisville, KY	1987	119,981	Americas Best Eyeglasses	5.0	May 20	$16.72	NNN
			Party City	12.6	Jul. 15	$8.00	NNN
			Rack Room Shoes	3.0	Aug. 18	$11.50	NNN
Woodland Commons 1500 Ring Road Elizabethtown, KY	2015	126,124	Buffalo Wild Wings	10.1	Oct. 15	$23.00	NNN
			Academy Sports	14.8	Apr. 15	$9.20	NNN
			Hobby Lobby	15.1	Mar. 15	$9.00	NNN
Franklin Commons 1010-1080 North Morton Street Franklin, IN	2017	86,019	Ross Dress for Less	10.5	Oct. 17	$10.25	NNN
			Maurices	10.0	Sep. 17	$14.50	NNN
			Marshalls	10.0	Aug. 17	$9.25	NNN
			Shoe Show	10.0	Jul. 17	$15.00	NNN
Stony Creek Marketplace 17015-17177 Mercantile Boulevard Noblesville, IN	2003	204,805	Home Goods	5.0	Nov. 18	$7.50	NNN
			TJ Maxx	5.0	Oct. 18	$10.00	NNN
			American General	5.0	Jul. 18	$19.50	NNN
			Qdoba	5.0	May 18	$23.50	NNN
			Best Buy	5.0	Feb. 16	$13.00	NNN
Shoppes on Six 205-405 County Road 6 East Elkhart, IN	2014	95,669	Five Below	10.0	Feb. 18	$13.00	NNN
			Ross	10.0	Oct. 15	$9.00	NNN
			Eyecare Express	10.0	Aug. 17	$18.00	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Town Center Jeffersonville Property:

Cash Flow Analysis
	T10 Annualized 10/31/2020	10/31/2020 TTM	UW(1)(2)	UW PSF
Base Rent	$1,911,679	$1,755,368	$2,192,335	$11.90
Grossed Up Vacant Space	0	0	0	0.00
Gross Potential Rent	$1,911,679	$1,755,368	$2,192,335	$11.90
Total Recoveries	371,487	338,105	512,466	2.78
Net Rental Income	$2,283,166	$2,093,473	$2,704,801	$14.68
(Vacancy & Credit Loss)	0	0	(109,617)	(0.60)
Effective Gross Income	$2,283,166	$2,093,473	$2,595,184	$14.09

Real Estate Taxes	189,947	158,289	405,831	2.20
Insurance	42,248	40,923	42,248	0.23
Management Fee	59,714	56,733	77,856	0.42
Other Operating Expenses	90,351	75,842	90,351	0.49
Total Operating Expenses	$382,260	$331,787	$616,286	$3.35

Net Operating Income	$1,900,906	$1,761,686	$1,978,898	$10.74
CapEx	0	0	36,846	0.20
TI/LC	0	0	142,413	0.77
Net Cash Flow	$1,900,906	$1,761,686	$1,799,640	$9.77

Occupancy %	100.0%	100.0%	95.0%(2)
NOI DSCR	1.85x	1.71x	1.92x
NCF DSCR	1.85x	1.71x	1.75x
NOI Debt Yield	9.7%	9.0%	10.1%
NCF Debt Yield	9.7%	9.0%	9.2%

(1)	Historical operating performance is not available due to the Town Center Jeffersonville Property being constructed between 2018 and 2020.

(2)	Underwritten base rent includes contractual rent averaging for TJ Maxx and Homegoods totaling $14,277.

(3)	The underwritten economic vacancy is 5.0%. The Town Center Jeffersonville Property was 100.0% physically occupied as of November 16, 2020.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2020-BNK30

This material was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Academy Securities, Inc. (together with its affiliates, “Academy”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Wells Fargo and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk of any Underwriter may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision. The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.